UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CORINDUS VASCULAR ROBOTICS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 ☐

No fee required.

☒

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $0.0001 per share, Series A Convertible Preferred Stock, par value $0.0001 per share and Series A-1 Convertible Preferred Stock, par value $0.0001 per share.

(2)	Aggregate number of securities to which transaction applies:

208,665,310 shares of Common Stock, 1,000,000 shares of Series A Convertible Preferred Stock and 160,400 shares of Series A-1 Convertible Preferred Stock outstanding, plus 26,416,312 shares of Common Stock subject to options to purchase shares of Common Stock with exercise prices less than the merger consideration of $4.28 per share of Common Stock, plus 124,422 shares of Common Stock subject to restricted stock unit awards, plus 8,999,420 shares of Common Stock issuable pursuant to the exercise of outstanding warrants with exercise prices less than $4.28.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is $1,100,905,836.44. The maximum aggregate value of the transaction was calculated based on the sum of (a) 208,665,310 shares of Common Stock multiplied by $4.28 per share, (b) 1,000,000 shares of Series A Convertible Preferred Stock multiplied by $85.60 per share, (c) 160,400 shares of Series A-1 Convertible Preferred Stock multiplied by $85.60 per share, (d) 26,416,312 shares of Common Stock underlying outstanding stock options with exercise prices less than $4.28 per share multiplied by $3.14 (which is the difference between $4.28 and the weighted average exercise price per share of the outstanding stock options), (e) 124,422 shares of Common Stock underlying restricted stock unit awards that will be cashed out in the merger multiplied by $4.28 per share, and (f) 8,999,420 shares of Common Stock issuable pursuant to the exercise of outstanding warrants with exercise prices less than $4.28 multiplied by $2.89 (which is the difference between $4.28 and the weighted average exercise price per share of the outstanding warrants). The filing fee was determined by multiplying the maximum aggregate value of the transaction by 0.0001212.

(4)	Proposed maximum aggregate value of transaction:

$1,100,905,836.44

(5)	Total fee paid:

$133,550.99

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

[●], 2019

Dear Fellow Stockholder:

On August 7, 2019, Corindus Vascular Robotics, Inc. (“Corindus”) entered into a definitive merger agreement to be acquired by Siemens Medical Solutions USA, Inc. (“SMS USA”). Pursuant to and subject to the terms and conditions of the merger agreement, a wholly owned subsidiary of SMS USA will be merged with and into Corindus and Corindus will survive the merger as a wholly owned subsidiary of SMS USA.

If the merger is completed, our stockholders will have the right to receive (i) $4.28 in cash, without interest, subject to any applicable withholding taxes (the “common stock consideration”), for each share of common stock, par value $0.0001 per share, of Corindus (“Corindus common stock”) and (ii) $85.60 in cash, without interest, subject to any applicable withholding taxes (the “preferred stock consideration”), for each share of Series A Convertible Preferred Stock, par value $0.0001 per share, of Corindus (the “Series A preferred stock”) and for each share of Series A-1 Convertible Preferred Stock, par value $0.0001 per share, of Corindus (the “Series A-1 preferred stock” and, together with the Series A preferred stock, the “Corindus preferred stock”), that they own immediately prior to the effective time of the merger (other than, in each of the foregoing clauses (i) and (ii), stockholders that have properly exercised and perfected and not lost or withdrawn their appraisal rights under Delaware law with respect to such shares).

You are cordially invited to attend a special meeting of our stockholders to be held in connection with the proposed merger on [●], 2019 at [●], Eastern Time, at Grant Thornton’s offices at 75 State Street, 13th Floor, Boston, Massachusetts 02109. At the special meeting, all stockholders will be asked to consider and vote on a proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger (the “merger proposal”). Approval of the merger proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Corindus common stock and Corindus preferred stock, voting together as a single class, with the holders of Corindus preferred stock entitled to cast a number of votes calculated by dividing the number of shares of Corindus preferred stock held by such stockholder by $1.29, in accordance with Corindus’ certificate of designation designating the Corindus preferred stock.

The Corindus board of directors (other than Mr. Nathan Harrington, who abstained from the Board vote on the merger) has determined that it is in the best interests of Corindus and Corindus’ stockholders that Corindus enter into the merger agreement and has approved and declared advisable the merger agreement and the merger. The Corindus board of directors (other than Mr. Harrington, who abstained) made its determination after consideration of a number of factors more fully described in this proxy statement. The Corindus board of directors (other than Mr. Harrington, who abstained from the Board vote on the merger) has unanimously recommended that you vote “FOR” the merger proposal.

The common stock consideration per share represents a 76.9% premium over the closing price of $2.42 per share of Corindus common stock on August 7, 2019, the last trading day prior to the public announcement of the proposed merger and a 49.7% premium over the 30-day volume-weighted average price of approximately $2.86 per share of Corindus common stock on August 7, 2019.

At the special meeting, Corindus’ stockholders will also be asked to vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid to Corindus’ named executive officers by Corindus based on or otherwise relating to the merger, as required by the rules adopted by the Securities and Exchange Commission, and a proposal to approve an adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional votes for the approval of the merger proposal if there are insufficient votes to approve the merger proposal at the time of the special meeting. Corindus’ board of directors (other than Mr. Harrington, who abstained) has unanimously recommended that you vote “FOR” each of these proposals.

The merger cannot be completed unless Corindus’ stockholders holding a majority of the voting power of the outstanding shares of Corindus common stock and Corindus preferred stock, voting together as a single class, with the holders of Corindus preferred stock entitled to cast a number of votes calculated by dividing the number of shares of Corindus preferred stock held by such stockholder by $1.29, approve the merger proposal. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting. If you intend to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote on the merger proposal will have the same effect as a vote “AGAINST” this proposal.

The obligations of Corindus and SMS USA to complete the merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about SMS USA, the special meeting, the merger agreement and the merger.

Thank you for your confidence in Corindus.

Yours truly,

Mark J. Toland
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits of the merger agreement or the merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [●], 2019 and, together with the enclosed form of proxy, is first being mailed to Corindus’ stockholders on or about [●], 2019.

Corindus Vascular Robotics, Inc.
309 Waverley Oaks Road, Suite 105

Waltham, Massachusetts 02452

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE & TIME	[●], 2019 at [●], Eastern Time
PLACE	Grant Thornton offices, 75 State Street, 13th Floor, Boston, Massachusetts 02109
ITEMS OF BUSINESS	• To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 7, 2019 (as it may be amended from time to time the “merger agreement”), by and among Siemens Medical Solutions USA, Inc. (“SMS USA”), Corpus Merger, Inc. (“Merger Sub”) and Corindus Vascular Robotics, Inc. (“Corindus” or the “Company”) and approve the transactions contemplated thereby, including the merger (the “merger proposal”); a copy of the merger agreement is attached to the accompanying proxy statement as Annex A;
• To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Corindus to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation proposal”); and
• To consider and vote on a proposal to approve an adjournment of the special meeting of Corindus stockholders (the “special meeting”) to a later date or dates, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes to approve the merger proposal at the time of the special meeting (the “adjournment proposal”).
RECORD DATE	Only holders of record of Corindus common stock and Corindus preferred stock at the close of business on [●], 2019 (the “record date”), are entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement of the special meeting.
VOTING BY PROXY	Your vote is very important, regardless of the number of shares you own. The Corindus board of directors (the “Board”) is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the internet, by telephone or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the U.S.), please see the attached proxy statement and enclosed proxy card. If you later decide to vote in person at the special meeting, information on revoking your proxy prior to the special meeting is also provided.
RECOMMENDATIONS	The Board (other than Mr. Nathan Harrington, who abstained from the Board vote on the merger) unanimously recommends that you vote:

	•	“FOR” the merger proposal;
	•	“FOR” the named executive officer merger-related compensation proposal; and
	•	“FOR” the adjournment proposal.
APPRAISAL	Corindus stockholders who do not vote in favor of the merger proposal will have the right to seek appraisal of the fair value of their shares of Corindus capital stock, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), if they deliver a demand for appraisal before the vote is taken on the merger proposal and comply with all of the requirements of Section 262 of the DGCL, which are summarized herein. Section 262 of the DGCL is reproduced in its entirety in Annex C to the accompanying proxy statement. The accompanying proxy statement constitutes the notice of appraisal rights with respect to the merger proposal required by Section 262 of the DGCL.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SUBMIT A PROXY OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SUBMITTED. IF YOU DO NOT SUBMIT YOUR PROXY, OR DO NOT INSTRUCT YOUR BROKER HOW TO VOTE YOUR SHARES OR DO NOT VOTE IN PERSON AT THE SPECIAL MEETING ON THE MERGER PROPOSAL, THIS WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER PROPOSAL BUT WILL HAVE NO EFFECT ON THE NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION PROPOSAL OR THE ADJOURNMENT PROPOSAL.

Approval of the merger proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Corindus common stock and Corindus preferred stock outstanding at the close of business on the record date, voting together as a single class, with the holders of Corindus preferred stock entitled to cast a number of votes calculated by dividing the number of shares of Corindus preferred stock held by such stockholder by $1.29, in accordance with Corindus’ certificate of designation designating the Corindus preferred stock.

Approval of each of the named executive officer merger-related compensation proposal and the adjournment proposal requires the affirmative vote of a majority of the votes cast, either affirmatively or negatively (meaning the number of shares voted “FOR” each respective proposal must exceed the number of shares voted “AGAINST” each respective proposal for it to be approved) (with the holders of Corindus preferred stock voting on the basis described in the preceding paragraph), at a meeting at which a quorum is present.

Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.

If your shares are held by a broker, bank or other nominee and you wish to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting. Please also bring to the special meeting your account statement evidencing your respective beneficial ownership of Corindus common stock or Corindus preferred stock as of the record date. All stockholders and proxy holders who attend the special meeting must also bring photo identification.

The proxy statement, of which this notice forms a part, provides a detailed description of the merger agreement and the merger. We urge you to read the proxy statement, including any documents incorporated by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, or would like additional copies of the proxy statement or need help voting your shares of Corindus common stock or Corindus preferred stock, please contact Corindus’ proxy solicitor, MacKenzie Partners, Inc.

By Order of the Board of Directors,

David W. Long
Corporate Secretary

Waltham, Massachusetts
[●], 2019

SUMMARY

This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger and the other matters being considered at the special meeting of Corindus stockholders. We urge you to carefully read the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on Corindus included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” beginning on page 100 of this proxy statement. We have included page references in this summary to direct you to a more complete description of the topics presented below.

Important Defined Terms Used in this Proxy Statement

All references to “Corindus,” “the Company,” “we,” “us,” or “our” in this proxy statement refer to Corindus Vascular Robotics, Inc., a Delaware corporation; all references to “SMS USA” refer to Siemens Medical Solutions USA, Inc., a Delaware corporation; all references to “Merger Sub” refer to Corpus Merger, Inc., a Delaware corporation and a wholly owned subsidiary of SMS USA; all references to “Corindus common stock” refer to the common stock, par value $0.0001 per share, of Corindus; all references to “Corindus preferred stock” refer collectively to the Series A Convertible Preferred Stock, par value $0.0001 per share, of Corindus (the “Series A preferred stock”) and Series A-1 Convertible Preferred Stock, par value $0.0001 per share, of Corindus (the “Series A-1 preferred stock”); all references to “Corindus capital stock” refer, collectively, to the Corindus common stock and Corindus preferred stock; “merger consideration” shall mean, as applicable, the common stock consideration (as defined herein) or preferred stock consideration (as defined herein), as the context requires; all references to the “Board” refer to the board of directors of Corindus; all references to the “merger” refer to the merger of Merger Sub with and into Corindus with Corindus continuing as the surviving corporation and a wholly owned subsidiary of SMS USA; unless otherwise indicated or as the context otherwise requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of August 7, 2019, and as may be amended from time to time, by and among SMS USA, Merger Sub and Corindus, a copy of which is included as Annex A to this proxy statement. Corindus, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”

The Parties

Corindus (see page 24)

The Company is engaged in the design, manufacture and sales of precision vascular robotic-assisted systems for use in interventional vascular procedures. Our CorPath® platform is the first FDA-cleared medical device to bring robotic precision to percutaneous coronary and vascular procedures. CorPath GRX is the second-generation robotic-assisted technology offering enhancements to the platform by adding upgrades that increase precision, improve workflow, and extend the capabilities and range of procedures that can be performed robotically.

Corindus common stock is traded on NYSE American (“NYSE American”) under the ticker symbol CVRS. Our headquarters are located at 309 Waverley Oaks Road, Suite 105, Waltham, Massachusetts 02452 and our telephone number is (508) 653-3335. Our corporate web address is www.corindus.com.

SMS USA (see page 24)

SMS USA, a Delaware corporation, is an indirect wholly owned subsidiary of Siemens Healthineers AG (“Healthineers”), and is a primary U.S. operating subsidiary of Healthineers. SMS USA provides medical diagnostic equipment and healthcare technology to public and private customers in the United States.

SMS USA has its principal executive offices located at 40 Liberty Boulevard, Malvern, Pennsylvania 19355, USA, telephone number 888-826-9702.

A leader in medical technology, Healthineers is constantly innovating its portfolio of products and services in its core areas of diagnostic and therapeutic imaging and in laboratory diagnostics and molecular medicine. Healthineers enables and empowers healthcare providers worldwide to expand precision medicine, transform care delivery, improve patient experiences and digitalize healthcare. At the end of its most recent fiscal year on September 30, 2018, Healthineers generated revenue of €13.4 billion and adjusted profit of €2.3 billion and had approximately 50,000 employees worldwide.

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For additional information, visit www.siemens-healthineers.com/en-us/. The information provided on the Healthineers or SMS USA websites are not part of this proxy statement and are not incorporated in this proxy statement by reference or by any other reference to the Healthineers or SMS USA websites provided in this proxy statement.

Merger Sub (see page 24)

Merger Sub is a Delaware corporation and a wholly owned subsidiary of SMS USA, with principal executive offices located at 40 Liberty Boulevard, Malvern, PA 19355, USA, telephone number 888-826-9702. It was formed for the purpose of engaging in the transactions contemplated by the merger agreement. At the effective time of the merger (the “effective time”), Merger Sub will merge with and into Corindus, with Merger Sub ceasing to exist and Corindus continuing as the surviving corporation and a wholly owned subsidiary of SMS USA.

The Special Meeting

Date, Time and Place (see page 25)

The special meeting of Corindus stockholders (the “special meeting”) is scheduled to be held at Grant Thornton’s offices at 75 State Street, 13th Floor, Boston, Massachusetts 02109 on [●], 2019 at [●], Eastern Time.

Purpose of the Special Meeting (see page 25)

At the special meeting, Corindus stockholders will be asked to consider and vote on the following proposals:

•	to adopt the merger agreement and approve the transactions contemplated thereby, including the merger (the “merger proposal”);
•	to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Corindus to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation proposal”); and
•	to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes to approve the merger proposal at the time of the special meeting (the “adjournment proposal”).

The Board has determined that it is in the best interest of the Corindus stockholders to enter into the merger agreement and has approved and declared advisable the merger agreement and the merger. The Board (other than Mr. Nathan Harrington, who abstained from the Board vote on the merger) unanimously recommends that the Corindus stockholders vote “FOR” the merger proposal, “FOR” the named executive officer merger-related compensation proposal and “FOR” the adjournment proposal.

Corindus stockholders must vote to approve the merger proposal as a condition for the merger to occur. If the Corindus stockholders fail to approve the merger proposal by the requisite vote (described herein), the merger will not occur.

Record Date; Stockholders Entitled to Vote (see page 25)

Only holders of Corindus capital stock at the close of business on [●], 2019, the record date for the special meeting (the “record date”), will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. A list of such stockholders will be available during normal business hours at our principal executive offices at 309 Waverley Oaks Road, Suite 105, Waltham, Massachusetts 02452 at least 10 days prior to the special meeting and on the day of the special meeting for examination by any Corindus stockholder registered on our stock ledger as of the record date for any purpose germane to the special meeting. At the close of business on the record date, [●] shares of Corindus common stock and [●] shares of Corindus preferred stock were issued and outstanding, respectively.

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Holders of Corindus common stock are entitled to one vote for each share of Corindus common stock they own at the close of business on the record date. Corindus’ Certificate of Designation of Preferences, Rights and Limitations designating the Corindus preferred stock (the “certificate of designation”) provides that each holder of Corindus preferred stock shall be entitled to a number of votes in respect of Corindus preferred stock owned of record by it equal to the number of shares of Corindus common stock determined by dividing the number of shares of Corindus preferred stock held by the holder by $1.29 as of the record date (the “preferred voting ratio”).

Each holder of Corindus preferred stock has the right, at any time, at such holder’s option, to convert all or any portion of such holder’s shares of Corindus preferred stock into shares of Corindus common stock. Pursuant to the certificate of designation, each share of Corindus preferred stock shall then be converted (the “preferred stock conversion ratio”) into such number of shares of Corindus common stock equal to the quotient of (i) the sum of (a) the Liquidation Preference (as defined in the certificate of designation) and (b) the Accrued Dividends (as defined in the certificate of designation) on such share as of the conversion date, divided by (ii) the Conversion Price (as defined in the certificate of designation) of such share in effect at the time of conversion. Furthermore, if the Corindus common stock trading price exceeds $4.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the date of the certificate of designation) for a 30 consecutive trading day period and Corindus, at its option, delivers a written notice to the holders of the Corindus preferred stock within 10 business days of the conclusion of such period, then each share of Corindus preferred stock outstanding shall be converted into such number of shares of Corindus common stock determined pursuant to the preferred stock conversion ratio. As of the record date, each share of Corindus preferred stock would, in effect, convert into [●] shares of Corindus common stock and, following such conversion, each such share of Corindus common stock shall be entitled to one vote per share, identical to all other shares of Corindus common stock. As of the record date, in aggregate, the redemption value and Liquidation Preference of the Corindus preferred stock was $[●] and the Corindus preferred stock was convertible into [●] shares of Corindus common stock at a Conversion Price of $[●] per share of Corindus common stock.

Quorum (see page 26)

The presence at the special meeting, in person or by proxy, of the holders of a majority of the voting power of all of the shares of Corindus’ capital stock entitled to vote at the special meeting (with the holders of Corindus preferred stock having a number of votes per share determined in accordance with the preferred voting ratio), present in person or by proxy, is necessary to constitute a quorum at the special meeting. Votes of stockholders of record who are present at the special meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject Corindus to additional expense. If no quorum is present at the special meeting, the chairman of the special meeting or the holders of a majority of the voting power of the shares of Corindus capital stock entitled to vote who are present, in person or by proxy, may adjourn the special meeting.

Required Vote (see page 26)

The approval of the merger proposal requires the affirmative vote of the holders of a majority of the voting power of shares of Corindus common stock and Corindus preferred stock (having a number of votes per share determined in accordance with the preferred voting ratio) outstanding at the close of business on the record date and entitled to vote thereon. If you do not vote, it will have the same effect as a vote “AGAINST” the merger proposal.

Approval of each of the named executive officer merger-related compensation proposal and the adjournment proposal requires the affirmative vote of a majority of the votes cast, either affirmatively or negatively (meaning the number of shares voted “FOR” each respective proposal must exceed the number of shares voted “AGAINST” each respective proposal for it to be approved) (with holders of Corindus preferred stock having a number of votes per share determined in accordance with the preferred voting ratio), at a meeting at which a quorum is present. If you do not vote, it will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal.

In connection with the execution of the merger agreement, on August 7, 2019, SMS USA entered into a voting and support agreement (the “voting agreement”) with HealthCor Partners Management, L.P. and affiliated entities (collectively, “HealthCor”), pursuant to which, HealthCor has agreed to vote (or cause to be voted) all voting securities of Corindus held by HealthCor, representing in the aggregate 52,482,133 shares of Corindus common stock or approximately 25% of the outstanding voting power of Corindus capital stock entitled to vote at the special meeting, in favor of adoption of the merger agreement and approval of the merger.

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Attendance and Voting at the Special Meeting (see page 28)

If your shares of Corindus capital stock are registered directly in your name with our transfer agent, you are considered a “stockholder of record” and you may vote your shares in person at the special meeting or by submitting a proxy by mail, over the internet or by telephone. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Although Corindus offers four different methods for shares to be voted at the special meeting, Corindus encourages you to submit a proxy over the internet or by telephone, as Corindus believes they are the most convenient, cost-effective and reliable methods of causing your shares to be voted. If you choose to submit a proxy over the internet or by telephone, there is no need for you to mail back your proxy card.

If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a vote instruction form from your broker, bank or other nominee seeking instruction from you as to how your shares of Corindus capital stock should be voted. If you are a beneficial owner and you wish to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting. Beneficial owners should also bring a copy of an account statement reflecting their ownership of Corindus capital stock as of the record date. All Corindus stockholders and proxyholders who attend the special meeting must also bring photo identification.

Corindus recommends that you submit a proxy or submit your voting instructions as soon as possible, even if you are planning to attend the special meeting, to ensure that your shares will be represented and voted at the special meeting. If you return an executed proxy and do not indicate how you wish to vote with regard to a particular proposal, your respective shares of Corindus capital stock will be voted “FOR” such proposal.

Solicitation of Proxies (see page 29)

The Board is soliciting your proxy, and Corindus will bear the cost of soliciting proxies. MacKenzie Partners, Inc. (“MacKenzie”) has been retained to assist with the solicitation of proxies. MacKenzie will be paid approximately $15,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and related services in connection with the special meeting. Solicitation will initially be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Corindus capital stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by MacKenzie or, without additional compensation, by certain of Corindus’ directors, officers and employees.

Adjournments and Postponements (see page 29)

In addition to the merger proposal and the named executive officer merger-related compensation proposal, Corindus stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If no quorum is present at the special meeting, the chairman of the meeting or the holders of a majority of the voting power of shares of Corindus capital stock entitled to vote who are present at the special meeting, in person or by proxy, may adjourn the special meeting to another place, date or time. Assuming a quorum is present, the affirmative vote of a majority of the votes cast, either affirmatively or negatively (meaning the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal for it to be approved) (with holders of Corindus preferred stock having a number of votes per share determined in accordance with the preferred voting ratio), will be required to approve the adjournment proposal. The chairman of the meeting also has the power to adjourn the special meeting at any time, whether or not there is a quorum present. In addition, the special meeting could be postponed before it commences. If the special meeting is adjourned or postponed for the purpose of soliciting additional votes on the merger proposal, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you submit a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

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Corindus may not adjourn or otherwise postpone or delay the special meeting without SMS USA’s prior written consent; however, Corindus may, without the prior written consent of SMS USA, adjourn or postpone the special meeting (i) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to Corindus stockholders, provided, that Corindus has reasonably consulted with SMS USA prior to such adjournment or postponement, (ii) if as of the time for which the special meeting is originally scheduled (as set forth in this proxy) there are insufficient shares of Corindus capital stock represented to constitute a quorum necessary to conduct the business of the special meeting, or (iii) in order to solicit additional proxies if necessary to obtain approval of the merger proposal.

The Merger

Structure of the Merger (see page 31)

Upon the terms and subject to the satisfaction or waiver of the conditions set forth in the merger agreement and in accordance with the DGCL, at the effective time, Merger Sub will merge with and into Corindus, the separate corporate existence of Merger Sub will cease and Corindus will survive the merger as a wholly owned subsidiary of SMS USA. As a result of the merger, each share of (i) Corindus common stock issued and outstanding immediately prior to the effective time will be automatically cancelled and converted into the right to receive $4.28 in cash, without interest and less any applicable withholding taxes (the “common stock consideration”), and (ii) (a) Series A preferred stock issued and outstanding immediately prior to the effective time and (b) Series A-1 preferred stock issued and outstanding immediately prior to the effective time and Series A-1 preferred stock that has accrued and accumulated on a daily basis until the effective time, in accordance with the provisions of the certificate of designation, but which is not otherwise issued or outstanding immediately prior to the effective time, will be automatically cancelled and converted into the right to receive an amount in cash equal to $85.60, without interest and less any applicable withholding taxes (the “preferred stock consideration”) (other than, in each of the foregoing clauses (i) and (ii), any shares of Corindus capital stock that may be held by Corindus as treasury stock or held directly by SMS USA or any subsidiary of SMS USA (including Merger Sub) and any shares of Corindus capital stock owned by any stockholder who has properly exercised and perfected such holder’s demand for appraisal rights under Section 262 of the DGCL and not effectively withdrawn or lost such holder’s rights to appraisal).

Merger Consideration - What Stockholders Will Receive in the Merger (see page 31)

Upon the terms and subject to the conditions of the merger agreement, at the effective time, (i) holders of Corindus common stock will have the right to receive the common stock consideration for each share of Corindus common stock that they own immediately prior to the effective time and (ii) holders of (a) Series A preferred stock issued and outstanding immediately prior to the effective time and (b) Series A-1 preferred stock issued and outstanding immediately prior to the effective time and Series A-1 preferred stock that has accrued and accumulated on a daily basis until the effective time, in accordance with the provisions of the certificate of designation, but which is not otherwise issued or outstanding immediately prior to the effective time, will have the right to receive the preferred stock consideration for each such share of Corindus preferred stock (other than, in each of the foregoing clauses (i) and (ii), any shares of Corindus capital stock that may be held by Corindus as treasury stock or held directly by SMS USA or any subsidiary of SMS USA (including Merger Sub) and any shares of Corindus capital stock owned by any stockholder who has properly exercised and perfected such holder’s demand for appraisal rights under Section 262 of the DGCL and not effectively withdrawn or lost such holder’s rights to appraisal).

Effects on Corindus if the Merger Is Not Completed (see page 32)

If the merger proposal is not approved by Corindus stockholders or if the merger is not consummated for any other reason, Corindus stockholders will not receive any payment for their shares of Corindus capital stock in connection with the merger. Instead, Corindus will remain a public company, Corindus common stock will continue to be listed and traded on the NYSE American and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Corindus preferred stock will continue to be issued and outstanding, and we will continue to file periodic reports with the SEC. Under specified circumstances, upon termination of the merger agreement, Corindus may be required to pay SMS USA a termination fee of $32.515 million, as described under “The Merger Agreement - Termination Fee” beginning on page 87 of this proxy statement.

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Furthermore, if the merger is not consummated, and depending on the circumstances that would have caused the merger not to be consummated, it is likely that the price of our common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

Treatment of Corindus Equity Awards (see page 31)

The merger agreement provides that outstanding equity-based awards issued under Corindus’ equity incentive plans will be treated as set forth below:

Stock Options. Each option to purchase shares of Corindus common stock that is outstanding and unexercised immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment (without interest) equal to the product of (i) the excess, if any, of the common stock consideration over the per share exercise price of such option, and (ii) the number of shares of Corindus common stock subject to such option as of the effective time, net of any applicable withholding taxes required to be withheld by applicable law. Options with a per share exercise price equal to or exceeding the common stock consideration will be cancelled without payment.

Restricted Stock Unit Awards. Each Corindus restricted stock unit award that is outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment (without interest) equal to the product of (i) the common stock consideration and (ii) the number of shares of Corindus common stock underlying the award as of the effective time, net of any applicable withholding taxes required to be withheld by applicable law.

Treatment of Corindus Warrants (see page 32)

The merger agreement provides that each Corindus warrant that is outstanding and unexercised immediately prior to the effective time will be cancelled and converted into the right to receive a cash payment (without interest) equal to (i) the product of (a) the excess, if any, of (1) the common stock consideration over (2) the per share exercise price of such Corindus warrant, and (b) the number of shares of Corindus common stock subject to such Corindus warrant as of the effective time, less (ii) any applicable withholding taxes required to be withheld by applicable law.

Recommendation of the Board and Reasons for the Merger (see page 43)

After consideration of various factors, the Board (other than Mr. Harrington, who abstained from the Board vote on the merger) determined that it is in the best interests of Corindus and the Corindus stockholders that Corindus enter into the merger agreement, approved and declared advisable the merger and the merger agreement, resolved that the merger agreement be submitted for consideration by the Corindus stockholders at the special meeting of the Corindus stockholders and recommended that the Corindus stockholders adopt the merger agreement and approve the transactions contemplated thereby. A description of factors considered by the Board (other than Mr. Harrington) in reaching its decision to adopt the merger agreement can be found in “The Merger - Recommendation of the Board and Reasons for the Merger” beginning on page [●] of this proxy statement.

The Board (other than Mr. Harrington, who abstained from the Board vote on the merger) unanimously recommends that Corindus stockholders vote:

•	“FOR” the merger proposal;
•	“FOR” the named executive officer merger-related compensation proposal; and
•	“FOR” the adjournment proposal.

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Opinion of Citigroup Global Markets Inc. (see page 49)

Corindus retained Citigroup Global Markets Inc. (“Citi”) as its exclusive financial advisor in connection with a possible transaction involving the Company. In connection with Citi’s engagement, Corindus requested that Citi evaluate the fairness, from a financial point of view, of the merger consideration to be received in the proposed merger by holders of shares of Corindus common stock pursuant to the terms and subject to the conditions set forth in the merger agreement. On August 7, 2019, at a meeting of the Board held to evaluate the proposed merger and at which the merger agreement was approved, Citi rendered to the Board an oral opinion, confirmed by delivery of a written opinion, dated August 7, 2019, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as set forth in its written opinion, the merger consideration to be received in the proposed merger by holders of Corindus common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Citi’s written opinion, dated August 7, 2019, to the Board, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated herein by reference in its entirety. The summary of Citi’s opinion in the section entitled “The Merger - Opinion of Citigroup Global Markets Inc.” beginning on page 49 of this proxy statement is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was rendered to the Board (in its capacity as such) in connection with its evaluation of the proposed merger and was limited to the fairness, from a financial point of view, as of the date of the opinion, to the holders of Corindus common stock of the merger consideration. Citi’s opinion did not address any other aspects or implications of the proposed merger or the merger agreement. Citi’s opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed merger or otherwise.

Interests of Corindus’ Executive Officers and Directors in the Merger (see page 57)

When considering the recommendation of the Board that you vote “FOR” the merger proposal, you should be aware that, aside from their interests as Corindus stockholders, Corindus’ directors and executive officers have interests in the merger that are different from, or in addition to, the interests of other Corindus stockholders generally. The Board was aware of such interests during its deliberations on the merits of the merger and in deciding to recommend that Corindus stockholders vote “FOR” the merger proposal.

With regard to our directors serving on the Board (other than Mr. Mark J. Toland, whose interests are as an executive officer), these interests relate to the impact of the merger on the directors’ outstanding equity awards (which consist of restricted stock units and stock options) and the provision of indemnification and insurance arrangements pursuant to the merger agreement and Corindus’ certificate of incorporation and bylaws, which reflect that such directors may be subject to claims arising from their service on the Board, as described in greater detail under “The Merger - Interests of Corindus’ Executive Officers and Directors in the Merger - Directors’ and Officers’ Indemnification and Insurance” beginning on page 61 of this proxy statement.

With regard to our executive officers, these interests include the possible receipt of the following types of payments and benefits that may be triggered by or otherwise relate to the merger, assuming the merger occurred on October 1, 2019 and, where applicable, the executives’ employment was terminated by us without “cause” or, in some cases, by the executive for “good reason” (each as defined below) on October 1, 2019:

•	accelerated vesting of equity awards;
•	possible cash severance payments and other termination benefits under the executives’ employment agreements;
•	in the case of Mark J. Toland, our President and Chief Executive Officer, a one-time, lump-sum cash transaction bonus of $2.5 million, payable promptly following, and subject to Mr. Toland’s continued employment through, the effective time; and
•	the provision of indemnification and insurance arrangements pursuant to the merger agreement and Corindus’ certificate of incorporation and bylaws, as described under “Directors’ and Officers’ Indemnification and Insurance” beginning on page 61 of this proxy statement.

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Other Interests (see page 62)

As of the date of this proxy statement, other than the arrangements discussed in this proxy statement, none of our executive officers has entered into any agreement with SMS USA regarding employment with, or compensation from, the surviving corporation or SMS USA on a going-forward basis following the completion of the merger. However, SMS USA (or its representatives) and some or all of our executive officers may have discussions from time to time with respect to such arrangements.

Financing of the Merger; Healthineers Guarantee (see page 63)

The consummation of the merger is not subject to any financing conditions. We anticipate that the total amount of funds necessary to consummate the merger and the related transactions, not including fees and expenses, will be approximately $1.1 billion, including the estimated funds needed to (i) pay holders of Corindus capital stock their respective common stock consideration or preferred stock consideration due to them under the merger agreement; (ii) make payments in respect of outstanding Corindus stock options and Corindus restricted stock unit awards pursuant to the merger agreement; (iii) make payments in respect of outstanding Corindus warrants pursuant to the merger agreement; and (iv) pay the outstanding net indebtedness of Corindus. SMS USA expects to use cash, lines of credit or other sources of immediately available funds in order to fund the merger.

In connection with the execution of the merger agreement, on August 7, 2019, Healthineers delivered a letter of support to Corindus (the “letter of support”) pursuant to which Healthineers guaranteed the complete payment of all monetary obligations and liabilities of SMS USA to Corindus in accordance with, and arising from, the merger agreement (other than the indemnification obligations of SMS USA owed to directors and officers of Corindus pursuant to the merger agreement). If SMS USA defaults in its payment of its obligations under the merger agreement, Corindus shall be entitled to seek satisfaction and payment of such obligations directly against Healthineers in an amount up to the Aggregate Merger Consideration (as defined in the merger agreement) following written demand and the expiry of a grace period of 30 days.

Regulatory Clearances and Approvals Required for the Merger (see page 63)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), we cannot complete the merger until we have given notification and furnished information to the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”), and until the applicable waiting period has expired or has been terminated. On August 23, 2019, Corindus and SMS USA each filed a premerger notification and report form under the HSR Act, as a result of which the applicable waiting period would expire on September 22, 2019, at 11:59 p.m., Eastern Time, unless otherwise earlier terminated or extended by the antitrust authorities.

No foreign antirust approvals or merger control approvals are required in connection with the merger.

Generally under the merger agreement, each of Corindus, SMS USA and Merger Sub is required to use reasonable best efforts to satisfy the closing conditions relating to required antitrust and regulatory consents, subject to certain limitations, as further described in “The Merger - Regulatory Clearances and Approvals Required for the Merger” beginning on page 63 of this proxy statement.

While we have no reason to believe it will not be possible to obtain regulatory approvals in a timely manner, there is no certainty that these approvals will be obtained.

Material U.S. Federal Income Tax Consequences of the Merger (see page 96)

The exchange of Corindus common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 96 of this proxy statement and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

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Appraisal Rights (see page 64)

If the merger is consummated, stockholders are entitled to appraisal rights under the DGCL in connection with the merger, provided that such stockholders meet all of the conditions and follow all of the requirements set forth in Section 262 of the DGCL. This means that stockholders who do not wish to accept the common stock consideration for their Corindus common stock or the preferred stock consideration in respect of their Corindus preferred stock, respectively, and meet all of the conditions set forth in Section 262 of the DGCL are entitled to seek appraisal of fair value of their respective shares of Corindus capital stock as of the effective time determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of their respective common stock consideration or preferred stock consideration. The ultimate amount determined by the Delaware Court of Chancery in an appraisal proceeding to be the fair value per share as of the effective time may be less than, equal to or more than the common stock consideration or preferred stock consideration that a holder of Corindus common stock or Corindus preferred stock, respectively, would otherwise receive under the merger agreement if the merger is consummated.

To exercise appraisal rights, a stockholder of record must deliver a written demand for appraisal to Corindus before the vote is taken on the merger proposal, such stockholder must not vote, in person or by proxy, in favor of the merger proposal, such stockholder must continue to hold the shares of Corindus capital stock of record from the date of making the demand for appraisal through the effective time, and such stockholder must otherwise follow the procedures prescribed by Section 262 of the DGCL. A stockholder’s failure to follow exactly the procedures specified under the DGCL may result in the loss of such stockholder’s appraisal rights. See the section entitled “The Merger - Appraisal Rights” beginning on page 64 of this proxy statement and the text of Section 262 of the DGCL reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of Corindus capital stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, because the demand for appraisal rights must be made by the record holder, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for such bank broker or other nominee to make a demand for appraisal on your behalf. Stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. Stockholders also should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, “fair value” under Section 262 of the DGCL.

Expected Timing of the Merger

Assuming timely receipt of regulatory approvals and satisfaction of other closing conditions, we anticipate completing the merger in the fourth quarter of 2019. However, the merger is subject to various regulatory clearances and approvals and other conditions, and it is possible that factors outside of the control of Corindus or SMS USA could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent legally permitted, waiver of the other conditions to the consummation of the merger.

No Solicitation; Company Acquisition Proposals (see page 79)

From and after the date of the merger agreement until the earlier of the effective time or the date, if any, on which the merger agreement is terminated by its terms, except as expressly permitted in connection with a Company Acquisition Proposal or Company Superior Proposal (each as defined in the merger agreement), Corindus is generally not permitted to (and will not permit its subsidiaries and its and their respective affiliates and representatives to):

•	initiate, seek, solicit, facilitate or knowingly encourage, or knowingly induce the making, submission or announcement of, any Company Acquisition Proposal;
•	enter into, continue or otherwise participate in any negotiations or discussions with, or furnish or cause to be furnished any non-public information or data to, or furnish access to Corindus’ (or any of its subsidiaries’) properties with respect to, any third party (other than SMS USA or any of its affiliates or representatives) relating to any Company Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to any Company Acquisition Proposal (other than informing any persons of the non-solicitation provisions in the merger agreement), or grant any waiver or release under (or terminate, amend or modify any provision of) any confidentiality agreement to which Corindus is a party except to the extent to allow an applicable party to make a Company Acquisition Proposal;

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•	execute or enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding relating to or in connection with, or that is intended to lead to, any Company Acquisition Proposal;
•	submit any Company Acquisition Proposal or Company Superior Proposal to the Corindus stockholders for their approval; or
•	resolve to do, or agree or publicly announce an intention to do, any of the foregoing.

However, if Corindus receives, at any time following the date of the merger agreement and prior to approval of the merger proposal by Corindus stockholders at the special meeting, a bona fide written Company Acquisition Proposal that did not result from a breach of the non-solicitation and related provisions of the merger agreement then Corindus may contact such third party to clarify the terms and conditions of such Company Acquisition Proposal and, further, if the Board (or a duly authorized committee thereof) determines in good faith, after consultation with Corindus’ financial advisors and outside legal counsel, that (i) such proposal constitutes or could reasonably be expected to lead to or result in a Company Superior Proposal and (ii) the failure to take the action described in the immediately following clause (a) or (b) would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law, then Corindus may (a) furnish information concerning its business, properties or assets to the third party making such Company Acquisition Proposal pursuant to an acceptable confidentiality agreement and (b) negotiate and participate in discussions and negotiations with such third party concerning the Company Acquisition Proposal.

Before obtaining the Company Stockholder Approval (as defined in the merger agreement), the Board, in response to a Company Superior Proposal received by Corindus or the Board, may authorize and cause Corindus to effect a Company Adverse Recommendation Change (as defined in the merger agreement) and/or terminate the merger agreement, and concurrently with such termination enter into a definitive agreement providing for such Company Superior Proposal (subject to satisfaction of Corindus’ termination fee payment obligations described below).

Conditions to the Merger (see page 85)

Each party’s obligation to effect the merger is subject to the satisfaction or, to the extent permitted by law, waiver of certain conditions, including the following:

•	the merger agreement shall have been adopted by the Corindus stockholders at the special meeting;
•	the expiration or termination of the applicable waiting period under the HSR Act; and
•	no governmental authority of competent jurisdiction issuing or entering any order, including any injunction, and no law having been enacted or promulgated, in each case, that is then in effect and has the effect of restraining, enjoining or otherwise prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement.

The respective obligations of SMS USA and Merger Sub to effect the merger is subject to the satisfaction or, to the extent permitted, waiver of the following additional conditions:

•	Corindus’ representations and warranties in the merger agreement shall be true and correct as of the date of the merger agreement and as of the effective time (except that any such representation or warranty that is made as of a specified date or time must be so true and correct as of such specified date or time) in the manner described under “The Merger Agreement - Conditions to the Merger” beginning on page 85 of this proxy statement;

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•	Corindus must have performed or complied in all material respects with all covenants and agreements to be performed or complied with by it under the merger agreement on or prior to the effective time;
•	since the date of the merger agreement, there shall not have been any effect, change, development, event, circumstance, occurrence, condition, fact or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in the merger agreement);
•	SMS USA has received a certificate signed by an executive officer of Corindus certifying that each of the conditions set forth in the preceding three bullet points has been satisfied; and
•	Corindus must have delivered to SMS USA executed preferred stockholder letters from each holder of Corindus preferred stock acknowledging, among other matters, the payment terms on the Company preferred stock set forth in, and contemplated by, the merger agreement.

The obligation of Corindus to effect the merger is subject to the satisfaction or, to the extent permitted by law, waiver of the following additional conditions:

•	SMS USA’s and Merger Sub’s respective representations and warranties in the merger agreement shall be true and correct as of the date of the merger agreement and as of the effective time as though made on and as of the effective time (except that any such representation or warranty that is made as of a specified date must be so true and correct as of such specified date) in the manner described under “The Merger Agreement - Conditions to the Merger” beginning on page 85 of this proxy statement;
•	SMS USA and Merger Sub must have performed or complied in all material respects with each of their respective covenants and agreements required to be performed or complied with by them under the merger agreement on or prior to the effective time; and
•	Corindus has received a certificate signed by an executive officer of SMS USA certifying that each of the matters set forth in the preceding two bullet points have been satisfied.

Termination (see page 86)

The merger agreement can be terminated under the following circumstances:

•	by mutual written consent of SMS USA and Corindus;
•	by Corindus or SMS USA, if:
•	the merger is not consummated on or before 5:00 p.m. (New York City time) on August 7, 2020 (the “outside date”), and the terminating party’s breach or failure to fulfill, perform or comply with its obligations under the merger agreement, in any material respect, has not been the principal cause of, or principally resulted in, the failure to so consummate the merger on or before the outside date;
•	any governmental authority of competent jurisdiction has issued or entered any final and non-appealable order, or any law has been enacted or promulgated, that has the effect of permanently restraining, enjoining or otherwise prohibiting the merger or other transactions contemplated by the merger agreement, and the breach of or failure by the terminating party to fulfill, perform or comply with any of its obligations under the merger agreement, in any material respect, has not been the principal cause of, or principally resulted in, the issuance of such order; or
•	the approval of the merger proposal has not been obtained in accordance with the Corindus certificate of incorporation and DGCL, whether by written consent or at the special meeting or any postponement or adjournment thereof, at which a vote on the adoption of the merger agreement was taken.
•	by Corindus:

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•	if SMS USA or Merger Sub has breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in the merger agreement in a manner that (i) results in the failure of Corindus’ conditions to consummate the merger being satisfied and (ii) such breach is not capable of being cured by the outside date, or if capable of being cured, is not cured by SMS USA or Merger Sub on or before the earlier of the outside date and the date that is 30 days following delivery of written notice to SMS USA of such breach or failure to perform (provided that Corindus’ right to terminate the merger agreement pursuant to this provision will not be available if Corindus is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement so as to result in the failure of the respective obligations of SMS USA and Merger Sub to consummate the merger); or
•	before the approval of the merger proposal at the special meeting, in order to enter into a definitive agreement with respect to a Company Superior Proposal, to the extent permitted by, and subject to complying with the applicable terms and conditions of, Corindus’ obligations in respect of a Company Superior Proposal described under “The Merger Agreement - Other Covenants and Agreements - No Solicitation; Company Acquisition Proposals” beginning on page 79 of this proxy statement, and Corindus pays SMS USA the termination fee described below (provided that Corindus may enter into such definitive written agreement concurrently with such termination of the merger agreement);
•	by SMS USA:
•	if Corindus has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the merger agreement in a manner that (i) results in the failure of SMS USA’s and Merger Sub’s conditions to consummate the merger being satisfied and (ii) such breach is not capable of being cured by the outside date, or if capable of being cured, is not cured by Corindus on or before the earlier of the outside date and the date that is 30 days following delivery of written notice to Corindus of such breach or failure to perform (provided that SMS USA’s right to terminate the merger agreement pursuant to this provision will not be available if SMS USA or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement so as to result in the failure of the respective obligation of Corindus to consummate the merger);
•	before the approval of the merger proposal at the special meeting, if the Board makes a Company Adverse Recommendation Change; or
•	if Corindus or the Board, as applicable, materially breaches its non-solicitation obligations under the merger agreement.

Termination Fee and Expenses (see page 87)

If the merger agreement is terminated under specified circumstances, Corindus may be required to pay a termination fee to SMS USA of $32.515 million, including if SMS USA terminates due to a Company Adverse Recommendation Change or, in certain instances described in the merger agreement, if Corindus terminates the merger agreement and consummates a specified Company Acquisition Proposal within 12 months after such termination.

If we fail to pay SMS USA the termination fee within the specified time period and, in order to obtain such payment, SMS USA commences a suit that results in a judgment against Corindus for the payment, we will be required to reimburse SMS USA’s costs and expenses incurred in connection with such suit, including interest.

Except for the termination fee, expenses and monetary damages payable by SMS USA under the circumstances described above, whether or not the merger is completed, we and SMS USA are each responsible for our own respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement. We are not required to pay the applicable termination fee on more than one occasion.

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Specific Performance (see page 88)

The parties to the merger agreement are entitled (in addition to any other remedy to which they may be entitled in law or equity) to an injunction, specific performance or other equitable relief to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.

Indemnification of Directors and Officers; Insurance (see page 61)

From and after the effective time through the sixth anniversary of the closing date, SMS USA and the surviving corporation will jointly and severally indemnify and hold harmless each director and officer of Corindus at or prior to the effective time (the “D&O indemnified parties”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any proceeding based on or arising out of (i) the fact that a D&O indemnified party was a director, officer, employee or agent of Corindus or any of its subsidiaries, or (ii) acts or omissions by such D&O indemnified party in their respective capacity as a director, officer, employee or agent of Corindus or a subsidiary of Corindus, in each case under clauses (i) or (ii), at, or at any time before, the effective time (including any proceeding relating to the merger), to the fullest extent permitted or required by applicable law, as described under “The Merger - Interests of Corindus’ Executive Officers and Directors in the Merger - Directors’ and Officers’ Indemnification and Insurance” beginning on page 61 of this proxy statement.

All rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the effective time now existing in favor of the D&O indemnified parties as provided in Corindus’ certificate of incorporation, bylaws, or any indemnification contract between such D&O indemnified parties and Corindus, will survive the merger and will continue in full force and effect. From and after the effective time, SMS USA shall guarantee and stand surety for, and shall cause the surviving corporation to honor, in accordance with their respective terms, each of the covenants contained in certain provisions of the merger agreement relating to directors’ and officers’ indemnification. In addition, for six years from the effective time, SMS USA will, and will cause the surviving corporation to, advance any expenses (including fees and expenses of legal counsel) of any D&O indemnified party (including in connection with enforcing the indemnity) as incurred to the fullest extent permitted under applicable law, provided that the individual to whom expenses are advanced provides an undertaking to repay such advances if it is determined that such person is not entitled to be so indemnified.

Prior to the effective time, Corindus is required to or, if Corindus is unable to, SMS USA will cause the surviving corporation as of or after the effective time to, purchase a six-year prepaid “tail” policy with reputable insurers, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Corindus’ existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the effective time (including in connection with the merger agreement and the transactions or actions contemplated by the merger agreement), subject to certain limitations. If Corindus or the surviving corporation for any reason fails to obtain such “tail” insurance policies prior to, as of or after the effective time, SMS USA is required to, for a period of six years from the effective time, cause the surviving corporation to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Corindus with respect to matters arising on or before the effective time, subject to certain limitations.

Delisting and Deregistration of Corindus Common Stock (see page 64)

As promptly as practicable following the completion of the merger, Corindus common stock will be delisted from the NYSE American and deregistered under the Exchange Act.

Market Prices of Corindus Common Stock

Corindus common stock is listed on the NYSE American under the symbol “CVRS”. On August 7, 2019, the last trading day prior to the public announcement of the proposed merger, the closing price per share of Corindus common stock on the NYSE American was $2.42. The closing price of Corindus common stock on the NYSE American on August 29, 2019, the most recent practicable date prior to the filing of this proxy statement, was $4.26 per share. You are encouraged to obtain current market prices of Corindus common stock in connection with voting your shares of Corindus capital stock.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following are brief answers to certain questions that you may have regarding the merger, the special meeting and the proposals being considered at the special meeting. We urge you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement.

Q.	Why am I receiving these proxy materials?
A.	On August 7, 2019, Corindus entered into the merger agreement providing for the merger of Merger Sub with and into Corindus, pursuant to which Corindus will survive the merger as a wholly owned subsidiary of SMS USA. You are receiving this proxy statement in connection with the solicitation by the Board of proxies from Corindus stockholders to vote in favor of the merger proposal and the other matters to be voted on at the special meeting.
Q.	What is the proposed transaction?
A.	The proposed transaction is the acquisition of Corindus by SMS USA by way of merger of Merger Sub with and into Corindus. If the merger proposal is approved by Corindus stockholders and the other conditions to the consummation of the merger contained in the merger agreement are satisfied or (to the extent legally permitted) waived, Merger Sub will merge with and into Corindus. Corindus will be the surviving corporation in the merger and will be privately held as a wholly owned subsidiary of SMS USA. If the merger is consummated, each share of Corindus capital stock will automatically be cancelled and you will not own any shares of the capital stock of the surviving corporation.
Q.	What will I receive in the merger if it is completed?
A.	Under the terms of the merger agreement, if the merger is completed, you will be entitled to receive (i) $4.28 in cash, without interest and less any applicable withholding taxes, for each share of Corindus common stock you own, and (ii) $85.60 in cash, without interest and less any applicable withholding taxes, for each share of Corindus preferred stock you own (unless, in the case of each of the foregoing clauses (i) and (ii), you have properly exercised and perfected and not lost or withdrawn your appraisal rights under Delaware law with respect to such shares). For example, if you own 100 shares of Corindus common stock, you will be entitled to receive $428 in cash in exchange for your shares, without interest, less any amount that may be withheld with respect to any applicable withholding taxes. You will not be entitled to receive any shares of capital stock in the surviving corporation or in SMS USA.
Q.	Where and when is the special meeting, and who may attend?
A.	The special meeting will be held at Grant Thornton’s offices at 75 State Street, 13th Floor, Boston, Massachusetts 02109 on [●], 2019 at [●], Eastern Time. The meeting room will open at [●] a.m., Eastern Time, and registration will begin at that time. Stockholders who are entitled to vote may attend the meeting. Beneficial owners of shares held in “street name” who have not obtained a proxy from the holder of record but who wish to attend the meeting should bring a copy of an account statement reflecting their ownership of Corindus capital stock as of the record date. All stockholders and proxyholders should bring photo identification.
Q.	Who can vote at the special meeting?
A.	Only stockholders who owned Corindus capital stock at the close of business on [●], 2019, the record date, are entitled to receive notice of, attend, and vote at the special meeting, or any adjournment or postponement thereof. On the record date, there were [●] shares of Corindus common stock outstanding and entitled to vote and [●] shares of Corindus preferred stock outstanding and entitled to vote. The Corindus common stock and Corindus preferred stock are our only classes of issued and outstanding voting stock.

You do not need to attend the special meeting to vote your shares of Corindus capital stock. Shares represented by valid proxies, received in time for the special meeting and not revoked prior to the special meeting, will be voted at the special meeting.

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Q.	How many votes do I have?
A.	Each share of Corindus common stock is entitled to one vote on each matter considered at the special meeting. Each holder of Corindus preferred stock is entitled to vote on each matter considered at the special meeting may cast a number of votes per share determined in accordance with the preferred voting ratio.
Q.	What matters will be voted on at the special meeting?
A.	At the special meeting, you will be asked to consider and vote on the following proposals:
•	the merger proposal;
•	the named executive officer merger-related compensation proposal; and
•	the adjournment proposal.
Q.	How does the Board recommend that I vote on the proposals?
A.	The Board (other than Mr. Harrington, who abstained from the Board vote on the merger) unanimously recommends that you vote:
•	“FOR” the merger proposal;
•	“FOR” the named executive officer merger-related compensation proposal; and
•	“FOR” the adjournment proposal.
Q.	What vote is required to approve the merger proposal?
A.	The merger proposal will be adopted if it is approved by an affirmative vote of the holders of a majority of the voting power of shares of Corindus capital stock (with the holders of Corindus preferred stock having a number of votes per share determined in accordance with the preferred voting ratio) outstanding at the close of business on the record date and entitled to vote thereon (meaning that with respect to the voting power of the outstanding shares of Corindus capital stock, a majority must be voted “FOR” the proposal for it to be approved). Abstentions and broker non-votes will have the effect of a vote “AGAINST” the merger proposal.

Pursuant to the voting agreement, HealthCor has agreed to vote (or cause to be voted) all voting securities of Corindus held by HealthCor, representing in the aggregate 52,482,133 shares of Corindus common stock or approximately 25% of the outstanding voting power of Corindus capital stock entitled to vote at the special meeting, in favor of adoption of the merger agreement and approval of the merger.

Each holder of Corindus preferred stock has the right, at any time, at such holder’s option, to convert all or any portion of their shares of Corindus preferred stock into shares of Corindus common stock. Pursuant to the certificate of designation, each share of Corindus preferred stock shall then be converted into a number of shares of Corindus common stock determined in accordance with the preferred stock conversion ratio. Furthermore, if the Corindus common stock trading price exceeds $4.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the date of the certificate of designation) for a 30 consecutive trading day period and Corindus, at its option, delivers a written notice to the holders of the Corindus preferred stock within 10 business days of the conclusion of such period, then each share of Corindus preferred stock outstanding shall be converted into a number of shares of Corindus common stock determined pursuant to the preferred stock conversion ratio. As of the record date, each share of Corindus preferred stock would, in effect, convert into [●] shares of Corindus common stock and, following such conversion, each such share of Corindus common stock shall be entitled to one vote per share, identical to all other shares of Corindus common stock.

Q.	What vote is required to approve the other proposals?
A.	Approval of each of the named executive officer merger-related compensation proposal and the adjournment proposal requires the affirmative vote of a majority of the votes cast, either affirmatively or negatively (meaning the number of shares voted “FOR” each respective proposal must exceed the number of shares voted “AGAINST” each respective proposal for it to be approved) (with holders of Corindus preferred stock having a number of votes per share determined in accordance with the preferred voting ratio), at a meeting at which a quorum is present. If no quorum is present at the special meeting, the meeting may nonetheless be adjourned by the chairman of the meeting or by the affirmative vote of the holders of a majority of the voting power of shares of Corindus capital stock who are present or represented by proxy at the special meeting and entitled to vote on the matter. Abstentions and broker non-votes will have no effect on the outcome of the vote on the named executive officer merger-related compensation proposal or the adjournment proposal.

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Q.	How are Corindus’ directors and executives intending to vote?
A.	At the close of business on the record date, the directors and executive officers of Corindus either directly or through their affiliates, collectively, beneficially owned and were entitled to vote [●] shares of Corindus common stock, representing approximately [●]% of the shares of Corindus common stock outstanding on that date and [●] shares of Corindus preferred stock, representing approximately [●]% of the shares of Corindus preferred stock outstanding on that date. Collectively, such directors and executive officers held approximately [●]% of the aggregate voting power of the outstanding shares of Corindus capital stock, and we currently expect that these directors and executive officers will vote such shares of Corindus capital stock in favor of the foregoing proposals (although, except as described in the following sentence, none of them has entered into any agreement obligating them to do so). Pursuant to the voting agreement, funds affiliated with our Chairman have agreed to vote (or cause to be voted) all voting securities of Corindus held by such funds, representing in the aggregate 52,482,133 shares of Corindus common stock or approximately 25% of the outstanding voting power of Corindus capital stock entitled to vote at the special meeting, in favor of adoption of the merger agreement and approval of the merger.
Q.	What factors did the Board consider in deciding to enter into the merger agreement and recommending the approval of the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal?
A.	In reaching its decision to approve the merger agreement and the transactions contemplated thereby, including the merger, and to recommend our stockholders approve the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal, the Board (other than Mr. Harrington) consulted with our management, as well as our legal and financial advisors, and considered the terms of the proposed merger agreement and the transactions contemplated thereby, including the merger, as well as other alternatives. For a more detailed description of these factors, see the section entitled “The Merger - Recommendation of the Board and Reasons for the Merger” beginning on page 43 of this proxy statement.
Q.	Do you expect the merger to be taxable to Corindus stockholders?
A.	Yes. The exchange of shares of Corindus common stock for cash pursuant to the merger generally will be a taxable transaction to U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 96 of this proxy statement) for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your shares of Corindus common stock in the merger for cash, you will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to your shares and your adjusted tax basis in your shares.

Backup withholding may also apply to the cash payments made pursuant to the merger unless the holder or other payee provides a taxpayer identification number, certifies that such number is correct, and otherwise complies with the backup withholding rules. You are urged to read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 96 of this proxy statement for a more detailed discussion of the U.S. federal income tax consequences of the merger. You are also urged to consult your tax advisor for a complete analysis of the Tax (as defined in the merger agreement) consequences of the merger to you in your particular circumstances.

Q.	What other effects will the merger have on Corindus?
A.	If the merger is completed, Corindus common stock will be delisted from the NYSE American and deregistered under the Exchange Act, Corindus capital stock will cease to be issued and outstanding, and Corindus will no longer be required to file periodic reports with the Securities and Exchange Commission (the “SEC”), in each case in accordance with applicable law, rules and regulations. Following the completion of the merger, Corindus common stock will no longer be publicly traded and you will no longer have any interest in Corindus’ future earnings or growth. Each share of Corindus common stock you hold will represent only the right to receive the common stock consideration and each share of Corindus preferred stock you hold will represent only the right to receive the preferred stock consideration.

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Q.	When is the merger expected to be completed?
A.	Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the merger proposal, the parties to the merger agreement expect to complete the merger in the fourth quarter of 2019. However, Corindus cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, including the receipt of stockholder approval of the merger proposal and the receipt of certain regulatory approvals, the exact timing of the merger cannot be determined at this time and we cannot guarantee that the merger will be completed.
Q.	What happens if the merger is not completed?
A.	If the merger proposal is not approved by Corindus stockholders, or if the merger is not completed for any other reason, Corindus stockholders will not receive any payment for their shares of Corindus capital stock in connection with the merger. Instead, Corindus will remain an independent public company and shares of Corindus common stock will continue to be listed and traded on the NYSE American and registered under the Exchange Act, shares of Corindus preferred stock will also continue to be issued and outstanding, and we will continue to file periodic reports with the SEC. Under specified circumstances, we may be required to pay SMS USA a termination fee of $32.515 million, as described under “The Merger Agreement - Termination Fee” beginning on page 87 of this proxy statement.
Q.	Does Corindus intend to hold its 2020 annual meeting of stockholders?
A.	Corindus has not yet determined whether it will hold its 2020 annual meeting of stockholders (the “2020 annual meeting”) due to the merger proposal. If the merger is not completed, Corindus stockholders will continue to be entitled to attend and participate in Corindus’ annual meeting of stockholders, and we will provide information about the 2020 annual meeting at a later date. If the merger is consummated, we will no longer have public stockholders and there will be no public participation in any future stockholders meetings of Corindus.
Q.	Do any of Corindus’ directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?
A.	Yes. In considering the recommendation of the Board with respect to the merger proposal, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the Corindus stockholders. See the section entitled “The Merger - Interests of Corindus’ Executive Officers and Directors in the Merger” beginning on page 57 of this proxy statement.
Q.	Why am I being asked to consider and vote on the named executive officer merger-related compensation proposal?
A.	The SEC rules require Corindus to seek approval on a non-binding, advisory basis with respect to certain payments that will or may be made to Corindus’ named executive officers in connection with the merger. Approval of the named executive officer merger-related compensation proposal is not required to complete the merger.
Q.	Who is soliciting my vote?
A.	The Board is soliciting your proxy, and Corindus will bear the cost of soliciting proxies. MacKenzie has been retained to assist with the solicitation of proxies. MacKenzie will be paid approximately $15,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and related services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks or other nominees to beneficial owners of shares of Corindus capital stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by MacKenzie or, without additional compensation, by certain of Corindus’ directors, officers and employees.
Q.	What do I need to do now?
A.	Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the attached annexes. Whether or not you expect to attend the special meeting in person, please submit a proxy (or provide instructions to your bank, broker or other nominee, as applicable) to vote your shares of Corindus capital stock as promptly as possible to ensure that your shares of Corindus capital stock will be represented and voted at the special meeting.

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Q.	How do I vote if my shares are registered directly in my name?
A.	If your shares are registered directly in your name with our transfer agent (Manhattan Transfer Registrar Company), you are considered a “stockholder of record” and there are four methods by which you may vote your shares or have your shares of Corindus capital stock voted at the special meeting:
•	Internet: To submit a proxy to vote over the internet, go to www.proxyvote.com and follow the steps outlined on the secured website. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you submit your vote via proxy over the internet, you do not have to mail in a proxy card. If you choose to submit your vote via proxy over the internet, you must do so prior to 11:59 p.m., Eastern Time, on [●], 2019.
•	Telephone: To submit a proxy to vote by telephone, call toll-free 1-800-690-6903 within the USA, US territories & Canada on a touch tone telephone. Please have your proxy card in hand when you access the website and follow the instructions in order to submit your vote by proxy by telephone. If you submit your vote via proxy by telephone, you do not have to mail in a proxy card. If you choose to submit your vote via proxy by telephone, you must do so prior to 11:59 p.m., Eastern Time, on [●], 2019.
•	Mail: To submit a proxy to vote by mail, complete, sign and date a proxy card and return it promptly to the address indicated on the proxy card in the postage-paid envelope provided.
•	In Person: You may attend the special meeting and vote your shares in person, rather than by submitting a proxy to vote your shares by mail, over the internet or by telephone. You will be given a ballot when you arrive.

Whether or not you plan to attend the meeting, we urge you to submit a proxy to vote to ensure your vote is counted. You may still attend the meeting and vote in person if you have already submitted a proxy. Please choose only one method to cast your vote by proxy. We encourage you to vote by submitting a proxy over the internet or by telephone, both of which are convenient, cost-effective and reliable alternatives to returning a proxy card by mail. If you return your signed proxy card to us or vote by submitting your proxy by telephone or over the internet before the special meeting, and you do not subsequently revoke your proxy, we will vote your shares as you direct in such proxy.

If you return an executed proxy and do not indicate how you wish to vote with regard to a particular proposal, your shares of Corindus capital stock will be voted in favor of such proposal.

Q.	How do I vote if my shares are held in the name of my broker, bank or other nominee?
A.	If your shares of Corindus capital stock are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a vote instruction form from your broker, bank or other nominee seeking instruction from you as to how your shares of Corindus capital stock should be voted. If you are a beneficial owner of shares of Corindus capital stock held by a broker, bank or other nominee and you wish to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting.
Q.	Can I change or revoke my proxy after it has been submitted?
A.	Yes. You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the record holder of your shares of Corindus capital stock, you may change or revoke your proxy by:
•	submitting another proxy over the internet or by telephone prior to 11:59 p.m., Eastern Time, on [●], 2019;
•	timely delivering a written notice that you are revoking your proxy to our Secretary;
•	timely delivering a valid, later-dated proxy; or
•	attending the special meeting and voting in person (although simply attending the special meeting will not, by itself, revoke your proxy).

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If you are the beneficial owner of shares of Corindus capital stock held in “street name,” you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your voting instructions provided to such broker, bank or other nominee.

Q.	How many shares of Corindus capital stock must be present to constitute a quorum for the meeting?
A.	The presence at the special meeting, in person or by proxy, of the holders of a majority of the voting power of all of the shares of Corindus capital stock entitled to vote at the special meeting (with the holders of Corindus preferred stock having a number of votes per share determined in accordance with the preferred voting ratio), is necessary to constitute a quorum at the special meeting. There must be a quorum for business to be conducted at the special meeting. If no quorum is present at the special meeting, the chairman of the special meeting or the holders of a majority of the voting power of the shares of Corindus capital stock entitled to vote who are present, in person or by proxy, may adjourn the special meeting to another place, date or time. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject Corindus to additional expense. If you submit a signed proxy card, grant a proxy electronically over the Internet or by telephone, or submit a ballot in person at the special meeting (regardless of whether you indicate how you wish to vote), your shares of Corindus capital stock will be counted for purposes of determining the presence of a quorum.
Q.	What if I abstain from voting on any proposal? What if I do not vote?
A.	For the merger proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Adoption of the merger proposal requires an affirmative vote of the holders of a majority of the voting power of shares of Corindus capital stock (with the holders of Corindus preferred stock having a number of votes per share determined in accordance with the preferred voting ratio) outstanding at the close of business on the record date and entitled to vote thereon (meaning that with respect to the outstanding shares of Corindus capital stock, a majority must be voted “FOR” the proposal for it to be approved). Accordingly, if you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the merger proposal, but will still count for the purpose of determining whether a quorum is present. If you fail to vote (or fail to submit voting instructions to your bank, broker or other nominee, in the case of “street name” shares), it will also have the same effect as a vote “AGAINST” the merger proposal, but will not be counted for purposes of determining the presence of a quorum.

For the named executive officer merger-related compensation proposal and the adjournment proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Each of the named executive officer merger-related compensation proposal and the adjournment proposal requires for its approval the affirmative vote of a majority of the votes cast, either affirmatively or negatively (meaning the number of shares voted “FOR” each respective proposal must exceed the number of shares voted “AGAINST” each respective proposal for it to be approved) (with the holders of Corindus preferred stock having a number of votes per share determined in accordance with the preferred voting ratio), at a meeting at which a quorum is present. As a result, abstentions will be counted for purposes of determining whether a quorum is present, but will have no effect on the outcome of the named executive officer merger-related compensation proposal and the adjournment proposal. If you fail to vote (or submit voting instructions to your bank, broker or other nominee, in the case of “street name” shares), it will also have no effect on the outcome of the named executive officer merger-related compensation proposal and the adjournment proposal, and will not be counted for purposes of determining the presence of a quorum.

Q.	Will my shares be voted if I do not sign and return my proxy card or vote by telephone or over the internet or in person at the special meeting?
A.	If you are a stockholder of record and you do not attend the special meeting or sign and return your proxy card or vote by submitting your proxy by telephone or vote by submitting your proxy over the internet, your shares will not be voted at the special meeting and will not be counted as present for purposes of determining whether a quorum exists. The failure to return your proxy card or otherwise vote your shares at the special meeting will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal. However, the vote to approve the merger proposal is based on the total voting power of shares of Corindus capital stock outstanding as of the close of business on the record date. As a result, if you fail to return your proxy card or otherwise fail to vote your shares of Corindus capital stock, it will have the same effect as a vote “AGAINST” the merger proposal but will have no effect on the named executive officer merger-related compensation proposal or the adjournment proposal.

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Q.	What is a broker non-vote? If I hold my shares in “street name,” will my bank, broker or other nominee vote my shares for me on the proposals to be considered at the special meeting?
A.	Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or nominee does not have discretionary voting power on such proposal. Under NYSE American rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Accordingly, if a beneficial owner of shares of Corindus common stock or Corindus preferred stock held in “street name” does not give voting instructions to the broker, bank or other nominee with respect to at least one of the three proposals, then those shares will not be counted as present in person or by proxy at the special meeting (including for purposes of determining a quorum). Because all three proposals are non-discretionary matters, it is not expected that there will be any broker non-votes at the special meeting; however, it is possible that a broker non-vote could occur with respect to one or more of the proposals to the extent that voting instructions are given to a broker, bank or other nominee with respect to at least one but less than all of the proposals. Because the vote to approve the merger proposal is based on the total voting power of shares of Corindus capital stock outstanding on the record date, if you fail to issue voting instructions to your broker, bank or other nominee or if a broker non-vote occurs with respect to the merger proposal, it will have the same effect as a vote “AGAINST” the merger proposal but will have no effect on the named executive officer merger-related compensation proposal or the adjournment proposal. To the extent that you fail to issue voting instructions to your broker, bank or other nominee or a broker non-vote occurs with respect to the named executive officer merger-related compensation proposal or the adjournment proposal, it will have no effect on the outcome of such proposals because such shares of Corindus capital stock are not deemed present and entitled to vote on the matters under Delaware law.
Q.	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?
A.	No. Because any shares of Corindus capital stock you may hold in “street name” will be deemed to be held by a different stockholder than any shares of Corindus capital stock you hold of record, any shares held in “street name” will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares of Corindus capital stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares of Corindus capital stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of Corindus capital stock held in an individual retirement account must be voted under the rules governing the account.
Q.	What does it mean if I get more than one proxy card or voting instruction card?
A.	If your shares of Corindus capital stock are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies over the internet or by telephone) to ensure that all of your shares of Corindus capital stock are voted.
Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the applicable merger consideration for my shares of Corindus capital stock?
A.	Yes. If you are a record holder of Corindus common stock or Corindus preferred stock and you do not vote in favor of the merger proposal, you are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the merger if you take certain actions and meet certain conditions. Failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. See the section entitled “The Merger - Appraisal Rights” beginning on page 64 of this proxy statement. In addition, a copy of Section 262 of the DGCL is attached to this proxy statement as Annex C.
Q.	How does the common stock consideration compare to the market price of Corindus common stock prior to the public announcement of the merger agreement? How does the common stock consideration compare to the market price of Corindus common stock as of a recent trading date?
A.	The common stock consideration represents a 76.9% premium over the closing price of $2.42 per share of Corindus common stock on August 7, 2019, the last trading day prior to the public announcement of the proposed merger and a 49.7% premium over the 30-day volume-weighted average price of $2.86 per share of Corindus common stock on August 7, 2019. On August 29, 2019, the last practicable day before the printing of this proxy statement, the closing price of Corindus common stock on the NYSE American was $4.26 per share. You are encouraged to obtain current market quotations for Corindus common stock.

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Q.	What happens if I sell my shares of Corindus common stock or Corindus preferred stock before the completion of the merger?
A.	If you transfer your shares of Corindus common stock or Corindus preferred stock, you will have transferred your right to receive the common stock consideration or preferred stock consideration, respectively, in the merger or to demand appraisal rights in connection with the merger. In order to receive the common stock consideration or preferred stock consideration or to exercise appraisal rights in connection with the merger, you must hold your shares of Corindus common stock or Corindus preferred stock, as applicable, through the effective time of the merger. The record date for stockholders entitled to vote at the special meeting is earlier than the date the merger is anticipated to be consummated. Accordingly, if you sell or transfer your shares of Corindus common stock or Corindus preferred stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Corindus in writing of such special arrangements, you will transfer the right to receive the common stock consideration or preferred stock consideration, if the merger is consummated, to the person to whom you sell or transfer your shares of Corindus common stock or Corindus preferred stock, respectively, but you will have retained your right to vote these shares at the special meeting. Even if you sell or otherwise transfer your shares of Corindus common stock or Corindus preferred stock after the record date, we encourage you to complete, date, sign and return the enclosed proxy card or vote via the Internet or telephone.
Q.	What is a proxy?
A.	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Corindus capital stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Corindus capital stock is called a “proxy card.”
Q.	If a stockholder gives a proxy, how are the shares voted?
A.	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the specific items of business to come before the special meeting. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (i) “FOR” the merger proposal; (ii) “FOR” the named executive officer merger-related compensation proposal; and (iii) “FOR” the adjournment proposal.
Q.	Who will count the votes obtained at the special meeting?
A.	The votes will be counted by the inspector of election appointed for the special meeting.
Q.	What will the holders of Corindus stock options, Corindus restricted stock unit awards and Corindus warrants receive in the merger?
A.	As of the effective time, each outstanding and unexercised option to purchase shares of Corindus common stock immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment (without interest) equal to the product of (i) the excess, if any, of the common stock consideration over the per share exercise price of such option, and (ii) the number of shares of Corindus common stock subject to such option as of the effective time, net of any applicable withholding taxes required to be withheld by applicable law. Options with a per share exercise price equal to or exceeding the common stock consideration will be cancelled without payment.

Each Corindus restricted stock unit award outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment (without interest) equal to the product of (i) the common stock consideration and (ii) the number of shares of Corindus common stock underlying the award as of the effective time, net of any applicable withholding taxes required to be withheld by applicable law.

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Each Corindus warrant outstanding and unexercised immediately prior to the effective time will be cancelled and converted into the right to receive a cash payment (without interest) equal to (i) the product of (a) the excess, if any, of (1) the common stock consideration over (2) the per share exercise price of such Corindus warrant, and (b) the number of shares of Corindus common stock subject to such Corindus warrant as of the effective time, less (ii) any applicable withholding taxes required to be withheld by applicable law.

Q.	What is householding and how does it affect me?
A.	The SEC’s proxy rules and the DGCL permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement to those stockholders, unless contrary instructions have been received. This procedure reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. Certain brokerage firms may have instituted householding for beneficial owners of Corindus capital stock held through brokerage firms. If your family has multiple accounts holding Corindus capital stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or Corindus at the address and telephone number below. A separate copy of these proxy materials will be promptly delivered to any stockholder upon written request to: Corporate Secretary, Corindus Vascular Robotics, Inc., 309 Waverley Oaks Road, Suite 105, Waltham, MA 02452.
Q.	When will Corindus announce the voting results of the special meeting, and where can I find the voting results?
A.	Corindus intends to announce the preliminary voting results at the special meeting, and will report the final voting results of the special meeting in a Current Report on Form 8-K filed with the SEC within four business days after the special meeting. All reports that Corindus files with the SEC are publicly available when filed.
Q:	Who can help answer my other questions?
A:	If you have questions about the merger, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact MacKenzie, which is acting as the proxy solicitation agent for Corindus in connection with the merger, or us.

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018

Email: proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)

or

Call Toll Free (800) 322-2885

or

Corindus Vascular Robotics, Inc.
Attention: Investor Relations
ir@corindus.com

If your broker, bank or other nominee holds your shares of Corindus capital stock, you should also call your broker, bank or other nominee for additional information.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the attached annexes contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to the expected timing, completion and effects of the proposed merger, as well as other statements representing management’s beliefs about future events, transactions, strategies, operations and financial results, including, without limitation, our expectations with respect to the costs and other anticipated financial impacts of the proposed merger; future financial and operating results of Corindus; Corindus’ plans, objectives, expectations and intentions with respect to future operations and services; required approvals to complete the proposed merger by our stockholders and by governmental regulatory authorities, and the timing and conditions for such approvals; the stock price of Corindus common stock prior to the consummation of the proposed merger; the satisfaction of the closing conditions to the proposed merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; disruption of management’s attention from Corindus’ ongoing business operations due to the proposed merger; and the effect of the announcement of the proposed merger on the ability of Corindus to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally. These statements are generally accompanied by words such as “intend,” “anticipate,” “believe,” “estimate,” “target,” “project,” “potential,” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect,” or the negative of such terms or other comparable terminology. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.corindus.com under “Investor Relations.” You are urged to carefully consider all such factors. Although it is believed that the expectations reflected in such forward-looking statements are reasonable and are expressed in good faith, such expectations may not prove to be correct and persons reading this proxy statement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only to expectations as of the date of this proxy statement. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this proxy statement, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this proxy statement, such statements or disclosures will be deemed to modify or supersede such statements in this proxy statement.

There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements. These risks and uncertainties include (1) with respect to the merger, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including in circumstances in which we would be required to pay a termination fee of $32.515 million; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions contemplated by the merger agreement; risks related to disruption of management’s attention from Corindus’ ongoing business operations due to the transactions contemplated by the merger agreement; the effect of the announcement of the proposed merger on Corindus’ relationships with its customers, employees, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; risks that the proposed merger disrupts our current plans and operations or affects our ability to retain or recruit key employees; the risk that our stock price may decline significantly if the merger is not consummated; the fact that under the terms of the merger agreement, we are unable to solicit other Company Acquisition Proposals during the pendency of the merger; the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the merger and instituted against us and others; the fact that receipt of the all-cash common stock consideration would be taxable to our stockholders that are treated as U.S. holders for United States federal income tax purposes; the fact that our stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of our current strategy as an independent public company; and (2) our ability to expand our technology platform and achieve the advances necessary for tele-stenting and remote procedures, including in humans; our ability to expand our technology platform for use in other segments of the vascular intervention market, including neurointerventional and other more complex cardiac interventions; obtaining necessary regulatory approvals for the use on humans and marketing of our products in the United States and in other countries; the rate of adoption of our CorPath System and the rate of use of our cassettes; risks associated with market acceptance, including pricing and reimbursement; our ability to enforce our intellectual property rights; our need for additional funds to support our operations; our ability to manage expenses and cash flow; factors relating to engineering, regulatory, manufacturing, sales and customer service challenges; potential safety and regulatory issues that could slow or suspend our sales; and the effect of credit, financial and economic conditions on capital spending by our potential customers, competition from other similar businesses, market and general economic factors and other risks and uncertainties set forth in Corindus’ Annual Report on Form 10-K for fiscal year ended December 31, 2018 and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K under Item 1A “Risk Factors”.

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THE PARTIES TO THE MERGER

Corindus Vascular Robotics, Inc.

Corindus Vascular Robotics, Inc.

309 Waverley Oaks Road, Suite 105

Waltham, Massachusetts 02452

(508) 653-3335

The Company is engaged in the design, manufacture and sales of precision vascular robotic-assisted systems for use in interventional vascular procedures. Our CorPath® platform is the first FDA-cleared medical device to bring robotic precision to percutaneous coronary and vascular procedures. CorPath GRX is the second-generation robotic-assisted technology offering enhancements to the platform by adding upgrades that increase precision, improve workflow, and extend the capabilities and range of procedures that can be performed robotically.

Corindus common stock is traded on NYSE American under the ticker symbol CVRS. Our headquarters are located at 309 Waverley Oaks Road, Suite 105, Waltham, Massachusetts 02452 and our telephone number is (508) 653-3335. Our corporate web address is www.corindus.com.

For additional information about Corindus included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” on page 100 of this proxy statement.

Siemens Medical Solutions USA, Inc.

Siemens Medical Solutions USA, Inc.
40 Liberty Boulevard
Malvern, Pennsylvania 19355 USA
888-826-9702

SMS USA, a Delaware corporation, is an indirect wholly owned subsidiary of Healthineers, and is a primary U.S. operating subsidiary of Healthineers. SMS USA provides medical diagnostic equipment and healthcare technology to public and private customers in the United States.

A leader in medical technology, Healthineers is constantly innovating its portfolio of products and services in its core areas of diagnostic and therapeutic imaging and in laboratory diagnostics and molecular medicine. Healthineers enables and empowers healthcare providers worldwide to expand precision medicine, transform care delivery, improve patient experiences and digitalize healthcare. At the end of its most recent fiscal year on September 30, 2018, Healthineers generated revenue of €13.4 billion and adjusted profit of €2.3 billion and had approximately 50,000 employees worldwide.

For additional information, visit www.siemens-healthineers.com/en-us/. The information provided on the Healthineers or SMS USA websites are not part of this proxy statement and are not incorporated in this proxy statement by reference or by any other reference to the Healthineers or SMS USA websites provided in this proxy statement.

Merger Sub

Corpus Merger, Inc.
40 Liberty Boulevard
Malvern, PA 19355
888-826-9702

Merger Sub is a Delaware corporation and a wholly owned subsidiary of SMS USA, with principal executive offices located at 40 Liberty Boulevard, Malvern, PA 19355, USA, telephone number 888-826-9702. It was formed for the purpose of engaging in the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will merge with and into Corindus, with Merger Sub ceasing to exist and Corindus continuing as the surviving corporation and a wholly owned subsidiary of SMS USA.

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THE SPECIAL MEETING

This proxy statement is being provided to Corindus stockholders as part of a solicitation by the Board of proxies for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time and Place

The special meeting is scheduled to be held at Grant Thornton’s offices at 75 State Street, 13th Floor, Boston, Massachusetts 02109 on [●], 2019 at [●], Eastern Time.

Purpose of the Special Meeting

At the special meeting, Corindus stockholders will be asked to consider and vote on the following proposals:

•	the merger proposal, which is further described in the sections entitled “The Merger,” “The Merger Agreement” and “Merger Proposal (Proposal 1)” beginning on pages 31, 69, and 90 of this proxy statement, respectively;
•	the named executive officer merger-related compensation proposal, which approval shall be on a on a non-binding, advisory basis, as further discussed under “The Merger - Interests of Corindus’ Executive Officers and Directors in the Merger” and “Advisory Vote on Named Executive Officer Merger-Related Compensation Proposal (Proposal 2)” beginning on pages 57 and 91 of this proxy statement, respectively; and
•	the adjournment proposal, as further described under “Adjournment Proposal (Proposal 3)” beginning on page 92 of this proxy statement.

Corindus stockholders must approve the merger proposal as a condition to the completion of the merger. If the Corindus stockholders fail to approve the merger proposal, the merger will not occur. The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, a stockholder may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote on the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on Corindus, SMS USA, Merger Sub or the surviving corporation. Accordingly, because Corindus is contractually obligated to pay such merger-related compensation, such compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved and the closing occurs, regardless of the outcome of the advisory vote.

Recommendation of the Corindus Board of Directors

The Board (other than Mr. Harrington, who abstained from the Board vote on the merger) has determined that it is in the best interests of Corindus and the Corindus stockholders that Corindus enter into the merger agreement and has approved and declared advisable the merger agreement and the merger. A description of factors considered by the Board (other than Mr. Harrington) in reaching its decision to approve and declare advisable the merger agreement can be found in “The Merger - Recommendation of the Board and Reasons for the Merger” beginning on page 43 of this proxy statement.

The Board (other than Mr. Harrington, who abstained from the Board vote on the merger) unanimously recommends that the Corindus stockholders vote “FOR” the merger proposal, “FOR” the named executive officer merger-related compensation proposal and “FOR” the adjournment proposal.

The merger proposal must be approved as a condition for the merger to occur. If the Corindus stockholders fail to approve the merger proposal by the requisite vote, the merger will not occur.

Record Date; Stockholders Entitled to Vote

Only holders of Corindus common stock or Corindus preferred stock at the close of business on [●], 2019, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. At the close of business on the record date (i) [●] shares of Corindus common stock were issued and outstanding and entitled to vote at the special meeting and (ii) [●] shares of Corindus preferred stock were issued and outstanding and entitled to vote at the special meeting. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 309 Waverley Oaks Road, Suite 105, Waltham, Massachusetts 02452, during regular business hours for a period of at least 10 days before the special meeting and at the special meeting venue during the meeting.

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Holders of Corindus common stock are entitled to one vote for each share of Corindus common stock they own at the close of business on the record date. Holders of Corindus preferred stock are entitled to vote each share of Corindus preferred stock they own at the close of business on the record date, and cast a number of votes per share of Corindus preferred stock determined in accordance with the preferred voting ratio.

Quorum

The presence at the special meeting, in person or by proxy, of the holders of a majority of the voting power of all of the shares of Corindus capital stock entitled to vote at the special meeting (with the holders of Corindus preferred stock having a number of votes per share determined in accordance with the preferred voting ratio), is necessary to constitute a quorum at the special meeting. There must be a quorum for business to be conducted at the special meeting. If no quorum is present at the special meeting, the chairman of the special meeting or the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, may adjourn the special meeting to another place, date or time. The failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject Corindus to additional expense.

If you submit a properly executed proxy card or submit your proxy over the internet or by telephone, even if you abstain from voting, your shares will be counted as present for purposes of determining whether a quorum exists at the special meeting. If you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares of Corindus capital stock will result in such shares not being counted for purposes of determining the presence of a quorum.

Required Vote

The approval of the merger proposal requires the affirmative vote of the holders of a majority of the voting power of shares of Corindus capital stock (with the holders of Corindus preferred stock having a number of votes per share determined in accordance with the preferred voting ratio) outstanding at the close of business on the record date and entitled to vote thereon.

Approval of each of the named executive officer merger-related compensation proposal and the adjournment proposal requires the affirmative vote of a majority of the votes cast, either affirmatively or negatively (meaning the number of shares voted “FOR” each respective proposal must exceed the number of shares voted “AGAINST” each respective proposal for it to be approved) (with the holders of Corindus preferred stock having a number of votes per share determined in accordance with the preferred voting ratio), at a meeting at which a quorum is present.

The certificate of designation provides that each holder of Corindus preferred stock shall be entitled to a number of votes in respect of Corindus preferred stock owned of record by them equal to the number of shares of Corindus common stock determined by dividing the number of shares of Corindus preferred stock held by the holder by $1.29 as of the record date.

Each holder of Corindus preferred stock has the right, at any time, at such holder’s option, to convert all or any portion of such holder’s shares of Corindus preferred stock into shares of Corindus common stock. Pursuant to the certificate of designation, each share of Corindus preferred stock shall then be converted into such number of shares of Corindus common stock equal determined in accordance with the preferred stock conversion ratio. Furthermore, if the Corindus common stock trading price exceeds $4.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the date of the certificate of designation) for a 30 consecutive trading day period and Corindus, at its option, delivers a written notice to the holders of the Corindus preferred stock within 10 business days of the conclusion of such period, then each share of Corindus preferred stock outstanding shall be converted into such number of shares of Corindus common stock determined pursuant to the preferred stock conversion ratio. As of the record date, each share of Corindus preferred stock would, in effect, convert into [●] shares of Corindus common stock and, following such conversion, each such share of Corindus common stock shall be entitled to one vote per share, identical to all other shares of Corindus common stock.

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Abstentions

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting by marking “ABSTAIN” on such holder’s ballot or proxy.

Abstentions will not count as votes cast for or against the merger proposal, but will still count for the purpose of determining whether a quorum is present. However, the vote to approve the merger proposal is based on the total voting power of shares of Corindus capital stock outstanding on the record date. As a result, if you abstain, or if you fail to vote (or fail to submit voting instructions to your bank, broker or other nominee, in the case of “street name” shares), it will have the same effect as if you vote “AGAINST” the approval of the merger agreement.

Each of the named executive officer merger-related compensation proposal and the adjournment proposal requires for its approval the affirmative vote of a majority of the votes cast, either affirmatively or negatively (meaning the number of shares voted “FOR” each respective proposal must exceed the number of shares voted “AGAINST” each respective proposal for it to be approved) (with the holders of Corindus preferred stock having a number of votes per share determined in accordance with the preferred voting ratio), at a meeting at which a quorum is present. As a result, abstentions will be counted for purposes of determining whether a quorum is present and, assuming a quorum is present, will have no effect on the outcome of the named executive officer merger-related compensation proposal and the adjournment proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) approval of the merger proposal, (ii) approval of the named executive officer merger-related compensation proposal and (iii) approval of the adjournment proposal.

Failure to Vote and Broker Non-Votes

If you are a stockholder of record and you do not sign and return your proxy card by mail or submit a proxy over the internet or by telephone or if you do not vote in person at the special meeting, your shares of Corindus capital stock will not be voted at the special meeting, will not be counted as present in person or by proxy at the special meeting and will not be counted as present for purposes of determining whether a quorum exists.

Broker non-votes are shares of Corindus capital stock held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or nominee does not have discretionary voting power on such proposal. Under NYSE American rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Accordingly, if a beneficial owner of shares of Corindus capital stock held in “street name” does not give voting instructions to the broker, bank or other nominee with respect to at least one of the three proposals, then those shares of Corindus capital stock will not be counted as present in person or by proxy at the special meeting. Because all three proposals are non-discretionary matters, it is not expected that there will be any broker non-votes at the special meeting; however, it is possible that a broker non-vote could occur with respect to one or more of the proposals to the extent that voting instructions are given to a broker, bank or other nominee with respect to at least one but less than all of the proposals. Because the vote to approve the merger proposal is based on the total voting power of all shares of Corindus capital stock outstanding on the record date, if you fail to issue voting instructions to your broker, bank or other nominee or if a broker non-vote occurs with respect to the merger proposal, it will have the same effect as a vote “AGAINST” the merger proposal but will have no effect on the named executive officer merger-related compensation proposal or the adjournment proposal.

To the extent that you fail to issue voting instructions to your broker, bank or other nominee or a broker non-vote occurs with respect to the named executive officer merger-related compensation proposal or the adjournment proposal, it will have no effect on the outcome of such proposals.

Voting by Corindus’ Directors and Executive Officers

Corindus’ directors and executive officers have informed us that they intend to vote their shares of Corindus capital stock in favor of the merger proposal and the other proposals to be considered at the special meeting, although none of Corindus’ directors and executive officers is obligated to do so (except as described in the following paragraph). At the close of business on the record date, directors and executive officers of Corindus either directly or through their affiliates, collectively, beneficially owned and were entitled to vote [●]% shares of Corindus common stock, representing approximately [●]% of the shares of Corindus common stock outstanding on that date, and [●]% shares of Corindus preferred stock, representing approximately [●]% of the shares of Corindus preferred stock outstanding on that date. Collectively, such directors and executive officers held approximately [●]% of the aggregate voting power of the outstanding shares of Corindus capital stock.

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In connection with the execution of the merger agreement, SMS USA entered into the voting agreement with HealthCor, which are funds affiliated with our Chairman, pursuant to which HealthCor has agreed to vote (or cause to be voted) all voting securities of Corindus held by HealthCor, representing in the aggregate 52,482,133 shares of Corindus common stock or approximately 25% of the outstanding voting power of Corindus capital stock entitled to vote at the special meeting, in favor of adoption of the merger agreement and approval of the merger.

Attendance and Voting at the Special Meeting

Stockholders who are entitled to vote at the special meeting may attend the special meeting. Beneficial owners who have not obtained a proxy from the holder of record but who wish to attend the special meeting should bring a copy of an account statement reflecting their ownership of Corindus capital stock as of the record date. All stockholders and proxyholders should bring photo identification.

If your shares of Corindus capital stock are registered directly in your name with our transfer agent (Manhattan Transfer Registrar Company), you are considered a “stockholder of record” and there are four methods by which you may vote your shares or have your shares voted at the special meeting. You may attend the special meeting and vote your shares in person, or you may cause your shares to be voted by authorizing the persons named as proxies on the proxy card to vote your shares at the special meeting by returning the executed proxy card by mail or by voting through the internet or by telephone. If you choose to submit a proxy to vote your shares over the internet or by telephone, there is no need for you to mail back your proxy card. Although Corindus offers four different voting methods, Corindus encourages you to submit a proxy to vote either over the internet or by telephone to ensure that your shares of Corindus capital stock are represented and voted at the special meeting.

•	To Vote in Person: If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting.
•	To Submit a Proxy to Vote Over the Internet: To submit a proxy to vote over the internet, go to www.proxyvote.com and follow the steps outlined on the secured website. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you submit your proxy to vote over the internet, you do not have to mail in a proxy card. If you choose to submit your vote via proxy over the internet, you must do so prior to 11:59 p.m., Eastern Time, on [●], 2019.
•	To Submit a Proxy by Mail: To submit a proxy to vote by mail, complete, sign and date the proxy card and return it promptly to the address indicated on the proxy card in the postage-paid enveloped provided. If you sign and return your proxy card without indicating how you want your shares of Corindus capital stock to be voted with regard to a particular proposal, your shares of Corindus capital stock will be voted in favor of such proposal. If you return your proxy card without a signature, your shares of Corindus capital stock will not be counted as present at the special meeting and cannot be voted. If you submit a proxy by mail, you must return the proxy with sufficient time to be received by the time of the special meeting.
•	To Submit a Proxy by Telephone: To submit a proxy to vote by telephone, call toll-free 1-800-690-6903 within the USA, US territories and Canada on a touchtone phone. Please have your proxy card in hand when you access the website and follow the instructions in order to submit your vote by proxy by telephone. If you submit your proxy to vote by telephone, you do not have to mail in a proxy card. If you choose to submit your vote via proxy by telephone, you must do so prior to 11:59 p.m., Eastern Time, on [●], 2019.

If your shares of Corindus capital stock are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a vote instruction form from your broker, bank or other nominee seeking instruction from you as to how your shares of Corindus capital stock should be voted. If you are a beneficial owner and you wish to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting.

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Revocation of Proxies

You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the record holder of your shares of Corindus capital stock, you may revoke your proxy by:

•	submitting another proxy over the internet or by telephone prior to 11:59 p.m., Eastern Time, on [●], 2019;
•	timely delivering a written notice that you are revoking your proxy to our Secretary at Corindus Vascular Robotics, Inc., 309 Waverley Oaks Road, Suite 105, Waltham, MA 02452, attn: Corporate Secretary;
•	timely delivering a valid, later-dated proxy; or
•	attending the special meeting and voting in person.

Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Corindus or by sending a written notice of revocation to Corindus, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Corindus before the special meeting. Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m., Eastern Time, on [●], 2019.

If you are the beneficial owner of shares held in “street name,” you should contact your broker, bank or other nominee with questions about how to change or revoke your voting instructions.

Solicitation of Proxies

The Board is soliciting your proxy, and Corindus will bear the cost of soliciting proxies. MacKenzie has been retained to assist with the solicitation of proxies. MacKenzie will be paid approximately $15,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and related services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Corindus capital stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by MacKenzie or, without additional compensation, by certain of Corindus’ directors, officers and employees.

Adjournments and Postponements

In addition to the merger proposal and the named executive officer merger-related compensation proposal, Corindus stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If no quorum is present at the special meeting, the chairman of the meeting or the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, may adjourn the special meeting to another place, date or time. If a quorum is present, then the affirmative vote of a majority of the votes cast, either affirmatively or negatively (meaning the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal for it to be approved) (with the holders of Corindus preferred stock having a number of votes per share determined in accordance with the preferred voting ratio) will be required to approve the adjournment proposal. In addition, the special meeting could be postponed before it commences. If the special meeting is adjourned or postponed for the purpose of soliciting additional votes, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a signed proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. If the Board fixes a new record date for the adjourned meeting, or if the date of the adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, a notice will be given of the place, if any, date, and time of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting.

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The Board (other than Mr. Harrington, who abstained from the Board vote on the merger) unanimously recommends a vote “FOR” the adjournment proposal, if necessary or appropriate, to solicit additional proxies.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on [●], 2019

The proxy statement is available at http://www.proxyvote.com.

Questions

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact MacKenzie, our proxy solicitor, or Corindus:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018

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Corindus Vascular Robotics, Inc.
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THE MERGER

The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and hereby incorporated by reference into this proxy statement.

Structure of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, at the effective time, Merger Sub will merge with and into Corindus, the separate corporate existence of Merger Sub will cease and Corindus will survive the merger as a wholly owned subsidiary of SMS USA.

Merger Consideration - What Stockholders Will Receive in the Merger

Upon the terms and subject to the conditions of the merger agreement, at the effective time (i) each outstanding share of Corindus common stock will be automatically converted into the right to receive $4.28 in cash, without interest and less any applicable withholding taxes, and (ii) each share of (A) Series A preferred stock issued and outstanding immediately prior to the effective time and (B) Series A-1 preferred stock issued and outstanding immediately prior to the effective time and Series A-1 preferred stock that has accrued and accumulated on a daily basis until the effective time, in accordance with the provisions of the certificate of designation, but which is not otherwise issued or outstanding immediately prior to the effective time, will have the right to receive an amount in cash equal to $85.60 (in each of the foregoing clauses (i) and (ii), other than any shares of Corindus capital stock that may be held by Corindus as treasury stock or held directly by SMS USA or any subsidiary of SMS USA (including Merger Sub), and other than any shares of Corindus capital stock owned by any stockholder who has properly exercised and perfected such holder’s demand for appraisal rights under Section 262 of the DGCL and not effectively withdrawn or lost such holder’s rights to appraisal). After the merger is completed, holders of Corindus capital stock will have only the right to receive a cash payment of the applicable merger consideration in respect of their shares, and will no longer have any rights as holders of Corindus capital stock, including voting or other rights. Shares of Corindus capital stock held by us or by SMS USA, Merger Sub or any of Corindus’ or SMS USA’s other direct or indirect wholly owned subsidiaries will be cancelled at the effective time.

Treatment of Corindus Equity Awards

The merger agreement provides that outstanding equity-based awards issued under Corindus’ equity incentive plans will be treated as set forth below:

Options. Under the merger agreement, each option to purchase shares of Corindus common stock that is outstanding and unexercised immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment (without interest) equal to the product of (i) the excess, if any, of the common stock consideration over the per share exercise price of such option, and (ii) the number of shares of Corindus common stock subject to such option as of the effective time, net of any applicable withholding taxes required to be withheld by applicable law. Options with a per share exercise price equal to or exceeding the common stock consideration will be cancelled without payment. Any consideration with respect to Corindus options will be paid by the surviving corporation as soon as reasonably practicable following the effective time, and in any event no later than 10 business days after the closing date.

Restricted Stock Unit Awards. The merger agreement also provides that each Corindus restricted stock unit award that is outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment (without interest) equal to the product of (i) the common stock consideration and (ii) the number of shares of Corindus common stock underlying the award as of the effective time, net of any applicable withholding taxes required to be withheld by applicable law. Any consideration with respect to Corindus restricted stock unit awards will be paid by the surviving corporation as soon as reasonably practicable following the effective time, and in any event no later than 10 business days after the closing date.

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Treatment of Corindus Warrants

The merger agreement provides that each Corindus warrant that is outstanding and unexercised immediately prior to the effective time will be cancelled and converted into the right to receive a cash payment (without interest) equal to (i) the product of (a) the excess, if any, of (1) the common stock consideration over (2) the per share exercise price of such Corindus warrant, and (b) the number of shares of Corindus common stock subject to such Corindus warrant as of the effective time, less (ii) any applicable withholding taxes required to be withheld by applicable law. Prior to or at the effective time, SMS USA will deposit, or cause to be deposited, with a paying agent (which shall be a nationally recognized financial institution) designated by SMS USA that is reasonably acceptable to Corindus, cash in immediately available funds in an amount sufficient to pay any consideration with respect to the Corindus warrants.

Effects on Corindus if the Merger Is Not Completed

If the merger proposal is not approved by Corindus stockholders or if the merger is not consummated for any other reason, Corindus stockholders will not receive any payment for their shares of Corindus capital stock in connection with the merger. Instead, Corindus will remain a public company, Corindus common stock will continue to be listed and traded on the NYSE American and registered under the Exchange Act, Corindus preferred stock will continue to be issued and outstanding, and we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, Corindus expects that management will operate Corindus’ business in a manner similar to that in which it is being operated today and that Corindus stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which Corindus operates and adverse economic conditions.

Furthermore, if the merger is not consummated, and depending on the circumstances that would have caused the merger not to be consummated, it is likely that the price of Corindus common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Corindus common stock would return to the price at which it trades as of the date of this proxy statement.

Under specified circumstances, upon termination of the merger agreement, Corindus may be required to pay SMS USA a termination fee of $32.515 million, as described under “The Merger Agreement - Termination Fee” beginning on page 87 of this proxy statement.

Background of the Merger

As part of its long-term strategic planning process, the Board regularly reviews Corindus’ near-term and long-term strategy, performance, positioning, and operating prospects with a view toward enhancing stockholder value.  These reviews have included consideration, from time to time, of utilizing Corindus’ robotic technologies in new therapeutic areas, collaboration or partnering arrangements, financing transactions, and other strategic alternatives to enhance stockholder value.

Corindus had historically focused its efforts in developing and utilizing robotic-assisted systems in percutaneous coronary procedures and, more recently, also in peripheral vascular interventions. By the spring of 2018, Corindus had achieved significant internal technical milestones with respect to tele-robotics and believed these advancements, if further developed, would permit Corindus’ robotic systems to be operated on a remote basis. As a result, an interventional procedure could be performed by a physician in a physical location separate from the location of the robotic system and the patient (that is, with the physician performing the procedure from a control panel in a location remote from the physical robotic system and the patient, utilizing the internet).

Corindus’ senior leadership believed that these developments created an opportunity to utilize its robotic systems in neurovascular procedures, specifically in procedures to treat acute ischemic stroke, which Corindus considered to be a market with significant potential. In the spring of 2018, Corindus’ senior leadership conducted exploratory discussions with leading interventional neurologists to discuss this possibility, and in July 2018 established a Physician Steering Committee of eight leading interventional neurologists to further advance the development of robotic treatment into neurovascular care.

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By the summer of 2018 the Board determined that Corindus should focus significant strategic efforts further developing and refining a neurovascular robotic system with advanced capabilities such as remote enablement and automation.  In light of the significant unmet need for fast ischemic stroke thrombectomy, Corindus’ senior leadership and the Board believed that the research, design, development, manufacture and distribution of a remote robotic neurovascular solution would be accelerated and optimized with an experienced medical device company or imaging system company which could bring significant scale and integrated technologies into the solution, as well as financial resources.

In August 2018, Corindus interviewed several investment banks to assist it in identifying and negotiating a strategic collaboration agreement with a partner that could collaborate with Corindus in funding and jointly developing Corindus’ next generation robotic-assisted system, which was intended to be utilized in neurological procedures.  The Company engaged Citi as its exclusive lead financial adviser in connection with the strategic collaboration because of, among other reasons, Citi’s knowledge of and familiarity with the medical technology industry, its previous role as Stryker Corporation’s financial advisor in connection with Stryker’s acquisition of Mako Surgical Corp., in 2013, and its general experience as a financial advisor in strategic collaboration transactions and in mergers and acquisitions.

Throughout the late summer and fall of 2018, Corindus continued to have ordinary course business conversations with various companies that sell products and systems utilized in connection with the same interventional procedure markets, including the neurovascular market, in which Corindus participates or plans to participate. On October 5, 2018, Mark Toland, the Chief Executive Officer and President of Corindus, and Corindus’ senior leadership met at Corindus’ Waltham, Massachusetts headquarters with Healthineers personnel, including Dr. Rebecca Fahrig, the Head of Innovations within the Advanced Therapies Business Area of Healthineers (“Healthineers AT”), to provide a technology demonstration of Corindus’ robotic capabilities.

In mid-October 2018, Citi, on behalf of Corindus, contacted nine medical technology companies, with market capitalizations ranging from approximately $5 billion to $360 billion, in order to assess the potential interest of such parties in a neuro-interventional strategic collaboration with Corindus. Corindus believed, based in part on advice from Citi, that these parties had the scale, technical expertise and potential interest in robotic-assisted vascular procedures to collaborate with Corindus and jointly develop and commercialize Corindus’ next generation vascular robotic-assisted system for use in neuro-interventional and remote procedures.

In November and December 2018, Citi, on behalf of Corindus, delivered a process letter for a strategic collaboration to develop the next generation robotic system to five potential strategic collaboration partners that had expressed interest in response to Corindus’ late summer and fall contacts and Citi’s October contacts, and which the Board believed were potentially suitable strategic collaboration partners. The process letter contained a summary of “key terms” that very generally outlined Corindus’ proposed terms for a collaboration, which contemplated an unspecified upfront cash investment in Corindus and unspecified future development milestone payments, and proposed that the potential strategic collaboration partner provide more specific terms on which it was prepared to collaborate. In January 2019 Citi, on behalf of Corindus, delivered the process letter to an additional potential strategic collaboration partner (one of the nine parties originally identified by Citi) and in February 2019 delivered the process letter to Koninklijke Philips N.V. (“Philips”) which had also been one of the nine parties originally identified, as further described below.

After delivering the process letter, Corindus executed non-disclosure agreements (or agreed that previously entered non-disclosure agreements would govern the strategic collaboration process) with parties that remained interested in participating in the process.  The non-disclosure agreements did not contain standstill provisions. Ultimately Corindus provided technology demonstrations and a management presentation (which contained informal preliminary financial information, which had not been approved by the Board, and made assumptions, among other things, with respect to the size of the overall stroke market and potential rate of penetration by the next generation robotic system) to five parties.

Following the October 2018 meeting with Dr. Fahrig, on November 13, 2018 Mr. Toland and Douglas Teany, the Chief Operating Officer of Corindus, met with Healthineers AT’s senior leadership in Forchheim, Germany, including Michel Therin, Head of Healthineers AT.  At the meeting, the management teams discussed their views of, and their respective strategies and goals in, the neurovascular procedure market and possible ways that the companies could effectively work together.

Following the November 2018 meeting, in December 2018, before receiving the collaboration process letter, Healthineers AT submitted a non-binding letter of intent in which Healthineers stated its interest in entering into joint research and development activities with Corindus. The letter of intent became obsolete after the process letter was received.

In early December 2018, Nathan R. Harrington, the Head of Business Development for Philips’ Image Guided Therapies business group and a member of the Board, indicated that it was unlikely that Philips, which had been one of the nine strategic medical technology companies contacted by Corindus and Citi in mid-October 2018, would be interested in participating in the strategic collaboration process. Philips had been a significant investor in Corindus prior to Corindus’ 2015 initial public offering, and as of February 2019 continued to beneficially own approximately 12.8% of the Corindus common stock.  In addition, Mr. Harrington had been a member of the Board since June 2017 (and other Philips employees had been on the Board continuously since prior to Corindus’ initial public offering). In light of Philips’ historic relationship with Corindus, Jeffrey Lightcap, the Chairman of Corindus’ Board, contacted the Vice President, M&A and Business Development at Philips, and received confirmation that Philips was not interested in participating in the strategic collaboration process.

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On January 23, 2019, Mr. Lightcap, Mr. Toland and Corindus’ senior leadership met with senior leadership of Healthineers AT, including Mr. Therin, at Corindus’ headquarters in Waltham, Massachusetts.  At this meeting, Corindus’ senior leadership delivered a management presentation with respect to the potential strategic collaboration.

On February 11, 2019, Mr. Toland spoke by telephone with Mr. Therin about potential development milestone events that would trigger cash payments by Healthineers to Corindus under a collaboration structure with Healthineers, should Healthineers propose one to Corindus, in accordance with Corindus’ process letter.

Notwithstanding its earlier decision not to participate in Corindus’ strategic collaboration process, in February 2019 Mr. Harrington indicated that Philips had conducted an internal review of its strategy in neurology and was now interested in becoming Corindus’ strategic collaboration partner. On February 11, 2019, Mr. Lightcap confirmed Philips’ interest with Philips’ Executive Vice President and Chief Business Leader of the Image Guided Therapy Group. As a result, on February 12, 2019, Citi, on behalf of Corindus, delivered the process letter to Philips.  On February 13, 2019, Philips executed a non-disclosure agreement with Corindus. On February 15, 2019, Corindus’ senior leadership delivered the management presentation to Philips at Corindus’ headquarters.

On March 8, 2019, Healthineers submitted an initial non-binding letter of intent relating to a potential strategic collaboration, which contemplated an upfront investment by Healthineers of $28 million in exchange for Series A preferred stock, and future potential milestone payments of up to $22 million tied generally to the development by Corindus of the technology and intellectual property required for a suitable next generation robotic system, a commercialization agreement relating to the sale, distribution and marketing of the next generation robotic system when developed, and certain governance rights.

On March 14, 2019, Philips amended its existing Schedule 13D, as amended. The amendment noted that Corindus had indicated that it was pursuing partnership discussions to co-develop a neurovascular robotic platform with remote capabilities, and stated that Philips might potentially make a proposal to Corindus to provide additional capital and/or strategic commercial collaboration. Also in mid-March, Mr. Harrington called Mr. Lightcap to confirm that Philips was preparing to submit a proposal.

On March 15, 2019, Corindus completed a private placement of Corindus common stock to institutional investors at a price of $1.3796 per share.

On March 25, 2019, Corindus retained Cadwalader, Wickersham & Taft LLP (“Cadwalader”) to represent it in connection with the negotiation of term sheets and definitive documentation with respect to a strategic collaboration.

On March 27, 2019, Mr. Lightcap, Mr. Toland and Corindus’ senior leadership met at Corindus’ headquarters with Mr. Therin and Michael Geiger, the Head of an M&A Team at Healthineers, to discuss and negotiate the terms of Healthineers’ proposed letter of intent. Hanno Herrmann, Head of Business Development for the Interventional Radiology Business Line (“IR”) of Healthineers AT, and Michael Scheuering, Executive Vice President IR, participated by telephone.

In late March or early April 2019, Mr. Harrington notified Mr. Lightcap that Philips would not, after all, be submitting a proposal with respect to the strategic collaboration at that time, but that Philips might be interested in a collaboration at some point in the future.  Because Corindus was in an ongoing process of discussing potential strategic collaborations with medical device companies and imaging companies that competed in the same markets as Philips, Mr. Lightcap and the other Board members became concerned that Mr. Harrington’s continued involvement in Board discussions relating to a collaboration might cause a potential partner to be less forthcoming about their future strategic plans, which the Board viewed as potentially impairing Corindus’ ability to successfully complete a collaboration agreement.  In light of these developments, in April Mr. Lightcap, at the request of the Board, suggested to Mr. Harrington that, as a result of the competitive dynamic between Philips and the parties that Corindus believed would be suitable strategic collaboration partners, the importance to Corindus of completing a collaboration agreement, Philips’ ongoing interest in a strategic collaboration notwithstanding its decision not to submit a strategic collaboration proposal at this time, and the potential conflict to which Mr. Harrington was subject as both a director of Corindus and as an executive of Philips, Mr. Harrington should consider recusing himself from future Board discussions relating to the strategic collaboration and other strategic discussions with companies participating in the same markets as Philips.  Mr. Harrington agreed that recusal was appropriate under the circumstances. Thereafter, until and including August 6, 2019 and with Mr. Harrington’s consent, Mr. Harrington was not given notice of, and did not participate in, meetings of the Board relating to the proposed strategic collaboration and other strategic discussions, including discussion relating to any proposed transactions with Healthineers.

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On April 8, 2019, Mr. Toland and Mr. Teany had dinner in Boston with Bernd Montag, the Chief Executive of Healthineers, David Pacitti, the President of SMS USA and Head of Siemens Healthineers North America, and Christian Eusemann, Vice President, Head of NAM Collaborations for Healthineers, to further discuss the prospects of a strategic collaboration and Healthineers’ long-term vision in neurovascular procedures and how a strategic collaboration with Corindus could potentially fit within that vision.

On April 29, 2019, Healthineers submitted a revised non-binding term sheet regarding its collaboration proposal, which contemplated an upfront investment by Healthineers of approximately $45 million in exchange for a newly-issued class of convertible preferred stock with terms substantially similar to the terms of Corindus’ Series A preferred stock, future secured loans of up to $45 million tied generally to the development by Corindus of the required technology and intellectual property required for a suitable next generation robotic system (which loans would be converted into co-ownership of intellectual property developed during the term of the collaboration), certain revenue shares with respect to equipment sales, consumables and service fees generated in connection with the sale of the robotic systems, and exclusive distribution rights for neurovascular applications.  In addition, Healthineers’ proposal contained the condition that from and after execution of a definitive strategic collaboration agreement, no direct competitors of Healthineers would be represented on the Board (which would have required Mr. Harrington to resign from service on the Board).

On May 2 and May 3, 2019, the Board held a regularly scheduled in-person meeting to discuss, among other things, a financial update and review of Corindus’ performance and other regular business. Members of Corindus’ senior leadership participated in the meeting. Mr. Toland updated the Board, among other things, with respect to the April meeting with Healthineers and the terms for the strategic collaboration proposed by Healthineers at end of April, and the Board directed Corindus’ senior leadership to continue discussions with Healthineers and with other potential partners. No other potential party had submitted a written proposal for a strategic collaboration in response to the process letter by this time (other than Healthineers). Consistent with the Board’s direction, Corindus’ senior leadership continued to discuss a strategic collaboration with other interested parties during the months of May and June, but ultimately no other party submitted a written proposal for a strategic collaboration by August 7, 2019, the date on which Corindus executed the merger agreement.

On May 8, 2019, Mr. Lightcap, Mr. Toland, Corindus’ senior leadership and representatives of Cadwalader and Citi met at Corindus’ headquarters with Mr. Geiger and Britton Richardson, Head of M&A and Corporate Legal Services for Healthineers North America, to discuss and negotiate the terms of Healthineers’ proposed term sheet.  Mr. Therin participated by telephone. Mr. Herrmann and a representative of Healthineers financial advisor, UBS Investment Bank, were also present at the meeting.

On May 14, 2019, Corindus provided representatives of Healthineers and its outside legal counsel and advisors with access to an online data room. From May 14, 2019 through August 7, 2019, Corindus continued to populate this online data room with materials in response to supplemental due diligence requests from Healthineers and responded to over 600 specific requests for information and/or documents from Healthineers.

On May 20, 2019, Corindus delivered to Healthineers drafts of the primary legal documents relating to the proposed collaboration, including a draft Development Agreement with respect to the next generation robotic system, a draft Subscription Agreement, and a draft Stockholder Agreement.

On May 22, 2019, Mr. Toland and Mr. Therin met at the EuroPCR Conference in Paris, France to further discuss the terms of the proposed collaboration. The EuroPCR Conference is the annual meeting of the European Association of Percutaneous Cardiovascular Interventions, which in 2019 hosted more than 11,000 participants. As part of the conference, an interventional cardiologist used Corindus’ robotic-assisted system to successfully perform a live, complex robotic–assisted percutaneous coronary intervention, which was broadcast live to EuroPCR attendees, and which Mr. Toland and Mr. Therin observed from the conference. Corindus believed that this live demonstration reinforced the potential positive impact of Corindus’ robotic technologies could have on the coronary interventional procedures market in the future.

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On May 25, 2019, Corindus delivered to Healthineers a draft Distribution Agreement relating to Corindus’ existing CorPath GRX System and a draft Distribution Agreement relating to Corindus’ proposed next generation robotic system.

On June 4, 2019, Healthineers delivered to Corindus an issues list with respect to the draft Development Agreement and Distribution Agreements.  On June 6, 2019, Healthineers delivered to Corindus an issues list with respect to the draft Subscription Agreement and Stockholder Agreement.  During the period from June 4 through June 7, 2019, multiple telephone conferences were held between Mr. Lightcap, Mr. Toland, Corindus’ senior leadership and representatives of Cadwalader and Citi, on the one hand, and Mr. Therin, Mr. Geiger, Mr. Richardson and representatives of Blank Rome LLP (“Blank Rome”), Healthineers outside counsel, with a view towards identifying significant issues to be resolved at an in person meeting of principals the following week.

On June 12 and June 13, 2019, Mr. Lightcap, Mr. Toland, Corindus’ senior leadership and representatives of Cadwalader met in Munich, Germany with Mr. Therin, Mr. Geiger, Mr. Richardson, Healthineers’ senior leadership and representatives of Blank Rome to negotiate the terms of the collaboration documents.  The parties tentatively agreed, subject to agreement on other transaction issues, that Healthineers would make an upfront investment of approximately $90 million in common stock or preferred stock, or a combination thereof, in lieu of the previously proposed secured loan structure.

On June 20 and June 21, 2019, the respective research and development teams of Corindus and Healthineers met in Boston, Massachusetts to discuss the technical aspects of the collaboration, including which parts of the overall development plan were to be the responsibility of Corindus and which parts of the development plan were to be the responsibility of Healthineers.

On June 23, 2019, Healthineers delivered its written comments on the proposed Development Agreement and one of the proposed Distribution Agreements, which reflected significant differences between the parties on both business and legal issues.  On June 25, 2019, representatives from Cadwalader and Blank Rome met by telephone to attempt to resolve certain legal documentation issues.  In light of the significant issues between the parties, Mr. Lightcap determined to call a special Board meeting to discuss the status of negotiations and to get the views and direction of the Board with respect to how to proceed.

On June 26, 2019, the Board held a telephonic special meeting to review the status of the collaboration discussions.  Members of Corindus’ senior leadership and representatives of Cadwalader and Citi participated in the meeting. Management presented an overview of the primary issues on which the parties had not been able to agree, and representatives of Cadwalader reviewed those issues in detail with the Board.  Among other items, the parties had been unable to agree on the ownership of intellectual property expected to be developed solely by Corindus during the term of the Development Agreement, on the parties’ respective exclusivity obligations, and whether the scope of the collaboration would be limited to neurovascular applications (as was Corindus’ position) or whether Healthineers would also have distribution rights in non-neuro applications.  After discussion, the Board concluded that the level of control that Healthineers sought with respect to the collaboration and the scope of the rights Healthineers sought were inconsistent with scale of the economic investment that Healthineers proposed make as part of the transaction. As a result, the Board instructed Mr. Lightcap and Corindus’ senior leadership to inform Healthineers that while it continued to believe a collaboration was in the interests of both parties, the Board was not willing to enter into the collaboration on the terms then being proposed.

On June 27, 2019, Mr. Toland discussed with Mr. Therin the views of the Board and provided Mr. Therin with a detailed issues list identifying the significant business issues in the Development Agreement and the Distribution Agreement on which the parties had thus far in the negotiation been unable to agree.  The parties and their respective advisors were scheduled to meet in-person in Boston, Massachusetts on July 2 and July 3, 2019, and Mr. Toland proposed that Corindus’ issues list be the basis for those discussions.

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On June 29, 2019, Mr. Therin called Mr. Lightcap to notify him that Healthineers was preparing a confidential proposal to buy 100% of the outstanding shares of Corindus, which he indicated would be submitted to the Board in writing.  On June 29, 2019, Healthineers submitted to the Board a written confidential non-binding indication of interest to acquire 100% of the outstanding shares of Corindus at a price per share of Corindus common stock equal to $3.65 in cash, subject to the negotiation of definitive transaction documents and completion of due diligence. In connection with its non-binding indication of interest, Healthineers also requested a four-week exclusivity agreement with Corindus with respect to the negotiation of a definitive transaction. The closing price per share of Corindus common stock on June 27, 2019, the last trading day prior to the receipt of Mr. Therin’s notification of Healthineers’ pending non-binding indication of interest, was $3.00 per share.

On July 1, 2019, the Board held a telephonic special meeting to discuss the non-binding indication of interest from Healthineers and the exclusivity request. Members of Corindus’ senior leadership and representatives of Cadwalader and Citi participated in the meeting. Mr. Lightcap described his brief conversation with Mr. Therin and notified the Board that he had responded to Mr. Therin by email, at Mr. Therin’s request, and confirmed receipt of the non-binding indication of interest.  Representatives of Cadwalader then reviewed with the directors their fiduciary duties under applicable law in connection with evaluation of a potential sale transaction. Representatives of Citi reviewed with the Board a preliminary summary of Healthineers’ proposal.  The Board then discussed with members of Corindus’ senior leadership and representatives of Cadwalader and Citi the terms of the indication of interest and the benefits and risks associated with the proposal, including the potential risk that Healthineers might no longer be interested in a strategic collaboration transaction if a sale of Corindus could not be successfully negotiated, and the possibility that the proposed purchase price could be increased if Corindus could more fully explain the value of its percutaneous coronary and peripheral vascular business and its potential in oncology (Healthineers having had focused primarily in its diligence to date on neuro-interventions, as that was the proposed scope of the collaboration, and accordingly potentially did not fully understand the value of Corindus’ other businesses).  The Board also considered the benefits and risks attendant to attempting to solicit competing proposals from other potential bidders. The Board discussed whether a competing proposal was likely at this time given the responses of the solicited parties to the strategic collaboration process, and the possibility that Healthineers might withdraw its proposal if Corindus reached out to other potential strategic parties regarding a sale.  The Board then further discussed the scope of Mr. Harrington’s previous recusal from Corindus’ strategic discussions with companies participating in the same markets as Philips, Mr. Harrington’s duties to Corindus and to his employer, and the concern that attempting to contact Philips or other potentially interested parties might cause Healthineers to withdraw its indication of interest. The Board also discussed the ability of another party to make a bid for Corindus after the execution of a potential merger agreement containing customary provisions.  The Board also discussed Healthineers request for exclusivity and the benefits and risks of granting exclusivity.  After the discussion, the Board determined to respond to Healthineers that the Board was willing, consistent with its fiduciary duties, to consider a transaction to sell Corindus, but that the Board did not believe that Healthineers had appropriately considered the value in the percutaneous coronary and peripheral vascular businesses and the potential of an oncology business.  As a result, under these circumstances, the Board did not believe granting exclusivity at this time was in Corindus’ and its stockholders’ best interests.

On July 3, 2019, Mr. Lightcap and Mr. Toland had a conference call with Mr. Therin, Mr. Geiger and Marco Stuelpner, Head of M&A at Healthineers, to provide the Board’s response to Healthineers’ non-binding indication of interest.  During the call, Mr. Toland stated that Corindus believed Healthineers proposal did not reflect the potential of Corindus’ percutaneous coronary and peripheral vascular businesses or its future potential in oncology.  Mr. Toland also emphasized the potentially substantial impact on Healthineers’ medical imaging suite sales that could result from Healthineers’ ability to potentially offer robotic-assisted functionality, particularly because medical imaging suite sales were often long-term commitments by hospitals, and that the promise of integration of medical imaging technology with robotics in future years would positively influence medical imaging suite sales in the near term.

On July 5, 2019, Mr. Toland made a telephone presentation to Mr. Therin and other senior business leaders of Healthineers AT, updating them with respect to the cardiovascular, peripheral and oncology segments of the business that Mr. Toland believed were critical to Corindus’ value proposition.  Mr. Therin indicated that Healthineers would discuss the information internally and respond to Corindus during the following week.

Also on July 5, 2019, the Board held a telephonic special meeting to discuss recent developments with Healthineers. Board members Campbell Rogers and James Tobin did not attend the meeting. Corindus’ senior leadership and representatives of Cadwalader and Citi participated in the meeting.  Mr. Lightcap reported on recent discussions with Healthineers and Mr. Toland updated the Board with respect to his presentation to Healthineers earlier in the day.

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During the week of July 8, 2019, at the instruction of the Board, Corindus’ senior leadership prepared financial projections for the period 2019 through 2024.

On July 8, 2019, in light of Healthineers’ proposal, at Corindus’ senior leadership request, Citi provided the company with information describing potential for growth of the industry and summarizing recent financing and mergers and acquisitions activity in the medical robotics space. Mr. Lightcap forwarded the information to the Board for its review.  Also on July 8, 2019, Healthineers’ financial advisor, UBS Investment Bank, contacted Citi and indicated that Healthineers would likely present a revised proposal later in the week.

On July 9, 2019, Mr. Lightcap forwarded to Mr. Therin, Mr. Geiger and Mr. Stuelpner the information prepared by Citi describing the potential for growth of the industry and summarizing recent financing and mergers and acquisitions activity in the medical robotics space.

On July 10, 2019, Healthineers submitted to the Board a revised written confidential non-binding indication of interest to acquire 100% of the outstanding shares of Corindus at a price per share of Corindus common stock equal to $4.05 per in cash, subject to the negotiation of definitive transaction documents and completion of due diligence. In connection with its revised non-binding indication of interest, Healthineers again requested a four-week exclusivity agreement with Corindus with respect to the negotiation of a definitive transaction. The closing price per share of Corindus common stock on July 9, 2019, the last trading day prior to the receipt of Healthineers’ revised non-binding indication of interest, was $3.11 per share.

On July 12, 2019, the Board held a telephonic special meeting to discuss Healthineers’ revised non-binding indication of interest. Corindus’ senior leadership and representatives of Cadwalader and Citi participated in the meeting. Mr. Lightcap updated the Board with respect to the status of discussions with Healthineers, including the receipt of Healthineers revised non-binding indication of interest at $4.05 per share, which had been distributed to directors in connection with the meeting. The Board engaged in extensive discussion with respect to the revised proposal, including the likelihood that Healthineers would continue to discuss a strategic collaboration in the event that the parties were unable to come to terms on the proposed merger.  In response to a question from the Board, representatives of Cadwalader and the directors discussed several options for conducting a market check, including soliciting bids prior to signing any merger agreement, a post-signing “go-shop” provision in the negotiated merger agreement, and a “fiduciary out” provision in a negotiated merger agreement that would permit a seller to accept an unsolicited superior offer after announcing a transaction but prior to a stockholder vote.  The Board discussed these matters, Healthineers’ consistent focus on confidentiality, exclusivity and competitive concerns, and the fact that soliciting other bids at this time risked losing Healthineers’ proposal.  Citi then reviewed preliminary financial analysis with respect to Healthineers’ revised proposal, which had been distributed to directors in connection with the meeting.  After further discussion, the Board resolved to appoint Mr. Lightcap, Mr. Toland and Mr. Douglas L. Braunstein to a Strategic Transaction Committee for the purposes of further negotiating the terms of a potential sale of Corindus to Healthineers.

On July 13, 2019, Corindus’ senior leadership distributed to the Board Corindus’ financial projections for the period from 2019 through 2024 (which we refer to as the “Financial Projections”).

On July 14, 2018, the Board held a telephonic special meeting to review and discuss the Financial Projections. See the subsection of this proxy statement captioned “The Merger - Financial Projections” beginning on page 55. Corindus’ senior leadership and representatives of Cadwalader and Citi participated in the meeting. Mr. Toland presented the Financial Projections and the key assumptions underlying them, including that the Financial Projections assumed a collaboration partner on neurovascular interventions had been secured beginning at the start of the first quarter of 2020, that Corindus had developed, gained regulatory approval and commercialized remote capabilities for its next generation robotic system by 2022, and that the Financial Projections had been appropriately risk adjusted, in management’s judgement, to reflect the difficulty of clearing a new product with regulatory authorities and gaining market acceptance, particularly with respect to a product with remote capabilities and related technologies unlike other products on the market.  The Board engaged in an extended discussion with Mr. Toland regarding the assumptions underlying the Financial Projections, the differences between the Financial Projections and the earlier informal, preliminary financial information (which had not been approved by the Board) that had been part of the management presentation and used in connection with soliciting strategic collaboration partners earlier in the year, and management’s assessment of the relative likelihood of achieving the results indicated by the Financial Projections. During the discussion, Mr. Toland discussed with the Board long-term risks concerning the performance of the business, including, among other things, the potential difficulties in gaining regulatory approval for a new product with remote capabilities, particularly in light of Corindus’ relatively modest scale, and the related risk of regulatory delay, as well as the impact on the Financial Projections if an appropriate strategic collaboration partner could not be secured. After further discussion, the Board approved the Financial Projections. The Financial Projections were subsequently shared with Healthineers.

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Representatives of Citi then presented their preliminary financial analysis of Corindus and the proposed transaction, which had been distributed to directors in connection with the meeting. The Board discussed with Citi the appropriateness of various assumptions made by Citi in their preliminary financial analysis.  The Board members then discussed their views on Healthineers’ proposal to purchase Corindus at $4.05 per share, in light of Citi’s analysis and their respective views of the opportunities and risks of the business.  The directors discussed, among other things, that Corindus had raised equity financing at $1.30 per share of Corindus common stock in March 2019, and that the proposed price of $4.05 per share represented a very significant premium over that amount, as well as a significant premium to the $2.88 per share at which the stock closed on July 12, 2019, the last trading day prior to the Board meeting.  The Board further discussed the potential risks to Corindus’ Financial Projections if it were not able to satisfy regulatory concerns and commercialize the next generation product by 2022, and the concern that the Financial Projections assumed that a collaboration partnership had been successfully completed at the start of the first quarter of 2020. The Board also discussed Healthineers’ repeated request for exclusivity and the risks relating to rejecting that request. After further discussion, the Board authorized the Strategic Transactions Committee to engage in further negotiations with Healthineers in an attempt to further increase the proposed price.

On July 16, Mr. Lightcap had a telephonic conference call with Mr. Therin, Mr. Stuelpner and Mr. Geiger and indicated that the Board was not willing to transact at $4.05 per share or to grant Healthineers exclusivity at that price, but that the Board remained interested in further discussing a potential transaction and had instructed management to continue to provide diligence material to Healthineers with a view to enabling Healthineers to increase its price. On this call Mr. Lightcap also asked Healthineers to increase its price to $4.75 per share of Corindus common stock.

On July 22, 2019, Healthineers submitted to the Board a written confidential, best and final, non-binding indication of interest to acquire 100% of the outstanding shares of Corindus at a price per share of Corindus common stock equal to $4.28 in cash, subject to the negotiation of definitive transaction documents and completion of due diligence. In connection with its revised, best and final non-binding indication of interest, Healthineers also again requested a four-week exclusivity agreement with Corindus with respect to the negotiation of a definitive transaction. The $4.28 proposed price represented a 60% premium to the closing price per share of Corindus common stock on July 19, 2019, the last trading day prior to the receipt of Corindus’ best and final non-binding indication of interest, of $2.67 per share.  Healthineers noted in its proposal that the premium it was offering to Corindus stockholders exceeded the premiums of the transactions included in Citi’s presentation highlighting the growth potential of the industry and summarizing recent financing and mergers and acquisitions activity in the medical robotics space that Mr. Lightcap had delivered to Mr. Therin on July 9, 2019.

On July 23, 2019, the Board held a telephonic special meeting to discuss the status of the transaction. Corindus’ senior leadership and representatives of Cadwalader and Citi participated in the meeting. Mr. Lightcap updated the Board with respect to the status of discussions with Healthineers, including the receipt of the revised best and final non-binding indication of interest at $4.28 per share, which had been distributed to directors in connection with the meeting.  Mr. Lightcap described a conversation he had had earlier that day with Mr. Therin, Mr. Stuelpner and Mr. Geiger, where Mr. Therin, in response to Mr. Lightcap’s suggestion of a further increase in price, emphasized that Healthineers’ latest proposal should be presented to the Board as Healthineers’ best and final offer, and that Healthineers would not again increase its bid.  Mr. Toland then updated the Board on a separate conversation he had had with Mr. Therin, Mr. Stuelpner and Mr. Geiger later in the day, in which Mr. Therin reiterated that the proposal was best and final.  Citi then reviewed preliminary financial analysis with respect to Healthineers’ revised best and final proposal, which had been distributed to the directors in connection with the meeting. The Board then discussed Corindus’ current direction and operations, and risks and benefits of Corindus continuing as a stand-alone public company, including the risk that a company of Corindus’ size might not be able to quickly gain regulatory approval for a remote technology on the time frame contemplated by the Financial Projections, even if Corindus were able to secure a strategic collaboration partner by the start of the first quarter of 2020.

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The directors then discussed, among other things, that the proposed price of $4.28 per share represented a significant premium over the historical trading price of Corindus common stock, as well as a significant premium to the $2.79 per share at which the Corindus common stock closed on July 22, 2019, the last trading day prior to the Board meeting.

The Board then discussed with representatives of Cadwalader and Citi potential responses to Healthineers in light of the foregoing, and the Board determined that it would be in the best interest of Corindus for the parties to proceed promptly if the Board desired to attempt to negotiate the transaction documents on the terms proposed, both in an effort to contain the risk to Corindus’ business and relationship with its employees of a potential leak, and because Corindus had previously announced its quarterly earnings call would be held on August 8, 2019. On that call Corindus’ senior leadership expected to be questioned in detail about the progress of its strategic collaboration discussions, the completion of which Corindus had indicated in its prior earnings call was one of Corindus’ primary 2019 goals. The Board expressed the concern that the responses to these questions would be difficult and subject to legal risk if the merger transaction was nearly fully negotiated but not announced prior to such call, and believed this period provided sufficient time to negotiate the merger agreement. The Board also again discussed Mr. Harrington’s recusal from strategic discussions with companies participating in the same markets as Philips. Mr. Lightcap reported that he had had a further discussion with Mr. Harrington with respect to Corindus’ upcoming August 2, 2019 regularly scheduled in-person Board meeting, and that Mr. Harrington had agreed to attend that meeting but once again agreed to recuse himself from the portions of the meeting relating to the status of Corindus’ strategic discussions with companies participating in the same markets as Philips. The Board confirmed its view that Mr. Harrington should not at that time be informed of the merger discussions for the reasons previously discussed. In connection with those discussions, the Board also concluded that it would be reasonable to accept Healthineers’ request for exclusivity, in light of the risk that Healthineers would withdraw its proposal if exclusivity was not granted, and the fact that the Board expected any definitive merger agreement would provide the Board with a termination right in the event Corindus received a superior proposal from a competing bidder. The Board further discussed the terms of the proposed exclusivity agreement that Healthineers proposed and suggested limiting the exclusivity period as described below.

The Board then discussed Citi’s prior relationships with Corindus and information provided by Citi regarding its prior relationships with Corindus and Siemens AG and its affiliates, which had been provided to the Board in connection with the meeting. After discussion with Cadwalader, the Board determined that such relationships did not impair Citi’s ability to provide the Board with objective financial advice regarding a potential transaction with Healthineers and other strategic alternatives available to Corindus. Following further discussion, the Board determined that it would be willing to proceed with a potential transaction with Healthineers on the basis of an increased transaction consideration of $4.28 per share of Corindus common stock, in cash, and otherwise as proposed by Healthineers in its revised best and final non-binding indication of interest, including the execution of an acceptable exclusivity agreement. In light of Corindus’ interest in proceeding promptly as a result of the issues described above, the Board instructed the Strategic Transactions Committee to provide for exclusivity through August 7, 2019, the date prior to Corindus’ scheduled earnings announcement, and for Cadwalader to prepare and deliver to Healthineers a form of merger agreement structured to reflect that Corindus had not engaged in a pre-signing market check (but without providing for a go-shop provision).

On July 24, 2019, Mr. Toland notified Mr. Therin, Mr. Stuelpner and Mr. Geiger that the Board was amenable to entering into an acceptable exclusivity agreement with Healthineers through August 7, 2019, and was prepared to move forward to seek to finalize due diligence and definitive agreements at an increased offer price of $4.28 in cash per share of Corindus common stock.

Also on July 24, 2019, representatives of Cadwalader delivered comments on the draft exclusivity agreement to Blank Rome.  In addition, on July 24, 2019 Cadwalader delivered an initial draft of the merger agreement to Blank Rome. The draft merger agreement provided, among other things, for a “hell or high water” antitrust covenant potentially requiring Healthineers to divest certain assets if required by antitrust authorities in order to approve the transaction; a “fiduciary out” provision potentially enabling Corindus to terminate the merger agreement in response to an unsolicited third party proposal that the Board determined to be superior or in response to an “intervening event” of which the Board was not aware as of the date of the merger agreement; a termination fee of 1.25% of the equity value of the transaction, potentially payable by Corindus to Healthineers in the event that Corindus terminated the merger agreement in order to enter into a superior proposal; and no ability of Healthineers to match the terms of a third party superior proposal (“matching rights”).

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On July 25, 2019, Blank Rome delivered comments on the draft exclusivity agreement to Cadwalader, which the parties negotiated and executed on July 26, 2019.  From July 26, 2019 through August 7, 2019, Corindus continued to populate the online data room with materials in response to supplemental due diligence requests from Healthineers. In addition, during this period, members of Corindus’ senior leadership participated in several diligence calls with representatives of Healthineers, its financial advisors and outside legal counsel.

On July 28, 2019, Blank Rome delivered comments on the draft merger agreement to Cadwalader.  Healthineers’ comments to the draft merger agreement, among other items, deleted the “hell or high water” provision, and included additional closing conditions outside of the control of the parties, including the receipt of third party contractual consents and requiring that no governmental proceedings had been instituted that “challenged” or “imposed limitations” on the merger. The comments to the draft merger agreement also contained a requirement that all officers, directors and Corindus preferred stockholders enter into voting agreements in support of the transaction; a proposed termination fee of 4.5% of the equity value of the transaction; a requirement that Corindus hold a stockholder meeting to approve the transaction even if the Board no longer recommended the transaction; broad “matching rights” with respect to any, each and every competing proposal the Board determined to be a superior proposal; no customary fiduciary out for “intervening events”; and an obligation of Corindus to reimburse Healthineers for its expenses upon a termination of the merger agreement if Corindus stockholders did not approve the proposed transaction in the absence of any competing proposal.

On July 29, 2019, Cadwalader discussed these matters with the Strategic Transactions Committee. Also on July 29, 2019, Blank Rome submitted an initial draft voting and support agreement, which generally provided that any stockholder executing the agreement would vote in favor of and support the merger; and provided that a stockholder’s obligations contained in the voting and support agreement would terminate if the Board changed its recommendation with respect to the merger.

On July 30, 2019, representatives of Cadwalader and Blank Rome participated in a conference call to discuss the primary open issues in the merger agreement. Later on July 30, 2019, Cadwalader provided comments on the draft merger agreement to Blank Rome. The comments to the merger agreement, among other things, re-instated the “hell or high water” provision and deleted the additional proposed closing conditions described above.  The comments to the draft merger agreement also deleted the requirement that voting agreements would be entered by officers, directors and Corindus preferred stockholders; proposed a termination fee of 1.75% of the equity value of the transaction; deleted the provisions requiring the meeting of stockholders to be held even if the Board no longer recommended the transaction; deleted “matching rights”; reinstated a customary fiduciary out for “intervening events”; and deleted the proposed expense reimbursement.

On July 31, 2019, Cadwalader and Blank Rome participated in another conference call to negotiate the provisions of the merger agreement.

On August 2, 2019, the Board held a regularly scheduled in-person meeting to discuss, among other things, a financial update and review of Corindus’ performance and other regular business. Mr. Harrington participated in the meeting, as did Corindus’ senior leadership and representatives of Cadwalader and Citi. The Board subsequently met in executive session, from which Mr. Harrington recused himself, to discuss the status of negotiations with Healthineers, including the outstanding issues with respect to deal certainty and the fiduciary matters summarized above.

On August 3, 2019, Blank Rome provided comments on the draft merger agreement to Cadwalader. Blank Rome informed Cadwalader that Healthineers proposed, among other things, that SMS USA, a primary US operating company of Healthineers (and not Healthineers itself), would be the acquiring entity under the merger agreement; no “hell or high water” provision; a closing condition that no pending proceeding in US district court by any governmental authority challenging the merger existed; that voting and support agreements would be executed by all of Corindus’ preferred stockholders and by investment funds affiliated with HealthCor Partners Management LP, or HealthCor, of which Mr. Lightcap was Senior Managing Director; a termination fee of 3.0% of the equity value of the transaction; and, in lieu of “matching rights”, a repeating “last-look” right that would require Corindus to give Healthineers two business days’ prior written notice prior to Corindus entering into any superior transaction (without any limitation on the number of times that Corindus would be required to provide Healthineers such “last look” right).

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On August 4, 2019, Mr. Lightcap and Mr. Toland held a conference call with Mr. Therin, Mr. Stuelpner, Mr. Geiger and Mr. Richardson.  The business principals further negotiated the merger terms. The parties agreed that SMS USA would be Corindus’ counterparty on the merger agreement, provided that Healthineers would satisfy Corindus’ concern with respect to the certainty of financing of the transaction either by providing a balance sheet of SMS USA reasonably acceptable to Corindus, or a written guarantee by Healthineers of SMS USA’s obligations under the merger agreement. The parties also agreed, with respect to conditionality, that the merger agreement would not include a “hell or high water” provision; would include an express closing condition that Corindus’ warrants and preferred stock would not survive closing (consistent with the operative provisions of the merger agreement); and would not include a closing condition with respect to any pending proceeding “challenging” the merger.  With respect to fiduciary matters, the parties agreed that HealthCor, which owned approximately 25% of the combined voting power of the Corindus common stock and preferred stock, voting together as a class, would execute a voting and support agreement (but that no other officers, directors or preferred stock holders would be required to do so), which voting agreement would terminate if the Board changed its recommendation with respect to the merger; and that Corindus would not be permitted to execute a superior proposal with a third party until having given SMS USA two business days’ prior written notice (provided that Corindus would not be required to negotiate with SMS USA or Healthineers during such period, and in any event would be required to give such notice only a single time prior to executing a superior proposal, and not on a repeating basis).  Healthineers continued to insist on a termination fee of 3.0% of the equity value of the transaction; Corindus was willing to agree to 2.75%. Accordingly, this term remained unresolved.

On August 4, Cadwalader submitted an initial draft of Corindus’ disclosure schedules to the merger agreement.  From August 4 until August 7, 2019, the day the merger agreement was executed, the parties negotiated and agreed upon the final form of the schedules.

On August 5, 2019, Cadwalader delivered a revised draft of the merger agreement to Blank Rome reflecting the results of the principals call on August 4.  Cadwalader and Blank Rome continued to negotiate the other provisions of the merger agreement.

Also on August 5, 2019, the Board held a telephonic special meeting to discuss the status of the transaction. Corindus’ senior leadership and representatives of Cadwalader and Citi participated in the meeting. Mr. Lightcap reviewed for the Board developments in the negotiations with Healthineers since the Board had last met on August 2, 2019, including the results of the August 4, 2019 negotiating session among the principals. Mr. Lightcap informed the Board that, as directed by the Board, the Strategic Transaction Committee had been focused on ensuring that there were no significant impediments to a third party making a competing proposal to buy Corindus after the merger had been announced, Mr. Lightcap noted that the Strategic Transaction Committee considered “matching rights” or significant “last look” rights as more problematic, on a relative basis, than the amount of the termination fee, because “matching” and “last look” rights were more likely to discourage a potential competing bidder from doing the work required to make a competing proposal than the amount of a customary termination fee.  Representatives of Cadwalader reviewed with the Board the relevant provisions of the merger agreement that remained unresolved. The Board discussed the remaining open issues, including the amount of the termination fee and the terms of the guarantee by Healthineers of the obligations of SMS USA under the merger agreement, which Healthineers had stated would take the form of a customary “support letter” governed by German law but which had not yet been provided.

Later on August 5, 2019, Blank Rome delivered a form of the Healthineers’ support letter and a revised draft of the merger agreement, which included a closing condition that each holder of preferred stock would deliver an acknowledgement at closing that provided, among other things and assuming closing occurred, that the preferred stock and warrants held by such person would be terminated at closing. The draft merger agreement also provided that Healthineers was considering Corindus’ latest proposal, made in connection with the ongoing negotiations with respect to the terms of the support letter, of a termination fee of 2.95% of the equity value of the transaction, which amount was subsequently confirmed by Healthineers as agreed.

On August 6, 2019, Healthineers delivered certain balance sheet information with respect to SMS USA to Corindus.  Also on August 6, 2019, Cadwalader and Blank Rome negotiated the form of the support letter and, with input from HealthCor’s outside counsel, the voting and support agreement.

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Also on August 6, 2019, the Board held a telephonic special meeting to further discuss the status of the transaction. Corindus’ senior leadership and representatives of Cadwalader and Citi participated in the meeting. Mr. Lightcap reviewed for the Board developments in the negotiations, including the proposed terms of the support letter and the termination fee. Representatives of Cadwalader then reviewed with the Board in detail the terms of the draft merger agreement, which was in close to final form, including the “fiduciary out” provisions, termination provisions, and deal certainty provisions, among others. The Board discussed with representatives of Cadwalader, among other things, the state of negotiations with respect to the support letter.

On August 7, 2019, Mr. Lightcap had a telephone conference with Mr. Stuelpner, Mr. Geiger and Mr. Richardson to further discuss SMS USA’s balance sheet and the Healthineers’ support letter and to finalize the terms of the merger agreement and related documents, subject to Board approval.

On August 7, 2019, Mr. Lightcap and representatives of Cadwalader contacted Mr. Harrington and notified him with respect to the merger discussions that had been ongoing and that the Board would meet later in the day to consider approving the merger agreement with SMS USA. Mr. Lightcap invited Mr. Harrington to attend the Board meeting and described generally the negotiations with Healthineers. Cadwalader delivered to Mr. Harrington the draft of the merger agreement and related documents, a presentation by Cadwalader with respect to the terms of the merger agreement and the Board’s fiduciary duties, and a presentation by Citi with respect to the financial analysis of Corindus and the transaction, each of which had been distributed to directors in connection with the meeting and was expected to be discussed at the Board meeting later that day.

Later on August 7, 2019, the Board held a telephonic special meeting to discuss and consider the merger agreement and the transaction with SMS USA. Mr. Harrington participated in this meeting, as did Corindus’ senior leadership and representatives of Cadwalader and Citi. Representatives of Cadwalader reviewed the proposed final terms of the merger agreement, including changes that had been negotiated since the August 6, 2019 Board meeting.  Representatives of Cadwalader then again reviewed with the members of the Board their fiduciary duties under applicable law. Representatives of Citi reviewed with the Board their financial analysis relating to the fairness to the holders of Corindus common stock of the merger consideration to be received in the proposed merger by the holders of Corindus common stock, and Citi then rendered its oral opinion, which was subsequently confirmed in writing, to the Corindus board to the effect that, as of August 7, 2019 and based on and subject to the assumptions made, procedures followed, matters considered and other limitations and qualifications set forth in Citi’s written opinion, the merger consideration to be paid to the holders of Corindus common stock in the merger was fair, from a financial point of view, to such holders. For more information, see the section entitled “The Merger - Opinion of Citigroup Global Markets Inc.” beginning on page 49 of this proxy statement. Following discussion, the Board (other than Mr. Harrington, who abstained) unanimously determined that it was in the best interest of Corindus and Corindus stockholders that Corindus enter into the merger agreement, approved and declared advisable the merger and the merger agreement, resolved that the merger agreement be submitted for consideration by Corindus stockholders at a special meeting of stockholders and recommended that Corindus stockholders adopt the merger agreement and approve the transactions contemplated thereby.  Mr. Lightcap then advised the Board that the compensation committee had earlier in the day approved a transaction bonus award in the amount of $2.5 million to Mr. Toland, to recognize Mr. Toland’s performance prior to and during the merger agreement process.  After discussion, the Board (other than Mr. Harrington, who abstained) approved the transaction bonus award, subject to the occurrence of the effective time of the merger and Mr. Toland’s continued employment with Corindus through such time.

In the evening of August 7, 2019, Corindus and SMS USA finalized and executed the merger agreement, Corindus and Healthineers finalized and executed the support letter, and HealthCor and SMS USA executed the voting and support agreement.

In the morning of August 8, 2019, each of Corindus and Healthineers issued press releases announcing the execution of the merger agreement.

Recommendation of the Board and Reasons for the Merger

The Board recommends that the Corindus stockholders vote “FOR” the merger proposal.

At a meeting of the Board held on August 7, 2019, the Board (other than Mr. Harrington, who abstained) (i) determined that it was advisable and in the best interests of Corindus and the Corindus stockholders that Corindus enter into the merger agreement, (ii) approved and declared advisable the merger and the merger agreement, (iii) resolved that the adoption of the merger agreement be submitted for consideration by the Corindus stockholders at a special meeting of the Corindus stockholders and (iv) recommended that the Corindus stockholders adopt the merger agreement and approve the transactions contemplated thereby.

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When you consider the Board’s recommendation, you should be aware that Corindus’ executive officers and directors may have interests in the merger that may be different from, or in addition to, the interests of Corindus stockholders generally. These interests are described in “The Merger - Interests of Corindus’ Executive Officers and Directors in the Merger” beginning on page 57 of this proxy statement.

Factors Considered Supporting Approval of the Merger.

In evaluating the merger agreement and the transactions contemplated thereby and reaching its determinations in connection therewith, the Board consulted with Corindus’ senior leadership and the Board’s financial and legal advisors, and considered a number of factors that it believed supported its decision, including the following (which are not necessarily presented in order of relative importance):

The merger consideration represents a significant premium to the trading price of the Corindus common stock across a number of measuring periods. The Board considered that the merger consideration of $4.28 per share in cash was attractive value for the shares of Corindus common stock and represented a:

•	69% premium over the $2.54 closing price of Corindus common stock on August 6, 2019 (the last trading day prior to the Board meeting at which the proposed merger was approved);
•	449% premium over the 52-week intraday low price of Corindus common stock of $0.78 (on December 27, 2018);
•	49% premium over the volume weighted average price of Corindus common stock of $2.8799 reported for the 30-day period ended August 6, 2019;
•	49% premium over the volume weighted average price of Corindus common stock of $2.8677 reported for the 60-day period ended August 6, 2019; and
•	59% premium over the volume weighted average price of Corindus common stock of $2.6966 reported for the 90-day period ended August 6, 2019.

Strategic alternatives to a sale of Corindus. The Board considered the potential values, benefits, risks and uncertainties facing Corindus’ stockholders associated with possible strategic alternatives to the merger (including the potential stockholder value based on Corindus’ business plan that could be expected to be generated from remaining an independent public company, the possibility of being acquired by other companies, the possibility of acquisitions or mergers with other companies, the possible consummation of a strategic collaboration transaction or other possible transactions, as well as the potential benefits, risks and uncertainties associated with such alternatives), and the timing and likelihood of accomplishing such alternatives (including, with respect to a strategic collaboration, the fact that Corindus’ process had not yielded any potential partner (other than Healthineers) that submitted a written strategic collaboration proposal, and the potential risk that a strategic collaboration might not be completed with Healthineers). The Board considered these alternatives as compared to the risks and benefits of the proposed merger.

Risks relating to remaining a stand-alone company. The Board evaluated Corindus’ long-term strategic plan were it to remain an independent public company, as well as the significant risks associated with executing such plan. This evaluation included the Board’s review of Corindus’ business, operations, assets, operating results, financial condition, prospects, business strategy, competitive position, and industry, including the potential impact (which cannot be quantified numerically) of those factors on the trading price of Corindus common stock, to assess the prospects and risks associated with remaining an independent public company. The Board believed that the certainty provided by the acquisition of Corindus by SMS USA for $4.28 per share in cash was more favorable to Corindus stockholders than the potential risk-weighted value of remaining an independent public company, after accounting for the risks and uncertainties associated with achieving and executing upon Corindus’ business and financial plans in the short- and long-term. Such risks include:

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•	increasing and changing regulatory and compliance requirements for operating as a publicly held medical device company in the United States and international markets, and the challenges faced in managing those requirements, especially in light of Corindus’ strategic shift to focus on a remote robotic interventional platform;
•	Corindus’ ability to generate revenue growth, transition to profitability and generate consistent positive cash flows;
•	Corindus’ ability to consummate a proposed collaboration arrangement with a strategic partner in lieu of the proposed merger, which such proposed collaboration is integral to Corindus’ long-term strategic plan;
•	Corindus’ ability to raise additional funding necessary to execute its strategic plan; and
•	other risks and uncertainties discussed in Corindus’ public filings with the SEC. See the section entitled “Where You Can Find More Information” beginning on page 100 of this proxy statement.

Process and Negotiations with Healthineers and SMS USA. The Board considered the strategic process that Corindus undertook, with the assistance of its financial advisor at the Board’s direction, to evaluate its alternatives in connection with a potential strategic collaboration. In October 2018, Corindus and its financial advisors engaged in a broad outreach to pursue a strategic collaboration arrangement to fully realize the potential of a neurovascular solution for Corindus. As a result of this outreach, Corindus engaged numerous with interested parties but ultimately Healthineers was the only party that submitted a written proposal to enter into a strategic collaboration with Corindus. The Board considered numerous aspects of the process, including the fact that none of the other companies identified in Citi’s outreach submitted a written strategic collaboration proposal to Corindus.

The Board considered the extensive negotiations Corindus and its legal counsel had with Healthineers and SMS USA and their legal counsel, including throughout the period of time from June 29, 2019, which was the day Healthineers first submitted a written indication of interest with respect to a collaboration arrangement, to the date on which the merger agreement was executed on August 7, 2019. In this regard the Board considered that Healthineers first expressed an interest in acquiring all of the outstanding capital stock of Corindus and submitted a written indication of such on June 29, 2019 and increased its proposed price per share from $3.65 per share to $4.05 per share and ultimately to $4.28 per share, which Healthineers indicated, and confirmed after further inquiry by the Board, was the highest price per share that Healthineers was willing to pay for the Corindus common stock. The Board also considered the extensive due diligence conducted by Healthineers over the course of several months and the negotiations between the parties, and that the negotiations with Healthineers had resulted in the highest price reasonably available to Corindus under the circumstances. The Board also considered that during the course of negotiations, Healthineers made several requests for exclusivity. The Board was concerned that Healthineers would rescind its proposal if Corindus contacted any third parties in an attempt to generate competing proposals and determined it was advisable to enter into exclusive arrangements with SMS USA given the Board’s belief that negotiations with Healthineers had resulted in the highest price reasonably available to Corindus under the circumstances and the provisions of the merger agreement permitted the emergence of a competing bid.

As a result of factors such as the processes conducted by Corindus with the assistance of its financial advisor at the Board’s direction, the Board believed that the merger was a superior alternative to the other potential strategic alternatives to Corindus, including alternative stand-alone operating strategies and other potential strategic partnerships, in each case, considering the potential stockholder value that might result from such alternatives, as well as the feasibility of such alternatives and the risks and uncertainties associated with pursuing such alternatives. The Board noted that prior to engaging in discussions with respect to a merger, the previously discussed strategic collaboration arrangement and the viability of a successful partnership were principal components to Corindus’ long-term strategic plan. The Board considered, in this regard, the risk to Corindus if a strategic collaboration transaction did not occur on a timely basis or at all.

Cash consideration. The Board considered the fact that the merger consideration would be paid solely in cash, which, compared to non-cash consideration, provides certainty of value and immediate liquidity to Corindus’ stockholders upon the consummation of the merger, in comparison to the risks and uncertainty that would be inherent in remaining an independent public company or engaging in a transaction in which all or a portion of the consideration is payable in stock. The Board weighed the certainty of realizing a compelling value for shares of Corindus common stock by virtue of the merger against the uncertain prospect that the trading value for the Corindus common stock would approach the merger consideration in the foreseeable future, as well as the risks and uncertainties associated with Corindus’ business.

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Anti-trust regulatory approvals. The Board considered that it believed that there would be limited antitrust impediments to the consummation of the merger, and the Board considered SMS USA’s obligation under the merger agreement to use its reasonable best efforts to obtain all necessary actions or non-actions, consents and approvals necessary in connection with the consummation of the transactions contemplated by the merger agreement, subject to certain limitations specified in the merger agreement.

No Financing Condition. The Board considered that the merger is not subject to a financing condition, that SMS USA represented to Corindus in the merger agreement that SMS USA or its direct parent, Healthineers, has available and will continue to have available through the closing, unencumbered cash or cash equivalents, lines of credit or other sources of immediately available funds sufficient to pay the aggregate merger consideration and to consummate the merger. The Board also considered that Healthineers delivered the letter of support pursuant to which Healthineers agreed, guaranteed and committed to the complete payment and discharge of all monetary obligations and liabilities of SMS USA to Corindus arising from the merger agreement (other than the indemnification obligations owed to directors and officers of Corindus).

Fairness opinion. The oral opinion rendered by Citi, which was confirmed by delivery of a written opinion, to the Board to the effect that, as of August 7, 2019 and based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as set forth in Citi’s written opinion, the merger consideration to be received in the proposed merger by the holders of Corindus common stock was fair, from a financial point of view, to such holders. For more information, see the section entitled “The Merger - Opinion of Citigroup Global Markets Inc.” beginning on page 49 of this proxy statement.

Merger agreement. The Board considered the terms and conditions of the merger agreement, including the structure of the transaction, the all-cash form of the merger consideration, the limited conditions to closing, the customary nature of the representations, warranties, and the covenants and agreements of the parties. The Board further considered the course and nature of negotiations with SMS USA, which were conducted at arm’s length and during which the Board was advised by independent legal and financial advisors on a regular basis. The Board took into account the terms of the merger agreement, including terms that the Board believed would permit other potentially interested parties to submit a competing proposal, if they so desired, during the significant period between the announcement of the execution of the merger agreement and the stockholder vote to approve the merger, including:

•	Corindus’ ability, under certain circumstances, to provide information to and conduct negotiations with third parties, if the Board determines in good faith (after consultation with Corindus’ financial advisor and outside legal counsel) that such third party has made a competing proposal that constitutes or could reasonably be expected to lead to or result in a superior proposal;
•	Corindus’ ability, under certain circumstances, to terminate the merger agreement to enter into a definitive agreement, subject to certain notice obligations and payment of the termination fee as described below, if the Board determines that a competing proposal is a superior proposal;
•	the right of the Board to change its recommendation that the Corindus stockholders adopt the merger agreement in connection with a superior proposal or an intervening event, subject to certain restrictions and the requirement that Corindus pay SMS USA the applicable termination fee if the Board makes a change in recommendation and the merger agreement is terminated as a result;
•	the absence of any right of SMS USA to match a third party superior proposal and the absence of any significant right of SMS USA to be afforded a “last look” in connection with a superior proposal, other than Corindus’ obligation to consider any revised proposal made by SMS USA prior to 11:59 p.m. on the second business day after Corindus notifies SMS USA that it intends to enter into a definitive agreement with respect to such superior proposal and determination in good faith that such third party proposal continues to be superior; and

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•	the Board’s belief that Corindus’ obligation to pay SMS USA a termination fee of $32.515 million, or approximately 2.95% of the aggregate equity value of the transaction, if the merger agreement is terminated under certain circumstances, (i) is reasonable in light of the overall terms of the merger agreement and the benefits of the merger, (ii) is comparable to termination fees in transactions of a similar size, and (iii) would not preclude another party from making a competing proposal to acquire Corindus if they were interested in making such a proposal.

The Board also considered other terms of the merger agreement, including the right of Corindus to seek an injunction, specific performance and other equitable remedies if needed in order to prevent breaches of the merger agreement by SMS USA.

SMS USA’s capabilities. The Board considered that SMS USA is a creditworthy entity with substantial assets, and considered SMS USA’s reputation in the imaging and medical device industry, its financial capacity to complete an acquisition of this size and its affiliates prior track record of completing acquisitions, and the terms of the letter of support from Healthineers, which the Board believed supported the conclusion that a transaction with SMS USA could be completed relatively quickly and in an orderly manner.

Board’s independence and comprehensive review process. The Board considered the fact that the Board consisted of a majority of independent directors who approved the transaction following extensive discussions with Corindus’ management team, representatives of financial advisers and outside legal counsel, and also took into consideration the financial expertise and prior industry experience held by a number of directors.

Stockholders’ ability to reject the merger. The Board considered the fact that the merger is subject to approval by the holders of a majority of voting power Corindus capital stock, and that stockholders would be able to reject the merger.

Appraisal rights. The Board considered the fact that stockholders who do not vote for the adoption of the merger agreement and who follow certain prescribed procedures will have the right to dissent from the merger and demand appraisal of the fair value of their shares under the DGCL.

Other Factors Considered by the Board.

In the course of reaching its decision, the Board also considered and balanced against the potential benefits of the merger a number of potentially adverse factors concerning the merger, including the following:

No further stockholder participation in future gains. The Board considered the fact that Corindus would no longer exist as an independent public company following the merger and that Corindus stockholders would forgo any future increase in Corindus’ value following the merger that might result from Corindus’ earnings or possible growth as an independent company. The Board concluded that there were a number of significant risks associated with remaining an independent company (including as described in more detail herein) that in many cases were difficult to quantify and that the premium reflected in the merger consideration constituted fair compensation for the loss of the potential stockholder benefits that could reasonably be expected to be realized by Corindus’ strategic plan, particularly on a risk-adjusted basis.

Regulatory risk. The Board considered the risk that necessary regulatory approvals may be delayed, conditioned or denied, and the risk that the applicable governmental agencies may seek to impose unfavorable terms or conditions, or otherwise fail to grant, such approvals.

Risks associated with announcement and pendency of the merger. The Board considered the risk that the announcement and pendency of the merger may cause substantial harm to relationships with Corindus’ employees, vendors, distributors, sales representatives, customers or strategic partners or may divert management and employee attention away from the day-to-day operation of Corindus’ business. The Board also considered Corindus’ ability to attract and retain key personnel while the proposed transaction is pending and the potential adverse effects on Corindus’ financial results as a result of that disruption, as well as the possibility of any suit, action or proceeding in respect of the merger agreement or the transactions contemplated thereby.

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Risks associated with a failure to consummate the merger. The Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied, and as a result there can be no assurance that the merger will be completed, even if the merger is approved by Corindus’ stockholders. The Board noted the fact that, if the merger is not completed, (i) Corindus will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to Corindus’ operations, diversion of management and employee attention, employee attrition and a potentially negative effect on Corindus’ business and customer relationships, (ii) depending on the circumstances that caused the merger not to be completed, the price of the Corindus common stock could decline, potentially significantly, and (iii) the market’s perception of Corindus’ prospects could be adversely affected.

Restrictions on the operation of Corindus’ business. The Board considered the restrictions on the conduct of Corindus’ business prior to the completion of the merger, which could delay or prevent Corindus from realizing certain business opportunities or taking certain actions with respect to its operations that it might otherwise take absent the pending merger.

Inability to solicit acquisition proposals. The Board considered the fact that the merger agreement precludes Corindus from actively soliciting alternative proposals. The Board further considered the possibility that the termination fee payable to SMS USA if the merger agreement is terminated under certain circumstances might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals. However, the Board also considered that the structure of the transaction as a merger would result in detailed public disclosure and substantial time prior to consummation of the merger during which an unsolicited superior proposal could be submitted. In addition, the Board considered the “fiduciary out” provisions of the merger agreement, which, subject to the terms and conditions thereof, permit Corindus to furnish information to and conduct negotiations with third parties that make unsolicited acquisition proposals, and permit the Board to change its recommendation to Corindus stockholders regarding the merger agreement and to terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal, subject to payment of a termination fee to SMS USA.

Absence of a competitive bid process with respect to a merger proposal. The Board considered the fact that it decided not to engage in a competitive bid process with respect to the merger, which decision by the Board was informed by (i) the price and premium valuation proposed by SMS USA, (ii) the fact that the Board was concerned that SMS USA would rescind its proposal if Corindus attempted to generate competing proposals, (iii) the Board’s concern regarding increased risk of leaks if Corindus contacted third parties regarding a potential transaction, (iv) the limited likelihood (based in part on the strategic collaboration process) that another strategic buyer would be interested in pursuing a strategic transaction with Corindus at this time and the fact that it was unlikely that a financial buyer would be interested in making a fully-financed, non-contingent offer to acquire Corindus at a price per share greater than $4.28 (particularly in light of the substantial investments that would be required to execute on Corindus’ strategic plan), and (v) the fact that, because the transaction is structured as a merger, potentially interested parties could submit a superior proposal during the significant period of time between the announcement of the execution of the merger agreement and the stockholder vote to approve the merger.

Tax treatment. The Board considered the fact that an all cash transaction would be taxable to Corindus’ stockholders that are U.S. holders for U.S. federal income tax purposes.

Limited remedies. The Board considered the fact that if it believed SMS USA breached the merger agreement and Corindus was unable to obtain specific performance to compel SMS USA to perform its obligations under the merger agreement, then Corindus’ only remedy is the right, in certain circumstances, to terminate the merger agreement and seek monetary damages.

Transaction costs. The Board considered the fact that Corindus has incurred and will continue to incur significant transaction costs and expenses in connection with the merger, regardless of whether the merger is consummated.

Potential differing interests of directors and officers. The Board considered that, aside from their interests as Corindus stockholders, Corindus’ directors and executive officers have interests in the merger that are different from, or in addition to, the interests of other Corindus stockholders generally. See “The Merger - Interests of Corindus’ Executive Officers and Directors in the Merger” beginning on page 57 of this proxy statement.

While the Board considered potentially positive and potentially negative factors, the Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the Board determined that the merger agreement and the merger are advisable and fair to, and in the best interest of, Corindus and its stockholders.

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The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the Board in its consideration of the merger, but includes the material positive factors and material negative factors considered by the Board in that regard. In view of the number and variety of factors and the amount of information considered, the Board did not find it practicable to, and did not make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors. Based on the totality of the information presented, the Board collectively reached the decision to approve and declare advisable the merger agreement and the merger in light of the factors described above and other factors that the members of the Board felt were appropriate.

Portions of this explanation of Corindus’ reasons for the merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 23 of this proxy statement.

Opinion of Citigroup Global Markets Inc.

Corindus retained Citi as its exclusive financial advisor in connection with a possible transaction involving the Company. In connection with Citi’s engagement, Corindus requested that Citi evaluate the fairness, from a financial point of view, of the merger consideration to be received in the proposed merger by holders of shares of Corindus common stock pursuant to the terms and subject to the conditions set forth in the merger agreement. On August 7, 2019, at a meeting of the Board held to evaluate the proposed merger and at which the merger agreement was approved, Citi rendered to the Board an oral opinion, confirmed by delivery of a written opinion, dated August 7, 2019, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as set forth in its written opinion, the merger consideration to be received in the proposed merger by holders of Corindus common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of Citi’s written opinion, dated August 7, 2019, to the Board, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi in rendering its opinion, is attached to this proxy statement as Annex B and is incorporated herein by reference in its entirety. The summary of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was rendered to the Board (in its capacity as such) in connection with its evaluation of the proposed merger and was limited to the fairness, from a financial point of view, as of the date of the opinion, to the holders of Corindus common stock of their merger consideration. Citi’s opinion did not address any other aspects or implications of the proposed merger or the merger agreement. Citi’s opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed merger or otherwise.

In arriving at its opinion, Citi:

•	reviewed an execution version of the merger agreement, provided to Citi on August 7, 2019;
•	held discussions with certain senior officers, directors and other representatives and advisors of Corindus and certain senior officers and other representatives and advisors of SMS USA concerning the business, operations and prospects of Corindus;
•	examined certain publicly available business and financial information relating to Corindus as well as certain financial forecasts and other information and data relating to Corindus which were provided to or discussed with Citi by the management of Corindus;
•	reviewed the financial terms of the proposed merger as set forth in the merger agreement in relation to, among other things, current and historical market prices and trading volumes of Corindus common stock, the historical and projected earnings and other operating data of Corindus, and the capitalization and financial condition of Corindus;

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•	considered, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the proposed merger;
•	analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of Corindus;
•	in connection with Citi’s engagement and at the direction of Corindus, was requested to approach and held discussions with, selected third parties to solicit indications of interest in a possible development and commercialization partnership or collaborative venture with, and/or possible minority equity investment in, Corindus; and
•	conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

The issuance of Citi’s opinion was authorized by Citi’s fairness opinion committee.

In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the management of Corindus that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to forecasts and other information and data relating to Corindus provided to or otherwise reviewed by or discussed with Citi, Citi was advised by the management of Corindus and Citi assumed, with the consent of the Board, that such forecasts and other information and data were reasonably prepared on bases reflecting the best then currently available estimates and judgments of the management of Corindus as to, and were a reasonable basis upon which to evaluate, the future financial performance of Corindus and assumed, with the consent of the Board, that the financial results reflected in such forecasts would be realized in the amounts and at the times projected. Citi expressed no view or opinion as to any financial forecasts or other information or data (or underlying assumptions on which any such financial forecasts and other information or data were based) provided to or otherwise reviewed by or discussed with Citi.

Citi assumed, with the Board, that the proposed merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the proposed merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Corindus or the merger that would be in any way meaningful to Citi’s analysis. Representatives of Corindus advised Citi, and Citi further assumed, that the final terms of the merger agreement would not vary in any material respect from those set forth in the execution version reviewed by Citi. Citi did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Corindus nor did Citi make any physical inspection of the properties or assets of Corindus. Citi was not requested to, and Citi did not, solicit third party indications of interest in the possible acquisition of all of Corindus, nor was Citi requested to consider, and Citi’s opinion did not address the underlying business decision of Corindus to effect the merger, the relative merits of the proposed merger as compared to any alternative business strategies that may have existed for Corindus or the effect of any other transaction in which Corindus might have engaged. Citi also expressed no view as to, and Citi’s opinion did not address, the fairness (financial or otherwise) of the consideration to be received by the holders of the Corindus preferred stock pursuant to the merger agreement or of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration. Citi’s opinion was necessarily based upon information available to Citi, and financial, stock market and other conditions and circumstances existing, as of the date of its opinion. Although subsequent developments may affect Citi’s opinion, Citi has no obligation to update, revise or reaffirm its opinion.

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In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Citi arrived at its opinion based on the results of all analyses undertaken by it and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion.

The estimates used by Citi for purposes of its analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi’s analyses are inherently subject to substantial uncertainty.

Citi was not requested to, and it did not, recommend or determine the specific consideration payable in the merger. The type and amount of consideration payable in the proposed merger was determined through negotiations between Corindus and SMS USA and Corindus’ decision to enter into the merger agreement was solely that of the Board. Citi’s opinion was only one of many factors considered by the Board in its evaluation of the merger and should not be viewed as determinative of the views of the Board or the management of Corindus with respect to the proposed merger, merger consideration or any other aspect of the transactions contemplated by the merger agreement.

Financial Analyses

The following is a summary of the material financial analyses prepared and reviewed with the Board in connection with Citi’s opinion, dated August 7, 2019, to the Board. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, Citi, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Citi. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. Future results may be different from those described and such differences may be material. Financial data utilized for Corindus in the financial analyses described below, to the extent based on internal financial forecasts and estimates of management, were based on certain financial forecasts and other information and data relating to Corindus provided to or discussed with Citi and approved for Citi’s use by the management of Corindus and as further summarized in the section entitled “The Merger - Financial Projections” beginning on page 55, and which are referred to collectively as the Financial Projections. The Financial Projections reflected a potential third party development and commercialization partnership between Corindus and a third party, beginning January 1, 2020, in connection with which the third party was assumed to have made a $90 million investment in Corindus in exchange for 30 million newly-issued shares of Corindus common stock. The approximate implied equity value per share reference ranges reflected in the summaries of the financial analyses described below were calculated giving effect to this assumed third-party investment (the “Assumed Cash Investment”) and assumed new share issuance (the “Assumed Share Issuance”). In addition, the approximate implied equity value per share ranges reflected in the summaries of the financial analyses described below were rounded to the nearest $0.05, except the 52–Week Trading Range. Approximate implied firm values reference ranges reflected in the summaries of the financial analyses described below were rounded to nearest $5 million.

Selected Companies Analysis

Citi reviewed certain financial information and public market multiples for the following publicly traded corporations in the medical technology industry.

•	Dexcom, Inc.
•	Insulet Corporation
•	ABIOMED, Inc.

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•	Penumbra, Inc.
•	Glaukos Corporation
•	Merit Medical Systems, Inc.
•	iRhythm Technologies Inc.
•	Nevro Corp.
•	BioTelemetry, Inc.
•	Cardiovascular Systems, Inc.
•	AtriCure Inc.
•	Intersect ENT, Inc.
•	TransEnterix, Inc.

Although none of the selected companies listed above is directly comparable to Corindus, the companies included were chosen because they have operations that, for purposes of Citi’s analysis and based on its experience and professional judgment, may be considered similar to certain operations of Corindus based on business sector participation, operational characteristics and financial metrics. The quantitative information used in this analysis, to the extent that it is based on market data, was based on market data as of August 6, 2019.

Citi calculated and reviewed, among other information, firm values for the selected companies (calculated as the market value of the relevant company’s common stock on a diluted basis, plus debt (treating financing leases as debt), minority interest and preferred equity, less cash and cash equivalents and other relevant adjustments for the particular company) as a multiple of calendar years 2020 and 2021 estimated revenues.

The median multiples of firm value to calendar years 2020 and 2021 estimated revenues calculated by Citi for the selected companies were as follows:

Firm Value / Revenue
	2020E	2021E
Selected Companies - Median	4.9x	5.0x

Financial data for the selected companies were based on FactSet data and publicly available Wall Street research analysts’ estimates and other publicly available information and calendarized when necessary.

Based on its professional judgment and experience, and taking into consideration the observed multiples for the selected companies, Citi identified illustrative ranges of multiples of firm value to calendar years 2020 and 2021 estimated revenue of 4.9x to 11.8x and 5.0x to 9.8x, respectively. Citi then multiplied these illustrative ranges of multiples by the estimated revenue for Corindus for calendar years 2020 and 2021, respectively, as reflected in the Financial Projections to derive implied firm value reference ranges for Corindus of $395 million to $940 million and $635 million to $1,235 million, respectively. By adding to these implied firm value reference ranges for Corindus an assumed net cash position for Corindus of $107 million as of June 30, 2019 (calculated by adding the Assumed Cash Investment of $90 million to Corindus’ net cash position of $17 million as of June 30, 2019) and dividing the result by the diluted share count of Corindus, calculated using the treasury stock method, based on equity information as of August 5, 2019 as provided by Corindus management and taking into account the Assumed Share Issuance, Citi derived implied per share equity value reference ranges for the Corindus common stock of $1.85 to $3.65 and $2.65 to $4.65, respectively. Citi compared these implied per share equity value reference ranges to the merger consideration of $4.28 per share of Corindus common stock.

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Selected Transactions Analysis

Citi analyzed certain publicly available information relating to the selected transactions listed below in the medical technology industry since September 2013.

Date Announced	Target	Acquiror
2/13/2019	Auris Health, Inc.	Johnson & Johnson
9/20/2018	Mazor Robotics	Medtronic plc
9/6/2018	Augmenix, Inc.	Boston Scientific Corporation
8/30/2018	K2M Group Holdings, Inc.	Stryker Corporation
12/7/2017	Entellus Medical Inc.	Stryker Corporation
9/5/2017	Neotract, Inc.	Teleflex Incorporated
8/7/2017	NxStage Medical, Inc.	Fresenius Medical Care AG & Co.
6/28/2017	Spectranetics Corporation	Koninklijke Philips NV
6/19/2017	Novadaq Technologies Inc.	Stryker Corporation
2/15/2017	Codman Neurosurgery	Integra LifeSciences Holdings Corp.
2/14/2017	Cynosure, Inc.	Hologic, Inc.
2/13/2017	ZELTIQ Aesthetics, Inc.	Allergan plc
12/2/2016	Vascular Solutions, Inc.	Teleflex Incorporated
6/7/2016	LDR Holding Corporation	Zimmer Biomet Holdings, Inc.
2/16/2016	Physio-Control International, Inc.	Stryker Corporation
7/22/2015	Thoratec Corporation	St. Jude Medical, Inc.
3/2/2015	AMS (Mens Health & Prostate Business)	Boston Scientific Corporation
12/8/2013	Given Imaging Ltd.	Covidien plc
9/25/2013	Mako Surgical Corp.	Stryker Corporation

Although none of the target companies involved in the selected transactions is directly comparable to Corindus, these transactions were selected, among other reasons and based on Citi’s experience and professional judgment, because the target companies involved in these transactions share similar business characteristics to Corindus based on business sector participation, operational characteristics and financial metrics.

For each of the selected transactions, Citi calculated and compared firm value of the target company (calculated as the implied value of the applicable target company’s common stock on a diluted basis based on the consideration paid in the applicable transaction, plus debt, minority interest and preferred equity, less cash and cash equivalents and other relevant adjustments for the particular target company, as of the end of last fiscal quarter of the target company prior to the announcement of the applicable transaction) as a multiple of the target company’s revenue for the last 12 months (“LTM”), as most recently disclosed at the time of the announcement of the transaction (“FV/LTM Revenue Multiple”) and as a multiple of the target company’s estimated revenue for the next 12 months (“NTM”) based on publicly available Wall Street research analysts’ estimates (“FV/NTM Revenue Multiple”). The median FV/LTM Revenue Multiple and the median FV/NTM Revenue Multiple calculated by Citi for the selected transactions were as follows:

FV / Revenue
	LTM	NTM
Selected Transactions - Median	6.5x	5.9x

Based on its professional judgment and experience, and taking into consideration the observed multiples for the selected transactions listed above, Citi identified an illustrative range for FV/LTM Revenue Multiples of 6.5x to 23.4x and an illustrative range for FV/NTM Revenue Multiples of 5.9x to 20.6x. Citi then multiplied these illustrative ranges of multiples by Corindus’ revenue for the 12 months ended June 30, 2019 as reflected in Corindus’ public filings and by Corindus estimated revenue for 2020 as reflected in the Financial Projections, respectively, to derive implied firm value reference ranges for Corindus of $100 million to $355 million and $470 million to $1,640 million, respectively.

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By adding to the FV/LTM Revenue Multiples implied firm value reference range for Corindus an assumed net cash position for Corindus of $17 million as of June 30, 2019, and by adding to the FV/NTM Revenue Multiples implied firm value reference range for Corindus an assumed net cash position for Corindus of $107 million as of June 30, 2019 (calculated by adding the Assumed Cash Investment of $90 million to Corindus’ net cash position of $17 million as of June 30, 2019), and dividing the result by the diluted share count of Corindus, calculated using the treasury stock method, based on equity information as of August 5, 2019 provided by Corindus management and taking into account the Assumed Share Issuance for the FV/NTM Revenue Multiples implied equity value range only, Citi derived implied per share equity value reference ranges for the Corindus common stock of $0.50 to $1.55 and $2.10 to $6.00, respectively. Citi compared these implied per share equity value reference ranges to the merger consideration of $4.28 per share of Corindus common stock.

Discounted Cash Flow Analysis

Citi conducted a discounted cash flow analysis for Corindus, which is an analysis designed to estimate an implied value of a company by calculating the present value of the estimated future unlevered after-tax free cash flows of that company over a projection period and a terminal value for that company at the end of the projection period.

Citi conducted this analysis for Corindus using estimates of the unlevered free cash flows that Corindus is expected to generate during the period from July 1, 2019 through December 31, 2024, that were calculated by Citi based upon the Financial Projections by taking net operating profit after tax, adding depreciation and amortization, adjusting for changes in net working capital, subtracting capital expenditures and treating stock-based compensation as a cash expense. Citi also calculated a range of terminal values for Corindus by applying perpetuity growth rates ranging from 5.0% to 6.0% to a terminal year estimate of unlevered free cash flow. The unlevered free cash flows of the period from July 1, 2019 through December 31, 2024 and the range of terminal values were then discounted to present values, as of June 30, 2019, using mid-period discounting convention and discount rates ranging from 10.9% to 13.0%, to derive an implied firm value reference range for Corindus of $795 million to $1,425 million. The discount rate range of 10.9% to 13.0% was chosen by Citi based upon an analysis of the weighted average cost of capital of Corindus.

By adding to the implied firm value reference ranges for Corindus an assumed net cash position for Corindus of $107 million as of June 30, 2019 (calculated by adding the Assumed Cash Investment of $90 million to Corindus’ net cash position of $17 million as of June 30, 2019) and the present value, as of June 30, 2019, of the benefits estimated to be realized from Corindus’ net operating losses based on the Financial Projections (derived applying a discount rate of 11.9%) and dividing the result by diluted share counts of Corindus calculated using the treasury stock method, based on equity information as of August 5, 2019 as provided by Corindus management and taking into account the Assumed Share Issuance, Citi derived an implied per share equity value reference range for the Corindus common stock of $3.30 to $5.45. Citi compared these ranges to the merger consideration of $4.28 per share of Corindus common stock.

Other Information

Citi noted that the 52-week trading range, equity research analyst price targets and implied premia analyses below with respect to Corindus are not valuation methodologies and were presented for reference only.

52–Week Trading Range

Citi reviewed the historical intra-day share prices of Corindus common stock for the 52-week period ended August 6, 2019. Citi noted that the low and high closing share prices during this period were $0.78 and $3.49 per share of Corindus common stock, respectively.

Equity Research Analyst Price Targets

Citi reviewed the most recent publicly available research analysts’ one-year forward price targets for the Corindus common stock prepared and published by selected research analysts. Citi noted that as of August 6, 2019 such price targets ranged from $2.00 to $4.00. Citi also noted that this range of price targets, discounted one year at a 11.6% cost of equity, was $1.80 to $3.60.

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Implied Premia Paid

Citi calculated, using publicly available information, the 25th percentile, median and 75th percentile one-day unaffected stock price premia paid for selected transactions in the medical technology industry occurring since 2014 that Citi deemed appropriate in its professional judgment. The analysis indicated a relevant range of one-day unaffected stock premia of 20% to 54%. Citi then calculated, based on this range of premia, an illustrative range of prices per share of Corindus common stock of $3.05 to $3.90.

Miscellaneous

Corindus has agreed to pay Citi for its services in connection with the merger an aggregate fee of approximately $23.6 million, $3 million of which became payable upon delivery of Citi’s opinion to the Board, and the remainder of which is payable contingent upon the consummation of the proposed merger. In addition, Corindus agreed to reimburse Citi for expenses incurred by Citi in performing its services, and to indemnify Citi and related parties against certain liabilities, including liabilities under federal securities laws, arising out of Citi’s engagement.

As the Board also was aware, Citi and its affiliates in the past have provided and in the future may provide certain investment banking, commercial banking and other financial services to Siemens AG, the majority shareholder of Healthineers, and affiliates of Siemens AG unrelated to the proposed merger, for which services Citi and its affiliates have received and expect to receive compensation, including, during the two-year period prior to the date of Citi’s opinion, having acted or acting as joint bookrunner in connection with the initial public offering of Healthineers by Siemens AG; and as lead arranger, administrative agent and/or bookrunner in connection with certain investment grade loans and investment grade bond issuances of Siemens AG. For the services described above for Corindus, Citi and its affiliates received during the two-year period prior to the date of Citi’s opinion aggregate fees of approximately $12 million. In the ordinary course of Citi’s business, Citi and its affiliates may actively trade or hold the securities of Corindus, Healthineers, Siemens AG and their respective affiliates for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Corindus, Healthineers, Siemens AG and their respective affiliates.

Corindus selected Citi as a financial advisor in connection with the merger based on Citi’s reputation, experience and familiarity with Corindus and its business. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions and other purposes.

Financial Projections

Corindus management maintains longer range financial projections for internal budgeting and planning purposes, which Corindus management reviews with the Board from time to time. However, Corindus does not in the ordinary course make public projections as to future performance, earnings or other results and is especially cautious of making financial forecasts for extended periods because of the unpredictability of the underlying assumptions and estimates. However, in connection with the Board’s evaluation of the proposed merger, our management prepared certain, unaudited, stand-alone, financial forecasts regarding our anticipated future operations, for fiscal years 2019 through 2024 which we refer to as “Financial Projections,” described below.

Our management provided the Financial Projections to the Board for their review in connection with the Board’s evaluation of the proposed merger, and to Citi, our financial advisor in connection with the proposed merger. Our management also provided the Financial Projections to SMS USA. The Company advised the recipients of the Financial Projections that its internal financial forecasts upon which the Financial Projections were based are subjective in many respects. The Financial Projections reflected numerous assumptions with respect to company performance, industry performance, general business, economic, market and financial conditions, competitive and regulatory conditions, and other matters, many of which are difficult or impossible to predict accurately, are subject to significant economic, regulatory and competitive uncertainties and are beyond the Company’s control. The Financial Projections also reflect assumptions as to certain business decisions that are subject to change. As a result, there could be no assurance that the Financial Projections will be realized or that actual results will not be significantly higher or lower than projected.

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The Financial Projections were developed for internal use and for use by our financial advisor with respect to their due diligence investigation of the Company, and were not prepared with a view toward public disclosure and do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the Financial Projections, and does not express an opinion or any form of assurance related thereto. Such non-U.S. GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and such non- U.S. GAAP financial measures as used by Corindus may not be comparable to similarly titled amounts used by other companies. The Financial Projections and summaries of the Financial Projections are not being included in this proxy statement to influence any Corindus stockholder’s decision whether to vote for the merger, but are being included because they were made available to the Board and our financial advisor for their respective evaluation of the proposed merger. The Financial Projections are not intended to be considered as public guidance of our financial performance or to be an assurance of the achievement of future results.

The Financial Projections, while presented with numerical specificity, necessarily were based on numerous estimates, variables and assumptions that are inherently uncertain and many of which are beyond our control. Because the Financial Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. Furthermore, the Financial Projections do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the potential acquisition of Corindus by SMS USA pursuant to the merger agreement or our compliance with our covenants under the merger agreement. Important factors that may affect actual results and result in the Financial Projections not being achieved include, but are not limited to, the risk factors described in our annual report on Form 10-K for the fiscal year ended December 31, 2018, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, the Financial Projections may be affected by our ability to achieve strategic goals, objectives and targets over the applicable period.

The Financial Projections are forward-looking statements. Financial Projections of this type are based on estimates and assumptions that are inherently subject to factors such as company performance, industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of the Company, including the factors described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 23 of this proxy statement. Such factors may cause the Financial Projections or the underlying assumptions to be inaccurate.

Accordingly, there can be no assurance that the Financial Projections will be realized, and actual results may vary materially from those shown. The inclusion of the Financial Projections in this proxy statement should not be regarded as an indication that we or any of our affiliates, advisors, including Citi, or representatives considered or consider the Financial Projections to be predictive of actual future events, and they should not be relied upon as such. Neither we nor any of our affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from the Financial Projections and none of them undertakes any obligation to update or otherwise revise or reconcile the Financial Projections to reflect circumstances existing after the respective dates on which they were prepared or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Financial Projections are shown to be in error. We do not intend to make publicly available any update or other revision to the Financial Projections, except as otherwise required by law.

The following table sets forth a summary of the Financial Projections and certain historical financial information for comparison purposes:

	Historical (in millions)			Projected(1) (in millions)
Line Item	2016	2017	2018	2019	2020	2021	2022	2023	2024
Revenue	$3	$10	$11	$20	$80	$126	$244	$360	$450
Gross Profit / (Loss)	($2)	$0	$2	$9	$48	$79	$168	$252	$328
Operating Income / (Loss)	($32)	($34)	($34)	($38)	($23)	($12)	$29	$90	$142

(1)       Assumes commercial partnership beginning January 1, 2020.

Readers of this proxy statement are cautioned not to place undue reliance on the specific portions of the Financial Projections set forth above. Neither we nor any of our affiliates, advisors, officers, directors or representatives has made or makes any representation to any Corindus stockholder or other person regarding our ultimate performance compared to the information contained in the Financial Projections or that the Financial Projections will be achieved, or otherwise regarding the information included in the Financial Projections. We have made no representation to SMS USA in the merger agreement or otherwise concerning the accuracy or reliability of the Financial Projections.

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Interests of Corindus’ Executive Officers and Directors in the Merger

When considering the recommendation of the Board that you vote to approve the merger proposal, you should be aware that, aside from their interests as Corindus stockholders, Corindus’ directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Corindus stockholders generally. This includes, for instance, payments that our directors and executive officers are entitled to receive in respect of Corindus stock options and restricted stock units, severance payments and benefits that our executive officers may become entitled to receive in connection with certain terminations, and, in the case of Mark J. Toland, a one-time transaction bonus, each as described more fully below.

With regard to our directors serving on the Board (other than Mark J. Toland, whose interest is as an executive officer), these interests relate to the impact of the transaction on the directors’ outstanding equity awards (which consist of restricted stock units and stock options) and the provision of indemnification and insurance arrangements pursuant to the merger agreement and Corindus’ certificate of incorporation and bylaws, which reflect that such directors may be subject to claims arising from their service on the Board.

With regard to our executive officers, these interests include coverage under indemnification and insurance arrangements, and the possible receipt of the following types of payments and benefits that may be triggered by or otherwise relate to the merger, assuming the merger occurred on October 1, 2019 and, where applicable, the executive officers’ employment was terminated by us without “cause” or, if applicable, by the executive officer for “good reason” (each as defined below) on October 1, 2019:

•	approximately $51.4 million to cash out the executive officers’ outstanding stock options, including accelerated vesting of approximately $10.3 million pursuant to the terms of the merger agreement;
•	possible cash severance payments and other termination benefits under the executive officers’ employment agreements, in a maximum aggregate amount of approximately $1.4 million for all executive officers;
•	a one-time, lump-sum cash transaction bonus of $2.5 million for Mark J. Toland; and
•	the provision of indemnification and insurance arrangements pursuant to the merger agreement and Corindus’ certificate of incorporation and bylaws.

Treatment of Director and Executive Officer Common Stock and Preferred Stock

Corindus’ directors and executive officers will receive the same merger consideration as other stockholders of (i) common stock consideration for each share of Corindus common stock that they own at the effective time and (ii) the preferred stock consideration for each share of Corindus preferred stock that they own.

For information regarding beneficial ownership of Corindus common stock and Corindus preferred stock by each of Corindus’ current directors, Corindus’ named executive officers and all directors and executive officers as a group, see the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 93 of this proxy statement.

Treatment of Director and Executive Officer Equity Awards

As described under “The Merger Agreement - Treatment of Corindus Equity Awards” beginning on page 70 of this proxy statement, the merger agreement provides that each option to purchase shares of Corindus common stock and each Corindus restricted stock unit award will be treated as set forth below. Only our non-employee directors, but not our executive officers, hold restricted stock units.

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Treatment of Stock Options

Each option to purchase shares of Corindus common stock that is outstanding and unexercised immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment (without interest) equal to the product of (A) the excess, if any, of the common stock consideration over the per share exercise price of such option, and (B) the number of shares of Corindus common stock subject to such option as of the effective time, net of any applicable withholding taxes required to be withheld by applicable law. Options with a per share exercise price equal to or exceeding the common stock consideration will be cancelled without payment.

Treatment of Restricted Stock Unit Awards

Each Corindus restricted stock unit award that is outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment (without interest) equal to the product of (A) the common stock consideration and (B) the number of shares of Corindus common stock underlying the award as of the effective time, net of any applicable withholding taxes required to be withheld by applicable law.

The table below shows the outstanding options (both vested and unvested) held by our executive officers assuming that the merger closes on October 1, 2019 and, for illustrative purposes, the value our executive officers would receive in respect of these outstanding options in connection with the merger (assuming that no additional stock options were granted to any such executive officer after the date of this proxy statement and prior to the merger closing, and that no executive officer exercised any stock options within such period).

Executive Officer	Vested Corindus Options (#)		Unvested Corindus Options (#)		Value of Vested Corindus Options ($)	Value of Unvested Corindus Options ($)	Total Value of Corindus Options (Vested and Unvested) ($)
Mark J. Toland President and Chief Executive Officer	11,320,792	(1)	2,187,919	(1)	35,357,826	7,089,843	42,447,669
David W. Long Senior Vice President and Chief Financial Officer	1,061,010		234,811		3,767,076	729,498	4,496,574
Douglas Teany Chief Operating Officer	616,127		758,873		2,028,490	2,466,860	4,495,350
Total	12,997,929		3,181,603		41,153,392	10,286,200	51,439,593
(1)	The vested and unvested option counts for Mr. Toland assume that the next two tranches of his performance-based stock option, granted on May 31, 2018, will vest by their terms on or about September 5, 2019 (which require the closing price of Corindus common stock to meet or exceed $3.00 or $3.85 per share, respectively, for a period of at least 20 consecutive trading days).

The table below shows the outstanding options (both vested and unvested) and restricted stock units held by our directors assuming that the merger closes on October 1, 2019 and, for illustrative purposes, the value our directors would receive in respect of these outstanding options and restricted stock units in connection with the merger (assuming that no additional equity awards were granted to any such director after the date of this proxy statement and prior to the merger closing, and that no director exercised any stock options within such period).

Director	Vested Corindus Options (#)	Unvested Corindus Options (#)	Corindus Restricted Stock Units (#)	Value of Vested Corindus Options ($)	Value of Unvested Corindus Options ($)	Value of Corindus Restricted Stock Units ($)	Total Value of Corindus Options (Vested and Unvested) and Restricted Stock Units ($)
Jeffrey C. Lightcap, Chairman	—	—	—	—	—	—	—
Douglas L. Braunstein	—	—	20,737	—	—	88,754	88,754
Louis A. Cannon, M.D.	23,650	8,712	20,737	62,273	23,482	88,754	174,510
Jeffrey G. Gold	326,665	4,471	20,737	903,069	11,625	88,754	1,003,448
Nathan R. Harrington	13,386	4,471	20,737	34,804	11,625	88,754	135,183
Campbell Rogers, M.D.	139,180	4,471	20,737	343,203	11,625	88,754	443,582
James Tobin	—	—	20,737	—	—	88,754	88,754
Total	502,881	22,125	124,422	1,343,348	58,356	532,526	1,934,231

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Change in Control Severance Payments and Other Benefits

Each executive officer (other than Mr. Teany) will receive certain severance payments and other benefits if terminated upon or following the merger. The below payment estimates quantify such benefits, assuming that a merger occurs on October 1, 2019 and depicting a payment scenario in 2019. The amounts quantified below are generally due only upon a qualifying termination of employment, as described in further detail below under “The Merger - Interests of Corindus’ Executive Officers and Directors in the Merger - Employment Agreements.”

Executive Officer	Severance Payments and Benefits ($)
Mark J. Toland President and Chief Executive Officer	816,500
David W. Long Senior Vice President and Chief Financial Officer	539,948
Douglas Teany Chief Operating Officer	—
Total	1,356,448

Employment Agreements

Corindus has employment agreements with each of its named executive officers that provide for, among other things, severance payments and other benefits in cases of certain employment termination scenarios, including certain terminations in connection with a “change in control” (which the merger will constitute). Under the employment agreements, except in the case of Mr. Teany, if (i) the executive’s employment is terminated by us without “cause,” as described below or (ii) the executive resigns for “good reason,” as described below, in each case within 12 months following a “change in control” (which the merger will constitute), then Corindus will pay or provide the executive officers (subject to execution of a release of claims):

•	Continued payments of the executive officer’s base salary for a period of 12 months;
•	Payment of the monthly amount then being charged for COBRA coverage with respect to the executive officer and his dependents for a period of 12 months;
•	In the case of Mr. Toland, payment of his target annual bonus for the year of termination, payable in equal installments for 12 months; and
•	In the case of Mr. Long, payment of one-twelfth of Mr. Long’s annual bonus accrued on the Company’s books and records as of the end of the immediately preceding calendar quarter for a period of 12 months.

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Mr. Teany’s employment agreement does not provide any severance payments or benefits upon termination. Under Mr. Toland’s and Mr. Long’s employment agreements, the severance payments and benefits are substantially similar to those described above upon a termination without “cause” or a resignation for “good reason” absent a “change in control,” except that, in such case, Mr. Toland would receive payment of the portion of his annual bonus accrued on the Company’s books and records as of the immediately preceding calendar quarter for a period of 12 months in lieu of the target bonus payment described above.

The executive officers would additionally receive any accrued but unpaid base salary and unreimbursed business expenses through the termination date; any annual bonus (if any), earned in respect of the calendar year completed prior to the date of termination; and any benefits provided under any of the Company’s fringe benefit programs in accordance with their terms.

Under the employment agreements, the executive officers are subject to a perpetual confidentiality covenant and covenants of non-competition and non-solicitation of Corindus’ employees and independent contractors for the period of their employment and for 12 months (18 months, in the case of Mr. Long) thereafter.

Definitions

With respect to the foregoing employment agreements for Messrs. Toland and Long, “cause”, “change in control” and “good reason” are defined as follows.

“Cause” means:

•	A good faith finding by the Board that the executive has intentionally failed to perform his assigned duties or has engaged in dishonesty, breach of fiduciary duty involving personal profit, gross negligence, misconduct, material breach of the Company’s Code of Ethics, or a material violation of the Sarbanes-Oxley requirements for officers of public companies;
•	The executive’s conviction of, or pleading guilty or nolo contendere to, any crime involving moral turpitude or any felony; or
•	A material breach by the executive of the employment agreement.

To terminate Mr. Toland for “cause,” the Board must provide him a reasonable opportunity to cure the event(s) constituting “cause.”

“Change in control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

•	The sale or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used for purposes of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than to an affiliate;
•	Any person or group is or becomes the “beneficial owner” (as such term is used for purposes of Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than fifty percent (50%) of the total voting power of the Company’s then outstanding voting securities, including by way of merger, consolidation, or otherwise (other than an acquisition of the Company’s voting securities by the Company or by an employee benefit plan (or related trust) maintained by the Company); or
•	During any period of 24 months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board (except that any person becoming a director whose election or nomination was approved by a vote of at least two-thirds of the Incumbent Directors is treated as an Incumbent Director for this purpose, other than any individual initially elected or nominated as a result of an actual or threatened election contest).

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“Good reason” means any of the following:

•	A material negative change in the executive’s function, duties, or responsibilities (or, in the case of Mr. Toland, title);
•	A reduction in base salary (except for any reduction that is part of a Company-wide (employee-wide, in the case of Mr. Long) reduction in pay;
•	A requirement to relocate outside the Greater Boston area; or
•	A material breach of the employment agreement by Corindus.

To resign for “good reason,” Mr. Toland or Mr. Long are required to provide 30 days’ prior written notice within a reasonable period of time (not to exceed, except in the case of a continuing breach, 90 days) after the event giving rise to “good reason,” and such event must be uncured after a cure period of at least 30 days.

Toland Transaction Bonus

Corindus has entered into a transaction bonus letter agreement with Mr. Toland pursuant to which Mr. Toland is entitled to receive a one-time, lump-sum cash transaction bonus of $2.5 million, payable promptly following, and subject to Mr. Toland’s continued employment through, the effective time.

Directors’ and Officers’ Indemnification and Insurance

From and after the effective time through the sixth anniversary of the date on which the effective time occurs, SMS USA and the surviving corporation will jointly and severally indemnify and hold harmless each D&O indemnified party with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any proceeding, whenever asserted, based on or arising out of, in whole or in part, (i) the fact that a D&O indemnified party was a director, officer, employee or agent of Corindus or any of its subsidiaries, or (ii) acts or omissions by such D&O indemnified party in the D&O indemnified party’s capacity as a director, officer, employee or agent of Corindus or a subsidiary of Corindus or taken at the request of Corindus or a subsidiary of Corindus (including in connection with serving at the request of the Corindus or such subsidiary as a director, officer, employee agent, trustee or fiduciary of another person), in each case under the foregoing clauses (i) or (ii), at, or at any time before, the effective time (including any proceeding relating in whole or in part to the merger or the enforcement of this provision or any other indemnification or advancement right of any D&O indemnified party), to the fullest extent permitted or required by applicable law. In no event will SMS USA have any obligations or liabilities to a D&O indemnified party pursuant to the provisions described in this paragraph, other than those obligations or liabilities that the surviving corporation will have to D&O indemnified parties pursuant to the provisions described in this paragraph.

All rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the effective time now existing in favor of the D&O indemnified parties as provided in Corindus’ certificate of incorporation, bylaws, or any indemnification contract between such D&O indemnified parties and Corindus (and disclosed to SMS USA) will survive the merger and will continue in full force and effect. Without limiting the foregoing, for a period of six years from the effective time, the surviving corporation shall, and SMS USA shall cause the surviving corporation to, maintain in effect the exculpation, indemnification and advancement of expenses provisions equivalent to the provisions of Corindus’ certificate of incorporation and bylaws as in effect immediately prior to the effective time solely with respect to acts or omissions occurring prior to the effective time and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O indemnified party; provided, however, that all rights to indemnification in respect of any action pending or asserted or any claim made for indemnification within such period will continue until the disposition of such action or resolution of such claim. From and after the effective time, SMS USA shall guarantee and stand surety for, and shall cause the surviving corporation to honor, in accordance with their respective terms, each of the covenants contained in certain provisions of the merger agreement relating to directors’ and officers’ indemnification. In addition, for six years from the effective time, SMS USA will, and will cause the surviving corporation to, advance any expenses (including fees and expenses of legal counsel) of any D&O indemnified party (including in connection with enforcing the indemnity) as incurred to the fullest extent permitted under applicable law, provided that the individual to whom expenses are advanced provides an undertaking to repay such advances if it is determined that such person is not entitled to be so indemnified.

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Prior to the effective time, Corindus is required to or, if Corindus is unable to, SMS USA will cause the surviving corporation as of or after the effective time to, purchase a six-year prepaid “tail” policy with reputable insurers, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Corindus’ existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the effective time (including in connection with the merger agreement and the transactions or actions contemplated by the merger agreement), subject to certain limitations. If Corindus or the surviving corporation for any reason fails to obtain such “tail” insurance policies prior to, as of or after the effective time, SMS USA is required to, for a period of six years from the effective time, cause the surviving corporation to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Corindus with respect to matters arising on or before the effective time, subject to certain limitations.

Other Interests

As of the date of this proxy statement, other than the arrangements discussed in this proxy statement, none of our executive officers has entered into any agreement with SMS USA regarding employment with, or compensation from, the surviving corporation or SMS USA on a going-forward basis following the completion of the merger. However, SMS USA (or its representatives) and some or all of our executive officers may have discussions from time to time with respect to such arrangements.

Quantification of Potential Merger-Related Payments to Named Executive Officers

The following table, “Golden Parachute Compensation,” along with its footnotes, shows the disclosure required by Item 402(t) of Regulation S-K regarding the amounts of payments and benefits payable to Corindus’ named executive officers that are based on or otherwise relate to the merger. The amounts detailed below assume that the merger occurred on October 1, 2019 and, where applicable, the named executive officer’s employment was terminated by Corindus without “cause” or by the named executive officer for “good reason” on October 1, 2019. The table below takes into account each named executive officer’s outstanding vested stock options assuming that the merger closes on October 1, 2019 (assuming that no additional stock options were granted to any such executive officer after the date of this proxy statement and prior to the merger closing, and that no executive officer exercised any stock options within such period). The actual amounts payable will depend on the effective time of the merger and the date of such termination, as applicable. More detail on the payments and benefits are set forth above in this section of this proxy statement.

The information contained in the following table and accompanying footnotes are subject to a non-binding, advisory vote of Corindus’ stockholders, as described under the section titled “Advisory Vote on Named Executive Officer Merger-Related Compensation Proposal (Proposal 2)” beginning on page 91 of this proxy statement.

Golden Parachute Compensation

Name	Cash(1) ($)	Equity(2) ($)	Perquisites / Benefits(3) ($)	Total(4) ($)
Mark J. Toland	3,287,500	7,089,843	29,000	10,406,343
David W. Long	510,948	729,498	29,000	1,269,446
Douglas Teany	—	2,466,860	—	2,466,860
Total	3,798,448	10,286,200	58,000	14,142,648

(1)	The amounts in this column reflect (x) the cash severance to which Mr. Toland and Mr. Long would be entitled assuming that the merger occurred on October 1, 2019 and Mr. Toland’s or Mr. Long’s employment, as applicable, was terminated by us without “cause” or by the executive for “good reason” on that date, as described under “The Merger - Interests of Corindus’ Executive Officers and Directors in the Merger - Employment Agreements” above, which consists of (i) for Mr. Toland, 12 months of continued base salary ($450,000 in total) plus target bonus of $337,500, paid in 12 monthly installments, and (ii) for Mr. Long, 12 months of continued base salary ($340,632 in total) plus 12 monthly installments equal to one-twelfth of Mr. Long’s annual bonus accrued as of the end of the preceding calendar quarter, which for this purpose is estimated to be at the target level ($170,316 estimated total), and (y) with respect to Mr. Toland, the one-time, lump-sum transaction bonus of $2,500,000, as described under “The Merger - Interests of Corindus’ Executive Officers and Directors in the Merger - Toland Transaction Bonus” above.

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The cash severance arrangements described above are “double-trigger” (i.e., they become payable only in connection with a qualifying termination, rather than solely as a result of a change in control (i.e., “single-trigger”)). The one-time, lump-sum transaction bonus for Mr. Toland is “single-trigger.”

(2)	The amounts reported in the table for each named executive officer represent the acceleration and cash-out of all of the executive’s outstanding, unvested equity awards (i.e., stock options), upon the closing of the merger (all of which is “single-trigger”) in accordance with the terms of the merger agreement. The value attributable to the cash-out of equity awards is based on the common stock consideration of $4.28 per share, and, as noted above, assumes that no additional stock options were granted to any such executive officer after the date of this proxy statement and prior to the merger closing, and that no executive officer exercised any stock options within such period. The amounts reported in this column are attributable to the cancellation and cash-out of unvested stock options. In accordance with Item 402(t) of Regulation S-K, these amounts do not include the cash-out of options that are already vested by their terms, as summarized above under “The Merger - Interests of Corindus’ Executive Officers and Directors in the Merger - Treatment of Director and Executive Officer Equity Awards.” The figure reported for Mr. Toland assumes that the next two tranches of his performance-based stock option, granted on May 31, 2018, will vest by their terms on or about September 5, 2019 (which require the closing price of Corindus common stock to meet or exceed $3.00 or $3.85 per share, respectively, for a period of at least 20 consecutive trading days).
(3)	The amounts reflected in this column represent an estimate of the COBRA cost for Mr. Toland and Mr. Long (and their dependents) for 12 months payable as part of the severance package contained in their respective employment agreements, as described under “The Merger - Interests of Corindus’ Executive Officers and Directors in the Merger - Employment Agreements” above. These amounts are “double-trigger.”
(4)	The aggregate “single-trigger” and “double-trigger” amounts for each individual represented in this column (as individually disclosed for each column in footnotes (1) through (3) above) are: for Mr. Toland: $9,589,843 in “single-trigger” payments and $816,500 in “double-trigger” payments; for Mr. Long: $729,498 in “single-trigger” payments and $539,948 in “double-trigger” payments; and for Mr. Teany, $2,466,860 in “single-trigger” payments and $0 in “double-trigger” payments.

Financing of the Merger

The consummation of the merger is not subject to any financing conditions. We anticipate that the total amount of funds necessary to consummate the merger and the related transactions, not including fees and expenses, will be approximately $1.1 billion, including the estimated funds needed to (i) pay holders of Corindus common and preferred stock their respective common stock consideration or preferred stock consideration due to them under the merger agreement; (ii) make payments in respect of outstanding Corindus stock options and Corindus restricted stock unit awards pursuant to the merger agreement; (iii) make payments in respect of outstanding Corindus warrants pursuant to the merger agreement; and (iv) pay the outstanding net indebtedness of Corindus. SMS USA expects to use cash, lines of credit or other sources of immediately available funds in order to fund the merger.

In connection with the execution of the merger agreement, on August 7, 2019, Healthineers delivered the letter of support which was accepted by Corindus, pursuant to which, Healthineers has agreed, guaranteed and committed to the complete payment and discharge of all monetary obligations and liabilities of SMS USA to Corindus in accordance with, and arising from, the merger agreement (other than the indemnification obligations of SMS USA owed to directors and officers of Corindus pursuant to the merger agreement). If SMS USA defaults in the due and punctual payment of such obligations under the merger agreement, Corindus shall be entitled to seek satisfaction and payment of such obligations directly against Healthineers up to the Aggregate Merger Consideration after Corindus has first made written demand for satisfaction and payment of the relevant obligations to SMS USA and the expiry of a grace period of 30 days.

Regulatory Clearances and Approvals Required for the Merger

U.S. Antitrust

Under the HSR Act, we cannot complete the merger until we have given notification and furnished information to the FTC and the DOJ, and until the applicable waiting period has expired or has been terminated. On August 23, 2019, Corindus and SMS USA each filed a premerger notification and report form under the HSR Act, as a result of which the applicable waiting period would be expected to expire on September 22, 2019, at 11:59 p.m., Eastern Time, unless otherwise earlier terminated or extended by the antitrust authorities.

Foreign Antitrust

No foreign antirust approvals or merger control approvals are required in connection with the merger.

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General

Under the merger agreement, Corindus, SMS USA and Merger Sub have agreed to use reasonable best efforts to consummate and make effective the transactions contemplated by the merger agreement and to cause the conditions to the merger to be satisfied, including obtaining all necessary actions or non-actions, consents and approvals from governmental authorities or other third parties necessary in connection with the merger and making all necessary registrations and filings, including under the HSR Act, provided, however, that no party shall be required to make concessions in connection with seeking or obtaining consent to the merger, including any obligation to divest, hold separate or otherwise take action that limits such party’s freedom of action.

While we have no reason to believe it will not be possible to obtain regulatory approvals in a timely manner, there is no certainty that these approvals will be obtained within the period of time contemplated by the merger agreement, if at all.

The approval of any regulatory application or completion of regulatory review merely implies the satisfaction of certain regulatory criteria, which do not include review of the merger from the standpoint of the adequacy of the applicable merger consideration to be received by Corindus stockholders. Further, regulatory approvals or reviews do not constitute an endorsement or recommendation of the merger.

Material U.S. Federal Income Tax Consequences of the Merger

The exchange of Corindus common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 96 of this proxy statement) whose shares of Corindus common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares.

You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 96 of this proxy statement and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Delisting and Deregistration of Corindus Common Stock

As promptly as practicable following the completion of the merger, the Corindus common stock currently listed on the NYSE American will cease to be listed on the NYSE American and will be deregistered under the Exchange Act.

Appraisal Rights

If the merger is completed, Corindus stockholders will be entitled to appraisal rights under Section 262 of the DGCL, provided that they comply with the conditions and requirements established therein.

Under Section 262 of the DGCL, Corindus stockholders of record who do not wish to accept the common stock consideration in respect of their shares of Corindus common stock or the preferred stock consideration in respect of their shares of Corindus preferred stock, respectively, have the right to demand appraisal of their respective shares of Corindus capital stock and to receive payment in cash of the fair value of their shares of Corindus capital stock as of the effective time of the merger, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be such fair value (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding), provided that they comply with the conditions and requirements established in Section 262 of the DGCL. The “fair value” per share of your shares of Corindus capital stock as determined by the Delaware Court of Chancery in an appraisal proceeding may be more or less than, or the same as, the applicable merger consideration that you are otherwise entitled to receive under the terms of the merger agreement for each share of your Corindus capital stock. Corindus stockholders who do not vote in favor of the merger proposal who properly demand appraisal for their shares Corindus capital stock in compliance with the provisions of Section 262 of the DGCL, who do not withdraw such demand or otherwise waive or lose their right to appraisal and who comply with the other requirements to exercise appraisal rights under the DGCL will be entitled to appraisal rights under the DGCL. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to follow precisely any of the statutory requirements may result in the loss of your appraisal rights.

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This section is intended only as a brief summary of certain provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which is attached to this proxy statement as Annex C, in its entirety. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL.

Under Section 262 of the DGCL where a merger agreement is to be submitted for adoption at a meeting of stockholders, Corindus must notify the stockholders who were stockholders of record on the record date for notice of such meeting with respect to shares for which appraisal rights are available, not less than 20 days before the meeting to vote on the merger, that appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes Corindus’ notice to our stockholders that appraisal rights are available in connection with the merger and the full text of Section 262 of the DGCL is attached to this proxy statement as Annex C, in compliance with the requirements of Section 262 of the DGCL. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C. Failure to comply timely and properly with the requirements of Section 262 of the DGCL may result in the loss of your appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Corindus capital stock, Corindus believes that if a stockholder is considering exercising such rights, such stockholder should seek the advice of legal counsel.

If you wish to demand appraisal of your shares of Corindus capital stock, you must satisfy each of the following conditions:

•	you must deliver to Corindus a written demand for appraisal of your shares of Corindus capital stock before the vote is taken to approve the merger proposal, which must reasonably inform us of the identity of the holder of record of shares of Corindus capital stock who intends to demand appraisal of his, her or its shares of Corindus capital stock;
•	you must not vote or submit a proxy in favor of the merger proposal;
•	you must hold your shares of Corindus capital stock on the date of making the demand for appraisal and must continuously hold such shares through the effective time of the merger; and
•	you (or the surviving corporation) must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Corindus capital stock within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any such petition and has no present intention of doing so. Accordingly, it is your obligation to initiate all necessary action to perfect your appraisal rights in respect of your shares of Corindus capital stock within the time prescribed in Section 262 of the DGCL.

If you fail to comply with any of the requirements under Section 262 of the DGCL to perfect your appraisal rights and the merger is completed, your respective shares of Corindus capital stock will be converted into the right to receive payment of the applicable merger consideration for your shares of Corindus capital stock as provided for in the merger agreement and you will lose your appraisal rights with respect to your shares of Corindus capital stock.

A holder of shares of Corindus capital stock wishing to exercise appraisal rights must hold of record the shares of Corindus capital stock on the date the written demand for appraisal is made and must continue to hold the shares of Corindus capital stock of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted “FOR” the merger proposal, and it will result in the loss of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote “AGAINST” the merger proposal or abstain from voting on the merger proposal. Voting against or failing to vote for the merger proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal.

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All demands for appraisal should be addressed to Corindus Vascular Robotics, Inc., Attention: Chief Financial Officer, 309 Waverley Oaks Road, Suite 105, Waltham, Massachusetts 02452, and must be delivered to Corindus before the vote is taken to approve merger proposal at the special meeting, and must be executed by, or on behalf of, the record holder of the shares of Corindus capital stock for which appraisal is demanded. The demand must reasonably inform Corindus of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of Corindus capital stock in connection with the merger. A stockholder’s failure to deliver to Corindus the written demand for appraisal prior to the taking of the vote on the merger proposal at the special meeting of stockholders will result in the loss of appraisal rights.

Only a holder of record of shares of Corindus capital stock is entitled to demand an appraisal of the shares registered in that holder’s name. Accordingly, to be effective, a demand for appraisal by a stockholder of Corindus capital stock must be made by, or on behalf of, the record stockholder. The demand should set forth, fully and correctly, the record stockholder’s name as it appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, in the case of uncertificated shares, should specify the stockholder’s mailing address and the number of shares of Corindus capital stock registered in the stockholder’s name. The demand must state that the person intends thereby to demand appraisal of the stockholder’s shares Corindus capital stock in connection with the merger. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of Corindus capital stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of Corindus capital stock. If you hold your shares of Corindus capital stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee and obtaining notice of the effective date of the merger.

If shares of Corindus capital stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If the shares of Corindus capital stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of Corindus capital stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of Corindus capital stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Corindus capital stock as to which appraisal is sought. Where no number of shares of Corindus capital stock is expressly mentioned, the demand will be presumed to cover all shares of Corindus capital stock held in the name of the record owner. If a stockholder holds shares of Corindus capital stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares of Corindus capital stock must be made by or on behalf of the depository nominee and must identify the depository nominee as record owner.

Within 10 days after the effective time of the merger, the surviving corporation in the merger must give notice of the date that the merger became effective to each of Corindus’ record stockholders who has demanded appraisal in accordance with Section 262 of the DGCL and who did not vote in favor of the merger proposal. At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the stockholder’s demand and accept the applicable merger consideration specified by the merger agreement for that stockholder’s shares of Corindus capital stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective date of the merger. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of his, her or its shares of Corindus capital stock determined in any such appraisal proceeding, plus interest, if any, which value could be less than, equal to or more than the applicable merger consideration offered pursuant to the merger agreement.

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Within 120 days after the effective time of the merger, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the respective shares of Corindus capital stock held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition, has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the respective holders of Corindus capital stock to initiate all necessary petitions to perfect their appraisal rights in respect of shares of Corindus capital stock within the time prescribed in Section 262 of the DGCL and the failure of a stockholder to file such a petition within the period specified in Section 262 of the DGCL could nullify the stockholder’s previous written demand for appraisal. In addition, within 120 days after the effective time of the merger, any stockholder who has properly complied with the requirements of Section 262 of the DGCL and who did not vote in favor of the merger proposal, will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Corindus capital stock not voted in favor of the merger proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares of Corindus capital stock. The statement must be mailed within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of Corindus capital stock held either in a voting trust or by a nominee on behalf of such person for which appraisal has been properly demanded may, in such person’s own name, file a petition for appraisal or request from the surviving corporation such statement.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their respective shares of Corindus capital stock and with whom agreements as to the value of their shares of Corindus capital stock have not been reached. After notice to stockholders who have demanded appraisal from the Register in Chancery, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those stockholders who have become entitled to the appraisal rights provided by Section 262 of the DGCL. The Delaware Court of Chancery may require stockholders who have demanded appraisal of their shares of Corindus capital stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their respective shares of Corindus capital stock, the Delaware Court of Chancery will appraise the shares of Corindus capital stock, determining their fair value as of the effective time of the merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value (or, in certain circumstances described below, on the difference between the amount determined to be the fair value and the amount paid to each stockholder entitled to appraisal prior to the entry of judgment in the appraisal proceeding). When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value (with interest, if any), in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon surrender by those stockholders of the certificates representing their shares of Corindus capital stock. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving company may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as described herein only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares of Corindus capital stock as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time.

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You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the merger, is not an opinion as to fair value under Section 262 of the DGCL. Although we believe that the applicable per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the applicable per share merger consideration. Moreover, we do not anticipate offering more than the applicable per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Corindus capital stock is less than the applicable per share merger consideration. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.”

In determining the “fair value” of the shares, a Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of Corindus capital stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares of Corindus capital stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Corindus capital stock, other than with respect to payment as of a record date prior to the effective time of the merger. If no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder’s shares of Corindus capital stock will be deemed to have been converted at the effective time of the merger into the right to receive the applicable merger consideration (without interest) for his, her or its shares of Corindus capital stock pursuant to the merger agreement.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder’s appraisal rights.

In view of the complexity of Section 262 of the DGCL, Corindus stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

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THE MERGER AGREEMENT

The following discussion sets forth the principal terms of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the merger agreement. You are encouraged to read the merger agreement carefully in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about Corindus contained in this proxy statement or in Corindus’ public reports filed with the SEC may supplement, update or modify the factual disclosures about Corindus contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by Corindus, SMS USA and Merger Sub were qualified and subject to important limitations agreed to by Corindus, SMS USA and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, and were not intended by the parties to the merger agreement to be a characterization of the actual state of facts or condition of Corindus, SMS USA or Merger Sub, except as expressly stated in the merger agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with or furnished to the SEC, and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the respective public filings made by each of Corindus or SMS USA with the SEC.

Additional information about Corindus may be found elsewhere in this proxy statement and Corindus’ other public filings. See the section entitled “Where You Can Find More Information” beginning on page 100 of this proxy statement.

When the Merger Becomes Effective

The closing of the merger will take place at the offices of Blank Rome, 1271 Avenue of the Americas, New York, NY 10020, or by the electronic transmission of signature pages, at 10:00 a.m. (local time) on a date to be specified by the parties, but no later than the second business day after the satisfaction or (to the extent permitted by law) waiver of the conditions set forth in the merger agreement (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or (to the extent permitted by law) waiver of such conditions), unless another time, date or place is agreed to in writing by Corindus, Merger Sub and SMS USA.

Concurrently with the closing, Corindus will cause to be filed an appropriate, executed certificate of merger with respect to the merger with the Delaware Secretary of State as provided under the DGCL. The merger will become effective upon the filing of such certificate of merger, or at such later date and time as is agreed by SMS USA and Corindus and specified in such certificate of merger.

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Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

Upon the terms and conditions of the merger agreement, at the effective time, Merger Sub will merge with and into Corindus and the separate corporate existence of Merger Sub will cease, with Corindus continuing as the surviving corporation and a wholly owned subsidiary of SMS USA. At the effective time, the certificate of incorporation of Corindus will, by virtue of the merger, be amended and restated in its entirety as set forth in Exhibit B to the merger agreement and the amended and restated certificate of incorporation will be the certificate of incorporation of the surviving corporation until thereafter amended. At the effective time, the bylaws of Merger Sub, as in effect immediately before the effective time, will by virtue of the merger, be amended and restated in its entirety as set forth in Exhibit C to the merger agreement and such amended and restated bylaws will be the bylaws of the surviving corporation until thereafter amended. From and after the effective time, the directors of Merger Sub immediately before the effective time will be the initial directors of the surviving corporation, and the officers of the surviving corporation will be designated by SMS USA immediately prior to the effective time, and, in each case, will hold office until their respective successors are duly elected, designated or qualified, or until their earlier death, resignation or removal, in accordance with the surviving corporation’s certificate of incorporation and bylaws.

Effect of the Merger on Corindus Common Stock and Corindus Preferred Stock

At the effective time, each share of (i) Corindus common stock issued and outstanding immediately prior to the effective time (other than canceled shares and dissenting shares) will be converted into the right to receive the common stock consideration, without interest and (ii) (A) Series A preferred stock issued and outstanding immediately prior to the effective time and (B) Series A-1 preferred stock issued and outstanding prior to the effective time and Series A-1 preferred stock that has accrued and accumulated on a daily basis until the effective time, in accordance with the provisions of the certificate of designation, but which is not otherwise issued or outstanding immediately prior to the effective time, in each case other than canceled shares and dissenting shares, shall be converted into the right to receive an amount in cash equal to the preferred stock consideration, without interest.

Each share of Corindus capital stock converted into the right to receive the applicable merger consideration, as described above, will no longer be outstanding and will be automatically canceled and will cease to exist, and each holder of certificates or book-entry shares, which immediately prior to the effective time represented such Corindus capital stock, will cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificates or book-entry shares, the applicable merger consideration.

The applicable merger consideration will be adjusted appropriately to reflect the effect of any reclassification, recapitalization, exchange, stock split (including reverse stock split) or combination or readjustment of shares or any similar event or any stock dividend or stock distribution with a record date occurring on or after the date of the merger agreement and prior to the effective time, in order to provide the same economic effect as contemplated by the merger agreement prior to such event.

Treatment of Corindus Equity Awards

Options. Each option to purchase shares of Corindus common stock that is outstanding and unexercised immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment (without interest) equal to the product of (i) the excess, if any, of the common stock consideration over the per share exercise price of such option, and (ii) the number of shares of Corindus common stock subject to such option as of the effective time, net of any applicable withholding taxes required to be withheld by applicable law. Options with a per share exercise price equal to or exceeding the common stock consideration will be cancelled without payment. Any consideration with respect to Corindus options will be paid by the surviving corporation as soon as reasonably practicable following the effective time, and in any event no later than 10 business days after the closing date.

Restricted Stock Unit Awards. Each Corindus restricted stock unit award that is outstanding immediately prior to the effective time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment (without interest) equal to the product of (i) the common stock consideration and (ii) the number of shares of Corindus common stock underlying the award as of the effective time, net of any applicable withholding taxes required to be withheld by applicable law. Any consideration with respect to Corindus restricted stock unit awards will be paid by the surviving corporation as soon as reasonably practicable following the effective time, and in any event no later than 10 business days after the closing date.

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Payment for Corindus Capital Stock

Prior to or at the effective time, SMS USA will deposit, or cause to be deposited, with a paying agent (which shall be a nationally recognized financial institution) designated by SMS USA that is reasonably acceptable to Corindus, cash in immediately available funds in an amount sufficient to pay the Aggregate Merger Consideration and the consideration in respect of the cancelled Corindus warrants.

As promptly as reasonably practicable after the effective time (and in any event within five business days after the effective time), SMS USA will cause the paying agent to mail to each holder of record of certificates that immediately prior to the effective time represented outstanding shares of Corindus capital stock (i) a letter of transmittal, which will specify that delivery of certificates will be effected, and risk of loss and title to the certificates will pass only upon proper delivery of the certificates (or affidavits of loss in lieu thereof) to the paying agent and will be in a form and have such other customary provisions as reasonably specified by SMS USA, and (ii) instructions for effecting the surrender of the certificates in exchange for cash in an amount equal to the applicable merger consideration multiplied by the number of shares of Corindus capital stock previously represented by such certificates.

Upon surrender of a certificate (or an affidavit of loss in lieu thereof) for cancellation to the paying agent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the paying agent, the holder of such certificate will be entitled to receive in exchange therefor as promptly as reasonably practicable cash in an amount equal to the applicable merger consideration multiplied by the number of shares of Corindus capital stock previously represented by such certificate and the certificate (or affidavit of loss in lieu thereof) so surrendered will be cancelled. Each book-entry share representing shares of Corindus capital stock will automatically upon the effective time be entitled to receive, and SMS USA will cause the paying agent to pay and deliver in exchange therefor as promptly as reasonably practicable after the effective time, cash in an amount equal to the applicable merger consideration multiplied by the number of shares of Corindus capital stock previously represented by such book-entry share. The paying agent will accept such certificates (or affidavits of loss in lieu thereof) and make such payments and deliveries with respect to book-entry shares upon compliance with such reasonable terms and conditions as the paying agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of holders of the certificates or book-entry shares on the cash amounts payable upon the surrender or delivery thereof.

Representations and Warranties

The merger agreement contains representations and warranties of each of Corindus, SMS USA and Merger Sub, subject to certain qualifications or exceptions in the merger agreement and the disclosure letter delivered in connection with the merger agreement, as to, among other things:

•	corporate organization, existence, good standing and corporate power and authority to conduct its business as presently conducted and own, lease and operate its properties and assets as currently operated;
•	corporate power and authority to enter into the merger agreement, to perform its obligations thereunder and to complete the transactions contemplated thereby;
•	the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution, delivery or performance of, consummation of the transactions contemplated by, or compliance with any of the provisions of the merger agreement;
•	required regulatory filings or actions and authorizations, consents or approvals of governmental entities and other persons;
•	the absence of certain litigation, orders and judgments and governmental proceedings and investigations related to SMS USA and its subsidiaries or Corindus and its subsidiaries (as applicable);
•	matters relating to information to be included in required filings with the SEC in connection with the merger; and
•	the absence of any fees owed to investment bankers or brokers in connection with the merger, other than those specified in the merger agreement.

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The merger agreement also contains representations and warranties of Corindus, subject to certain qualifications or exceptions in the merger agreement and the disclosure letter delivered in connection with the merger agreement, as to, among other things:

•	the capitalization of Corindus, including the authorized capital stock, outstanding options, restricted stock unit awards, shares of Corindus common stock reserved for issuance under Corindus’ equity plans, shares of Corindus common stock reserved for issuance upon exercise of the Corindus warrants, and Corindus common stock reserved for issuance upon conversion of Corindus preferred stock;
•	all shares of Corindus common stock having been, or being when issued pursuant to any Corindus equity award, Corindus equity plan, Corindus warrants and Corindus preferred stock, each in accordance with the respective terms thereof, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, all of the issued and outstanding shares of Corindus preferred stock having been duly authorized, validly issued, fully paid and nonassessable, and all shares of Corindus capital stock having been issued pursuant to an effective registration statement or exemption therefrom;
•	the proper authorization of Corindus equity awards and issuance of the same in compliance with applicable laws;
•	the absence of, other than the Corindus equity awards, Corindus warrants or pursuant to the certificate of designation among other things, (i) outstanding options, warrants, calls, preemptive rights, subscriptions or other securities or rights, stock appreciation rights, restricted stock unit awards, convertible securities, agreements, arrangements or commitments of any kind obligating Corindus or any of its subsidiaries to issue, transfer, register or sell (or cause to be issued, transferred, registered or sold) any shares of capital stock or other securities of Corindus or any of its subsidiaries or securities convertible into or exchangeable for such shares or other securities; (ii) outstanding obligations of Corindus or any of its subsidiaries to repurchase, redeem or otherwise acquire any securities of Corindus or any of its subsidiaries, or any securities representing the right to purchase or otherwise receive any other securities of Corindus or any of its subsidiaries; or (iii) outstanding or authorized equity or equity-based compensation awards;
•	the absence of any (i) direct or indirect ownership of any securities, including equity interests, of any person (except for securities of Corindus subsidiaries) or (ii) obligations or commitments to acquire any such securities or to provide funds to or make any investment in any person;
•	the full payment of all dividends or distributions on securities of Corindus or any of its subsidiaries that have been declared or authorized;
•	the absence of (i) any agreements or commitments (a) restricting the transfer of securities of Corindus or any of its subsidiaries or (b) affecting the voting rights of securities of Corindus or any of its subsidiaries, (ii) demand registration rights agreements or (iii) stockholder rights plans or similar plans;
•	the corporate actions required to be taken, and taken in connection with the execution, delivery and performance of the merger agreement by Corindus, including with respect to the approval of Corindus stockholders of the merger proposal;
•	the timeliness and accuracy of Corindus’ filings with the SEC and of financial statements included in its SEC filings and the compliance of filings and financial statements with SEC rules and (in the case of financial statements) with U.S. GAAP, the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the NYSE American;
•	Corindus’ disclosure controls and procedures and internal control over financial reporting;
•	the absence of any pending SEC proceedings regarding any accounting practices of, any malfeasance by any director or executive officer of, Corindus or any of its subsidiaries or any allegations or claims regarding accounting, internal accounting controls, auditing practices, procedures, methodologies or methods of Corindus or any of its subsidiaries or unlawful accounting or auditing matters with respect to Corindus or any of its subsidiaries;
•	the absence of certain changes from December 31, 2018 through the date of the merger agreement, including the conduct of the businesses of Corindus and its subsidiaries in the ordinary course consistent with past practice in all material respects, and the absence of a Company Material Adverse Effect (as defined below);

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•	the absence of certain undisclosed liabilities of Corindus;
•	the possession by Corindus and its subsidiaries of all licenses, permits and other authorizations necessary to own, lease and operate their respective properties and assets in compliance with applicable law as currently owned, leased or operated;
•	the compliance by Corindus and its subsidiaries with applicable law and licenses, permits and other authorizations;
•	Corindus’ employee benefit plans and other agreements with its employees;
•	labor matters related to Corindus and its subsidiaries and their respective employees;
•	the payment of taxes, the filing of tax returns, lack of tax audits or proceedings and other tax matters related to Corindus and its subsidiaries;
•	certain categories of specified material contracts, including as to effectiveness and lack of breach or default for such contracts;
•	(i) the ownership of or rights with respect to Corindus’ and its subsidiaries’ intellectual property, (ii) the ownership of or rights to intellectual property necessary to the operation of Corindus’ and its subsidiaries’ respective businesses, as conducted immediately prior to the closing, (iii) the maintenance and preservation of Corindus’ intellectual property, (iv) the absence of liens on Corindus’ owned intellectual property or liens that materially restrict the use of Corindus’ licensed intellectual property, in each case, other than certain permitted liens or restrictions, (v) to the knowledge of Corindus, the non-infringement or misappropriation by Corindus or any of its subsidiaries of the intellectual property of third parties, (vi) the reasonable measures taken to protect Corindus’ and its subsidiaries’ material trade secrets and other material confidential information, (vii) the absence of any settlements, consents, orders or similar obligations to which Corindus or any of its subsidiaries is a party restricting their rights to use, enjoy or exploit their material intellectual property, and (viii) the steps taken to protect the proprietary software used by Corindus or any of its subsidiaries;
•	real property leased by Corindus or any of its subsidiaries;
•	environmental matters and compliance with environmental laws by Corindus and its subsidiaries;
•	customers, suppliers and distributors or sales agents of Corindus and its subsidiaries;
•	product warranties and other terms related to each product manufactured, sold, leased delivered or distributed or service provided or rendered by Corindus or any of its subsidiaries;
•	compliance with anti-bribery and anti-corruption laws, rules and regulations, including the Foreign Corrupt Practices Act, the U.S. Travel Act, the U.K. Bribery Act 2010 and the applicable laws implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions;
•	compliance with customs and international trade laws;
•	compliance with necessary authorizations, approvals, clearances, consents or registrations and with laws and regulations required by regulatory or other governmental authorities, including the regulations of the United States Food and Drug Administration or comparable regulatory authorities, required for, among other things, the research, investigation, development, manufacture, use and sale of the products of Corindus and any of its subsidiaries;
•	compliance with certain federal health care program laws, federal privacy and security regulations and the federal anti-kickback statute;
•	insurance policies of Corindus or any of its subsidiaries;

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•	non-applicability of certain anti-takeover laws to the merger agreement, the voting and support agreement or the merger; and
•	the receipt by the Board of an opinion of Citi as to the fairness of the merger consideration, from a financial point of view, to the holders of shares of Corindus common stock.

The merger agreement also contains representations and warranties of SMS USA and Merger Sub, subject to certain qualifications or exceptions in the merger agreement as to, among other things:

•	the availability to SMS USA or Healthineers, from the date of signing the merger agreement through and at the closing date, of sufficient immediately available funds to consummate the merger and the other transactions contemplated by the merger agreement, the absence of any condition regarding SMS USA’s or Merger Sub’s ability to obtain financing for the merger and the other transactions contemplated by the merger agreement, and the absence of any law or obligation that would prevent or materially restrict, delay or otherwise limit SMS USA’s ability to fund all amounts payable by SMS USA or Merger Sub (including funding the Aggregate Merger Consideration) required to consummate the merger and the other transactions contemplated by the merger agreement;
•	SMS USA’s ownership of all of the issued and outstanding capital stock of Merger Sub;
•	the absence during the last three years of any ownership by SMS USA or Merger Sub, or any of their respective controlled affiliates, of Corindus capital stock or other securities convertible into, exchangeable into or exercisable for shares of Corindus capital stock; and
•	the absence of any requirement or obligation of SMS USA in order for it to consummate the transactions contemplated by the merger agreement.

Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a “Company Material Adverse Effect” or “Parent Material Adverse Effect” clause.

For purposes of the merger agreement, a “Company Material Adverse Effect” means any effect, change, development, event, circumstance, occurrence, condition, fact or state of facts that has a material adverse effect, individually or in the aggregate:

•	on the business, condition (financial or otherwise) or results of operations of Corindus and its subsidiaries, taken as a whole; provided, however, that any effect, change, development, event, circumstance, occurrence, condition or state of facts directly resulting from, attributable to or arising out of the following will not be taken into account in determining whether a Company Material Adverse Effect has occurred:
•	changes in general United States or other national, regional or global economic, regulatory, legislative, credit, capital market or financial market conditions;
•	changes in the economic, business and financial environment generally affecting the medical device industry;
•	any change in Corindus’ trading volume or stock price;
•	in and of itself, any failure by Corindus to meet any revenue, earnings or other similar projections (it being understood that the underlying effect, change, development, event, circumstance, occurrence, condition, fact or state of facts giving rise to or contributing to such change or failure may be taken into account in determining whether there has been a Company Material Adverse Effect to the extent not otherwise excluded by another exception);
•	an act of terrorism or sabotage or an outbreak or escalation of hostilities or war (whether or not declared) or any natural disasters, national emergencies or other force majeure events, including any escalation or worsening of such conditions threatened or existing as of the date of the merger agreement;

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•	any adoption, implementation, enforcement, promulgation, repeal, modification, amendment, interpretation or other changes in applicable law or U.S. GAAP or any regulatory environment or regulatory enforcement environment;
•	the execution, public announcement or pendency of the merger agreement and the anticipated consummation of the merger or the other transactions contemplated thereby, including:
•	the identity of SMS USA or the announcement by SMS USA or any of its affiliates of its or their plans or intentions with respect to Corindus,
•	any departure or termination of any officers, directors, employees or independent contractors of Corindus or any of its subsidiaries, or
•	the termination or potential termination of (or the failure or potential failure to renew or enter into) any contracts with, or any other adverse development (or potential adverse development) in Corindus’ relationships with any of its customers, suppliers, distributors, partners or other business relationships of Corindus, or any litigation arising from allegations of any breach of fiduciary duty or violation of law relating to the merger or the merger agreement;
•	any action expressly required to be taken pursuant to the merger agreement; or
•	any action taken at the express written direction of SMS USA given after the date of the merger agreement;

provided, further, however, that in the cases of the first, second, fifth and sixth sub-bullets above, to the extent Corindus and its subsidiaries, taken as a whole, are disproportionately affected thereby in relation to other companies in the medical device industry, such effects, changes, developments, events, circumstances, occurrences, conditions, facts or states of facts may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent of such disproportionate impact; or

•	on the ability of Corindus to perform its obligations under the merger agreement or to consummate the merger and the other transactions contemplated by the merger agreement.

For purposes of the merger agreement, a “Parent Material Adverse Effect” means the impairment in any material respect of the ability of SMS USA or Merger Sub, as the case may be, to perform its obligations under the merger agreement or to consummate the merger and pay the Aggregate Merger Consideration and other amounts required to be paid by SMS USA and Merger Sub under the merger agreement, or otherwise prevent, materially delay or materially impair the consummation of the merger and the other transactions contemplated by the merger agreement.

Conduct of Business Pending the Merger

The merger agreement provides that, subject to certain exceptions in the disclosure letter delivered by Corindus in connection with the merger agreement, and except as may be expressly required by the merger agreement, required by law or as consented to by SMS USA in writing (such consent not to be unreasonably withheld, conditioned or delayed), as required by the terms of certain material contracts of Corindus in effect as of the date of the merger agreement, during the period from the date of the merger agreement to the effective time (or the date, if any, on which the merger agreement is terminated by its terms), (i) Corindus will, and will cause each of its subsidiaries to conduct its business, in all material respects in the ordinary course of business and in a manner consistent with past practice and, to the extent consistent therewith, use commercially reasonable efforts to preserve its assets and business organization intact in all material respects and maintain its existing business relations and goodwill with customers, suppliers, licensors, distributors, governmental authorities, employees and business partners, in each case whose business relationships are material to Corindus and its subsidiaries, taken as a whole, and (ii) Corindus will not, and will cause each of its subsidiaries not to, directly or indirectly:

•	amend its certificate of incorporation or bylaws or similar organizational or governing documents of any of its subsidiaries;

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•	adjust, split, reverse split, combine, subdivide, reclassify, redeem, purchase, repurchase or otherwise acquire, directly or indirectly, or amend the terms of, Corindus’ or any of its subsidiaries’ securities, except as may be required pursuant to the terms of the Corindus preferred stock or Corindus warrants or for any acquisitions or deemed acquisitions of any equity securities of Corindus in connection with the forfeiture of, or the withholding of taxes in connection with the exercise, vesting or settlement of, any Corindus equity award or Corindus warrant;
•	issue, sell, pledge, modify, transfer, dispose of, encumber or grant, or authorize the same with respect to, directly or indirectly, any of Corindus’ or any of its subsidiaries’ securities, other than upon the exercise of Corindus options or vesting of Corindus restricted stock unit awards outstanding as of August 7, 2019 (or permitted to be granted pursuant to the merger agreement after such date), upon the conversion of Corindus preferred stock and upon the exercise of Corindus warrants outstanding as of August 7, 2019, in accordance with their respective terms;
•	other than cash dividends by any Corindus subsidiary to its respective parent and ordinary course accretion with respect to Corindus preferred stock, declare, set aside, authorize, make or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to Corindus’ or any of its subsidiaries’ securities;
•	other than as required by any Corindus employee benefit plan in existence as of August 7, 2019, establish, adopt, enter into, materially amend or terminate any benefit plan; grant or pay, or commit to grant or pay, any bonus, incentive or profit-sharing award or payment, or increase the base salary or cash bonus opportunity of any of our directors, officers, employees, or consultants, except in the case of increases in annual base salaries for employees below the rank or title of Vice President, at times and in dollar amounts in the ordinary course of business in connection with our annual salary review process consistent with past practice; accelerate or take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any of our current or former directors, officers, employees, or consultants; enter into, extend, amend, or modify, or terminate any employment, severance, termination, change in control, retention, individual consulting or other similar agreement with any of our current or former directors, officers, employees, or consultants or individual service providers (other than offer letters that provide for at-will employment without any severance, retention or change in control benefits for newly hired employees or individual service providers who are hired in the ordinary course of business and consistent with past practice and whose annual base compensation does not exceed $200,000 individually (or $250,000 individually, in the case of sales representatives)); communicate with employees regarding the compensation or benefits they will receive following the effective time, unless such communication is (i) approved by SMS USA in advance of such communication or (ii) required by applicable law; or, except as may be required by U.S. GAAP, materially change any actuarial or other assumptions used to calculate funding obligations with respect to any benefit plan or materially change the manner in which contributions to such plans are made or the basis on which such contributions are determined;
•	hire, promote or terminate the employment of (other than for cause, death or disability) any employee with annual base compensation above $200,000 (or $250,000 in the case of sales representatives);
•	take any action requiring notice to employees, or triggering any other obligations, under the WARN Act or any similar state, local or foreign law;
•	waive, release or limit any restrictive covenant of any current or former employee or independent contractor of Corindus or any Corindus subsidiary;
•	make any loan or advance to (other than travel and similar advances to its employees in the ordinary course of business and consistent with past practice), or capital contribution to, or investment (other than purchases of inventory or supplies in the ordinary course of business consistent with past practice or permitted capital expenditures) in, any person (other than direct or indirect wholly owned subsidiaries of Corindus) in excess of $200,000 in the aggregate;

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•	forgive any loans or advances to any officers, employees or directors of Corindus or its subsidiaries, or any of their respective affiliates, or change its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an employee benefit plan or otherwise, except in the ordinary course of business in connection with relocation activities to any employees of Corindus or its subsidiaries;
•	acquire (including by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, limited liability company, joint venture, other business organization, any division of any of the foregoing, any equity interest in any of the foregoing, or all or any material portion of the assets, business or properties of any person (excluding ordinary course purchases consistent with past practice of inventory, surgical instruments, and supplies);
•	sell, pledge, dispose of, transfer, abandon, lease (as lessor), license (other than as addressed below), mortgage, incur any lien (other than permitted liens) on or otherwise transfer or encumber any portion of the tangible or intangible (other than intellectual property, addressed below) material assets, business, or real property of Corindus or any of its subsidiaries except in connection with services provided in the ordinary course of business and consistent with past practice, sales of product inventory in the ordinary course of business and consistent with past practice, sales of obsolete assets, transactions solely among Corindus and one or more of its wholly owned subsidiaries or solely among such subsidiaries, or sales, leases or other dispositions of assets with a fair market value in an amount not in excess of $100,000 in the aggregate;
•	enter into any new line of business that is material to the business of Corindus and its subsidiaries, taken as a whole;
•	other than as expressly required pursuant to the terms thereof, pay, discharge or satisfy any indebtedness that has a prepayment cost, “make whole” amount, prepayment penalty or similar obligation (other than indebtedness incurred by Corindus or its wholly owned subsidiaries and solely owed to Corindus or such subsidiaries) or cancel any material indebtedness or settle, waive or amend any material claims or rights of substantial value;
•	incur, create, assume or otherwise become liable or responsible for any indebtedness, other than indebtedness by Corindus or its wholly owned subsidiaries in the ordinary course of business consistent with past practice;
•	issue or sell any debt securities of Corindus or any of its subsidiaries, including rights to acquire any debt securities of Corindus or any of its subsidiaries;
•	negotiate, amend, extend, renew (except with respect to software license and product development contracts, pursuant to the renewal provisions thereof), terminate or enter into, or agree to any material amendment or material modification of, or waive, release or assign any material rights under, any material contract, contract with a material supplier or material lease;
•	negotiate, amend, modify, enter into or terminate any labor agreement, except as required pursuant to an applicable contract in effect as of August 7, 2019;
•	make any material change to its or any of its subsidiaries’ methods, policies and procedures of accounting, except as required by U.S. GAAP or Regulation S-X of the Exchange Act or other applicable law;
•	except as set forth in Corindus’ existing capital budget or as relates to the purchase of inventory or surgical instruments in the ordinary course of business, make or authorize any capital expenditure exceeding $500,000 in the aggregate;
•	agree to release, compromise, assign, settle, or resolve, any threatened or pending proceeding, other than settlements that result solely in monetary obligations involving payment (without the admission of wrongdoing) by Corindus or any of its subsidiaries of an amount not greater than $250,000 (net of insurance proceeds) in the aggregate;
•	fail to use commercially reasonable efforts to maintain in effect material insurance policies covering Corindus and its subsidiaries and their respective properties, assets and businesses;

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•	(i) sell, transfer, assign, lease, license or otherwise dispose of (whether by merger, stock or asset sale or otherwise) to any person any rights to any intellectual property material to Corindus and its subsidiaries, taken as a whole, subject to certain exceptions, (ii) fail to use all reasonable efforts not to cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except with respect to patents expiring in accordance with their terms) any intellectual property of Corindus and its subsidiaries material to Corindus and its subsidiaries, taken as a whole, (iii) fail to use all reasonable efforts to make any filing, pay any fee, or take any other action necessary to prosecute and maintain in full force and effect any registered intellectual property of Corindus and its subsidiaries, including allowing any such patent families with pending applications to close by not filing a continuing application, (iv) make any change in intellectual property of Corindus and its subsidiaries that is or would reasonably be expected to materially impair Corindus’ or any of its subsidiaries’ rights with respect to Corindus’ intellectual property, (v) disclose to any person any trade secrets, know-how or confidential or proprietary information (except in the case of confidential or proprietary information, in the ordinary course of business to a person subject to confidentiality obligations), or (vi) fail to take or maintain reasonable measures to protect the confidentiality and value of material trade secrets included in intellectual property owned by Corindus and its subsidiaries;
•	except as required by applicable law, (i) make or change any material tax election or adopt or change any material method of tax accounting, (ii) file any material amended tax return, (iii) settle or compromise any audit, assessment or other proceeding relating to taxes, (iv) agree to an extension or waiver of the statute of limitations with respect to taxes, (v) enter into any “closing agreement” within the meaning of Section 7121 of the Internal Revenue Code of 1986 (the “Code”) (or any similar provision of state, local or non-U.S. law), or (vi) surrender any right to claim a tax refund;
•	merge or consolidate Corindus or any of its subsidiaries with any party or person or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Corindus or any of its subsidiaries;
•	enter into or adopt any stockholder rights plans (or similar plans commonly referred to as a “poison pill”); or
•	enter into any agreement, contract, commitment or arrangement to do, or adopt any resolutions approving or authorizing, or publicly announcing an intention to do, any of the above actions.

Notwithstanding the above, nothing contained in the merger agreement gives SMS USA or Merger Sub or any of their respective affiliates the right to control or direct Corindus’ or its subsidiaries’ operations prior to the effective time.

Other Covenants and Agreements

Access and Information

Subject to certain exceptions and limitations, from August 7, 2019 until the earlier of the effective time and the date, if any, on which the merger agreement is terminated, Corindus will, and will cause its subsidiaries to, afford SMS USA and Merger Sub and their respective representatives reasonable access, to be coordinated through Corindus or its designated representatives in accordance with such reasonable procedures as they may establish, during normal business hours and upon reasonable notice, to the officers, employees, agents, properties, books, contracts and records of Corindus and its subsidiaries. In addition, during such same period and subject to certain exceptions and limitations, Corindus will, and will cause its subsidiaries to, reasonably promptly furnish all other information concerning the business, properties and personnel of Corindus and its subsidiaries as SMS USA or Merger Sub may reasonably request.

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No Solicitation; Company Acquisition Proposals

From and after the date of the merger agreement until the earlier of the effective time or the date, if any, on which the merger agreement is terminated by its terms, except as expressly permitted in connection with a Company Acquisition Proposal or Company Superior Proposal, Corindus may not (and will not permit its subsidiaries and its and their respective affiliates and representatives to): (i) initiate, seek, solicit, facilitate or knowingly encourage, or knowingly induce the making, submission or announcement of, any Company Acquisition Proposal, (ii) enter into, continue or otherwise participate in any negotiations or discussions with, or furnish or cause to be furnished any non-public information or data to, or furnish access to Corindus’ (or any of its subsidiaries’) properties with respect to, any third party (other than SMS USA or any of its affiliates or representatives) relating to any Company Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to any Company Acquisition Proposal (other than informing any persons of the non-solicitation provisions in the merger agreement), or grant any waiver or release under (or terminate, amend or modify any provision of) any confidentiality agreement to which Corindus is a party except to the extent to allow an applicable party to make a Company Acquisition Proposal, (iii) execute or enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding relating to or in connection with, or that is intended to lead to, any Company Acquisition Proposal (each, an “Alternative Acquisition Agreement”), (iv) submit any Company Acquisition Proposal or Company Superior Proposal to the Corindus stockholders for their approval, or (v) resolve to do, or agree or publicly announce an intention to do, any of the foregoing.

Notwithstanding the restrictions described in the foregoing paragraph, if Corindus or any of its subsidiaries receive, at any time following August 7, 2019, and prior to obtaining the Company Stockholder Approval, a bona fide written Company Acquisition Proposal from a third party that did not result from a breach of the non-solicitation and related provisions of the merger agreement then Corindus may contact such third party to clarify the terms and conditions of such Company Acquisition Proposal and, further, if the Board (or a duly authorized committee thereof) determines in good faith, after consultation with Corindus’ financial advisors and outside legal counsel, that (i) such Company Acquisition Proposal constitutes or could reasonably be expected to lead to or result in a Company Superior Proposal and (ii) the failure to take the action described in the immediately following clause (x) or (y) would be reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law, then Corindus may (x) furnish information concerning its business, properties or assets to the third party making such Company Acquisition Proposal pursuant to a customary confidentiality agreement that (1) does not contain any provision prohibiting or otherwise restricting Corindus’ ability to comply with any of the terms of the merger agreement and (2) contains provisions that are no less favorable in the aggregate to Corindus, or less restrictive to the party making such Company Acquisition Proposal in the aggregate (in comparison to SMS USA), than those contained in the confidentiality agreement between Corindus and SMS USA (provided, however, that such agreement need not contain any standstill agreement or similar obligation) and (y) negotiate and participate in discussions and negotiations with such third party concerning the Company Acquisition Proposal.

Corindus will provide SMS USA (i) prompt notice (and in any event within 48 hours) of the receipt of any Company Acquisition Proposal (including, if applicable, a complete, unredacted copy of such Company Acquisition Proposal), (ii) prompt notice (and in any event within 48 hours) of any inquiries, proposals or offers received by Corindus, or any of its subsidiaries or any of its or their respective representatives concerning a Company Acquisition Proposal, or proposal that is reasonably likely to constitute or lead to or result in a Company Acquisition Proposal, and disclose the identity of the other party (or parties) and, if applicable, the material terms (including any amendments thereto) of such inquiry, offer or proposal, and (iii) promptly (and in any event within 48 hours) all information, including copies of all written materials, provided by Corindus or any of its subsidiaries or its or their respective representatives to such third party but not previously provided to SMS USA. Corindus will keep SMS USA reasonably informed on a reasonably prompt basis (and, in any case, within 48 hours) of any significant development, discussions or negotiations (including amendments and proposed amendments) relating to any such Company Acquisition Proposal or any material change to the financial or other material terms of any such Company Acquisition Proposal or such other inquiry, offer or proposal (including by providing copies of all required proposals related thereto that have not already been provided pursuant to the provisions of the merger agreement described in clauses (i) and (ii) above).

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Except as expressly permitted by the merger agreement in respect of a Company Superior Proposal or an Company Intervening Event, neither the Board nor any committee thereof shall (i) withdraw, qualify or modify in a manner adverse to SMS USA, or publicly propose to withdraw, qualify or modify in a manner adverse to SMS USA, the Company Recommendation (as defined below), (ii) approve, authorize, declare advisable, endorse or recommend (or publicly propose to approve, authorize, declare advisable, endorse or recommend) any Company Acquisition Proposal, (iii) fail to include in this proxy statement the Company Recommendation, (iv) fail to recommend against any Company Acquisition Proposal that is a tender or exchange offer subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten business days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender or exchange offer (any action described in clauses (i) through (iv) of this sentence being referred to as a “Company Adverse Recommendation Change”), or (v) adopt or approve, or propose to adopt or approve, or allow Corindus or any of its subsidiaries to execute or enter into, any Alternative Acquisition Agreement.

Notwithstanding anything in the merger agreement to the contrary, if at any time prior to receipt of the Company Stockholder Approval, Corindus or the Board receives a Company Superior Proposal, the Board may authorize and cause Corindus to effect a Company Adverse Recommendation Change and/or terminate the merger agreement while concurrently entering into a definitive agreement providing for such Company Superior Proposal (subject to satisfaction of Corindus’ termination fee obligations described below), if (i) the Board determines in good faith, after consultation with Corindus’ outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law, (ii) Corindus has notified SMS USA in writing that it intends to take such action, (iii) Corindus has provided SMS USA a copy of the proposed definitive agreements (and any related agreements) relating to such Company Superior Proposal (and has informed SMS USA of the identity of the third party making such Company Superior Proposal), and (iv) if prior to 11:59 p.m., New York City time, on the second business day following the notice delivered pursuant to clause (ii) of this sentence, Corindus and its representatives shall have received a written proposal made by SMS USA to amend the merger agreement or enter into an alternative transaction with Corindus, the Board shall have determined in good faith (after consultation with Corindus’ financial advisor and outside legal counsel), after considering and taking into account the terms of any proposed amendment or modification to the merger agreement or a possible alternative transaction made by SMS USA in writing solely during such period, that (1) the Company Acquisition Proposal that is the subject of the notice described in clause (ii) of this sentence still constitutes a Company Superior Proposal and (2) the failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law.

For purposes of the merger agreement, “Company Acquisition Proposal” means:

•	a proposal or offer (whether or not in writing) from any third party (other than SMS USA or any of its subsidiaries) relating to, or that would reasonably be expected to lead to (in one transaction or a series of transactions), any (i) merger, consolidation, share exchange, business combination, recapitalization, reorganization, dissolution, liquidation, joint venture or similar transaction involving Corindus or any subsidiary of Corindus, pursuant to which any third party or group of related parties would beneficially own or control, directly or indirectly, 15% or more (on a non-diluted basis) of any class of equity or voting securities of Corindus or any resulting parent company of Corindus, (ii) sale, lease, license or other disposition, directly or indirectly, of assets of Corindus (including capital stock or other equity interests of any of its subsidiaries) or any subsidiary of Corindus, in each case, representing in the aggregate 15% or more of the consolidated assets, net revenues or net income of Corindus and its subsidiaries taken as a whole, (iii) issuance or sale or other disposition of capital stock or other equity interests representing 15% or more (on a non-diluted basis) of any class of equity or voting securities of Corindus, (iv) tender offer, exchange offer or any other transaction or series of transactions that, if consummated, would result in any third party or group of related parties, directly or indirectly, beneficially owning or having the right to acquire beneficial ownership of capital stock or other equity interests representing 15% or more (on a non-diluted basis) of any class of equity or voting securities of Corindus or (v) a combination of the foregoing.

For purposes of the merger agreement, “Company Recommendation” means:

•	the recommendation of the Board that the Corindus stockholders adopt the merger agreement and approve the transactions contemplated by the merger agreement, including the merger.

For purposes of the merger agreement, “Company Stockholder Approval” means:

•	the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Corindus common stock and Corindus preferred stock, voting together as a single class, with holders of Corindus preferred stock entitled to cast a number of votes per share of Corindus preferred stock as determined in accordance with Section 11(a) of the certificate of designation.

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For purposes of the merger agreement, “Company Superior Proposal” means:

•	a bona fide written Company Acquisition Proposal made after the date of the merger agreement (provided, however, that for purposes of this definition, references to 15% in the definition of “Company Acquisition Proposal” shall be deemed to be references to 50%) that did not result from a breach of the non-solicitation covenants of the merger agreement and is on terms that the Board determines in good faith, after consultation with Corindus’ financial advisor and outside legal counsel, (i) to be reasonably likely to be consummated if accepted and (ii) to be more favorable to holders of Corindus common stock from a financial point of view than the merger and the other transactions contemplated by the merger agreement, in each case of clause (i) and (ii), taking into account at the time of determination all legal, financial, regulatory and other aspects or conditions of such Company Acquisition Proposal as the Board (or a duly authorized committee thereof) considers to be relevant or appropriate (including any financing requirements and the ability of the person making such proposal to consummate the transactions contemplated by such proposal) and of the merger agreement and any proposed amendments or modifications to the terms of the merger agreement offered by SMS USA in response to such Company Acquisition Proposal.

Notwithstanding anything in the merger agreement to the contrary, other than in connection with a Company Superior Proposal (which is addressed above), prior to obtaining the Company Stockholder Approval, the Board may, in response to a Company Intervening Event (as defined below), effect a Company Adverse Recommendation Change if (i) the Board determines in good faith, after consultation with Corindus’ outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law; and (ii) Corindus has notified SMS USA in writing that it intends to effect such a Company Adverse Recommendation Change (which notice shall reasonably specify the facts and circumstances providing the basis of the Company Intervening Event and for the Board’s determination to effect the Company Adverse Recommendation Change).

For purposes of the merger agreement, “Company Intervening Event” means:

•	any effect, change, development, event, occurrence or circumstance that is material to Corindus and its subsidiaries, taken as a whole, that was not known to the Board on August 7, 2019 (or if known, the material consequences of which were not known to the Board as of August 7, 2019), which effect, change, development, event, occurrence or circumstance, or any consequence thereof, becomes known to the Board prior to obtaining the Company Stockholder Approval and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by Corindus (or to be refrained from being taken by Corindus) pursuant to the merger agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (i) the receipt, existence, or terms of a Company Acquisition Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Company Acquisition Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (ii) any change in the price, or change in trading volume, of Corindus common stock (provided, however, that the exception to this clause (ii) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred).

The merger agreement provides that nothing therein will prohibit Corindus or the Board from (i) taking and disclosing to Corindus stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosure to its stockholders if the Board has determined in good faith, after consultation with Corindus’ outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law; provided, however, that (1) in no event will the foregoing clause permit Corindus or the Board to make a Company Adverse Recommendation Change except as otherwise permitted as described above in respect of a Company Superior Proposal or Company Intervening Event, (2) in no event shall this provision affect, modify or supplement the definition of Company Adverse Recommendation Change (or to the consequences thereof in accordance with the merger agreement), and (3) any such disclosure (other than issuance by Corindus of a “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) that addresses or relates to the approval, recommendation or declaration of advisability by the Board with respect to the merger agreement or a Company Acquisition Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Board in connection with such communication publicly states that its recommendation with respect to the merger agreement has not changed or refers to the prior recommendation of the Board, without disclosing any Company Adverse Recommendation Change; provided, further that any factually accurate public statement that describes Corindus’ receipt of a Company Acquisition Proposal and the operation of the merger agreement with respect thereto shall not be deemed to be a Company Adverse Recommendation Change.

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Company Stockholder Meeting and Related Actions

Subject to the Board not having effected a Company Adverse Recommendation Change or earlier termination of the merger agreement, Corindus (i) is required to duly call, give notice of, convene and hold, as promptly as practicable after the SEC clearance of this proxy statement, a special meeting of the Corindus stockholders, in accordance with applicable law, its constituent documents and the rules of the NYSE American, for the purpose of considering and voting on the adoption of the merger agreement, the merger and other transactions contemplated by the merger agreement and shall submit such proposal to such holders at the special meeting, (ii) except for a proposal to adjourn the special meeting, if there are insufficient affirmative votes represented at the special meeting to obtain the Company Stockholder Approval, will not submit any other proposal to such stockholders without SMS USA’s prior written consent (which consent shall not be unreasonably conditioned, withheld or delayed), and (iii) may not adjourn or otherwise postpone or delay the special meeting without SMS USA’s prior written consent; however, Corindus may adjourn or postpone the special meeting without SMS USA’s prior written consent (A) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to the Corindus stockholders, provided, that Corindus has reasonably consulted with SMS USA prior to such adjournment or postponement, (B) if as of the time for which the special meeting is originally scheduled (as set forth in this proxy statement) there are insufficient shares of Corindus common stock and Corindus preferred stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the special meeting, or (C) in order to solicit additional proxies if necessary to obtain the Company Stockholder Approval. Subject to the Board not having effected a Company Adverse Recommendation Change, Corindus will, through the Board, make the Company Recommendation, include the Company Recommendation in this proxy statement and use its reasonable efforts to solicit from its stockholders proxies in favor of the adoption of the merger agreement.

Employee Matters

For a period of no less than 12 months following the effective time, SMS USA or the surviving corporation (or one of their affiliates) will provide to each continuing employee:

•	an annual base salary at least equal to the annual base salary provided to such continuing employee immediately prior to the merger;
•	cash bonus and cash incentive opportunities that are no less favorable than the cash bonus and cash incentive opportunities provided to such continuing employee as of immediately prior to the merger;
•	severance payments and benefits that are no less favorable than the severance payments and benefits to which such continuing employee would be entitled under the applicable benefit plan in effect as of immediately prior to the merger; and
•	employee benefits that are no less favorable (in the aggregate) to the employee benefits (excluding for such purposes any defined benefit pension benefits and any equity-based compensation plans) provided to such continuing employee as of immediately prior to the merger.

If the closing occurs prior to December 31, 2019 or after December 31, 2019 but before the payment of bonuses for the 2019 fiscal year, SMS USA or its subsidiaries will pay an annual bonus for 2019 to each eligible employee of Corindus based on actual performance levels as of August 7, 2019, extrapolated through December 31, 2019, which payment will be made at the same time as such bonuses would ordinarily be paid to eligible employees by Corindus pursuant to the terms of its bonus plans. If the closing occurs during the 2020 fiscal year, SMS USA or its subsidiaries will pay a pro-rated annual bonus under the applicable Corindus bonus plans in respect of the portion of the 2020 fiscal year that occurs prior to the closing date to each eligible employee of Corindus based on target level performance through the closing date, which payment will be made within 30 days following the closing date.

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As of the effective time and thereafter, SMS USA will provide (or will cause the surviving corporation to provide) that periods of employment with Corindus or any of its subsidiaries prior to the merger will be taken into account for purposes of determining the eligibility for participation and vesting and benefit accrual of any continuing employee under employee benefit plans, programs and policies maintained by SMS USA, the surviving corporation or their affiliates in which such continuing employees become participants (excluding any defined benefit pension plan or employer subsidized retiree medical benefits).

With respect to each health or welfare benefit plan maintained by SMS USA, the surviving corporation or any of their respective affiliates for the benefit of continuing employees (including any medical, dental, pharmaceutical or vision benefit plans), SMS USA will (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements or required physical examinations, actively-at-work requirements and the application of any pre-existing condition limitations under such plan to the extent such were waived or satisfied under the comparable health or welfare benefit plan of Corindus or any of its subsidiaries immediately prior to the effective time; and (ii) cause each continuing employee to be given credit under such plan for all amounts paid (or otherwise deemed paid) by such continuing employee under any similar benefit plan for the plan year that includes the effective time for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the plans maintained by SMS USA, the surviving corporation or any of their respective affiliates, as applicable, for the plan year in which the effective time occurs.

If requested in writing by SMS USA, Corindus will terminate, effective as of immediately prior to the closing, any and all benefit plans intended to include a 401(k) arrangement. SMS USA shall, or shall cause one of its subsidiaries or affiliates to, cause a 401(k) arrangement sponsored by SMS USA (or such subsidiary or affiliate) to permit each continuing employee participating in a terminated 401(k) arrangement to elect to rollover his or her account balances in such terminated 401(k) arrangement into the applicable SMS USA (or its subsidiary’s or affiliate’s) plan.

Efforts to Consummate the Merger

Corindus, SMS USA and Merger Sub will each use its reasonable best efforts to consummate and make effective the transactions contemplated by the merger agreement and to cause the conditions to the merger to be satisfied, including using reasonable best efforts to accomplish the following: (i) the obtaining of all necessary actions or non-actions, consents and approvals from governmental authorities or other third parties necessary in connection with the consummation of the transactions contemplated by the merger agreement, including the merger, and (ii) the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain approval from, or to avoid a proceeding by, any governmental authority or other persons necessary in connection with the consummation of the transactions contemplated by the merger agreement, including the merger.

Corindus, SMS USA and Merger Sub will each as promptly as reasonably practicable after August 7, 2019, upon a date to be mutually agreed upon by them, make its respective filings under the HSR Act.

Corindus, SMS USA and Merger Sub will each furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any investigation or other inquiry from a governmental authority or in connection with any proceeding initiated by a private party, in each case, under any applicable antitrust laws, including (i) promptly informing the other party of such inquiry or proceeding; (ii) consulting in advance before making any presentations or submissions to a governmental authority, or in connection with any such proceeding, to any other party, and supplying each other with copies of all material correspondence, filings or communications between either party and any governmental authority, or in connection with any such proceeding, between either party and any other party with respect to the merger agreement; and (iii) providing the other party with a reasonable advance opportunity to review and comment upon and consider in good faith the views of the other party in connection with all written communications between either party and any governmental authority, or in connection with any such proceeding. In addition, Corindus, SMS USA and Merger Sub will each give reasonable notice to and consult with the other party in advance of any meeting or substantive telephone call or conference with any governmental authority, or in connection with any such proceeding, with any other party, and to the extent permitted by the governmental authority, give the other party the opportunity to attend and participate in such meeting, telephone call or conference.

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Notwithstanding anything in the merger agreement to the contrary, none of SMS USA or any of its affiliates will be required to enter into one or more agreements prior to the closing of the merger with respect to any transaction to divest, hold separate or otherwise take any action that limits SMS USA’s or any of its affiliates’ (including, following the closing, Corindus’ or any of its subsidiaries’) freedom of action, ownership or control with respect to, or their ability to retain or hold, directly or indirectly, any of their respective businesses, assets, equity interests, product lines or properties (referred to as a “Divestiture Action”); or take any Divestiture Action or otherwise agree to or proffer to sell, divest, hold separate, lease, license, transfer, dispose of or otherwise encumber or impair or take any other action with respect to SMS USA’s or any of its affiliates’ ability to own or operate any assets, properties, businesses or product lines of SMS USA or any of its affiliates (including, following the closing, any assets, properties, businesses or product lines of Corindus or its subsidiaries) and none of SMS USA or any of its affiliates will be required to take any such action in connection with any action or proceeding by a third party other than a governmental authority and Corindus will not, and will not permit any of its subsidiaries to, unless requested by SMS USA, commit to or effect any action contemplated by this paragraph.

Miscellaneous Covenants

The merger agreement contains additional agreements among Corindus, SMS USA and Merger Sub relating to, among other matters:

•	indemnification of each director and officer of Corindus at or prior to the effective time, and the provision of directors’ and officers’ liability insurance and fiduciary liability insurance, which is described in greater detail in the section entitled “The Merger - Interests of Corindus’ Executive Officers and Directors in the Merger - Directors’ and Officers’ Indemnification and Insurance” beginning on page 61 of this proxy statement;
•	the preparation and filing by Corindus of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement;
•	delivery of a consent executed by Merger Sub evidencing its approval and adoption of the merger, merger agreement and other transactions contemplated thereby;
•	notification upon the occurrence or non-occurrence of certain matters;
•	the coordination of press releases and other public announcements or filings relating to the transactions;
•	recordation of ownership of certain registered intellectual property of Corindus in the name of Corindus or its subsidiaries;
•	actions necessary to cause Merger Sub to perform its obligations under the merger agreement;
•	dispositions of Corindus common stock (including derivative securities with respect thereto) resulting from the transactions contemplated by the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Corindus immediately prior to the effective time to be exempt under Rule 16b-3 promulgated under the Exchange Act;
•	the repayment and termination of Corindus’ existing financing arrangement, as amended, with two lenders and delivery of payoff letters in connection therewith;
•	the delisting of Corindus and of the shares of Corindus common stock from the NYSE American and the deregistration of Corindus common stock under the Exchange Act;
•	anti-takeover statutes that become applicable to the transactions;

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•	any stockholder litigation against Corindus and/or its directors or its executive officers relating to or in connection with the merger agreement, the merger or any other transactions contemplated by the merger agreement; and
•	delivery of resignations, upon SMS USA’s request, executed by each director of Corindus and its subsidiaries effective as of the effective time.

Conditions to the Merger

The obligations of each of Corindus, SMS USA and Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or (to the extent permitted by law) waiver by Corindus and SMS USA at or prior to the effective time of the following conditions:

•	Corindus shall have obtained the Company Stockholder Approval;
•	the expiration or termination of the applicable waiting period under the HSR Act; and
•	no governmental authority of competent jurisdiction issuing or entering any order, including any injunction, after August 7, 2019, and no law having been enacted or promulgated after August 7, 2019, in each case, that is then in effect and has the effect of restraining, enjoining or otherwise prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement.

The respective obligations of SMS USA and Merger Sub to effect the merger and the other transactions contemplated by the merger agreement are also subject to the satisfaction or (to the extent permitted by law) waiver by SMS USA at or prior to the effective time of the following conditions:

•	certain representations and warranties of Corindus in the merger agreement made with respect to capitalization and certain capitalization-related matters (except for any de minimis inaccuracy), and absence of certain changes or events in respect of a Company Material Adverse Effect must be true and correct in all respects as of the date of the merger agreement and as of the effective time as if made at and as of such time (except that any such representation or warranty that is made as of a specified date must be so true and correct as of such specified date); certain representations and warranties of Corindus in the merger agreement made with respect to organization, corporate authority relative to the merger agreement, the Board approvals of the merger agreement and the merger, the absence of conflicts with Corindus’ governing documents, takeover statutes, brokers and the opinion of financial advisors (without giving effect to any materiality, Company Material Adverse Effect or similar qualifiers) must be true and correct in all material respects as of the date of the merger agreement and as of such time as if made at and as of such time (except that any such representation or warranty that is made as of a specified date or time must be so true and correct as of such specified date or time); all other representations and warranties of Corindus in the merger agreement (without giving effect to any materiality, Company Material Adverse Effect or similar qualifiers) must be true and correct in all respects as of the date of the merger agreement and as of the effective time as if made at and as of the effective time (except that any such representation or warranty that is made as of a specified date or time must be so true and correct as of such specified date or time), except where the failure to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect;
•	Corindus must have performed or complied in all material respects with all covenants and agreements contained in the merger agreement to be performed or complied with on or prior to the effective time;
•	since the date of the merger agreement, there shall not have been any effect, change, development, event, circumstance, occurrence, condition, fact or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
•	SMS USA must have received a certificate signed by an executive officer of Corindus certifying that each of the conditions set forth in the preceding three bullet points have been satisfied; and
•	Corindus must have delivered executed preferred stockholder letters from each holder of Corindus preferred stock.

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The obligations of Corindus to effect the merger and the other transactions contemplated by the merger agreement are also subject to the satisfaction or (to the extent permitted by law) waiver by Corindus at or prior to the effective time of the following conditions:

•	the representations and warranties of SMS USA and Merger Sub contained in the merger agreement (without giving effect to any materiality, Parent Material Adverse Effect or similar qualifiers) must be true and correct as of the date of the merger agreement and as of the effective time as if made at and as of the effective time (except that any such representation or warranty that is made as of a specified date must be so true and correct as of such specified date), except where the failure to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect;
•	SMS USA and Merger Sub must have performed or complied in all material respects with each of their respective covenants and agreements contained in the merger agreement to be performed or complied with by it on or prior to the effective time; and
•	Corindus will have received a certificate signed by an executive officer of SMS USA certifying that each of the conditions set forth in the preceding two bullet points have been satisfied.
Termination

The merger agreement may be terminated at any time before the effective time, whether before or after the Company Stockholder Approval is obtained (except as otherwise expressly noted), as follows:

•	by mutual written consent of SMS USA and Corindus;
•	by either SMS USA or Corindus if:
•	the merger is not consummated on or before 5:00 p.m. (New York City time) on August 7, 2020 (the “outside date”), and the terminating party’s breach of or failure to fulfill, perform or comply with its obligations under the merger agreement in any material respect, has not been the principal cause of, or has principally resulted in, the failure to so consummate the merger on or before the outside date;
•	any governmental authority of competent jurisdiction has issued or entered any final and non-appealable order, or any law has been enacted or promulgated, that has the effect of permanently restraining, enjoining or otherwise prohibiting the merger or other transactions contemplated by the merger agreement, and the breach of or failure of the terminating party to fulfill, perform or comply with any of its obligations under the merger agreement, in any material respect, has not been the principal cause of, or principally resulted in, the issuance of such order; or
•	the Company Stockholder Approval has not been obtained in accordance with Corindus’ certificate of incorporation and DGCL, whether (to the extent permitted) by written consent or at a duly convened special meeting or any postponement or adjournment thereof, at which a vote on the adoption of the merger agreement was taken;
•	by Corindus:
•	if SMS USA or Merger Sub has breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in the merger agreement in a manner that (i) results in the failure of Corindus’ conditions to consummate the merger being satisfied and (ii) such breach is not capable of being cured by the outside date, or if capable of being cured, is not cured by SMS USA or Merger Sub on or before the earlier of the outside date and the date that is 30 days of delivery of written notice to SMS USA of such breach or failure to perform (provided that Corindus’ right to terminate the merger agreement pursuant to this provision will not be available if it is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement so as to result in the failure of the closing conditions related to the accuracy of the representations and warranties made by Corindus in the merger agreement and the performance or compliance by Corindus, in all material respects, with all its covenants and agreements contained in the merger agreement); or

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•	before receipt of the Company Stockholder Approval, in order to enter into a definitive agreement with respect to a Company Superior Proposal, to the extent permitted by, and subject to complying with the applicable terms and conditions of its obligations in respect of Company Superior Proposals described under “The Merger Agreement - Other Covenants and Agreements - No Solicitation; Company Acquisition Proposals” beginning on page 79 of this proxy statement, and Corindus pays SMS USA the termination fee described below (provided that Corindus may enter into such definitive written agreement concurrently with the termination of the merger agreement);
•	by SMS USA if:
•	Corindus has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the merger agreement in a manner that (i) results in the failure of SMS USA’s and Merger Sub’s conditions to consummate the merger being satisfied and (ii) such breach is not capable of being cured by the outside date, or if capable of being cured, is not cured by Corindus on or before the earlier of the outside date and the date that is within 30 days of delivery of written notice to Corindus of such breach or failure to perform (provided that SMS USA’s right to terminate the merger agreement pursuant to this provision will not be available if SMS USA or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement so as to result in the failure of the closing conditions related to the accuracy of the representations and warranties made by SMS USA or Merger Sub in the merger agreement and the performance or compliance by SMS USA or Merger Sub, in all material respects, with all its covenants and agreements contained in the merger agreement);
•	on or prior to the date of the special meeting, the Board makes a Company Adverse Recommendation Change; or
•	Corindus or the Board, as applicable, materially breaches its non-solicitation obligations under the merger agreement.

Termination Fee

Corindus must pay to SMS USA a termination fee of $32.515 million in the event that:

•	the merger agreement is terminated by (i) either SMS USA or Corindus because the merger has not been consummated by the outside date or the Company Stockholder Approval has not been obtained, whether (to the extent permitted) by written consent or at a duly convened special meeting or any postponement or adjournment thereof at which a vote on the adoption of the merger agreement was taken, or (ii) SMS USA because Corindus breaches any representation, warranty, covenant or agreement of the merger agreement and fails to timely cure such breach if curable, and:
•	prior to such termination, a Company Acquisition Proposal made after August 7, 2019 (1) has been publicly disclosed and not publicly withdrawn or otherwise abandoned at least three business days prior to the special meeting (in the case of termination for failure to obtain the Company Stockholder Approval under clause (i) above) or (2) is otherwise known to the Board and not withdrawn (publicly, if publicly disclosed) prior to such termination in the case of termination under clause (ii) above or for failure to consummate the merger by the outside date under clause (i) above, and
•	within 12 months of such termination of the merger agreement (pursuant to the foregoing clause (i) or (ii) above), Corindus consummates a Company Acquisition Proposal with the party that made such Company Acquisition Proposal (with references to “15%” in the definition of Company Acquisition Proposal deemed references to “50%” for purposes of this bullet and the preceding two bullets);

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•	Corindus terminates the merger agreement before receipt of the Company Stockholder Approval in order to enter into a definitive agreement with respect to a Company Superior Proposal to the extent permitted by, and subject to the applicable terms and conditions of, its obligations in respect of Company Superior Proposals described under “The Merger Agreement - Other Covenants and Agreements - No Solicitation; Company Acquisition Proposals” beginning on page 79 of this proxy statement; or
•	the merger agreement is terminated by SMS USA because, on or prior to the date of the special meeting, (i) the Board makes a Company Adverse Recommendation Change, or (ii) Corindus or the Board, as applicable, materially breaches its non-solicitation obligations under the merger agreement.

If we fail to pay SMS USA the termination fee within the specified time period and, in order to obtain such payment, SMS USA commences a suit that results in a judgment against Corindus for the payment, we will be required to reimburse SMS USA’s costs and expenses incurred in connection with such suit, including interest. We are not required to pay the termination fee on more than one occasion. Following receipt by SMS USA of the termination fee as a result of a termination of the merger agreement by SMS USA, we shall have no further liability with respect to the merger agreement or the transactions contemplated thereby to SMS USA or Merger Sub.

Expenses Generally

Except as provided under the termination fee provisions of the merger agreement summarized immediately above, whether or not the merger is consummated, all expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses.

Specific Performance

The parties to the merger agreement are entitled (in addition to any other remedy to which they may be entitled in law or equity) to an injunction, specific performance or other equitable relief to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.

Amendments; Waiver

The merger agreement may be amended by mutual agreement of the parties thereto in writing at any time before the closing date, whether before or after receipt of the Company Stockholder Approval, except that no amendment may be made after receipt of the Company Stockholder Approval if such amendment would require, pursuant to applicable law or the applicable rules of any applicable stock exchange, further approval of the Corindus stockholders, without such further approval of the Corindus stockholders having been obtained.

At any time before the effective time, subject to applicable law, any party to the merger agreement may (i) extend the time for the performance of any of the obligations or other acts of any other party thereto; (ii) waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant thereto; and (iii) waive compliance by any other party to the merger agreement with any of the agreements or conditions of such party contained therein.

Governing Law and Jurisdiction

The merger agreement and all legal, administrative and other similar proceedings or actions (whether based on contract, tort or otherwise) arising out of or relating to the merger agreement or the actions of the parties to the merger agreement in the negotiation, administration, performance and enforcement of the merger agreement, will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Each of the parties to the merger agreement, with respect to any legal claim or proceeding arising out of the merger agreement or the transactions contemplated thereby, among other things, expressly and irrevocably agrees to submit to the exclusive jurisdiction of the Delaware Court of Chancery and any appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).

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Letter of Support

In connection with the execution of the merger agreement, on August 7, 2019, Healthineers delivered the letter of support which was accepted by Corindus, pursuant to which, Healthineers has agreed, guaranteed and committed to the complete payment and discharge of all monetary obligations and liabilities of SMS USA to Corindus in accordance with, and arising from, the merger agreement (other than the indemnification obligations of SMS USA owed to directors and officers of Corindus pursuant to the merger agreement). If SMS USA defaults in the due and punctual payment of such obligations under the merger agreement, Corindus shall be entitled to seek satisfaction and payment of such obligations directly against Healthineers up to the Aggregate Merger Consideration after Corindus has first made written demand for satisfaction and payment of the relevant obligations to SMS USA and the expiry of a grace period of 30 days. The letter of support is governed by the laws of Germany (to the exclusion of its conflict of laws rules), and its terms shall be construed according to the laws of Germany. All disputes, claims, controversies and disagreements relating to or arising in connection with the letter of support, or its subject matter shall be subject to the exclusive jurisdiction of the courts of Germany.

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MERGER PROPOSAL
(PROPOSAL 1)

Corindus stockholders are being asked to approve a proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, which we refer to as the “merger proposal.” For a detailed discussion of the terms and conditions of the merger agreement, see the sections entitled “The Merger Agreement” beginning on page 69 of this proxy statement and “The Merger” beginning on page 31 of this proxy statement. A copy of the merger agreement is attached to this proxy statement as Annex A.

The Board (other than Mr. Harrington, who abstained from the Board vote on the merger) has determined that it is in the best interest of Corindus and the Corindus stockholders that Corindus enter into the merger agreement and has approved and declared advisable the merger agreement and the merger.

Approval of the merger proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Corindus common stock and Corindus preferred stock, voting together as a single class, with the holders of Corindus preferred stock entitled to cast a number of votes per share calculated in accordance with the preferred voting ratio.

The Board (other than Mr. Harrington, who abstained from the Board vote on the merger) unanimously recommends that the Corindus stockholders vote “FOR” the merger proposal.

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ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION PROPOSAL
(PROPOSAL 2)

In accordance with Section 14A of the Exchange Act, Corindus is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that will be paid or may become payable to the named executive officers of Corindus in connection with the merger, the value of which is set forth in the table entitled “Golden Parachute Compensation” on page 62 of this proxy statement. This proposal, commonly known as “say-on-golden parachute,” is referred to in this proxy statement as the “named executive officer merger-related compensation proposal”. As required by Section 14A of the Exchange Act, Corindus is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Corindus’ named executive officers in connection with the merger, as disclosed under “The Merger - Interests of Corindus’ Executive Officers and Directors in the Merger - Quantification of Potential Merger-Related Payments to Named Executive Officers,” as reflected in the table captioned “Golden Parachute Compensation,” the associated footnotes and narrative discussion, is hereby APPROVED.”

The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote to approve the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on Corindus, SMS USA, Merger Sub or the surviving corporation. Because Corindus is contractually obligated to make the potential merger-related payments to the executive officers, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved and the closing occurs and regardless of the outcome of the advisory vote.

Approval of the named executive officer merger-related compensation proposal requires the affirmative vote of a majority of the votes cast, either affirmatively or negatively (meaning the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal for it to be approved) (with the holders of Corindus preferred stock having a number of votes per share determined in accordance with the preferred voting ratio), at a meeting at which a quorum is present. Assuming a quorum is present at the special meeting, abstentions will have no effect on the outcome of the named executive officer merger-related compensation proposal. Assuming a quorum is present, if you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares of Corindus capital stock will have no effect on the outcome of the named executive officer merger-related compensation proposal.

The Board (other than Mr. Harrington, who abstained from the Board vote on the merger) unanimously recommends that the Corindus stockholders vote “FOR” the named executive officer merger-related compensation proposal.

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 ADJOURNMENT PROPOSAL
(PROPOSAL 3)

Corindus stockholders are being asked to approve a proposal that will give us authority from the stockholders to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If no quorum is present at the special meeting, the chairman of the meeting or the holders of a majority of the voting power of shares of Corindus capital stock entitled to vote who are present at the special meeting, in person or by proxy, may adjourn the special meeting to another place, date or time. Assuming a quorum is present, the affirmative vote of a majority of the votes cast, either affirmatively or negatively (meaning the number of shares voted “FOR” a proposal must exceed the number of shares voted “AGAINST” the proposal for it to be approved) (with the holders of Corindus preferred stock having a number of votes per share determined in accordance with the preferred voting ratio), will be required to approve the adjournment proposal. The chairman of the meeting also has the power to adjourn the special meeting at any time, whether or not there is a quorum present.

In addition, the Board could postpone the special meeting before it commences. If the special meeting is adjourned or postponed for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of the adjournment proposal. Corindus does not intend to call a vote on this proposal if the merger proposal has been approved at the special meeting.

Notwithstanding the foregoing, under the merger agreement, Corindus may adjourn or postpone the special meeting without SMS USA’s consent only in certain specified circumstances as described further under “The Merger Agreement - Other Covenants and Agreements - Company Stockholder Meeting and Related Actions” beginning on page 82 of this proxy statement.

Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast, either affirmatively or negatively (meaning the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” the proposal for it to be approved) (with the holders of Corindus preferred stock having a number of votes per share determined in accordance with the preferred voting ratio), at a meeting at which a quorum is present. Assuming a quorum is present at the special meeting, abstentions will have no effect on the outcome of the adjournment proposal. Assuming a quorum is present, if you hold your shares in “street name,” the failure to instruct your bank, broker or other nominee on how to vote your shares of Corindus capital stock will have no effect on the outcome of the adjournment proposal because such shares are not deemed present and entitled to vote on the matter under Delaware law.

The Board (other than Mr. Harrington, who abstained from the Board vote on the merger) unanimously recommends that the Corindus stockholders vote “FOR” the adjournment proposal.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Corindus capital stock as of August 30, 2019 for (a) each of our directors and named executive officers, (b) all of our directors and named executive officers as a group and (c) each stockholder known by us to own beneficially more than 5% of Corindus common stock and Corindus preferred stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of Corindus common stock that may be acquired by an individual or group within 60 days of August 30, 2019 pursuant to the exercise of options or warrants, the vesting of options, the Corindus Director Compensation Policy, or the conversion of Corindus preferred stock are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Corindus capital stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 208,665,310 shares of Corindus common stock outstanding on August 30, 2019.

Each share of Corindus common stock is entitled to one vote on each matter considered at the special meeting. Holders of Corindus preferred stock are entitled to vote on each matter considered at the special meeting and cast a number of votes per share determined in accordance with the preferred voting ratio (as described herein).

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5%+ Stockholders:
Entities affiliated with HealthCor Partners Management, LP(1)	52,482,133	25.15%
HEC Master Fund LP(2)(16)	31,866,165	14.08%
Koninklijke Philips N.V.(3)	26,441,656	12.67%
Heritage Medical Systems(4)(16)	13,059,720	5.89%

Named Executive Officers and Directors:
Mark J. Toland(5)	11,320,792	5.15%
David W. Long(6)	1,061,010	*
Douglas Teany(7)	616,127	*
Jeffrey C. Lightcap(8)	52,482,133	25.15%
Jeffrey G. Gold(9)	421,077	*
Campbell D. Rogers, M.D.(10)	208,592	*
Louis A. Cannon, M.D.(11)(16)	9,743,563	4.64%
Nathan R. Harrington(12)	82,798	*
James R. Tobin(13)	85,373	*
Douglas L. Braunstein(14)(16)	31,951,645	14.12%
All Current Executive Officers and Directors as a Group (10 persons)(15)(16)	107,973,110	44.78%

*        Less than 1%

(1)	Consists of (i) 17,090,941 shares of Corindus common stock directly owned by HealthCor Partners Fund, LP, (ii) 19,981,655 shares of Corindus common stock directly owned by HealthCor Hybrid Offshore Master Fund, LP, (iii) 7,852,101 shares of Corindus common stock directly owned by HealthCor Partners Fund II, LP and (iv) 7,557,436 shares of Corindus common stock directly owned by HealthCor Partners Management, LP. HealthCor Partners Management, LP is the investment manager of HealthCor Partners Fund, LP and HealthCor Partners Fund II, LP. HealthCor Partners Management, LP provides advice to its affiliate, HealthCor Management, LP, with respect to HealthCor Hybrid Offshore Master Fund, LP. Mr. Lightcap is a controlling member of HealthCor Partners Management, LP. The address for HealthCor Partners Management, LP is Carnegie Hall Tower, 152 W. 57th Street, 43rd Floor, New York, NY 10019.
(2)	Consists of (i) 14,235,545 shares of Corindus common stock, (ii) 10,800,000 shares of Corindus common stock issuable upon conversion of Series A preferred stock, (iii) 2,105,620 shares of Corindus common stock issuable upon the conversion of Series A-1 preferred stock, including shares of Corindus common stock issuable upon the conversion of Series A-1 preferred stock to be accrued as dividends on the Series A preferred stock within 60 days of August 30, 2019 and (iv) 4,725,000 shares of Corindus common stock issuable upon the exercise of a warrant held by HEC Master Fund LP for which Hudson Executive Capital LP (“Hudson Executive”) serves as investment adviser. HEC Management GP LLC (“Management GP”) is the general partner of Hudson Executive. Mr. Braunstein is Managing Partner of Hudson Executive and Managing Member of Management GP. Does not include shares of Corindus common stock held by Mr. Braunstein directly. The percentage beneficially owned is based on 226,295,930 shares of Corindus common stock which would be outstanding if HEC Master Fund LP’s Series A and Series A-1 preferred stock were converted and its warrant was exercised within 60 days of August 30, 2019. The business address of Hudson Executive, Management GP, and Mr. Braunstein is 570 Lexington Avenue, 35th Floor, New York, New York 10022. HEC Master Fund LP owns approximately 54% of the Corindus preferred stock. As a result of the relationships described herein, each of Hudson Executive, Management GP and Mr. Braunstein share voting and dispositive power over such shares and may be deemed to be the beneficial owner of such shares. Each of Hudson Executive, Management GP and Mr. Braunstein disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

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(3)	Consists of (i) 26,358,858 shares of Corindus common stock owned by Koninklijke Philips N.V.’s (“Philips”) directly, (ii) 69,412 shares of Corindus common stock owned by Nathan Harrington directly and (ii) 13,386 shares of Corindus common stock issuable to Mr. Harrington upon the exercise of vested stock options and stock options that vest within 60 days of August 30, 2019. The percentage beneficially owned is based on 208,678,696 shares of Corindus common stock which would be outstanding if Mr. Harrington exercised all vested stock options and stock options that vest within 60 days of August 30, 2019. According to Philips' Form SC 13D/A, filed on March 15, 2019, pursuant to Mr. Harrington’s employment arrangement with Philips, any compensation received by Mr. Harrington during his service as a director of the Company is for the benefit of Philips and, as such, Mr. Harrington intends to transfer his shares of Corindus common stock to Philips for no consideration. The address for Philips is Attention: Chief Legal Officer, Philips Center, 16th Floor, Amstelplein 2, Amsterdam, 1096 BC, The Netherlands.
(4)	Consists of (i) 8,000,000 shares of Corindus common stock issuable upon conversion of Series A preferred stock, (ii) 1,559,720 shares of Corindus common stock issuable upon conversion of Series A-1 preferred stock, including shares of Corindus common stock issuable upon the conversion of Series A-1 preferred stock to be accrued as dividends on the Series A preferred stock within 60 days of August 30, 2019 and (iii) 3,500,000 shares of Corindus common stock issuable upon the exercise of a warrant. The percentage beneficially owned is based on 221,725,030 shares of Corindus common stock which would be outstanding if Heritage Medical Systems’ Series A and Series A-1 preferred stock were converted and its warrant was exercised within 60 days of August 30, 2019. The address for Heritage Medical Systems is 318 N. Carson St. #208, Carson City, NV 89701. Heritage Medical Systems owns approximately 40% of the Corindus preferred stock.
(5)	Includes underlying shares of Corindus common stock issuable to Mr. Toland, our Chief Executive Officer and President, upon exercise of vested stock options and stock options that vest within 60 days of August 30, 2019. The percentage beneficially owned is based on 219,986,102 shares of Corindus common stock which would be outstanding if Mr. Toland exercised all vested stock options and all stock options that vest within 60 days of August 30, 2019.
(6)	Includes underlying shares of Corindus common stock issuable to Mr. Long, our Chief Financial Officer, upon exercise of vested stock options and stock options that vest within 60 days of August 30, 2019. The percentage beneficially owned is based on 209,726,320 shares of Corindus common stock which would be outstanding if Mr. Long exercised all vested stock options and all stock options that vest within 60 days of August 30, 2019.
(7)	Includes underlying shares of Corindus common stock issuable to Mr. Teany, our Chief Operating Officer, upon exercise of vested stock options and stock options that vest within 60 days of August 30, 2019. The percentage beneficially owned is based on 209,281,437 shares of Corindus common stock which would be outstanding if Mr. Teany exercised all vested options and all stock options that vest within 60 days of August 30, 2019.
(8)	Consists of (i) 17,090,941 shares of Corindus common stock directly owned by HealthCor Partners Fund, LP, (ii) 19,981,655 shares of Corindus common stock directly owned by HealthCor Hybrid Offshore Master Fund, LP, (iii) 7,852,101 shares of Corindus common stock directly owned by HealthCor Partners Fund II, LP and (iv) 7,557,436 shares of Corindus common stock directly owned by HealthCor Partners Management, LP. Mr. Lightcap is a controlling member of HealthCor Partners Management, LP, and the investment manager of HealthCor Partners Fund, LP and HealthCor Partners Fund II, LP. HealthCor Partners Management, LP provides advice to its affiliate, HealthCor Management, LP, with respect to HealthCor Hybrid Offshore Master Fund, LP. Mr. Lightcap disclaims any beneficial ownership of the securities held by HealthCor Partners Fund, LP, HealthCor Hybrid Offshore Master Fund, LP, and HealthCor Partners Fund II, LP, except to the extent of any pecuniary interest therein.
(9)	Consists of (i) 94,412 shares of Corindus common stock owned by Mr. Gold directly and (ii) 326,665 underlying shares of Corindus common stock issuable to Mr. Gold upon exercise of vested stock options and stock options that vest within 60 days of August 30, 2019. The percentage beneficially owned is based on 208,991,975 shares of Corindus common stock which would be outstanding if Mr. Gold exercised all vested stock options and all stock options that vest within 60 days of August 30, 2019.
(10)	Consists of (i) 69,412 shares of Corindus common stock owned by Dr. Rogers directly and (ii) 139,180 underlying shares of Corindus common stock issuable to Dr. Rogers upon exercise of vested stock options and stock options that vest within 60 days of August 30, 2019. The percentage beneficially owned is based on 208,804,490 shares of Corindus common stock which would be outstanding if Dr. Rogers exercised all vested stock options and all stock options that vest within 60 days of August 30, 2019.
(11)	Consists of (i) 573,798 shares of Corindus common stock held by BioStar Ventures III-XF, L.P., (ii) 7,557,436 shares of Corindus common stock held by BioStar Ventures III, L.P. (“BioStar”), (iii) 800,000 shares of Corindus common stock issuable upon conversion of Series A preferred stock held by BioStar, (iv) 155,980 shares of Corindus common stock issuable upon conversion of Series A-1 preferred stock held by BioStar, including shares of Corindus common stock issuable upon the conversion of Series A-1 preferred stock to be accrued as dividends on the Series A preferred stock within 60 days of August 30, 2019, (v) 350,000 shares of Corindus common stock issuable upon the exercise of a warrant, (vi) 281,064 shares of Corindus common stock owned by Dr. Cannon directly, (vii) 1,635 shares of Corindus common stock issuable on October 7, 2019, pursuant to the Corindus Director Compensation Policy, in lieu of quarterly board and board committee retainers of $7,000, assuming Dr. Cannon's attendance at all applicable meetings in the third quarter, and a closing price of Corindus common stock of $4.28 per share on October 4, 2019, and (viii) 23,650 underlying shares of Corindus common stock issuable to Dr. Cannon upon exercise of vested stock options and stock options that vest within 60 days of August 30, 2019. Dr. Cannon is the founder and Senior Managing Director of BioStar and BioStar Ventures III-XF, L.P. and, as such, has the power to vote and dispose of the securities held of record by BioStar and BioStar Ventures III-XF, L.P. The percentage beneficially owned is based on 209,996,575 shares of Corindus common stock which would be outstanding if BioStar’s Series A preferred stock and Series A-1 preferred stock were converted and its warrant was exercised within 60 days of August 30, 2019, and Dr. Cannon exercised all his vested stock options and all his stock options that vest within 60 days of August 30, 2019. BioStar owns approximately 4% of the Corindus preferred stock. Dr. Cannon disclaims any beneficial ownership of the securities held by BioStar and BioStar Ventures III-XF, L.P. except to the extent of any pecuniary interest therein.
(12)	Consists of (i) 69,412 shares of Corindus common stock owned by Mr. Harrington directly and (ii) 13,386 underlying shares of Corindus common stock issuable to Mr. Harrington upon exercise of vested stock options and stock options that vest within 60 days of August 30, 2019. The percentage beneficially owned is based on 208,678,696 shares of Corindus common stock which would be outstanding if Mr. Harrington exercised all vested stock options and stock options that vest within 60 days of August 30, 2019.

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(13)	Consists of (i) 84,205 shares of Corindus common stock owned by Mr. Tobin and (ii) 1,168 shares of Corindus common stock issuable on October 7, 2019, pursuant to the Corindus Director Compensation Policy, in lieu of quarterly board retainer of $5,000, assuming Mr. Tobin's attendance at all applicable meetings in the third quarter, and a closing price of Corindus common stock of $4.28 per share on October 4, 2019. The percentage beneficially owned is based on 208,666,478 shares of Corindus common stock outstanding on August 30, 2019.
(14)	Consists of (i) 14,235,545 shares of Corindus common stock, (ii) 10,800,000 shares of Corindus common stock issuable upon conversion of Series A preferred stock, (iii) 2,105,620 shares of Corindus common stock issuable upon conversion of Series A-1 preferred stock, including shares of Corindus common stock issuable upon the conversion of Series A-1 preferred stock to be accrued as dividends on the Series A preferred stock within 60 days of August 30, 2019, (iv) 4,725,000 shares of Corindus common stock issuable upon the exercise of a warrant held by HEC Master Fund LP for which Hudson Executive serves as investment advisor, (v) 84,312 shares of Corindus common stock owned by Mr. Braunstein directly and (vi) 1,168 shares of Corindus common stock issuable on October 7, 2019, pursuant to the Corindus Director Compensation Policy, in lieu of quarterly board retainer of $5,000, assuming Mr. Braunstein's attendance at all applicable meetings in the third quarter, and a closing price of Corindus common stock of $4.28 per share on October 4, 2019. Management GP is the general partner of Hudson Executive. Mr. Braunstein is Managing Partner of Hudson Executive and Managing Member of Management GP. The percentage beneficially owned is based on 226,297,098 shares of Corindus common stock which would be outstanding if HEC Master Fund LP’s Series A and Series A-1 preferred stock were converted and its warrant was exercised within 60 days of August 30, 2019. HEC Master Fund LP owns approximately 54% of our preferred stock. As a result of the relationships described herein, each of Hudson Executive, Management GP and Mr. Braunstein share voting and dispositive power over such shares and may be deemed to be the beneficial owner of such shares. Each of Hudson Executive, Management GP and Mr. Braunstein disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.
(15)	Includes (i) all shares of Corindus common stock directly and indirectly owned by all our current executive officers and directors, (ii) shares of Corindus common stock issuable on October 7, 2019 to certain directors in lieu of quarterly board and board committee retainers, and (iii) all underlying shares of Corindus common stock issuable upon exercise of warrants and vested stock options and exercise of stock options that vest within 60 days of August 30, 2019.
(16)	Includes shares of Series A-1 preferred stock accrued but unpaid for the period from July 16, 2019 to October 29, 2019. Such shares of Series A-1 preferred stock accrue daily as a non-compounding dividend on the Series A preferred stock. Accruals from July 16, 2019 to October 15, 2019 are anticipated to be payable in Series A-1 preferred stock on October 15, 2019. Accruals on or after October 16, 2019, and which have not been paid prior to the Closing, will be canceled and converted into the right to receive the preferred stock consideration at the effective time of the Merger, as further described under “The Merger - Merger Consideration - What Stockholders Will Receive in the Merger” beginning on page 31 of this proxy statement.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following summary is a general discussion of the material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) of Corindus common stock whose shares of Corindus common stock are converted into the right to receive cash in the merger. This summary is based on the current provisions of the Code, Treasury regulations promulgated thereunder, judicial interpretations thereof and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), all as in effect as of the date hereof and all of which are subject to change or different interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein. Any such change could alter the tax consequences to the holders as described herein. No ruling from the IRS has been or will be sought with respect to any aspect of the merger.

This summary is for the general information of the holders only and does not purport to be a complete analysis of all potential tax effects of the merger. For example, it does not consider the effect of any applicable state, local or foreign income tax laws, or of any non-income tax laws. In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the completion of the merger (whether or not such transactions occur in connection with the merger), including, without limitation, the acquisition or disposition of shares of Corindus common stock other than pursuant to the merger, or the tax consequences to holders of stock options issued by Corindus which are cancelled or converted, as the case may be, in connection with the merger. Furthermore, this summary applies only to holders that hold their Corindus common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to Corindus common stock;
•	persons holding Corindus common stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;
•	U.S. holders whose functional currency is not the U.S. dollar;
•	persons who acquired Corindus common stock through the exercise of employee stock options or otherwise as compensation;
•	life insurance companies;
•	certain financial institutions;
•	regulated investment companies;
•	real estate investment trusts;
•	certain former citizens or residents of the United States;
•	tax-exempt entities, including an “individual retirement account” or “Roth IRA”; or
•	persons liable for the United States alternative minimum tax.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Corindus common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Corindus common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.

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U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Corindus common stock that is:

•	an individual citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust (a) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

The exchange of Corindus common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Corindus common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Corindus common stock (i.e., shares of Corindus common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the shares of Corindus common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.

Information Reporting and Backup Withholding

Payments made in exchange for shares of Corindus common stock generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding at a rate of 24%. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return IRS Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

THIS DISCUSSION OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

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 FUTURE CORINDUS STOCKHOLDER PROPOSALS

Corindus has not determined whether it will hold its 2020 annual meeting of stockholders due to the merger proposal. If the merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. If the merger is not completed, Corindus stockholders will continue to be entitled to attend and participate in Corindus’ annual meeting of stockholders. If Corindus holds its 2020 annual meeting of stockholders, to be considered for inclusion in our proxy statement relating to our 2020 annual meeting, we must receive stockholder proposals by December 3, 2019. To be considered for presentation at the 2020 annual meeting, although not necessarily included in our proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than January 4, 2020 and no later than February 3, 2020. However, if the date of the annual meeting is more than 30 days earlier or more than 30 days later than such anniversary date of our 2019 annual meeting, notice must be received no earlier than 120 days and not later than the close of business on the later of (i) 90 days prior such annual meeting or (ii) ten calendar days following the date on which public disclosure of the date of the meeting is first made. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in our proxy statement. Proposals that are not received in a timely manner will not be voted on at the 2020 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. Stockholders are advised to review our certificate of incorporation and bylaws, which also specify requirements as to the form and content of a stockholder’s notice. All stockholder proposals should be marked for the attention of Corporate Secretary, Corindus Vascular Robotics, Inc., 309 Waverley Oaks Rd., Suite 105, Waltham, Massachusetts, 02452.

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MULTIPLE CORINDUS STOCKHOLDERS SHARING ONE ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement, as applicable, addressed to those stockholders, unless contrary instructions have been received. This procedure, which is commonly referred to as “householding,” reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies.

Certain brokerage firms may have instituted householding for beneficial owners of Corindus capital stock held through brokerage firms. If your family has multiple accounts holding Corindus capital stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or Corindus at the address and telephone number below. A separate copy of these proxy materials will be promptly delivered to any stockholder upon written request to Corporate Secretary, Corindus Vascular Robotics, Inc., 309 Waverley Oaks Road, Suite 105, Waltham, MA 02452.

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WHERE YOU CAN FIND MORE INFORMATION

Investors will be able to obtain free of charge this proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, this proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website at www.corindus.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information located on, or hyperlinked or otherwise connected to, Corindus’ website referenced anywhere in this proxy statement is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

The SEC allows us to “incorporate by reference” documents we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Corindus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 18, 2019;
•	Corindus’ proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 29, 2019;
•	Corindus’ Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019 and June 30, 2019, which were filed with the SEC on May 8, 2019 and August 9, 2019; and
•	Corindus’ Current Reports on Form 8-K, which were filed with the SEC on February 27, 2019, March 15, 2019, March 26, 2019, May 8, 2019 and August 8, 2019.

We also incorporate by reference into this proxy statement additional documents that Corindus may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, from the date of this proxy statement until the earlier of the date of the special meeting and the termination of the merger agreement; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC. A copy of the materials that are incorporated by reference will be promptly delivered to any stockholder upon written request to Corporate Secretary, Corindus Vascular Robotics, Inc., 309 Waverley Oaks Road, Suite 105, Waltham, MA 02452.

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MISCELLANEOUS

You should rely only on the information contained or incorporated by reference into this proxy statement, the appendices to this proxy statement and the documents we incorporate by reference into this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [●], 2019. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Your vote is very important. Please promptly vote your shares by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

David W. Long
Corporate Secretary

Waltham, Massachusetts

[●], 2019

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Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and among

SIEMENS MEDICAL SOLUTIONS USA, INC.,

CORPUS MERGER, INC.,

and

CORINDUS VASCULAR ROBOTICS, INC.

Dated as of August 7, 2019

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EXHIBITS

Exhibit A	Voting and Support Agreement
Exhibit B	Certificate of Incorporation of the Surviving Corporation
Exhibit C	Bylaws of the Surviving Corporation
Exhibit D	Preferred Stockholder Letter

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 7, 2019, is made by and among Siemens Medical Solutions USA, Inc., a Delaware corporation (“Parent”), Corpus Merger, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Corindus Vascular Robotics, Inc., a Delaware corporation (the “Company”). Defined terms used in this Agreement have the respective meanings ascribed to them in Section 8.14.

W I T N E S S E T H:

WHEREAS, the respective boards of directors of Parent, the Company (the “Company Board”) and Merger Sub have approved and declared advisable and in the best interests of their respective stockholders, this Agreement and the transactions contemplated by this Agreement, including the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned Subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions and limitations set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Company Board has, subject to Section 5.5(d) and 5.5(e), resolved to recommend that the Company’s stockholders approve the adoption of this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement and as an inducement to Parent’s willingness to enter into this Agreement, each of Parent and certain stockholders of the Company have entered into a voting and support agreement in the form attached as Exhibit A hereto (the “Voting and Support Agreement”), pursuant to which, and subject to the terms and limitations thereof, among other things, the foregoing stockholders agreed to vote the shares of Company Common Stock beneficially owned by each of them in favor of the adoption of this Agreement and approval of the Merger and the other transactions contemplated hereby at the Company Stockholders’ Meeting; and

WHEREAS, each of Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, agreements and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1     The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, the Company and Merger Sub shall consummate the Merger pursuant to which (a) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease; (b) the Company shall be the surviving corporation in the Merger and shall continue to be governed by the Laws of the State of Delaware; and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue as a wholly owned subsidiary of Parent. The corporation surviving the Merger is hereinafter referred to as the “Surviving Corporation.” The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL.

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Section 1.2    The Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (local time) on a date to be specified by the parties hereto, but no later than the second (2nd) Business Day after the satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of such conditions), unless another time, date or place is agreed to in writing by the parties hereto (such date being the “Closing Date”). The Closing shall take place at the offices of Blank Rome LLP, 1271 Avenue of the Americas, New York, NY 10020, or by the electronic transmission of signature pages.

Section 1.3    Effective Time. Concurrently with the Closing, the Company shall cause an appropriate certificate of merger with respect to the Merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Delaware Secretary of State as provided under the DGCL. The Merger shall become effective at the time the Certificate of Merger has been duly filed with the Delaware Secretary of State or at such later date and time as is agreed between Parent and the Company and specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the “Effective Time”).

Section 1.4     Certificate of Incorporation; Bylaws.

(a)          At the Effective Time, the Certificate of Incorporation, as in effect immediately prior to the Effective Time, shall, by virtue of the Merger, be amended and restated in its entirety as set forth in Exhibit B hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided by Law and such certificate of incorporation (subject to Section 5.6).

(b)          At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall, by virtue of the Merger, be amended and restated in its entirety as set forth in Exhibit C hereto and, as so amended and restated, shall be the bylaws of the Surviving Corporation, until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

Section 1.5    Board of Directors; Officers. The members of the board of directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the members of the board of directors of the Surviving Corporation, and the officers of the Surviving Corporation shall be designated by Parent immediately prior to the Effective Time, in each case to hold office, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors shall have been duly elected, designated or qualified.

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ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 2.1     Effect on Capital Stock.

(a)          Effect of Merger. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any Securities of the Company or Merger Sub:

(i)           Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Canceled Shares and Dissenting Shares) shall be converted into the right to receive, in accordance with the terms of this Agreement, $4.28 per share in cash, without interest (the “Common Stock Consideration”).

(ii)          Company Preferred Stock. Each share of (A) Company Preferred Stock issued and outstanding immediately prior to the Effective Time and (B) Series A-1 Preferred Stock that has accrued and accumulated on a daily basis until the Effective Time, in accordance with the provisions of the Company Certificate of Designation, but which is not otherwise issued or outstanding immediately prior to the Effective Time, in each case other than Canceled Shares and Dissenting Shares, shall be converted into the right to receive, in accordance with the terms of this Agreement, an amount in cash equal to $85.60 per share, without interest (the “Preferred Stock Consideration”).

(iii)         Cancellation of Company Securities. Each share of Company Stock held by the Company as treasury stock or held directly by Parent or any Subsidiary of Parent (including Merger Sub) immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof (such shares, “Canceled Shares”).

(iv)         Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid share of common stock, par value $0.0001 per share, of the Surviving Corporation and constitute the only outstanding shares of capital stock of the Surviving Corporation.

(b)          Certificates; Book Entry Shares. Each share of Company Stock to be converted into the right to receive the applicable Merger Consideration as provided in Section 2.1(a) shall no longer be outstanding and shall be automatically canceled and shall cease to exist, and the holders of certificates (the “Certificates”) or book-entry shares (“Book-Entry Shares”), which immediately prior to the Effective Time represented such Company Stock, shall cease to have any rights with respect to such Company Stock other than the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 2.2, the applicable Merger Consideration.

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(c)          Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number or type of outstanding shares of Company Stock shall occur as a result of a reclassification, recapitalization, exchange, stock split (including a reverse stock split) or combination or readjustment of shares or any similar event or any stock dividend or stock distribution with a record date during such period, the applicable Merger Consideration and any other similarly dependent amounts and items, as the case may be, shall be appropriately adjusted to provide the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.1(c) shall be construed to permit the Company to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

Section 2.2     Surrender of Certificates.

(a)          Designation of Paying Agent; Deposit of Funds. Prior to the Closing, Parent shall, at its sole cost and expense, enter into a customary paying agent agreement with a nationally recognized financial institution designated by Parent that is reasonably acceptable to the Company (the “Paying Agent”) for the payment of the Aggregate Merger Consideration as provided in Section 2.1(a)(i) and Section 2.1(a)(ii). At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent, for payment in accordance with this Article II through the Paying Agent, cash in immediately available funds in an amount sufficient to pay (i) the Aggregate Merger Consideration in exchange for all of the shares of Company Stock outstanding immediately prior to the Effective Time (other than Canceled Shares or Dissenting Shares) and (ii) the Warrant Consideration (the “Payment Fund”). The Payment Fund shall be invested by the Paying Agent if and as directed by Parent or the Surviving Corporation pending payment thereof by the Paying Agent to the holders of the shares of Company Stock, provided, however, that no such investment or loss thereon shall affect the amounts payable to the holders of the shares of Company Stock pursuant to Section 2.1(a) and to the extent of any such loss, Parent shall promptly fund additional cash amounts to the Paying Agent sufficient to enable payment of such amounts. Earnings from such investments shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of shares of Company Stock.

(b)          As promptly as reasonably practicable after the Effective Time (and in any event within five (5) Business Days after the Effective Time), Parent shall cause the Paying Agent to mail to each holder of record of a Certificate that immediately prior to the Effective Time represented outstanding shares of Company Stock (i) a letter of transmittal (which shall specify that delivery of Certificates shall be effected, and risk of loss and title to the Certificates shall pass only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 2.5) to the Paying Agent, and which shall be in the form and have such other customary provisions as Parent may reasonably specify) and (ii) instructions (which instructions shall be in the form and have such other customary provisions as Parent may reasonably specify) for use in effecting the surrender of the Certificates in exchange for cash in an amount equal to the applicable Merger Consideration multiplied by the number of shares of Company Stock previously represented by such Certificates.

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(c)          Upon surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 2.5) for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver in exchange therefor as promptly as reasonably practicable cash in an amount equal to the applicable Merger Consideration multiplied by the number of shares of Company Stock previously represented by such Certificate, and the Certificate (or affidavit of loss in lieu thereof as provided in Section 2.5) so surrendered shall be forthwith cancelled. Each Book-Entry Share shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver in exchange therefor as promptly as reasonably practicable after the Effective Time, cash in an amount equal to the applicable Merger Consideration multiplied by the number of shares of Company Stock previously represented by such Book-Entry Share. Until surrendered, in the case of a Certificate, or paid, in the case of a Book-Entry Share, in each case, as contemplated by this Section 2.2(c), each Certificate or Book-Entry Share shall be deemed, from and after the Effective Time, to represent only the right to receive the applicable Merger Consideration as contemplated by this Section 2.2(c). The Paying Agent shall accept such Certificates (or affidavits of loss in lieu thereof as provided in Section 2.5) and make such payments and deliveries with respect to Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the cash amounts payable pursuant to this Section 2.2(c).

(d)          Unregistered Transfers. In the event of a transfer of ownership of Company Stock, as applicable, that is not registered in the transfer records of the Company, payment of the appropriate amount of the applicable Merger Consideration may be made to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) or such Book-Entry Share shall be properly transferred and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or Book-Entry Share or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.

(e)          Termination of Fund. Any portion of the Payment Fund made available to the Paying Agent, which remains undistributed to the holders of the Certificates or Book-Entry Shares six (6) months after the Effective Time, shall be delivered to the Surviving Corporation or its designee upon demand, and any such holders prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation as general creditor thereof for payment of their claims for the applicable Merger Consideration.

(f)           No Liability. None of Parent, Merger Sub, the Company or the Paying Agent shall be liable to any Person in respect of any applicable Merger Consideration delivered to a Governmental Authority pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered or Book-Entry Share not paid, in each case, in accordance with Section 2.2(c), immediately prior to the date on which any Common Stock Consideration or Preferred Stock Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Authority under applicable Law, any such Common Stock Consideration or Preferred Stock Consideration in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of all claims or interest of any Person previously entitled thereto.

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(g)          Withholding. Parent, the Company, the Surviving Corporation, any of their applicable Subsidiaries and the Paying Agent shall be entitled to deduct and withhold from the applicable Merger Consideration and any amounts otherwise payable pursuant to this Agreement such amounts as Parent, the Company, the Surviving Corporation, any of their applicable Subsidiaries or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable Tax Law. Any amounts so withheld and paid over to an applicable Governmental Authority as required by applicable Law shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent, the Company, the Surviving Corporation, any of their applicable Subsidiaries or the Paying Agent.

Section 2.3    Company Warrants. Neither Parent nor Merger Sub shall assume any Company Warrant or substitute for any Company Warrant any similar warrant for Parent Common Stock in connection with the Merger or any of the other transactions contemplated by this Agreement. At the Effective Time, each Company Warrant that is outstanding and unexercised immediately prior thereto shall by virtue of the Merger and without any further action on the part of any holder of any Company Warrant be cancelled and converted into the right to receive from the Company at the Effective Time a cash payment (without interest) equal to (i) the product of (A) the excess, if any, of (1) the Common Stock Consideration over (2) the per share exercise price of such Company Warrant, and (B) the number of shares of Company Common Stock subject to such Company Warrant as of the Effective Time (the “Warrant Consideration”), less (ii) any applicable withholding Taxes required by applicable Law to be withheld. As of the Effective Time, all Company Warrants shall no longer be outstanding and shall automatically cease to exist, and each holder of a Company Warrant shall cease to have any rights with respect thereto, except the right to receive the Warrant Consideration. For the avoidance of doubt, if the exercise price payable in respect of a share of Company Common Stock underlying a Company Warrant equals or exceeds the Common Stock Consideration, such Company Warrant shall be cancelled for no consideration immediately prior to the Effective Time and the holder thereof shall have no further rights with respect thereto.

Section 2.4     Company Equity Awards.

(a)          Treatment of Company Options. Neither Parent nor Merger Sub shall assume any Company Option or substitute for any Company Option any similar award for Parent Common Stock in connection with the Merger and any of the other transactions contemplated by this Agreement. At the Effective Time, each Company Option that is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall by virtue of the Merger and without any action on the part of any holder of any Company Option be cancelled and converted into the right to receive from the Company at the Effective Time a cash payment (without interest) equal to (i) the product of (A) the excess, if any, of (1) the Common Stock Consideration over (2) the per share exercise price of such Company Option, and (B) the number of shares of Company Common Stock subject to such Company Option as of the Effective Time (the “Option Consideration”), less (ii) any applicable withholding Taxes required by applicable Law to be withheld. As of the Effective Time, all Company Options shall no longer be outstanding and shall automatically cease to exist, and each holder of a Company Option shall cease to have any rights with respect thereto, except the right to receive the Option Consideration. For the avoidance of doubt, if the exercise price payable in respect of a share of Company Common Stock underlying a Company Option equals or exceeds the Common Stock Consideration, such Company Option shall be cancelled for no consideration immediately prior to the Effective Time and the holder thereof shall have no further rights with respect thereto.

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(b)          Treatment of Company RSU Awards. Neither Parent nor Merger Sub shall assume any Company RSU Award or substitute for any Company RSU Award any similar award for Parent Common Stock in connection with the Merger and the other transactions contemplated by this Agreement. As of the Effective Time, each Company RSU Award that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall by virtue of the Merger and without any action on the part of any holder of any Company RSU Award be cancelled and converted into the right to receive from the Company at the Effective Time a cash payment (without interest) equal to (i) the product of (A) the Common Stock Consideration and (B) the number of shares of Company Common Stock subject to such Company RSU Award as of the Effective Time (the “RSU Consideration”), less (ii) any applicable withholding Taxes required by applicable Law to be withheld; provided, that, notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company RSU Award which immediately prior to such cancellation is “deferred compensation” subject to Section 409A of the Code shall be made on the applicable settlement date(s) for such Company RSU Award if required in order to comply with Section 409A of the Code.

(c)          Method of Payment. Any Option Consideration or RSU Consideration to which an employee or former employee of the Company or one of its Subsidiaries becomes entitled pursuant to Section 2.4(a) or Section 2.4(b), together with the employer portion of any payroll Taxes on such payment, shall be paid through the payroll of the Surviving Corporation or one of its Subsidiaries, or the Paying Agent, as applicable, as soon as reasonably practicable following the Effective Time (and in any event, within ten (10) Business Days after the Closing Date). Any Option Consideration or RSU Consideration to which any other person becomes entitled pursuant to Section 2.4(a) or Section 2.4(b) shall be paid by the Surviving Corporation or one of its Subsidiaries, as applicable (or, at the option of the Surviving Corporation, by the Paying Agent), as soon as reasonably practicable following the Effective Time (and in any event, within ten (10) Business Days after the Closing Date).

(d)          Company Actions. Prior to the Effective Time, the Company shall provide such notice, if any, to the extent required under the terms of any of the Company Equity Plans, Company Warrants or Company Preferred Stock, as applicable, obtain any necessary consents or waivers, adopt applicable resolutions, amend the terms of any of the Company Equity Plans (or any outstanding awards thereunder), Company Warrants or Company Preferred Stock, as applicable, including obtaining an executed letter, substantially in the form attached hereto as Exhibit D (“Preferred Stockholder Letter”), from each holder of Company Preferred Stock, and take all other appropriate actions to (i) give effect to the transactions contemplated herein; (ii) terminate each of the Company Equity Plans as of the Effective Time; and (iii) ensure that after the Effective Time, no holder of a Company Equity Award, any beneficiary thereof nor any other participant in any of the Company Equity Plans and no holder of a Company Warrant or Company Preferred Stock or any beneficiary thereof shall have any right thereunder to acquire any Securities of the Company or to receive any payment or benefit with respect to (x) any award previously granted under any of the Company Equity Plans or (y) any Company Warrant or Company Preferred Stock, as applicable, except as provided in Section 2.3 and Section 2.4. The Company shall provide Parent with documentation evidencing the completion of the foregoing actions (the form and substance of such documentation shall be subject to review and approval by Parent, such approval not to be unreasonably withheld, conditioned or delayed) no later than the Business Day preceding the Effective Time.

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Section 2.5    Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent or Parent, the posting by such Person of a bond, in such reasonable and customary amount as the Paying Agent or Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration to which the holder thereof is entitled pursuant to this Article II.

Section 2.6    Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, to the extent that holders of Company Stock are entitled to appraisal rights under Section 262 of the DGCL, any shares of Company Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his, her or its demand for appraisal rights under Section 262 of the DGCL and not effectively withdrawn or lost such holder’s rights to appraisal (the “Dissenting Shares”), shall not be converted into or represent the right to receive the applicable Merger Consideration, but the holders of such Dissenting Shares shall instead be entitled to receive such consideration as may be determined pursuant to Section 262 of the DGCL (it being understood and acknowledged that at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist and such holder shall cease to have any rights with respect thereto other than the right to receive the consideration therefor as may be determined in accordance with Section 262 of the DGCL); provided, however, that if any such holder shall have failed to timely perfect or shall have waived, effectively withdrawn or lost his, her or its right to appraisal and payment under the DGCL (whether occurring before, at or after the Effective Time), or a court of competent jurisdiction shall have determined that such holder is not entitled to such right to appraisal and payment under Section 262 of the DGCL, such holder’s shares of Company Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the applicable Merger Consideration, without any interest thereon, and such shares shall no longer be deemed to be Dissenting Shares. The Company shall give prompt notice to Parent of any demands for appraisal of any shares of Company Stock, effective or attempted withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company relating to appraisal demands, and Parent shall have the opportunity and right to participate in all discussions, negotiations and Proceedings, with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent (such consent not to be unreasonably conditioned, delayed or withheld), voluntarily make any payment with respect to or settle or compromise or offer to settle or compromise any such demand or Proceeding, or agree in writing to do any of the foregoing.

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Section 2.7    Transfers; No Further Ownership Rights. At the Effective Time, the stock transfer books of the Company shall be closed, and from and after the Effective Time, there shall be no registration of transfers on the stock transfer books of the Company of shares of Company Stock that were outstanding immediately prior to the Effective Time. If Certificates or Book-Entry Shares are presented to the Surviving Corporation, Parent or the Paying Agent for transfer following the Effective Time, they shall be canceled against delivery of the applicable Merger Consideration, as provided for in Section 2.1(a), for each share of Company Stock formerly represented by such Certificates or Book Entry Shares.

Section 2.8     Further Action. If, at any time after the Effective Time any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company with respect to the Merger, the officers and directors of Parent shall be fully authorized (in the name of Merger Sub, the Company, the Surviving Corporation and otherwise) to take such action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company Disclosure Letter referenced therein (it being understood and agreed that any disclosure set forth in one section or subsection of the Company Disclosure Letter also shall be deemed to apply to each other section and subsection of the Company Disclosure Letter to which its applicability is reasonably apparent) or (b) other than with respect to Section 3.2(a) and Section 3.2(g), as disclosed in the Company SEC Documents filed with (or furnished to) the SEC by the Company on or after December 31, 2018 and at least two (2) Business Days prior to the date of this Agreement (but in each case excluding any disclosure contained under the heading “Risk Factors,” or “Cautionary Note Regarding Forward-Looking Statements” or safe harbor or in any “forward-looking statements” legend or any similar non-specific, predictive, precautionary or forward-looking statements) and to the extent publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System, the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.1     Organization; Qualification.

(a)          The Company is (i) a corporation duly organized and validly existing under the Laws of the State of Delaware and has the requisite corporate power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties and assets in the manner in which its properties and assets are currently operated and (ii) duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company’s Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws (the “Bylaws”), each as amended as of the date of this Agreement, have been made available to Parent and are in full force and effect, and the Company is not in violation of any of the provisions thereof.

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(b)          Each of the Company’s Subsidiaries is (i) a legal entity duly organized and validly existing under the Laws of the jurisdiction of its incorporation, formation or organization, as applicable, and has the requisite corporate or similar power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties and assets in the manner in which its properties and assets are currently operated and (ii) duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the organizational or governing documents of each of the Company’s Subsidiaries are in full force and effect, and none of the Company’s Subsidiaries is in violation of any of the respective provisions thereof.

Section 3.2     Capitalization; Subsidiaries.

(a)          As of the close of business on August 5, 2019 (the “Capitalization Date”), the authorized capital stock of the Company consisted of (i) 350,000,000 shares of Company Common Stock, 208,533,915 of which were issued and outstanding and none of which were held by the Company as treasury stock, and (ii) 10,000,000 shares of preferred stock of the Company, par value $0.0001 per share, 1,000,000 shares of which constitute a series of preferred stock designated as Series A Convertible Preferred Stock, 1,000,000 of which were issued and outstanding (“Series A Preferred Stock”), and 1,000,000 shares of which constitute a series of preferred stock designated as Series A-1 Convertible Preferred Stock, 167,248 of which were issued and outstanding (or, to the extent not issued or outstanding, had otherwise accrued until the Capitalization Date) (“Series A-1 Preferred Stock” and together with Series A Preferred Stock, “Company Preferred Stock”). Except for the foregoing, there are no other classes of capital stock of the Company and, except for Company Equity Awards, Company Warrants and Company Preferred Stock, there are no bonds, debentures, notes or other Indebtedness or Securities of the Company having the right to vote (or convertible into or exercisable for Securities having the right to vote) on any matters on which holders of capital stock of the Company may vote authorized, issued or outstanding. As of the close of business on the Capitalization Date, there were (A) outstanding Company Options to purchase 26,426,312 shares of Company Common Stock; (B) outstanding Company RSU Awards representing 124,422 shares of Company Common Stock; (C) 8,611,196 shares of Company Common Stock reserved for future issuance under the Company Equity Plans; (D) 9,191,287 shares of Company Common Stock reserved for issuance upon exercise of Company Warrants; and (E) 23,344,957 shares of Company Common Stock reserved for issuance upon conversion of Company Preferred Stock. As of the close of business on the Capitalization Date, the 2014 Warrant had been exercised in full and was no longer outstanding. From the close of business on the Capitalization Date through the date of this Agreement, there have been (1) no issuances of any Company Common Stock, Company Preferred Stock or any other Securities of the Company other than issuances of shares of Company Common Stock pursuant to (i) the conversion of any of Company Preferred Stock outstanding as of the close of business on the Capitalization Date in accordance with the terms of the Certificate of Incorporation, or (ii) the exercise, vesting or settlement, as applicable, of any Company Equity Awards or Company Warrants outstanding as of the close of business on the Capitalization Date in accordance with the terms of such Company Equity Awards or Company Warrants and (2) no grants of any Company Equity Awards or any other equity or equity-based awards.

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(b)          All of the issued and outstanding shares of Company Common Stock have been, and all of the shares of Company Common Stock that may be issued pursuant to any of the Company Equity Awards, the Company Equity Plans, Company Warrants and Company Preferred Stock will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are, or will be when issued, fully paid, nonassessable and free of preemptive rights. All of the issued and outstanding shares of Company Preferred Stock have been duly authorized, validly issued, fully paid and nonassessable. The Company has made available to Parent or its counsel accurate and complete copies of each of the Company Warrants (which copies are executed) and the forms of stock option and restricted stock unit award agreements evidencing the Company Equity Awards (together with the forms of such award agreements filed with the SEC and publicly available), and in respect of the foregoing forms, other than differences with respect to the number of shares of Company Common Stock covered thereby, the grant date, the exercise price, regular vesting schedule and expiration date applicable thereto, no such stock option or restricted stock unit award agreement contains material terms that are inconsistent with, or in addition to, such forms. Section 3.2(b) of the Company Disclosure Letter sets forth, as of the close of business on the Capitalization Date, each outstanding Company Equity Award and to the extent applicable, (i) the name and country of residence (if outside the U.S.) of the holder thereof, (ii) the number of shares of Company Common Stock issued or issuable thereunder, (iii) the expiration date, (iv) the exercise price relating thereto, (v) the grant date, (vi) the amount vested and outstanding and the amount unvested and outstanding, and (vii) the Company Equity Plan pursuant to which the award was made. Each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the “Company Option Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof or other authorized designee) and any required stockholder approval by the necessary number of votes or written consents. The Company does not have any liability in respect of any Company Option that was granted with a per share exercise price that was less than the fair market value of a share of Company Common Stock on the applicable Company Option Grant Date, and the Company has not granted any Company Options that are subject to the provisions of Section 409A of the Code. Each grant of a Company Equity Award and Company Warrant was made in all material respects, as applicable, in accordance with (A) the terms of the applicable Company Equity Plan, (B) all applicable securities Laws, including the NYSE American Company Guide, (C) the Code, and (D) all other applicable Laws. The Company has the requisite authority under the terms of the applicable Company Equity Plan, the applicable award agreements and any other applicable Contract to take the actions contemplated by Section 2.3 and Section 2.4, and the treatment of Company Warrants and Company Equity Awards described in Section 2.3 and Section 2.4, shall, as of the Effective Time, be binding on the holders of Company Warrants and Company Equity Awards purported to be covered thereby. All of the outstanding Company Stock has been sold pursuant to an effective registration statement filed under the federal securities Laws or an appropriate exemption therefrom. No Subsidiary of the Company owns any Securities of the Company.

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(c)          As of the date of this Agreement, other than as set forth in Section 3.2(c) of the Company Disclosure Letter, the Company Equity Awards, Company Warrants or in the Company Certificate of Designation, there are no (i) existing options, warrants, calls, preemptive rights, subscriptions or other Securities or rights, stock appreciation rights, restricted stock awards, restricted stock unit awards, convertible Securities, agreements, arrangements or commitments of any kind obligating the Company or any of its Subsidiaries to issue, transfer, register or sell, or cause to be issued, transferred, registered or sold, any shares of capital stock of, or other Securities of, the Company or any of its Subsidiaries or Securities convertible into or exchangeable for such shares or other Securities, or obligating the Company or any of its Subsidiaries to grant, extend or enter into such options, warrants, calls, preemptive rights, subscriptions or other Securities or rights, stock appreciation rights, restricted stock awards, restricted stock unit awards, convertible Securities, agreements, arrangements or commitments; (ii) outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Securities of the Company or any of its Subsidiaries, or any Securities representing the right to purchase or otherwise receive any other Securities of the Company or any of its Subsidiaries; or (iii) outstanding or authorized equity or equity-based compensation awards, including any equity appreciation rights, Security-based performance units, “phantom” stock, profit-participation or other Security rights issued by the Company or any of its Subsidiaries, or other agreements, arrangements or commitments of any character (contingent or otherwise) to which the Company or any of its Subsidiaries is party, in each case pursuant to which any Person is entitled to receive any payment from the Company or any of its Subsidiaries based in whole or in part on the value of any Securities of the Company or any of its Subsidiaries.

(d)          Each Subsidiary of the Company existing on the date of this Agreement is listed on Section 3.2(d) of the Company Disclosure Letter. The Company owns, beneficially and of record, directly or indirectly, all of the issued and outstanding company, partnership, corporate or similar (as applicable) ownership, voting or similar Securities or interests in each such Subsidiary, free and clear of all Liens, and all company, partnership, corporate or similar (as applicable) ownership, voting or similar Securities or interests of each of the Subsidiaries are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. The Company has made available to Parent true and correct copies of the currently effective corporate or other organizational documents for each Subsidiary. Except for investments in cash equivalents (and ownership by the Company or its Subsidiaries of Securities of the Subsidiaries of the Company), none of the Company or any of its Subsidiaries (i) owns directly or indirectly any Securities or interests or (ii) has any obligation or has made any commitment to acquire any Securities or interests of any Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

(e)          All dividends or distributions on any Securities of the Company or any of its Subsidiaries that have been declared or authorized have been paid in full.

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(f)           As of the date of this Agreement, there are no existing (i) agreements or commitments of any kind with any Person to which the Company or any of its Subsidiaries is party (A) restricting the transfer of the Securities of the Company or any of its Subsidiaries or (B) affecting the voting rights of Securities of the Company or any of its Subsidiaries (including stockholder agreements, voting trusts or similar agreements), (ii) agreements or commitments of any kind obligating the Company or any of its Subsidiaries to register (other than pursuant to currently effective resale shelf registration statements listed on Section 3.2(f) of the Company Disclosure Letter or “piggy-back” rights) or cause to be further registered (other than pursuant to currently effective resale shelf registration statements listed on Section 3.2(f) of the Company Disclosure Letter or “piggy-back” rights), any shares of capital stock of, or other Securities of, the Company or any of its Subsidiaries or Securities convertible into or exchangeable for such shares or other Securities (“Demand Registration Rights Agreements”) or (iii) stockholder rights plans or similar plans commonly referred to as a “poison pill,” under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other Securities.

(g)          The exercise price of each Company Option and each Company Warrant is set forth on Section 3.2(g) of the Company Disclosure Letter as of the date of this Agreement.

Section 3.3     Authority Relative to Agreement.

(a)          The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject (in the case of the Merger) to obtaining the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action by the Company, and (in the case of the Merger, except for the (i) receipt of the Company Stockholder Approval and (ii) filing of the Certificate of Merger with the Delaware Secretary of State) no other corporate action or proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought (the “Enforceability Exceptions”).

(b)          The Company Board has, by resolutions adopted by the Company Board, (i) approved this Agreement and the Merger and the transactions contemplated by this Agreement; (ii) determined that this Agreement and the Merger and the transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders; (iii) directed that the adoption of this Agreement be submitted to a vote at the Company Stockholders’ Meeting; and (iv) resolved to make the Company Recommendation. As of the date of this Agreement, none of the aforesaid actions by the Company Board has been amended, rescinded or modified.

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Section 3.4    Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock voting together as a single class, with holders of Company Preferred Stock entitled to vote on an as-converted-to-common stock basis and cast a number of votes per share of Company Preferred Stock as determined in accordance with Section 11(a) of the Company Certificate of Designation (the “Company Stockholder Approval”) is the only vote or consent, as applicable, of holders of Securities of the Company that is required to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

Section 3.5     No Conflict; Required Filings and Consents.

(a)          Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated by this Agreement, nor compliance by the Company with any of the terms or provisions of this Agreement, will (i) violate any provision of (A) the Company’s Certificate of Incorporation or Bylaws or (B) the certificate of incorporation or bylaws (or equivalent organizational documents) of any Subsidiary of the Company (assuming, in each case, with respect to the consummation of the Merger that the Company Stockholder Approval is obtained), (ii) assuming that the Consents, registrations, declarations, filings and notices referenced in Section 3.5(b) have been obtained or made, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) violate, conflict with or result in any breach of any provision of, or loss of any benefit, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the Consent of, notice to or filing with any third Person pursuant to any of the terms or provisions of any material Contract to which the Company or any of its Subsidiaries is a party (other than a Benefit Plan) or by which any property or asset of the Company or any of its Subsidiaries is bound, or result in the creation of a Lien, other than any Permitted Lien, upon any of the property or assets of the Company or any of its Subsidiaries, other than, in the case of clauses, (i)(B), (ii) and (iii), that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)          No consent, approval, license, permit, waiver, Order or authorization (a “Consent”) of, registration, submission, declaration or filing with or notice to any Governmental Authority is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than (i) applicable requirements of and filings with the SEC under the Exchange Act or the Securities Act; (ii) the filing of the Certificate of Merger with the Delaware Secretary of State; (iii) applicable requirements under foreign qualification, state securities or “blue sky” laws of various states; (iv) compliance with applicable rules and regulations of the NYSE American; (v) compliance with and filings or notifications under the HSR Act and any other applicable United States or foreign competition, antitrust, merger control or investment Laws (together with the HSR Act, “Antitrust Laws”); and (vi) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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Section 3.6     Company SEC Documents; Financial Statements.

(a)          Since January 1, 2016, the Company has timely filed with (or furnished to) the SEC all forms, reports, schedules, statements, exhibits and other documents (including exhibits, financial statements and schedules thereto and all other information incorporated therein and amendments and supplements thereto) required by it to be filed (or furnished) under the Exchange Act or the Securities Act (collectively, but excluding the Proxy Statement, the “Company SEC Documents”). As of its filing (or furnishing) date or, if amended prior to the date of this Agreement, as of the date of the last such amendment (or in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act, as of their respective effective dates), each Company SEC Document complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. As of its filing date or, if amended or superseded by a filing or amendment prior to the date of this Agreement, as of the date of the last such amendment, each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective prior to the date of this Agreement, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading. As of the date of this Agreement, there are no amendments or modifications to the Company SEC Documents that are required to be filed with (or furnished to) the SEC, but that have not yet been filed with (or furnished to) the SEC. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act. All of the consolidated audited financial statements and unaudited interim financial statements of the Company included in the Company SEC Documents (i) have been derived from the accounting books and records of the Company and its Subsidiaries; (ii) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; (iii) have been prepared in accordance with GAAP, in all material respects, applied on a consistent basis during the periods involved (except (A) as may be indicated in such financial statements or in the notes thereto and (B) in the case of the unaudited interim statements of the Company, as may be permitted under Form 10-Q of the Exchange Act); and (iv) present fairly, in all material respects, the financial position of the Company, and the results of operations and cash flows of the Company, as of the times and for the periods referred to therein (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal and recurring year-end adjustments and the absence of footnote disclosure, none of which, individually or in the aggregate, will be material).

(b)          Prior to the date of this Agreement, the Company has furnished to Parent complete and correct copies of all comment letters from the SEC since January 1, 2016 through the date of this Agreement with respect to any of the Company SEC Documents, together with all written responses of the Company thereto. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company SEC Documents, and, to the Knowledge of the Company, none of the Company SEC Documents are subject to ongoing SEC review.

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(c)          The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of the NYSE American.

(d)          The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in conformity with GAAP. The Company has evaluated the effectiveness of the Company’s internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. The Company has disclosed, based on the most recent evaluation of internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (i) all “significant deficiencies” and “material weaknesses” (as such terms are defined in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement) in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a significant role in the Company’s internal control over financial reporting. Except as described in the Company SEC Reports, since January 1, 2016, the Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting.

(e)          The Company maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed to ensure that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.

(f)           As of the date of this Agreement, there are no SEC Proceedings pending or, to the Knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any director or executive officer of the Company or any of its Subsidiaries. Since January 1, 2016 through the date of this Agreement, there have been no investigations regarding accounting, auditing or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, chief accounting officer or general counsel of the Company or any of its Subsidiaries or the Company Board, any board of directors of any of its Subsidiaries or any committee of the Company Board or any board of directors of any of its Subsidiaries.

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(g)          Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications are true and correct. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company does not have, and has not arranged any, outstanding “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

(h)          Since January 1, 2016, (i) neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral complaint, allegation, assertion or claim regarding accounting, internal accounting controls, auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries, or unlawful accounting or auditing matters with respect to the Company or any of its Subsidiaries and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to the general counsel or chief executive officer of the Company pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act.

(i)           Neither the Company nor any of its Subsidiaries is a party to, or is subject to any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act), in each case, where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company SEC Documents (including any audited financial statements and unaudited interim financial statements of the Company included therein).

Section 3.7    Absence of Certain Changes or Events. Since December 31, 2018 through the date of this Agreement, (a) except for the negotiation, execution and delivery of this Agreement, the respective businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice in all material respects, (b) (i) the Company has not suffered a Company Material Adverse Effect and (ii) there has been no effect, change, development, event, circumstance, occurrence, condition, fact or state of facts that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (c) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would have constituted a breach of subsections (a), (b), (d), (g), (h), (i), (j), (l), (m), (n), (p), (q), (u), (v), (w) or (x) of Section 5.1.

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Section 3.8    No Undisclosed Liabilities. Except for liabilities or obligations (a) reflected or reserved against in the Company’s consolidated balance sheet as of June 30, 2019 (or the notes thereto), a copy of which was delivered to Parent on August 6, 2019; (b) incurred in connection with or contemplated by this Agreement or the transactions contemplated by this Agreement; (c) incurred in the ordinary course of business since June 30, 2019; (d) set forth in any Contract existing as of the date hereof, which are not required to be disclosed or provided for in such consolidated balance sheet described in the foregoing clause (a), except to the extent such liabilities or obligations resulted from a breach of such Contract; or (e) that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company or any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent, absolute or otherwise and whether or not required to be reflected on a consolidated balance sheet of the Company (or the notes thereto) in accordance with GAAP.

Section 3.9    Litigation. As of the date of this Agreement, (a) there is no Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any asset or property of the Company or any of its Subsidiaries, and (b) there is no Order outstanding against, or involving, the Company or any of its Subsidiaries or any asset or property of the Company or any of its Subsidiaries that, in each case of clauses (a) and (b), (i) has been, or would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole or (ii) would reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement. As of the date of this Agreement, except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (i) there is no Proceeding pending or, to the Knowledge of the Company, threatened against any officer or director of the Company or any of its Subsidiaries, and (ii) there is no Order outstanding against, or involving, any officer or director of the Company or any of its Subsidiaries. Since January 1, 2016, except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there have not been any product liability, manufacturing or design defect, warranty, field repair or other material product-related claims by any third Person (whether based on contract or tort and whether relating to personal injury, including death, property damage or economic loss) arising from (A) services rendered by the Company or any of its Subsidiaries or (B) the sale, distribution or manufacturing of products, including medical products and devices, by the Company or any of its Subsidiaries that have been, or would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. As of this date hereof, neither the Company nor any of its Subsidiaries has any material Proceedings pending or threatened against any other Person. This Section 3.9 shall not be construed as a representation with respect to Tax matters, which are the subject of Section 3.14.

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Section 3.10   Permits; Compliance with Laws.

(a)          The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, exemptions, consents, certificates, approvals, product listings, registrations, clearances, Orders and other authorizations necessary for the Company and its Subsidiaries to own, lease and operate their respective properties and assets pursuant to all applicable Laws as currently owned, leased and operated, or to carry on their respective businesses as now being conducted under and pursuant to all applicable Laws (the “Company Permits”), (ii) all such Company Permits are in full force and effect and (iii) as of the date of this Agreement, no suspension, cancellation, withdrawal or revocation thereof is pending or, to the Knowledge of the Company, threatened, except in each of clauses (i) – (iii) where the failure to be in possession of, failure to be in full force and effect or the suspension, cancellation, withdrawal or revocation thereof (A) has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole and (B) would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement.

(b)          The Company and its Subsidiaries have been since January 1, 2016, and are in compliance with (i) all applicable Laws and (ii) all Company Permits, except where any failure to be in such compliance (A) has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole and (B) would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement.

(c)          Since January 1, 2016, none of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of their respective directors or officers (only in their capacity as such directors or officers) has received any written or, to the Knowledge of the Company, oral notification from a Governmental Authority asserting that the Company or any of its Subsidiaries, or any officer or director of the Company or any of its Subsidiaries is under investigation for not being in compliance in all material respects with any Laws or Company Permits.

Section 3.11  Proxy Statement. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the proxy statement of the Company (as amended or supplemented from time to time, the “Proxy Statement”) to be filed with the SEC for use in connection with the solicitation of proxies from the stockholders of the Company in connection with the Merger and the Company Stockholders’ Meeting will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading at the time such Proxy Statement is first mailed to stockholders of the Company and at the time of the Company Stockholders’ Meeting. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. No representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent, Merger Sub or their respective Affiliates for inclusion or incorporation by reference therein.

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Section 3.12   Employee Benefit Plans.

(a)          Section 3.12(a) of the Company Disclosure Letter contains a true, complete and correct list of all material Benefit Plans. “Benefit Plan” shall mean (i) each “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)); (ii) each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA); and (iii) all other benefit plans, policies, programs, agreements or arrangements, including any bonus, deferred compensation, severance pay, retention, change in control, employment, consulting, pension, profit-sharing, retirement, insurance, stock purchase, stock option, incentive or equity compensation or other fringe benefit plan, program, policy, agreement, arrangement or practice maintained, contributed to or required to be contributed to, by the Company or any of its Subsidiaries, for the benefit of any current or former employees, officers or directors (or any beneficiary or dependent thereof) of the Company or any Subsidiary. The Company has delivered or made available to Parent and Merger Sub true, complete and correct copies of (A) each material Benefit Plan (including all amendments thereto) or written description of each Benefit Plan that is not otherwise in writing; (B) the most recent annual reports on Form 5500 and all schedules thereto filed with respect to each Benefit Plan, to the extent applicable; (C) the most recent summary plan description and summary of material modifications for each Benefit Plan, to the extent applicable; (D) each current trust agreement, insurance contract or policy, group annuity contract and any other funding arrangement relating to any Benefit Plan, to the extent applicable; (E) the most recent actuarial report, financial statement or valuation report, to the extent applicable; (F) a current Internal Revenue Service opinion or favorable determination letter, to the extent applicable; (G) all material non-routine correspondence to or from any Governmental Authority relating to any Benefit Plan; and (H) all discrimination tests for each Benefit Plan for the most recent plan years, to the extent applicable.

(b)          Each Benefit Plan is and has at all times been operated and administered in all material respects in accordance with its terms and in compliance in all material respects with applicable Law, including ERISA, the Code and the Patient Protection and Affordable Care Act. All material claims incurred with a date of service on or before the Closing Date under any Benefit Plan that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA that is self-insured will be paid by the Company or accrued on the Company financial statements no later than the Closing Date.

(c)          Each Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a recent and currently effective determination letter or can rely on an opinion letter for a prototype plan from the Internal Revenue Service that such Benefit Plan is so qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, and, to the Knowledge of the Company, no condition exists that would be expected to adversely affect such qualification.

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(d)          None of the Benefit Plans is, and none of the Company, its Subsidiaries or any ERISA Affiliate has ever maintained or had an obligation to contribute to, (i) a “single employer plan” (as such term is defined in Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Title IV of ERISA; (ii) a “multiple employer plan” or “multiple employer welfare arrangement” (as such terms are defined in ERISA); (iii) a welfare benefit fund (as such term is defined in Section 419 of the Code); (iv) a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA); or (v) a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code. There are no material unpaid contributions due prior to the date of this Agreement with respect to any Benefit Plan that are required to have been made under the terms of such Benefit Plan, any related insurance contract or any applicable Law and all material contributions due have been timely made, or to the extent not yet due, have been properly accrued on the applicable balance sheet in accordance with the terms of the applicable Benefit Plan and applicable Law.

(e)          None of the Company or any of its Subsidiaries has engaged in a non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or breached any fiduciary duties with respect to any Benefit Plan that reasonably would be expected to subject the Company, any of its Subsidiaries or the Surviving Corporation to any material tax or penalty.

(f)           With respect to any Benefit Plan, there is no Proceeding pending, or, to the Knowledge of the Company, threatened or anticipated with or by the Internal Revenue Service, the United States Department of Labor or any other Governmental Authority, other than routine claims for benefits, in each case, that would reasonably be expected to subject the Company, any of its Subsidiaries or the Surviving Corporation to any material liability.

(g)          Neither the Company nor any of its Subsidiaries has any obligations to provide any health or other welfare benefits (whether or not insured) to retired or other former employees, directors or consultants, except as specifically required by Part 6 of Title I of ERISA (“COBRA”) or, pursuant to an applicable employment agreement or severance agreement, plan or policy listed in Section 3.12(g) of the Company Disclosure Letter requiring the Company or any Subsidiary to pay or subsidize COBRA premiums for a terminated employee following the employee’s termination.

(h)          Each Benefit Plan that is a group health plan is being and has been operated and administered in material compliance with the Patient Protection and Affordable Care Act (including the reporting requirements of Sections 6055 and 6056 of the Code). None of the Company or its Subsidiaries has incurred or will incur any material liability under Sections 4980D and 4980H of the Code and its governing regulations and no event has occurred and no circumstance exists or has existed that could reasonably be expected to give rise to the incurrence of such material liability.

(i)           Except as set forth on Section 3.12(i) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Merger or any of the other transactions contemplated hereby, or any termination of employment or service (or other event or occurrence) in connection therewith will (i) entitle any current or former employee, director or consultant of the Company or any of its Subsidiaries to any payment or benefit (or result in the funding of any such payment or benefit) or result in any forgiveness of Indebtedness with respect to any such persons; (ii) increase the amount of any compensation, equity award or other benefits otherwise payable by the Company or any of its Subsidiaries; or (iii) result in the acceleration of the time of payment, funding or vesting of any compensation, equity award or other benefits except as required under Section 411(d)(3) of the Code.

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(j)           Except as set forth on Section 3.12(j) of the Company Disclosure Letter, no amounts payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby will be an “excess parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any individual with respect to any Tax under Sections 409A or 4999 of the Code.

(k)          To the extent applicable, each Benefit Plan has been maintained in documentary compliance with, and has been operated and administered in material compliance with, Section 409A of the Code.

(l)           None of the Company or any of its Subsidiaries has used the services or workers provided by third Person contract labor suppliers, temporary employees, “leased employees” (as that term is defined in Section 414(n) of the Code), or individuals who have provided services as independent contractors to an extent that would reasonably be expected to result in the disqualification of any of the Benefit Plans or the imposition of material penalties or excise taxes with respect to the Benefit Plans by the Internal Revenue Service, the United States Department of Labor or the Pension Benefit Guaranty Corporation, and no such individuals are entitled to any benefits under any Benefit Plan that they have been improperly denied by reason of their misclassification as independent contractors.

Section 3.13   Labor Matters.

(a)          (i) There is no labor strike, material dispute, organized slowdown, stoppage or lockout pending, or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, nor has there been any such action or event since January 1, 2016; (ii) neither the Company nor any of its Subsidiaries is a party to, bound by or in the process of negotiating any labor, collective bargaining, works council or similar agreement regarding the employees of the Company or any of its Subsidiaries (each, a “Labor Agreement”); (iii) as of the date hereof, there are no unfair labor practice charges or material grievances relating to any current or former employee or consultant of the Company or any of its Subsidiaries (relating to their services for or relationship with the Company or its Subsidiaries); and (iv) as of the date hereof, none of the employees of the Company or any of its Subsidiaries is represented by any labor union, works council, employee representative group or similar organization (whether in or outside the United States) with respect to their employment with the Company or any of its Subsidiaries and, to the Knowledge of the Company, there are not, as of the date hereof, any union organizing activities, either by or on behalf of any employee or union or similar labor organization with respect to employees of the Company or any of its Subsidiaries. There is no labor union, work council, employee representative group or similar organization which, pursuant to applicable Law or any governing agreement, must be notified, consulted or with which negotiations need to be conducted in connection with the Merger.

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(b)          The Company and its Subsidiaries are, and since January 1, 2016, have been, in compliance, in all material respects, with all applicable Laws relating to labor and employment matters, including fair employment practices, equal employment opportunity, disability rights, affirmative action, terms and conditions of employment, consultation with employees, immigration and work authorization, wages, hours (including, but not limited to, overtime and minimum wage requirements and child labor restrictions), social contributions (including the payment and withholding of U.S. social security and similar Taxes), compensation, workers’ compensation, unemployment insurance, classification of employees, workers and individual independent contractors, employee leaves of absence, data protection, privacy, occupational safety and health, collective or mass layoffs and plant closings. Neither the Company nor any of its Subsidiaries has taken any action within the past two (2) years requiring notice to employees or any other obligations under the Worker Adjustment Retraining Notification Act of 1988, as amended (the “WARN Act”), unless the Company or any such Subsidiary materially complied with the requirements of the WARN Act.

(c)          To the Knowledge of the Company, no executive officer or employee at the level of Vice President (or any similarly-leveled employee) or above of the Company or any of its Subsidiaries (i) is subject to any noncompete, nonsolicitation, nondisclosure, confidentiality, employment, consulting or similar agreement with any other Person in conflict with the present and proposed business activities of the Company and its Subsidiaries, except agreements between the Company or any Subsidiary of the Company; or (ii) as of the date hereof, is in violation of any common law nondisclosure obligation or fiduciary duty relating to the ability of such individual to work for the Company or any of its Subsidiaries.

(d)          Since January 1, 2016, none of the Company or its Subsidiaries has entered into a settlement agreement with a current or former officer or employee of the Company or its Subsidiaries that substantially involves allegations relating to sexual harassment.

Section 3.14   Taxes. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)          The Company and each of its Subsidiaries have (i) duly and timely filed or caused to be duly and timely filed (taking into account any extension of time within which to file) all U.S. federal income and other Tax Returns required to be filed by any of them and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate in all respects and (ii) paid all Taxes due and owing (whether or not shown on such Tax Returns) except to the extent that such Taxes are being contested in good faith and by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP.

(b)          As of the date of this Agreement, there are no pending, ongoing or, to the Knowledge of the Company, threatened, audits, examinations, investigations or other Proceedings by any Governmental Authority in respect of Taxes of the Company or any of its Subsidiaries. No deficiencies for an amount of Taxes have been claimed, proposed, assessed or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries by any Governmental Authority that have not been fully paid, settled or withdrawn. None of the Company or any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to any Tax assessment, deficiency or collection, which waiver or extension currently remains in effect. Neither the Company nor its Subsidiaries have received within the past five years a written claim from any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not currently file a Tax Return that it is or may be subject to taxation by that jurisdiction in respect of Taxes that would be covered by or the subject of such Tax Return, which claim has not been resolved in full. No power of attorney that would be in force after the Closing Date has been granted by the Company or any of its Subsidiaries with respect to Taxes.

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(c)          There are no Tax rulings, requests for Tax rulings, applications for change in accounting methods or closing agreements with respect to Taxes, in each case with a Governmental Authority, that could reasonably be expected to affect liabilities for Taxes of the Company or any of its Subsidiaries for any period after the Effective Time.

(d)          None of the Company or any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of: (i) any installment sale or open transaction disposition made prior to the Effective Time; (ii) any prepaid amount received on or prior to the Effective Time; (iii) Section 481(a) of the Code (or an analogous provision of state, local, or foreign Law) by reason of a change in accounting method prior to the Effective Time; or (iv) any election under Section 108(i) of the Code. To the Knowledge of the Company, none of the Company or any of its Subsidiaries has any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax Law). None of the Company or any of its Subsidiaries will be obligated to pay any Tax after the Effective Time as a result of an election to defer the payment of Taxes under Section 965 pursuant to Section 965(h).

(e)          All amounts of Taxes that the Company or any of its Subsidiaries is or was required by Law to withhold or collect have been duly and timely withheld or collected and have been duly and timely paid to the proper Governmental Authority or other proper Person or properly set aside in accounts for this purpose.

(f)           None of the Company or any of its Subsidiaries has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is or was the Company or any of its Subsidiaries), and none of the Company or any of its Subsidiaries has any liability for Taxes of any other Person (other than Taxes of the Company or any of its Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of foreign, state or local Law) or as a transferee or successor or, to the Knowledge of the Company, otherwise as a matter of Law.

(g)          None of the Company or any of its Subsidiaries is a party to or is bound by any Tax sharing, Tax allocation or Tax indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries or customary commercial Contracts, the principal subject matter of which is not Taxes) that will not be terminated on or before the Closing Date without any future liability to the Company or any of its Subsidiaries.

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(h)          There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Liens for Taxes that are not yet due and delinquent or that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP.

(i)           None of the Company or any of its Subsidiaries has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code or Section 1.6011-4(b) of the Treasury Regulations.

(j)           Within the last two (2) years, none of the Company or any of its Subsidiaries has been a “distributing corporation” or “controlled corporation” in any transaction intended to qualify for tax-free treatment under Section 355 of the Code.

(k)          The Company and each of its Subsidiaries are and have at all times been in compliance in all material respects with the medical device excise tax provisions imposed by Section 4191 of the Code since the effective date of such provisions to the extent applicable to their operations.

(l)           The Company and each of its Subsidiaries are and have at all times been in compliance in all material respects with all applicable transfer pricing laws and regulations. All related party transactions involving the Company or any of its Subsidiaries are and have been at arm’s length in compliance with Section 482 of the Code, the Treasury Regulations promulgated thereunder, and any similar provision of state, local or foreign Law.

(m)         None of the Company’s Subsidiaries that are classified as “controlled foreign corporations” as defined in Section 957 of the Code has generated any “subpart F” income (within the meaning of Section 952 of the Code) outside the ordinary course of business in 2017 or 2018.

Section 3.15   Material Contracts.

(a)          Section 3.15(a) of the Company Disclosure Letter sets forth a complete and correct list, with items arranged according to the relevant subsection of this Section 3.15, as of the date of this Agreement, of each Company Material Contract. A complete and correct copy of each Company Material Contract has been made available to Parent, except to the extent such Contract is publicly filed as an exhibit to the Company SEC Documents. For purposes of this Agreement, “Company Material Contract” means any Contract to which the Company or any of its Subsidiaries is a party or to or by which any asset or property of the Company or any of its Subsidiaries is bound, except for this Agreement, that:

(i)    except for purchase orders or invoices in the ordinary course of business, is a Contract with a supplier or customer involving payments in excess of $100,000 in the twelve (12) months ended December 31, 2018 or reasonably expected to involve payments in excess of $100,000 in the twelve (12) months ending December 31, 2019;

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(ii)    constitutes a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act);

(iii)   is a joint venture, alliance, partnership, collaboration, shareholder, material development Contract or similar Contract;

(iv)  is an agency, sales, marketing, commission, distribution, international or domestic sales representative or similar Contract;

(v)   is a Contract (other than those solely between or among the Company and any of its wholly owned Subsidiaries) relating to Indebtedness of the Company or any of its Subsidiaries (whether outstanding or as may be incurred thereunder);

(vi)  is a Contract (other than those solely between or among the Company and any of its wholly owned Subsidiaries) relating to Indebtedness of a third Person having a principal amount reasonably expected to be in excess of $100,000 owed to the Company or any of its Subsidiaries;

(vii)  is a Contract that contains any payment obligations that are outside the ordinary course of business and are off-balance sheet arrangements;

(viii) is a Contract that creates or would create a Lien (other than a Permitted Lien) on any asset of the Company or any of its Subsidiaries, or restricts the payment of dividends;

(ix)   is a Contract representing Company Warrants or that relates to ongoing obligations in connection with Company Warrants;

(x)    is a Demand Registration Rights Agreement;

(xi)  is a Contract that obligates the Company or any of its Subsidiaries to conduct any business on an exclusive basis with any third Person, or upon consummation of the Merger, will obligate Parent or any of its Subsidiaries to conduct business with any such third Person on an exclusive basis, or is a non-competition or non-solicitation Contract or any other Contract (including a Contract related to the sale of products or the provision of services by the Company or any of its Subsidiaries) that limits, restricts or prohibits, or purports to limit, restrict or prohibit, (A) the manner or the localities in which any business of the Company and its Subsidiaries is or could be conducted or (B) the lines or types of businesses that the Company or any of its Subsidiaries conducts or has a right to conduct (each a “Restrictive Business Arrangement”);

(xii)  is a Contract with any Governmental Authority;

(xiii)  is a Contract relating to the acquisition or disposition of any Person, business or operations or assets constituting a business (whether by merger, sale of stock, sale of assets, consolidation or otherwise) entered into since January 1, 2016 (including any such Contract under which contemplated transactions were consummated) under which one or more of the parties thereto has material obligations remaining to be performed;

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(xiv) is an Intellectual Property Agreement;

(xv)  is a Contract that imposes any co-promotion or collaboration obligations with respect to any product or product candidate, which obligations are material to the Company and its Subsidiaries, taken as a whole;

(xvi) is a hedging, derivative or similar Contract (including interest rate, currency or commodity swap agreements, cap agreements, collar agreements and any similar Contract designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices);

(xvii) is a service or supply Contract, including a “single, sole source” supply Contract, pursuant to which goods or materials in excess of $100,000 for the rolling twelve (12) month period beginning on the date hereof are expected to be supplied to the Company or any of its Subsidiaries from an exclusive source;

(xviii) is a Labor Agreement;

(xix) is a Contract which provides for a loan or advance of any amount to any employee of the Company or any temporary agency employee, consultant or other independent contractor of the Company or any of its Subsidiaries, other than in the ordinary course of business; or

(xx) is a Contract, under which the Company or any of its Subsidiaries is, or may become, obligated to sell or otherwise issue any shares of its capital stock or any other Securities.

(b)          None of the Company or any of its Subsidiaries is in material breach of or default (or, with the giving of notice or lapse of time or both, would be in default) under the terms of, and has not taken any action resulting in the termination of, the acceleration of performance required by, or a right of termination or acceleration under, any Company Material Contract to which it is a party. As of the date of this Agreement, to the Knowledge of the Company, no other party to any Company Material Contract is in material breach of or default (or, with the giving of notice or lapse of time or both, would be in default) under the terms of, and has not taken any action resulting in the termination of, the acceleration of performance required by, or a right of termination or acceleration under, any Company Material Contract. Each Company Material Contract is (i) a valid and binding obligation of the Company or any of its Subsidiaries that are a party thereto, as applicable, and, to the Knowledge of the Company, the other parties thereto (provided, however, that such enforcement may be subject to the Enforceability Exceptions) and (ii) in full force and effect, except in the case of clauses (i) and (ii), to the extent any such Company Material Contract expires by its terms or is terminated in accordance with its terms in the ordinary course of business in compliance with Section 5.1 and except as would not reasonably be expected to be material to the business of the Company and its Subsidiaries, taken as a whole.

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(c)          No (i) current or former officer or director of the Company; (ii) beneficial owner of five percent (5%) or more of any voting Securities of the Company; or (iii) any “affiliate” or “associate” of any such Person, has any interest in any Contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of the Company or any of its Subsidiaries, which interest would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act and that has not been so disclosed in the Company SEC Documents.

Section 3.16   Intellectual Property.

(a)          Section 3.16(a) of the Company Disclosure Letter sets forth a true, complete and correct list, as of the date of this Agreement, of all Company Registered IP. For each item of Company Registered IP, Section 3.16(a) of the Company Disclosure Letter lists the owner, country(ies) or region, and registration and application numbers.

(b)          The Company or one or more of its Subsidiaries owns, or has a valid right to use, all Intellectual Property used in the conduct of the Company’s and its Subsidiaries’ respective businesses as such businesses are conducted as of the Closing and as such businesses are intended to be conducted after the Closing. The Surviving Corporation will own or possess sufficient rights to all Intellectual Property as of the Closing that are necessary to the operation of the Company’s and its Subsidiaries’ respective businesses, as conducted as of immediately prior to the Closing.

(c)          With respect to Company Owned IP, (i) the Company or one of its Subsidiaries is the sole and exclusive owner of each item free and clear of all Liens other than Permitted Liens and (ii) the Company and its Subsidiaries have taken commercially reasonable actions to maintain each item. With respect to Company Registered IP, each item is registered in the name of the Company or one or more of its Subsidiaries.

(d)          Section 3.16(d) of the Company Disclosure Letter sets forth a true, complete and correct list, as of the date of this Agreement, of all Contracts pursuant to which the Company or one or more of its Subsidiaries receives a license or otherwise obtains a right to use any of the Company Licensed IP, other than commercially available, non-customized, off-the-shelf software subject to “shrink-wrap” or “click-through” type terms and available to the Company or any of its Subsidiaries, as applicable. The rights, licenses and interests of the Company or any of its Subsidiaries in and to all Company Licensed IP are free and clear of all Liens or similar restrictions that restrict the use of the Company Licensed IP or the operation of the Company’s and its Subsidiaries’ respective businesses, other than Permitted Liens and restrictions contained in the applicable Contracts with the licensor of such Company Licensed IP, as set forth in Section 3.16(d) of the Company Disclosure Letter.

(e)          To the Knowledge of the Company, none of the activities or business currently conducted by the Company or any of its Subsidiaries at any time since January 1, 2017 infringes, misappropriates or otherwise violates any valid and enforceable Intellectual Property of any third Person. Neither the Company nor any of its Subsidiaries is subject to any Order that materially restricts or impairs the use of any Company Intellectual Property.

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(f)           There is not now and has not been since January 1, 2016 a pending or threatened claim or Proceeding by any Person asserting the alleged infringement, misappropriation or violation of any Intellectual Property of any Person by the Company or any of its Subsidiaries, or contesting the validity, ownership, enforceability or right of the Company or any of its Subsidiaries in or to any of the Company Owned IP, including in the nature of being offered a license or covenant not to sue, and to the Knowledge of the Company, there is no basis for any such Proceeding with respect to any Intellectual Property of any Person. Since January 1, 2016, neither the Company nor any of its Subsidiaries has received any written notice of any conflict or pending conflict with, or infringement, misappropriation or violation of, the rights of any Person with respect to any Intellectual Property or any license to any Intellectual Property, or challenging the validity, ownership, enforceability, or right of the Company or any of its Subsidiaries to use any Intellectual Property.

(g)          There is not now and has not been since January 1, 2016 a pending or threatened claim or Proceeding by the Company or any of its Subsidiaries asserting the alleged infringement, misappropriation or violation of any Company Intellectual Property by any Person, or contesting the validity, ownership, enforceability or right of any Person in or to any Intellectual Property, including in the nature of offering a license or covenant not to sue, and to the Knowledge of the Company, there is no basis for any such Proceeding with respect to any Company Intellectual Property. Since January 1, 2014, neither the Company nor any of its Subsidiaries has asserted rights in any of the Company Intellectual Property against any Person in any Proceeding, cease and desist letter, or other written notice, including in the nature of offering a license or covenant not to sue.

(h)          The Company and each of its Subsidiaries have taken reasonable measures to protect and preserve the confidentiality of all material confidential information and all Trade Secrets that are Company Owned IP, or any Trade Secrets disclosed to the Company or its Subsidiaries for which the Company or any of its Subsidiaries had or has an obligation of secrecy, against unauthorized access, disclosure, use, modification or other misuse. To the Knowledge of the Company, there has been no material unauthorized access, disclosure or use of any material Trade Secrets that are Company Owned IP, or any Trade Secrets disclosed to the Company or its Subsidiaries for which the Company or any of its Subsidiaries had or has an obligation of secrecy, against unauthorized access, disclosure, use, modification or other misuse.

(i)           Except as would not, individually or in the aggregate, be material to the business of the Company and its Subsidiaries, the Company and each of its Subsidiaries have used reasonable measures to protect the Trade Secrets included in the Company Intellectual Property and have secured from all of their employees and consultants who independently or jointly contributed to the conception, reduction to practice, creation or development of any Company Owned IP unencumbered and unrestricted exclusive ownership of all such employee’s or consultant’s, as applicable, Intellectual Property in such contribution that the Company or any of its Subsidiaries do not already own by operation of Law and such employee or consultant, as applicable, has not retained any rights or licenses with respect thereto. Without limiting the foregoing, except as would not, individually or in the aggregate, be material to the business of the Company and its Subsidiaries, the Company and its Subsidiaries have obtained proprietary information and assignment Contracts from all current and former employees, consultants, contractors, and other Persons involved in the development of any Intellectual Property with or for the Company or any of its Subsidiaries, and those Contracts assign and require assignment to the Company or one or more of its Subsidiaries all right, title and interest in and to Intellectual Property developed by such employees, consultants, contractors, and other Persons.

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(j)           There are no settlements, forbearances to sue, consents, Orders or similar obligations to which the Company or any of its Subsidiaries is a party or is subject that (i) restrict the Company’s or any of its Subsidiaries’ rights to use, enjoy or exploit any material Company Intellectual Property; (ii) materially restrict the Company’s or any of its Subsidiaries’ business in order to accommodate any Person’s right in or to any Intellectual Property; or (iii) permit any Person to use any Company Intellectual Property.

(k)          Except as set forth on Section 3.16(k) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has entered into any contractual obligation requiring it to indemnify any other Person against infringement or other violation of any Intellectual Property of any Person, nor has the Company or any of its Subsidiaries entered into any contractual obligation requiring the Company or one of its Subsidiaries to grant any Person the right to bring infringement actions or otherwise enforce rights with respect to any of the Company Owned IP.

(l)           To the Knowledge of the Company, since January 1, 2016, no current or former employee or consultant of the Company or any of its Subsidiaries (i) is in violation of any (A) term or covenant of any contractual or other obligation to the Company or any of its Subsidiaries relating to invention disclosure, invention assignment, non-disclosure, limitation of use, or non-competition, or (B) any applicable material non-disclosure obligation or restrictive covenant obligation for the benefit of any other Person, including any former employer of such employee or consultant, by virtue of such employee or consultant being employed by or performing services for the Company or any of its Subsidiaries, or using Trade Secrets or proprietary information of such Person, including any former employer, for the benefit of the Company or any of its Subsidiaries, or (ii) has developed any technology, Software or other copyrightable, patentable or otherwise proprietary work for the Company or any of its Subsidiaries that is subject to any agreement under which such employee or consultant has assigned or otherwise granted to any Person any rights other than the Company (including rights in or to Intellectual Property) in or to such technology, Software or other copyrightable, patentable or otherwise proprietary work or which has been subject to any confidentiality or use restrictions. To the Knowledge of the Company, all disclosures by the Company or any of its Subsidiaries to any Person of material Company-owned confidential information and Trade Secrets, or confidential information and Trade Secrets as to which the Company or any of its Subsidiaries had or has an obligation of secrecy, have been made pursuant to the terms of a written contractual obligation between the Company or its applicable Subsidiaries and such third Person requiring that such third Person not disclose or otherwise use such confidential information or Trade Secrets for any purpose other than those expressly authorized in writing by the Company or any of its Subsidiaries, as applicable.

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(m)         With regard to proprietary Software that is developed or used by the Company or any of its Subsidiaries, or is currently in development by the Company or any of its Subsidiaries, and other than as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole: (i) neither the Company nor any of its Subsidiaries has assigned, delivered, licensed or made available, and does not have any obligation to assign, deliver, license or make available, the source code for any such Software to any third Person, including any escrow agent or similar Person; (ii) neither the Company nor any of its Subsidiaries has experienced any material defects or disruptions in such Software, including any material error or omission in the processing of any transactions that have not been corrected; (iii) no such Software (A) contains any code designed or intended to disrupt, disable, harm or otherwise impede in any manner the operation of, or provide unauthorized access to, a computer system or network or other device on which such code is stored or installed, or to damage or destroy data or files without the user’s consent, or (B) incorporates, embeds or is distributed or installed with, statically or dynamically links with, or otherwise interacts with any Software that is distributed as free software, open source software, or pursuant to similar licensing or distribution models, including pursuant to any GNU general public license or limited general public license, in a manner that would require any Software included in the Company Owned IP, including any source code associated with such Software, to be disclosed, licensed, or divulged to any other Person; (iv) current copies of the source code for all such material Software are recorded on machine readable media, clearly identified and securely stored (together with the applicable documentation) by the Company or any of its Subsidiaries; and (v) no capital expenditures are necessary with respect to such Software or its use.

(n)          No item of Company Owned IP has been held to be invalid or unenforceable in any Order. The Company Owned IP (and, to the Knowledge of the Company, the Company Licensed IP) is subsisting (or in the case of applications, applied for) and to the Knowledge of the Company, valid and enforceable. No issued Patents or pending patent applications included in the Company Owned IP are subject to any interference, reissue, reexamination, opposition, inter partes review, covered business method review, post-grant review, or other post-grant proceeding. No Trademark that is included in the Company Owned IP is subject to any opposition, invalidation, cancellation, or other administrative proceeding. Neither the Company nor any of its Subsidiaries is undertaking any interference, reissue, reexamination, opposition, inter partes review, covered business method review, post-grant review, invalidation, cancellation, or other administrative proceeding with respect to Intellectual Property of any Person. The Company and its Subsidiaries have not knowingly made any material misrepresentations in the filings submitted to the applicable Governmental Authorities with respect to any Company Registered IP and, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in misuse, including patent or copyright misuse or any fraud or inequitable conduct, in connection with any Company Owned IP.

(o)          No Company Intellectual Property is being used or enforced by the Company or any of its Subsidiaries in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Intellectual Property used in and necessary for or otherwise material to the conduct of the Company’s and any of its Subsidiaries’ businesses as currently conducted.

(p)          Except as set forth on Section 3.16(p) of the Company Disclosure Letter, no Governmental Authority, in the United States or any other jurisdiction, has acquired or has a right to acquire, including upon the occurrence of any pending conditions, any right, title, or interest in or to any of the Company Owned IP, including any “limited rights” or “restricted rights” as defined in the Federal Acquisition Regulations and related agency supplements, including the Defense Federal Acquisition Regulation Supplement.

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(q)          The Company and each of its Subsidiaries have at all times been and are in compliance in all material respects with (i) all Laws or Orders applicable to the Company and each of its Subsidiaries that govern or regulate the privacy, security, processing, protection, destruction, breach notification, or transfer of or with respect to individually identifiable information, including the Health Insurance Portability and Accountability Act (HIPAA), the EU General Data Protection Regulation (GDPR), and similar international, foreign, national, state and local data protection Laws and the regulations that implement the foregoing, as may be amended from time to time (collectively, “Data Protection Laws”), and (ii) all contractual commitments made by it with respect to the privacy or security of Personal Information (collectively, (i) and (ii), the “Privacy Requirements”). No claims are pending or have been threatened in writing or, to the Knowledge of the Company, threatened other than in writing, against the Company or any of its Subsidiaries alleging any violation of the Privacy Requirements or any violation of any Person’s privacy, personal information, or data rights.

(r)           During the three (3) years prior to the date hereof, (i) there have been no material security breaches in the Company’s or any of its Subsidiaries’ information technology systems, (ii) to the Knowledge of the Company, there have been no material security breaches in the information technology systems used in the operation of the products or services provided or rendered by the Company or any of its Subsidiaries, and (iii) there have been no disruptions in information technology systems that materially adversely affected the Company’s or any of its Subsidiaries’ business or operations. The Company has used commercially reasonable efforts to evaluate the disaster recovery and backup needs of the Company and its Subsidiaries and has implemented plans and systems that are reasonably designed to address its assessment risk. The Company and each of its Subsidiaries: (A) have implemented, maintains, and complies with written privacy and security policies with respect to any Personal Information processed by it or on its behalf; (B) employ reasonable and appropriate safeguards sufficient to protect all Personal Information that is processed by it or on its behalf from loss, misappropriation, or unauthorized or unlawful use, disclosure, access, or other processing; (C) have provided any notice, and obtained any consent, required by any Privacy Requirement for any collection, use, disclosure, cross-border transfer, retention, or other processing of Personal Information by it or on its behalf; and (D) have entered into an agreement with each service provider or other Person that processes Personal Information for it or on its behalf, which agreement complies with applicable Privacy Requirements. There has been no unauthorized access, loss, use, or disclosure of any Personal Information in the possession or under the control of the Company or any of its Subsidiaries in violation of any Privacy Requirement. Neither the Company nor any of its Subsidiaries has notified, nor has the Company or any Company Subsidiary been required to notify (whether pursuant to applicable Law or otherwise), any Person of any information security breach or incident involving Personal Information.

Section 3.17   Real and Personal Property.

(a)          The Company and its Subsidiaries do not own any real property.

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(b)           Section 3.17(b) of the Company Disclosure Letter sets forth a complete and accurate list as of the date of this Agreement of each lease, sublease, license or similar use and occupancy Contract (including any assignments, amendments, extensions and modifications thereto, each, a “Lease”) pursuant to which the Company or any of its Subsidiaries leases, subleases or otherwise uses or occupies, as applicable, any real or personal property from any other Person (whether as a tenant, subtenant or pursuant to other occupancy arrangements) (collectively, the “Company Leased Property”). The Company has made available to Parent a true, correct and complete copy of each such Lease to date.

(c)            Except as set forth on Section 3.17(c) of the Company Disclosure Letter, (i) the Company and its Subsidiaries have valid leasehold interests under each of the Leases, free and clear of all Liens, except for Permitted Liens and (ii) the Company and its Subsidiaries enjoy peaceful and undisturbed possession under all of the Leases for any Company Leased Property.

(d)           Each Lease for any Company Leased Property is in full force and effect and is a valid and binding obligation of the Company or any of its Subsidiaries that is a party thereto, as applicable, and to the Knowledge of the Company, the other parties thereto.

(e)            No event has occurred and no condition exists, which with the giving of notice or the passage of time, or both, will constitute a default under a Lease by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any counterparty under such Lease, that would, individually or in the aggregate, materially impair or be reasonably likely to materially impair the continued use and operations of the Company Leased Property to which they relate in the conduct of the business of the Company and its Subsidiaries as presently conducted.

(f)             (i) no Person, other than the Company or a Subsidiary of the Company, possesses, uses or occupies, as applicable, all or any portion of any Company Leased Property and (ii) neither the Company nor any Subsidiary of the Company is a party to any agreement, right of first offer, right of first refusal or option with respect to the purchase or sale of any real property or interest therein. As of the date hereof, there are no pending or, to the Knowledge of the Company, threatened Proceedings to take all or any portion of the Company Leased Property or any interest therein by eminent domain or any condemnation proceeding (or the jurisdictional equivalent thereof) or any sale or disposition in lieu thereof.

Section 3.18      Environmental.

(a)            Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i)  since January 1, 2016, the Company and its Subsidiaries have been and are in compliance with all applicable Environmental Laws, including possessing and complying with the terms of all Company Permits required for their operations as currently conducted under applicable Environmental Laws;

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(ii)  (A) there is no pending or, to the Knowledge of the Company, threatened Proceeding pursuant to any Environmental Law against the Company or any of its Subsidiaries; (B) none of the Company or any of its Subsidiaries has received notice or a request for information from any Person, including any Governmental Authority, alleging that the Company or any of its Subsidiaries has been or is in actual or potential violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved; and (C) none of the Company or any of its Subsidiaries is a party or subject to any Order pursuant to Environmental Law that is currently in effect;

(iii)  there have been no Releases of Hazardous Materials by the Company or any of its Subsidiaries (and, to Knowledge of the Company, Releases of Hazardous Materials have not otherwise occurred) at, on, under or from any location that have resulted in or are reasonably likely to result in an obligation by the Company or any of its Subsidiaries to remediate such Releases pursuant to applicable Environmental Law or otherwise have resulted in or are reasonably likely to result in liability to the Company or any of its Subsidiaries pursuant to applicable Environmental Law with respect to such Releases; and

(iv)  neither the Company nor any of its Subsidiaries has entered into any written agreement or incurred any legal obligation that would reasonably be expected to require it to pay to, reimburse, or indemnify any other Person from or against liabilities or costs arising in connection with or pursuant to Environmental Law, or relating to impacts on human health or the environment arising from the generation, manufacture, use, transportation or disposal of or exposure to Hazardous Materials.

(b)           The Company has delivered or otherwise made available for inspection to the Parent copies of any reports, investigations, audits, assessments (including Phase I or II environmental assessments), studies or other material documents in the possession of or reasonably available to the Company or any of its Subsidiaries pertaining to: (i) any unresolved claims arising under or relating to any Environmental Law; or (ii) any Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries.

Section 3.19     Customers, Distributors, and Suppliers. Section 3.19 of the Company Disclosure Letter sets forth (a) the ten (10) largest customers (by revenue) of the businesses of the Company and its Subsidiaries (on a consolidated basis) during the twelve months ended December 31, 2018; (b) the ten (10) largest distributors or sales agents (by revenue) of the businesses of the Company and its Subsidiaries (on a consolidated basis) during the twelve months ended December 31, 2018; (c) (i) “single, sole source” suppliers, (ii) each supplier that together with other suppliers ranked by purchasing volume represent 80% of the total purchasing volume of the Company and its Subsidiaries (on a consolidated basis) during the twelve months ended December 31, 2018, (iii) each supplier where the purchasing volume of the Company or its Subsidiaries, as applicable, to the Knowledge of the Company, is greater than 50% of such supplier’s total sales volume (on a consolidated basis, if applicable) during the twelve months ended December 31, 2018, (iv) each supplier that, to the Knowledge of the Company, owns or uses unique or specialized technologies or procedures for the production, handling or service of the products delivered or services provided by the Company or any of its Subsidiaries, and (v) to the Knowledge of the Company, any other supplier of the businesses of the Company and its Subsidiaries, the loss of which is expected to cause material disruption to such businesses (on a consolidated basis) (each supplier set forth in (i) – (v), a “Material Supplier”); and (d) each distributor, sales agent, and supplier of the businesses of the Company and each of its Subsidiaries with whom the Company or any of its Subsidiaries is obligated by Contract to conduct any business on an exclusive basis, or upon consummation of the Merger, with whom Parent or any of its Subsidiaries will be obligated to conduct business on an exclusive basis. Section 3.19(d) of the Company Disclosure Letter lists, for each distributor, sales agent, and supplier disclosed pursuant to clause (d) of this Section 3.19, (i) the applicable product(s), geographic territory(ies), and customer(s) subject to the exclusivity arrangement; and (ii) whether the exclusivity arrangement provides the distributor, sales agent, or supplier, as applicable, any exclusive right to market, promote, sell, distribute the Company’s or any of its Subsidiary’s products or services. Since January 1, 2019, through the date of this Agreement, no customer, supplier, distributor, or sales agent, as applicable, listed on Section 3.19 of the Company Disclosure Letter has canceled or otherwise terminated, or to the Knowledge of the Company, threatened to cancel or otherwise terminate, its relationship with the Company or any of its Subsidiaries, or has decreased materially, or to the Knowledge of the Company, threatened to decrease materially, the quantity of products or services purchased from or sold to, as the case may be, the businesses of the Company or any of its Subsidiaries. Section 3.19 of the Company Disclosure Letter also sets forth (i) customers, suppliers, distributors, or sales agents, as applicable, that had entered into a Contract with the Company or any of its Subsidiaries, which expired, lapsed or was terminated, and with whom the Company or any of its Subsidiaries continues to do business as of the date hereof, and (ii) the terms of such continued business arrangements.

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Section 3.20     Product Warranty. Each product manufactured, sold, leased, delivered or distributed (including the featured and functionality offered thereby) or service provided or rendered by the Company or any of its Subsidiaries complies in all material respects with all applicable contractual specifications, requirements and covenants and all express and implied warranties made by the Company or any of its Subsidiaries and is not subject to any term, condition, guaranty, warranty or other indemnity beyond the applicable standard terms and conditions for such product or service. Section 3.20 of the Company Disclosure Letter sets forth any material claims for replacement, repair or other damages in connection with the Company’s or any of its Subsidiaries’ material products or services since January 1, 2019.

Section 3.21      Foreign Corrupt Practices Act; Anti-Corruption.

(a)           Since January 1, 2016, none of the Company, any of its Subsidiaries or any of their respective officers, directors, employees or, to the Knowledge of the Company, agents, distributors, consultants or independent contractors (to the extent acting on behalf of the Company or any of its Subsidiaries) has directly or indirectly made, promised, or authorized or offered to make, promise or authorize any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment or thing of value to any Person, private or public, regardless of what form, whether in money, property or services, in violation of, to the extent applicable, the FCPA, the U.S. Travel Act, the U.K. Bribery Act 2010, applicable Laws implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other applicable Law, rule or regulation relating to anti-corruption or anti-bribery in any jurisdiction where the Company operates (collectively, the “Anti-Corruption Laws”). Without limiting the foregoing, since January 1, 2016, none of the Company, any of its Subsidiaries, or any of their respective officers, directors, employees or, to the Knowledge of the Company, agents, distributors, consultants or independent contractors (to the extent acting on behalf of the Company or any of its Subsidiaries) has directly or indirectly offered or given anything of value corruptly to (i) any official, political party or official thereof or any candidate for political office or (ii) any Person, while knowing that all or a portion of such thing of value will be offered, given or promised, directly or indirectly, to any official, to any political party or official thereof or to any candidate for political office for the purpose of the following: (A) influencing any act or decision of such official, political party, party official or candidate in his, her or its official capacity, including influencing such official, political party, party official or candidate to do or omit to do any act in violation of his, her or its lawful duty, or securing any improper advantage for the benefit of the Company or any of its Subsidiaries or (B) inducing such official, political party, party official or candidate to use his, her or its influence with a Governmental Authority or instrumentality thereof to affect or influence any act or decision of such Governmental Authority or instrumentality, in order to assist the Company or any of its Subsidiaries in obtaining or retaining business for or with, or directing business to, any Person or securing an improper advantage for the benefit of the Company or any of its Subsidiaries.

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(b)           Since January 1, 2016, neither the Company, nor any of its Subsidiaries, nor, to the Knowledge of the Company, any of the Company’s or its Subsidiaries’ respective agents, distributors, consultants or independent contractors (to the extent acting on behalf of the Company or any of its Subsidiaries) (i) is or has been the subject of an unresolved claim or allegation relating to (A) any potential violation of the Anti-Corruption Laws or (B) any potentially unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment or the provision of anything of value, directly or indirectly, to an official, to any political party or official thereof or to any candidate for political office, or (ii) has received any notice or other communication (in writing) from, or made a voluntary disclosure to, any Governmental Authority regarding any actual, alleged or potential violation of, or failure to comply with, any Anti-Corruption Laws.

(c)            The Company and its Subsidiaries maintain a system or systems of internal controls that are reasonable and customary for companies similarly situated as the Company to (i) ensure compliance with Anti-Corruption Laws and (ii) prevent and detect violations of Anti-Corruption Laws.

Section 3.22      Customs and International Trade Laws.

(a)            Since January 1, 2017, the Company and its Subsidiaries have been in compliance in all material respects with all applicable Customs & International Trade Laws and there are no unresolved formal claims concerning the liability of any of the Company or its Subsidiaries under such Laws. Without limiting the foregoing, (i) at all times since January 1, 2017, the Company and its Subsidiaries and, to the Knowledge of the Company, Persons acting on their behalf have obtained all import and export licenses and all other consents, notices, waivers, approvals, Orders, authorizations, registrations, declarations, classifications and filings required for the export, import, re-export or transfer of goods, services, software and technology required for the operation of the respective businesses of the Company and its Subsidiaries, including Customs & International Trade Authorizations; (ii) since January 1, 2017, no Governmental Authority has initiated any Proceedings or imposed any civil or criminal fine, penalty, seizure, forfeiture, revocation of a Customs & International Trade Authorization, debarment or denial of future Customs & International Trade Authorizations against any of the Company or its Subsidiaries or any of their respective directors, officers, employees or agents in connection with any actual or alleged violation of any applicable Customs & International Trade Laws; and (iii) since January 1, 2017, there have been no claims, investigations or requests for information by a Governmental Authority with respect to the Company’s and its Subsidiaries’ Customs & International Trade Authorizations and compliance with applicable Customs & International Trade Laws.

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(b)           Neither the Company nor any of its Subsidiaries, and no director, officer or employee of any of the Company or its Subsidiaries, (i) is a Sanctioned Person; or (ii) has pending or, to the Knowledge of the Company, threatened claims against it with respect to Sanctions.

Section 3.23      FDA and Related Matters.

(a)            Section 3.23(a) of the Company Disclosure Letter lists all Registrations held by the Company and each of its Subsidiaries. Since January 1, 2016, the Company and its Subsidiaries possess all Registrations required to conduct their respective businesses as currently conducted. Each such Registration is valid and subsisting in full force and effect. To the Knowledge of the Company, as of the date hereof, neither the United States Food and Drug Administration (the “FDA”) nor any comparable Regulatory Authority or Governmental Authority is considering limiting, suspending or revoking any such Registration or changing the marketing classification or labeling of the products of the Company and any of its Subsidiaries. To the Knowledge of the Company, there is no material false or misleading information or material omission in any product application or other submission to the FDA or any comparable Regulatory Authority or Governmental Authority. Since January 1, 2016, the Company and each of its Subsidiaries are in material compliance with, and have fulfilled and performed in all material respects their respective obligations under, each such Registration (including applicable European legislation (e.g. Directive 93/42/EEC (MDD), Directive 2011/65/EU (RoHS), Regulation 1907/2006/EC (REACH))), and, as of the date hereof, to the Knowledge of the Company, no event has occurred or condition or state of facts exists which would constitute a breach or default or would cause revocation or termination of any such Registration. Further, the Company has implemented all necessary steps needed to secure the enduring marketability of its products under Regulation (EU) 2017/745 (MDR, application date May 26, 2020) or Regulation (EU) 2017/746 (IVDR, application date May 26, 2022). To the Knowledge of the Company, any third Person that is a manufacturer or contractor for the Company or any of its Subsidiaries is in material compliance with all Registrations insofar as they pertain to the manufacture of product components or products for the Company or any of its Subsidiaries, as applicable.

(b)           Since January 1, 2016, all products and services developed, tested, investigated, produced, manufactured, labeled, promoted, distributed, marketed, stored, sold, imported, exported or used by or on behalf of the Company or any of its Subsidiaries that are subject to the jurisdiction of the FDA or any comparable Regulatory Authority have been and are being developed, tested, investigated, produced, manufactured, labeled, promoted, distributed, marketed, stored, sold, imported and exported, supervised and maintained as applicable, in all material respects, in compliance with Device Laws, and any comparable Laws enforced by any other Regulatory Authority that has jurisdiction over the operations of the Company or any of its Subsidiaries, including those regarding non-clinical research, clinical research, establishment registration, device listing, pre-market notification, good manufacturing practices, labeling, advertising, record-keeping, device importation and exportation, security, cybersecurity, adverse event reporting and reporting of corrections and removals. To the Knowledge of the Company, except as would not be material to the Company and its Subsidiaries, taken as a whole, since January 1, 2016, any third Person that is a manufacturer or contractor for the Company or any of its Subsidiaries is in material compliance with all Device Laws or any other applicable Law insofar as they pertain to the manufacture, promotion, marketing, sale, or maintenance of product components or products for the Company or any of its Subsidiaries.

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(c)            As of the date hereof, there are no Proceedings pending or, to the Knowledge of the Company, threatened by or on behalf of any Regulatory Authority that has jurisdiction over the operations of the Company and any of its Subsidiaries. Since January 1, 2016, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company its contractors providing services by or on behalf of the Company or its Subsidiaries, has received any Form FDA-483, notice of adverse finding, FDA warning letter, notice of violation or “untitled letter,” notice of FDA action for import detention or refusal, or any other notice from the FDA or any other Governmental Authority alleging or asserting noncompliance with any applicable Laws or Registrations. Neither the Company nor any of its Subsidiaries is subject to any obligation arising under an administrative or regulatory action, FDA inspection, FDA warning letter, FDA notice of violation letter or other notice, response or commitment made to or with the FDA or any comparable Regulatory Authority. Since January 1, 2016, each of the Company and its Subsidiaries has made all notifications, submissions, responses and reports required by Device Laws, including any such obligation arising under any administrative or regulatory action, FDA inspection, FDA warning letter, FDA notice of violation letter, or other notice, response, or commitment made to or with the FDA or any comparable Regulatory Authority or Governmental Authority and, to the Knowledge of the Company, all such notifications, submissions, responses and reports were true, complete and correct in all material respects as of the date of submission to the FDA or any comparable Regulatory Authority or Governmental Authority. To the Knowledge of the Company, as of the date hereof, no basis for material liability exists with respect to regulatory requirements concerning notifications, submissions and reports.

(d)           Since January 1, 2016, no product distributed or sold by or on behalf of the Company or any of its Subsidiaries has been seized, withdrawn, recalled, detained or subject to a suspension of manufacturing, and as of the date hereof, to the Knowledge of the Company, there are no facts or circumstances reasonably likely to cause (i) the seizure, denial, withdrawal, recall, detention, field notification, field correction, safety alert or suspension of manufacturing relating to any such product; (ii) a change in the labeling of any such product; or (iii) a termination, seizure, limitation, restriction, modification or suspension of the marketing or distribution (including for commercial, investigational or any other use) of any such product. As of the date hereof, no Proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, correction, suspension, import detention, seizure or similar action of any such product are pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. Since January 1, 2016, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, verbal notice from a Regulatory Authority or other Governmental Authority that any product distributed or sold by or on behalf of the Company or any of its Subsidiaries cannot be developed, tested, investigated, produced, manufactured, labeled, promoted, distributed, marketed, stored, sold, imported or exported substantially in the manner presently performed or contemplated by or on behalf of the Company.

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(e)            Since January 1, 2016, all preclinical and clinical investigations sponsored or conducted by or on behalf of the Company or any of its Subsidiaries (including post-marketing studies) have been and are being conducted in material compliance with all applicable Laws and other requirements, including Good Clinical Practices requirements, other Device Laws, applicable research protocols, corrective action plans, and Data Protection Laws. No clinical trial sponsored or conducted by or on behalf of the Company or any of its Subsidiaries has been terminated, materially delayed, limited or suspended prior to completion by the FDA, any other applicable Regulatory Authority, or any institutional review board that has or has had jurisdiction over such clinical trial, and neither the FDA nor any other applicable Regulatory Authority, nor any institutional review board that has or has had jurisdiction over a clinical trial conducted or sponsored by or on behalf of the Company or any of its Subsidiaries, has ordered or commenced, or, to the Knowledge of the Company, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, materially delay, limit, modify or suspend, any proposed or ongoing clinical trial conducted or proposed to be conducted by or on behalf of the Company or any of its Subsidiaries, or, to the Knowledge of the Company, alleged any violation of any Device Law in connection with any such clinical trial.

Section 3.24       Healthcare Regulatory Compliance.

(a)            Neither the Company nor any of its Subsidiaries or any of its or their respective officers, directors, managing employees (as such terms are defined in 42 C.F.R. § 1001.2), nor to the Knowledge of the Company, any agent (as such term is defined in 42 C.F.R. § 1001.2) of the Company or any of its Subsidiaries, is a party to, or bound by, any Order, individual integrity agreement, corporate integrity agreement or other formal or informal agreement with any Governmental Authority concerning compliance with Federal Health Care Program Laws.

(b)           Neither the Company nor any of its Subsidiaries nor any of its or their respective officers, directors, managing employees (as those terms are defined in 42 C.F.R. § 1001.2), nor to the Knowledge of the Company, any agent (as such term is defined in 42 C.F.R. § 1001.2) of the Company or any of its Subsidiaries (i) has been charged with or convicted of any criminal offense relating to the delivery of an item or service under any Federal Health Care Program; (ii) has been debarred, excluded or suspended from participation in any Federal Health Care Program; (iii) has had a civil monetary penalty assessed against it, him or her under Section 1128A of the Social Security Act of 1935, codified at Title 42, Chapter 7, of the United States Code (the “SSA”); (iv) is currently listed on the U.S. General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs; or (v) to the Knowledge of the Company is the target or subject of any current or potential investigation relating to any Federal Health Care Program-related offense. “Federal Health Care Program” has the meaning specified in Section 1128B(f) of the SSA and includes the Medicare, Medicaid and TRICARE programs.

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(c)            Neither the Company nor any of its Subsidiaries nor any of its or their respective officers, directors, managing employees (as those terms are defined in 42 C.F.R. § 1001.2), nor to the Knowledge of the Company, any agent (as such term is defined in 42 C.F.R. § 1001.2) of the Company or any of its Subsidiaries has engaged in any activity that is in violation of, or is cause for civil or criminal penalties, mandatory or permissive exclusion from a Federal Health Care Program or other administrative sanction under, the federal Medicare or federal or state Medicaid statutes, Section 1128, 1128A, 1128B, 1128C or 1877 of the SSA (42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1320a-7c and 1395nn), the federal TRICARE statute (10 U.S.C. § 1071 et seq.), the civil False Claims Act of 1863 (31 U.S.C. § 3729 et seq.), criminal false claims statutes (e.g., 18 U.S.C. §§ 287 and 1001), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. § 3801 et seq.), the anti-fraud and related provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (e.g., 18 U.S.C. §§ 1035 and 1347), the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), or related regulations, or any other Laws that govern the health care industry or relationships among health care providers, suppliers, distributors, manufacturers and patients, including all state laws analogous to the foregoing (collectively, “Federal Health Care Program Laws”).

(d)           To the Knowledge of the Company, no Person has filed or has threatened to file against the Company or any of its Subsidiaries an action relating to any Device Law or Federal Health Care Program Law under any federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).

(e)            Neither the Company nor any of its Subsidiaries is a “covered entity” as that term is defined in HIPAA, has entered into a business associate contract where required by 45 C.F.R. § 164.504(e), and is not in breach of any such business associate contract.

(f)            To the extent the Company and any of its Subsidiaries provide to customers or others reimbursement coding or billing advice regarding products offered for sale or the provision of services by the Company or any of its Subsidiaries and procedures related thereto, such advice is (i) true, complete and correct; and (ii) in material compliance with all Federal Health Care Program Laws.

(g)           The Company has adopted a code of ethics and has an operational healthcare compliance program consistent in all material respects with the Compliance Program Guidance published by the Office of Inspector General, U.S. Department of Health and Human Services, which governs all employees, including sales representatives and their interactions with their physician and hospital customers.

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(h)           Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) all agreements or other arrangements between the Company or any of its Subsidiaries on the one hand and any physician on the other hand for services are in writing, describe bona fide services required by the Company or its Subsidiaries, as the case may be, provide for compensation that is no more than fair market value for such services determined as of the effective date of such agreement, and are in material compliance with the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)) (“AKS”); (ii) all agreements or arrangements with health care professionals for services to or investments in the Company or any of its Subsidiaries, directly or indirectly, to which the Company or any of its Subsidiaries is a party as of the date of this Agreement are listed on Section 3.24(h) of the Company Disclosure Letter, including true, complete and correct details as to amounts paid thereunder in 2019; (iii) all payments made and things of value provided by the Company or any of its Subsidiaries to any health care professional for services rendered by such health care professional have been made at fair market value determined as of the effective date of any such agreement and are in material compliance with the AKS; and (iv) all such agreements, arrangements, payments and things of value are in material compliance with all applicable Laws, including all Federal Health Care Program Laws.

(i)             The Company has timely, accurately, and completely reported all payments and transfers of value made to physicians and teaching hospitals, as required by the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h); and the Company is in material compliance with all analogous state laws requiring the reporting of financial interactions with health care providers.

Section 3.25     Insurance. Section 3.25 of the Company Disclosure Letter lists all insurance policies maintained by or on behalf of the Company or any of its Subsidiaries as of the date of this Agreement. The Company and each of its Subsidiaries have paid, or caused to be paid, all premiums due under all such insurance policies of the Company and each of its Subsidiaries, and all such insurance policies are, as of the date of this Agreement, in full force and effect. As of the date of this Agreement, since January 1, 2016, none of the Company or any of its Subsidiaries has received (i) notice that they are in default with respect to any obligations under such insurance policies or (ii) notice of cancellation or termination with respect to any such existing insurance policy.

Section 3.26     Takeover Statutes. Assuming the accuracy of the representations contained in Section 4.9, the Company Board has taken such actions and votes as are necessary to render the provisions of any “fair price,” “moratorium,” “control share acquisition” or any other takeover or anti-takeover statute or similar federal or state Law (including Section 203 of the DGCL) inapplicable to this Agreement, the Voting and Support Agreement, the Merger or any other transactions contemplated by this Agreement.

Section 3.27     Brokers. No investment banker, broker, finder or other intermediary (other than Citigroup Global Markets Inc., the fees and expenses of which will be paid by the Company) is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates. True, correct and complete copies of all agreements between the Company and Citigroup Global Markets Inc. have been delivered to Parent.

Section 3.28    Opinion of Financial Advisors. The Company Board has received the opinion of Citigroup Global Markets Inc., as to the fairness of the Merger Consideration, from a financial point of view, to the holders of Company Common Stock (other than Parent and Merger Sub or any of their Affiliates). A true, correct and complete copy of the written opinion described above has been or will be delivered or made available to Parent promptly after delivery thereof, it being understood and agreed that such opinion is for the sole benefit of the Company Board and may not be relied upon by Parent or Merger Sub.

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Section 3.29     No Other Representations or Warranties. Except for the representations and warranties expressly made by the Company in this Article III, neither the Company nor any other Person makes any representations or warranties on behalf of the Company with respect to the Company or any of its Subsidiaries. The Company acknowledges and agrees that except for the representations and warranties expressly set forth in Article IV, (A) none of Parent, Merger Sub or any of their respective Subsidiaries makes, or has made, any representations or warranties relating to itself or its business or otherwise in connection with the Merger and the Company is not relying on any representation or warranty except for those expressly set forth in Article IV and (B) no Person other than Parent and Merger Sub has been authorized by Parent, Merger Sub or any of their respective Subsidiaries, as applicable, to make any representation or warranty relating to Parent, Merger Sub or any of their respective Subsidiaries or the business of any of Parent, Merger Sub or any of their respective Subsidiaries or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by such party.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

Section 4.1       Organization; Qualification. Each of Parent and Merger Sub is (a) a corporation duly organized and validly existing under the laws of the jurisdiction of its respective incorporation and has the requisite corporate power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties and assets in the manner in which its properties and assets are currently operated and (b) duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of Parent or Merger Sub, as the case may be, to perform its obligations under this Agreement or to consummate the Merger and pay the Aggregate Merger Consideration and other amounts required to be paid by Parent and Merger Sub hereunder, or otherwise prevent, materially delay or materially impair the consummation of the Merger and the other transactions contemplated by this Agreement (a “Parent Material Adverse Effect”).

Section 4.2      Authority Relative to Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute, deliver and perform their respective obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action by Parent and Merger Sub, and (in the case of the Merger, except for the filing of the Certificate of Merger with the Delaware Secretary of State), no other corporate action or proceeding on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

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Section 4.3       No Conflict; Required Filings and Consents.

(a)          Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, nor compliance by Parent and Merger Sub with any of the terms or provisions of this Agreement, will (i) violate any provision of the Parent Organizational Documents, (ii) assuming that the Consents, registrations, declarations, filings and notices referenced in Section 4.3(b) have been obtained or made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected; or (iii) violate, conflict with or result in any breach of any provision of, or loss of any benefit, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the Consent of, notice to or filing with any third Person pursuant to any of the terms or provisions of any material Contract to which Parent or Merger Sub is a party or by which any property or asset of Parent or Merger Sub is bound, or result in the creation of a material Lien, other than any Permitted Lien, upon any of the property or assets of Parent or Merger Sub, other than, in the case of clauses (ii) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)           No Consent of, registration, submission, declaration or filing with or notice to any Governmental Authority is required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than (i) the filing and recordation of the Certificate of Merger with the Delaware Secretary of State, (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act, (iii) Consents required under, and compliance with any applicable requirements of the HSR Act and the Antitrust Laws and rules and regulations of other applicable Governmental Authorities, and (iv) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.4          Litigation. As of the date of this Agreement, (a) there is no Proceeding pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any asset or property of Parent or any of its Subsidiaries, and (b) there is no Order outstanding against, or involving, Parent or any of its Subsidiaries or any asset or property of Parent or any of its Subsidiaries that, in each case of clauses (a) and (b), would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

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Section 4.5      Information Supplied. None of the information with respect to Parent and its Subsidiaries that is or will be furnished to the Company by or on behalf of Parent in writing specifically for inclusion in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at the time such Proxy Statement or any amendment or supplement thereto is first mailed to the stockholders of the Company and at the time of the Company Stockholders’ Meeting.

Section 4.6      Brokers. No investment banker, broker, finder or other intermediary (except for UBS Europe SE, the fees and expenses of which will be paid by Parent or its Affiliate) is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub or any of their Affiliates.

Section 4.7      Sufficient Funds. Parent or Siemens Healthineers AG (“Siemens Healthineers”) has available, and will continue to have available through and at the Closing, unencumbered cash or cash equivalents, lines of credit or other sources of immediately available funds that are sufficient to permit Parent to fund the Aggregate Merger Consideration contemplated by Article II and any other amounts payable by Parent, Merger Sub, the Surviving Corporation or any of their respective Subsidiaries in connection with this Agreement and the transactions contemplated hereby. The obligations of Parent and Merger Sub hereunder are not subject to any condition regarding Parent’s or Merger Sub’s ability to obtain financing for the Merger and the other transactions contemplated by this Agreement. As of the date of this Agreement there is no Law, Order or obligation (contractual or otherwise) in effect which would prevent or materially restrict, delay or otherwise limit (or would have the effect of preventing or materially restricting, delaying or otherwise limiting) Parent’s ability to fund the Aggregate Merger Consideration contemplated by Article II and any other amounts payable by Parent, Merger Sub, the Surviving Corporation or any of their respective Subsidiaries in connection with this Agreement and the transactions contemplated hereby.

Section 4.8      Merger Sub. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a wholly owned Subsidiary of Parent. Merger Sub has no outstanding options, warrants, rights or any other agreements pursuant to which any Person other than Parent may acquire any Security of Merger Sub. Merger Sub has not engaged in any business activities or conducted any operations and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than pursuant to the Merger and the other transactions contemplated by this Agreement.

Section 4.9       No Interested Stockholder. Neither Parent nor any of its Subsidiaries nor any “affiliate” or “associate” (as each such term is defined in Section 203 of the DGCL) of Parent or any of its Subsidiaries, is, or has been at any time during the period commencing three (3) years prior to the date hereof through the date hereof, an “interested stockholder” (as such term is defined in Section 203 of the DGCL) of the Company. None of Parent, Merger Sub or any of their controlled Affiliates directly or indirectly beneficially owns any Company Stock or other Securities convertible into, exchange into or exercisable for shares of Company Stock.

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Section 4.10     No Vote of Parent Shareholders. Except for the adoption of the Agreement by Parent as the sole shareholder of Merger Sub, no vote of the shareholders of Parent or the holders of any other securities of Parent (equity or otherwise), is required by any applicable Law, the Parent Organizational Documents (or similar organizational documents) or the applicable rules of any exchange on which securities of Parent are traded, in order for Parent to consummate the transactions contemplated by this Agreement.

Section 4.11     No Other Representations or Warranties. Except for the representations and warranties made by Parent and Merger Sub in this Article IV, none of Parent, Merger Sub or any other Person makes any representations or warranties on behalf of Parent or Merger Sub with respect to Parent or any of its Subsidiaries. Parent and Merger Sub each acknowledges and agrees that except for the representations and warranties expressly set forth in Article III, (a) neither the Company nor any of its Subsidiaries makes, or has made, any representations or warranties relating to itself or its business or otherwise in connection with the Merger and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in Article III; (b) no Person other than the Company has been authorized by the Company or any of its Subsidiaries, as applicable, to make any representation or warranty relating to the Company or any of its Subsidiaries or the business of the Company or any of its Subsidiaries or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by such party; and (c) except to the extent the subject of any representation or warranty expressly set forth in Article III, any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided to Parent, Merger Sub or any of their representatives whether orally or in writing are not, and shall not be deemed to be or include, representations or warranties. Each of Parent and Merger Sub acknowledges and agrees that it (i) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company; (ii) has had reasonable access to (A) the books and records of the Company and its Subsidiaries and (B) the electronic dataroom maintained by the Company for purposes of the transactions contemplated by this Agreement; (iii) has been afforded the opportunity to ask questions of and receive answers from officers of the Company; and (iv) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated by this Agreement, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company expressly contained in Article III and that all other representations and warranties are specifically disclaimed.

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ARTICLE V

COVENANTS AND AGREEMENTS

Section 5.1       Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, except (1) as required by applicable Law, (2) as may be consented to in writing by Parent (provided that such consent shall not be unreasonably withheld, delayed or conditioned), (3) as may be expressly required pursuant to this Agreement; (4) as required by the terms of any Company Material Contract set forth on Section 3.15 of the Company Disclosure Letter as in effect on the date of this Agreement or (5) as set forth on Section 5.1 of the Company Disclosure Letter, (x) the Company shall, and shall cause each of its Subsidiaries to, conduct the business of the Company and its Subsidiaries in all material respects in the ordinary course of business and in a manner consistent with past practice and, to the extent consistent therewith, use commercially reasonable efforts to preserve its assets and business organization intact in all material respects and maintain its existing business relations and goodwill with customers, suppliers, licensors, distributors, Governmental Authorities, employees and business partners, in each case whose business relationships are material to the Company and its Subsidiaries, taken as a whole (provided that, with respect to clause (x), no action or failure to take action with respect to matters specifically addressed by any of the provisions of clause (y) shall constitute a breach of clause (x) unless such action or failure to take action would constitute a breach of such applicable provision of clause (y)), and (y) without limiting the generality of clause (x), the Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly:

(a)           amend the Certificate of Incorporation or the Bylaws (or such similar organizational or governing documents of any Subsidiary of the Company);

(b)           adjust, split, reverse split, combine, subdivide, reclassify, redeem, purchase, repurchase or otherwise acquire, directly or indirectly, or amend the terms of, the Company’s or any of its Subsidiaries’ Securities, including any options, equity or equity-based compensation, warrants, convertible Securities or other rights of any kind to acquire any of such Securities, except as may be required pursuant to the terms of Company Preferred Stock or Company Warrants, as permitted by Section 5.1(c) or Section 5.1(d), or for any acquisitions or deemed acquisitions of any equity Securities of the Company in connection with the forfeiture of, or the withholding of Taxes in connection with the exercise, vesting or settlement of, any Company Equity Award or Company Warrant;

(c)            issue, sell, pledge, modify, transfer, dispose of, encumber or grant, or authorize the same with respect to, directly or indirectly, any of the Company’s or any of its Subsidiaries’ Securities, including any options, equity or equity-based compensation, warrants, convertible Securities or other rights of any kind to acquire such Securities; provided, however, that the Company may issue shares of Company Common Stock (i) upon the exercise of Company Options or vesting of Company RSU Awards outstanding as of the date of this Agreement (or permitted to be granted pursuant to this Agreement after the date hereof as set forth on Section 5.1(c) of the Company Disclosure Letter) in accordance with the respective terms of such Company Options or Company RSU Awards, (ii) upon the conversion of Company Preferred Stock in accordance with the terms of the Company Certificate of Designation, and (iii) upon the exercise of Company Warrants outstanding as of the date of this Agreement in accordance with their respective terms;

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(d)           except (i) for cash dividends by direct or indirect wholly owned Subsidiaries of the Company to its respective parent and (ii) ordinary course accretion with respect to the Company Preferred Stock in accordance with the Certificate of Designation, declare, set aside, authorize, make or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to the Company’s or any of its Subsidiaries’ Securities;

(e)            except as required by the terms of a Benefit Plan in existence as of the date of this Agreement, (i) establish, adopt, enter into, materially amend or terminate any Benefit Plan, or any plan, program, policy, practice, agreement or other arrangement that would be a Benefit Plan if it had been in existence on the date of this Agreement (other than as expressly permitted by Section 5.1(e)(iv)); (ii) grant or pay, or commit to grant or pay, any bonus, incentive or profit-sharing award or payment, or increase the base salary or cash bonus opportunity to any director, officer, employee, or consultant of the Company or any Subsidiary, except in the case of increases in annual base salaries for employees below the rank or title of vice president, at times and in dollar amounts in the ordinary course of business in connection with the Company’s annual salary review process consistent with past practice; (iii) accelerate or take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former director, officer, employee, or consultant of the Company or any Subsidiary; (iv) enter into, extend, amend or modify, or terminate any employment, severance, termination, change in control, retention, individual consulting or other similar agreement with any current or former director, officer, employee, or consultant of, or individual service provider to, the Company or any of its Subsidiaries (other than offer letters that provide for at-will employment without any severance, retention or change in control benefits for newly hired employees or individual service providers who are hired in the ordinary course of business and consistent with past practice and whose annual base compensation does not exceed $200,000 individually (or $250,000 individually, in the case of sales representatives)); (v) communicate with the employees of the Company or any of its Subsidiaries regarding the compensation or benefits they will receive following the Effective Time, unless such communication is (A) approved by Parent in advance of such communication or (B) required by applicable Law; or (vi) except as may be required by GAAP, materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Benefit Plan or materially change the manner in which contributions to such plans are made or the basis on which such contributions are determined;

(f)             hire, promote or terminate the employment of (other than for cause, death or disability) any employee with annual base compensation above $200,000 (or $250,000, in the case of sales representatives);

(g)            take any action requiring notice to employees, or triggering any other obligations, under the WARN Act or any similar state, local or foreign Law prior to the Closing;

(h)           waive, release or limit any restrictive covenant of any current or former employee or independent contractor of the Company or any Subsidiary;

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(i)             make any loan or advance to (other than travel and similar advances to its employees in the ordinary course of business and consistent with past practice), or capital contribution to, or investment (other than purchases of inventory or supplies in the ordinary course of business consistent with past practice or capital expenditures permitted pursuant to Section 5.1(r)) in, any Person (other than direct or indirect wholly owned Subsidiaries of the Company) in excess of $200,000 in the aggregate;

(j)             forgive any loans or advances to any officers, employees or directors of the Company or its Subsidiaries, or any of their respective Affiliates, or change its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise, except in the ordinary course of business in connection with relocation activities to any employees of the Company or its Subsidiaries;

(k)           acquire (including by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, limited liability company, joint venture, other business organization, any division of any of the foregoing, any equity interest in any of the foregoing, or all or any material portion of the assets, business or properties of any Person (excluding ordinary course purchases consistent with past practice of inventory, surgical instruments, and supplies);

(l)             (i) sell, pledge, dispose of, transfer, abandon, lease (as lessor), license (except in accordance with Section 5.1(o)), mortgage, incur any Lien (other than Permitted Liens) (including pursuant to a sale-leaseback transaction or an asset securitization transaction) on or otherwise transfer or encumber any portion of the tangible or intangible (other than Intellectual Property, which is addressed in Section 5.2(u)) on material assets, business, or real property of the Company or any of its Subsidiaries except (A) in connection with services provided in the ordinary course of business and consistent with past practice, (B) sales of product inventory in the ordinary course of business and consistent with past practice, (C) for sales of obsolete assets, (D) for transactions solely among the Company and one or more of its direct or indirect wholly owned Subsidiaries or solely among such Subsidiaries of the Company, (E) for sales, leases or other dispositions of assets with a fair market value in an mount not to exceed $100,000 in the aggregate, or (ii) enter into any new line of business that is material to the business of the Company and its Subsidiaries, taken as a whole;

(m)          (i) except as expressly required pursuant to the terms thereof, pay, discharge or satisfy any Indebtedness that has a prepayment cost, “make whole” amount, prepayment penalty or similar obligation (other than Indebtedness incurred by the Company or its wholly owned Subsidiaries and solely owed to the Company or its wholly owned Subsidiaries) or (ii) cancel any material Indebtedness (individually or in the aggregate) or settle, waive or amend any material claims or rights of substantial value;

(n)           (i) incur, create, assume or otherwise become liable or responsible for any Indebtedness other than Indebtedness incurred by the Company or its direct or indirect wholly owned Subsidiaries in the ordinary course of business consistent with past practice or (ii) issue or sell any debt securities of the Company or any of its Subsidiaries, including options, warrants, calls or similar rights, in each case, to acquire any debt securities of the Company or any of its Subsidiaries;

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(o)           negotiate, amend, extend, renew (except, with respect to software license and product development Contracts, pursuant to the renewal provisions thereof) terminate or enter into, or agree to any material amendment or material modification of, or waive, release or assign any material rights under, any Company Material Contract, any Contract with a Material Supplier, or any material Lease for any Company Leased Property, or any Contract that would have been a Company Material Contract or a material Lease had it been entered into prior to the date of this Agreement; provided, however, that the foregoing exception shall not apply to any Contract that requires or provides for consent, acceleration, termination or any other material right or consequence triggered in whole or in part by the Merger or any of the other transactions contemplated by this Agreement;

(p)           negotiate, amend, modify, enter into or terminate any Labor Agreement, except as required pursuant to an applicable Contract in effect as of the date of this Agreement;

(q)           make any material change to its or any of its Subsidiaries’ methods, policies and procedures of accounting, except as required by GAAP or Regulation S-X of the Exchange Act or other applicable Law;

(r)            except (i) as set forth in the Company’s existing capital budget; or (ii) as relates to the purchase of inventory or surgical instruments in the ordinary course of business, make or authorize any capital expenditure exceeding $500,000 in the aggregate;

(s)            agree to release, compromise, assign, settle, or resolve any threatened or pending Proceeding, other than settlements that result solely in monetary obligations involving payment (without the admission of wrongdoing) by the Company or any of its Subsidiaries of an amount not greater than $250,000 (net of insurance proceeds) in the aggregate;

(t)             fail to use commercially reasonable efforts to maintain in effect material insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses;

(u)           (i) sell, transfer, assign, lease, license or otherwise dispose of (whether by merger, stock or asset sale or otherwise) to any Person any rights to any Company Intellectual Property material to the Company and its Subsidiaries, taken as a whole (except for licensing non-exclusive rights for the primary purpose of (A) conducting clinical research, entered into with a clinical research organization; (B) material transfer, sponsored research or other similar matters; (C) establishing confidentiality or non-disclosure obligations; (D) conducting clinical trials; or (E) manufacturing, labeling or selling the Company’s or any of its Subsidiaries’ products or services); (ii) fail to use all reasonable efforts not to cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except with respect to Patents expiring in accordance with their terms) any Company Intellectual Property material to the Company and its Subsidiaries, taken as a whole; (iii) fail to use all reasonable efforts to make any filing, pay any fee, or take any other action necessary to prosecute and maintain in full force and effect any Company Registered IP including allowing any such patent families with pending applications to close by not filing a continuing application; (iv) make any change in Company Intellectual Property that is or would reasonably be expected to materially impair the Company’s or any of its Subsidiaries’ rights with respect to the Company Intellectual Property; (v) disclose to any Person (other than Representatives of Parent and Merger Sub), any Trade Secrets, know-how or confidential or proprietary information, except, in the case of confidential or proprietary information, in the ordinary course of business to a Person that is subject to confidentiality obligations; or (vi) fail to take or maintain reasonable measures to protect the confidentiality and value of material Trade Secrets included in the Company Owned IP;

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(v)            except as required by applicable Law, (i) make or change any material Tax election or adopt or change any material method of Tax accounting; (ii) file any material amended Tax Return; (iii) settle or compromise any audit, assessment or other Proceeding relating to Taxes; (iv) agree to an extension or waiver of the statute of limitations with respect to Taxes; (v) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law); or (vi) surrender any right to claim a Tax refund;

(w)          merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(x)            enter into or adopt any stockholder rights plans (or similar plans commonly referred to as a “poison pill”) under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other Securities; or

(y)           enter into any agreement, contract, commitment or arrangement to do, or adopt any resolutions approving or authorizing, or publicly announce an intention to do, any of the foregoing.

Nothing contained herein shall give Parent, Merger Sub or any of their respective Affiliates, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained herein shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 5.2       Proxy Statement; Company Stockholders’ Meeting.

(a)            The Company shall use reasonable efforts to prepare and file the preliminary Proxy Statement with the SEC as soon as reasonably practicable (and in any event will file the preliminary Proxy Statement within twenty (20) Business Days after the date hereof). The Company shall use its reasonable efforts to respond to any comments of the SEC or its staff, to clear the preliminary Proxy Statement with the SEC as promptly as reasonably practicable after filing and to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after the date of this Agreement. The Company will advise Parent promptly after receipt of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or comments thereon and responses thereto or requests by the SEC or its staff for additional information. The Company will promptly provide Parent with copies of all written correspondence between the Company (or its Representatives) and the SEC (or its staff) regarding the Proxy Statement or the Merger. If at any time prior to the Company Stockholders’ Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Company shall as promptly as reasonably practicable prepare and mail to its stockholders such an amendment or supplement. Notwithstanding anything to the contrary in this Section 5.2, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or its staff) with respect thereto, the Company shall provide Parent an opportunity to review and comment on such document or response (and the Company shall consider in good faith any comments on such document(s) or response reasonably proposed by Parent or its Representatives).

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(b)           Each of Parent and Merger Sub shall promptly furnish the Company with all information reasonably requested by the Company and required pursuant to the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement about Siemens Healthineers, Parent and Merger Sub.

(c)            Each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information will have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that will become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to the holders of Company Common Stock, in each case as and to the extent required by applicable Law.

(d)           Subject to the Company Board not having effected a Company Adverse Recommendation Change pursuant to Section 5.5 or the earlier termination of this Agreement in accordance with Section 7.1, the Company (i) shall duly call, give notice of, convene and hold, as promptly as practicable after the SEC clearance of the Proxy Statement, a special meeting of the Company’s stockholders (including any adjournment or postponement thereof, the “Company Stockholders’ Meeting”), in accordance with applicable Law, its constituent documents and the rules of the NYSE American, for the purpose of considering and voting on the adoption of this Agreement, the Merger and other transactions contemplated by this Agreement and shall submit such proposal to such holders at the Company Stockholders’ Meeting, (ii) except for a proposal to adjourn the Company Stockholders’ Meeting if there are insufficient affirmative votes represented at the Company Stockholders’ Meeting to obtain the Company Stockholder Approval, shall not submit any other proposal to such holders in connection with the Company Stockholders’ Meeting without the prior written consent of Parent (which consent shall not be unreasonably conditioned, withheld or delayed), and (iii) shall not adjourn or otherwise postpone or delay the Company Stockholders’ Meeting without the prior written consent of Parent; provided, however, that the Company may, without the prior written consent of Parent, adjourn or postpone the Company Stockholders’ Meeting (A) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholders of the Company, provided, that the Company has reasonably consulted with Parent prior to such adjournment or postponement, (B) if as of the time for which the Company Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting, or (C) in order to solicit additional proxies if necessary to obtain the Company Stockholder Approval. Subject to the Company Board not having effected a Company Adverse Recommendation Change pursuant to Section 5.5, the Company shall, through the Company Board, make the Company Recommendation, and shall include such Company Recommendation in the Proxy Statement, and use its reasonable efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement.

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(e)            Immediately following the execution of this Agreement, Parent shall execute and deliver, in accordance with Section 228 of the DGCL and in its capacity as the sole direct or indirect stockholder of Merger Sub, a written consent evidencing the approval and adoption of the Merger, this Agreement and the other transactions contemplated hereby.

Section 5.3        Appropriate Action; Consents; Filings.

(a)            Subject to the terms and conditions of this Agreement, the parties hereto will use their respective reasonable best efforts to consummate and make effective the transactions contemplated by this Agreement and to cause the conditions to the Merger set forth in Article VI to be satisfied, including using reasonable best efforts to accomplish the following: (i) the obtaining of all necessary actions or non-actions, consents and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, and (ii) the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain approval from, or to avoid a Proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger. Each of the parties hereto shall as promptly as reasonably practicable after the date of this Agreement, upon a date to be mutually agreed upon by the parties hereto, make its respective filings under the HSR Act. Each of the parties hereto shall as promptly as reasonably practicable after the date of this Agreement, upon a date to be mutually agreed upon by the parties hereto, make any other applications and filings as reasonably determined by the Company and Parent under other applicable Antitrust Laws with respect to the transactions contemplated by this Agreement as promptly as reasonably practicable, but in no event later than as required by Law. Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company or any of their respective Affiliates shall be required to, and without the prior written consent of Parent, none of the Company or any of its Subsidiaries or Affiliates will, grant or offer to grant any accommodation or concession (financial or otherwise), or make any payment, to any third Person in connection with seeking or obtaining its consent to the transactions contemplated by this Agreement (it being understood that this sentence does not apply to the actions required by Section 5.3(d)).

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(b)           In connection with and without limiting the efforts referenced in this Section 5.3, each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any investigation or other inquiry from a Governmental Authority or in connection with any Proceeding initiated by a private party, in each case, under any applicable Antitrust Laws, including (i) promptly informing the other party of such inquiry or Proceeding, (ii) consulting in advance before making any presentations or submissions to a Governmental Authority, or in connection with any such Proceeding, to any other Person, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority, or in connection with any such Proceeding, between either party and any other Person with respect to this Agreement and (iii) providing the other party with a reasonable advance opportunity to review and comment upon and consider in good faith the views of the other party in connection with all written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals) between either party and any Governmental Authority, or in connection with any such Proceeding, between either party and any other Person with respect to this Agreement; provided that materials required to be provided by one party to another pursuant to this Section 5.3(b) may be redacted (A) to remove references concerning the valuation of the Company, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns or may be provided on an outside counsel basis, if reasonably appropriate. In addition, each of the parties hereto will give reasonable notice to and consult with the other party in advance of any meeting or substantive telephone call or conference with any Governmental Authority, or in connection with any such Proceeding, with any other Person, and to the extent permitted by the Governmental Authority, give the other party the opportunity to attend and participate in such meeting, telephone call or conference.

(c)            The parties shall consult with each other with respect to obtaining all permits and Consents necessary to consummate the transactions contemplated by this Agreement, including the Merger.

(d)           Notwithstanding anything in this Agreement to the contrary, none of Parent or any of its Affiliates shall be required to enter into one or more agreements prior to the Closing with respect to any transaction to divest, hold separate or otherwise take any action that limits the Parent’s or any of its Affiliates’ (including, following the Closing, the Company’s or any of its Subsidiaries’) freedom of action, ownership or control with respect to, or their ability to retain or hold, directly or indirectly, any of their respective businesses, assets, equity interests, product lines or properties (each, a “Divestiture Action”) or take any Divestiture Action or otherwise agree to or proffer to sell, divest, hold separate, lease, license, transfer, dispose of or otherwise encumber or impair or take any other action with respect to Parent’s or any of its Affiliates’ ability to own or operate any assets, properties, businesses or product lines of Parent or any of its Affiliates (including, following the Closing, any assets, properties, businesses or product lines of the Company or its Subsidiaries); and none of Parent or any of its Affiliates shall be required to take any action contemplated in this Section 5.3(d) in connection with any Proceeding by a Person other than a Governmental Authority, and the Company shall not, and shall not cause or permit any of its Subsidiaries to, unless requested to do so by Parent, commit to or effect any action contemplated in this Section 5.3(d).

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Section 5.4       Access to Information; Confidentiality. From the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and Merger Sub, and their respective Representatives, reasonable access, to be coordinated through the Company or its designated Representatives in accordance with such reasonable procedures as they may establish, during normal business hours and upon reasonable notice, to all of the officers, employees, agents, properties, books, contracts and records of the Company and its Subsidiaries, and during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish reasonably promptly all other information concerning the business, properties and personnel of the Company and its Subsidiaries as Parent or Merger Sub may reasonably request; provided, that, notwithstanding the foregoing, the Company may restrict or prohibit such access to the extent that (a) any applicable Law requires the Company or its Subsidiaries to restrict or prohibit such access; (b) granting such access would violate any Contract or material obligation of the Company or any of its Subsidiaries with a third Person with respect to confidentiality or otherwise breach, contravene or violate, constitute a default under, or give a third Person the right to terminate or accelerate any obligations under, any then-effective Contract to which the Company or any of its Subsidiaries is a party or would disclose any information that is competitively sensitive; or (c) granting access to such documents or information would reasonably be expected to result in a waiver of any attorney-client privilege, work product doctrine or other applicable privilege in respect of such documents or information, provided, however, that the Company shall use good faith efforts to communicate the applicable information to Parent in a manner that would not violate applicable Law, Contract or material obligation or waive such privilege or work-product doctrine. Prior to the Effective Time, Parent and Merger Sub will hold any information obtained pursuant to this Section 5.4 in accordance with the terms of the Confidentiality Agreement. No investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty made by the Company hereunder. Notwithstanding anything contained herein to the contrary, the Company and its Subsidiaries shall not be required to provide any access or make any disclosure to Parent pursuant to this Section 5.4 to the extent such access or information is reasonably pertinent to a litigation where the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties.

Section 5.5        No Solicitation.

(a)            From the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, except as expressly provided in Section 5.5(b) or Section 5.5(d), (i) the Company shall immediately cease and cause to be terminated, and shall cause its Subsidiaries and instruct its and its Subsidiaries’ Representatives to immediately cease and cause to be terminated, all existing activities, discussions, negotiations and communications, if any, with any Persons (or any of their Representatives) with respect to any Company Acquisition Proposal (other than Parent or any of its Affiliates or Representatives with respect to the transactions contemplated by this Agreement); and (ii) the Company shall not, and shall not permit its Subsidiaries and its and its Subsidiaries’ Representatives to, directly or indirectly, (A) initiate, seek, solicit, facilitate or knowingly encourage, or knowingly induce the making, submission or announcement of, any Company Acquisition Proposal, (B) enter into, continue or otherwise participate in any negotiations or discussions with, or furnish or cause to be furnished any non-public information or data to, or furnish access to the Company’s (or any of its Subsidiaries’) properties with respect to, any Person (other than Parent or any of its Affiliates or Representatives) relating to any Company Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to any Company Acquisition Proposal (other than informing any Persons of the provisions of this Section 5.5), or grant any waiver or release under (or terminate, amend or modify any provision of) any confidentiality agreement to which the Company is a party except to the extent to allow an applicable party to make a Company Acquisition Proposal in compliance with Section 5.5(b), (C) execute or enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding relating to or in connection with, or that is intended to lead to, any Company Acquisition Proposal (each, an “Alternative Acquisition Agreement”), (D) submit to the stockholders of the Company for their approval any Company Acquisition Proposal or Company Superior Proposal, or (E) resolve to do, or agree or publicly announce an intention to do, any of the foregoing.

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(b)           Notwithstanding anything to the contrary contained in Section 5.5(a), at any time prior to obtaining the Company Stockholder Approval, if the Company or any of its Subsidiaries receives, after the date hereof, a bona fide written Company Acquisition Proposal from a third Person that did not result from a breach of this Section 5.5, then the Company may contact such third Person to clarify the terms and conditions thereof and (i) furnish information concerning its business, properties or assets to such Person pursuant to an Acceptable Confidentiality Agreement (a copy of which shall be provided to Parent within forty-eight (48) hours after execution) and (ii) negotiate and participate in discussions and negotiations with such Person concerning such Company Acquisition Proposal, in each case of clause (i) and (ii), if the Company Board (or a duly authorized committee thereof) determines in good faith (after consultation with the Company’s financial advisors and outside legal counsel) that (A) such Company Acquisition Proposal constitutes or could reasonably be expected to lead to or result in a Company Superior Proposal and (B) the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law. The Company (1) shall promptly (and in any case within forty-eight (48) hours) provide Parent notice (x) of the receipt of any Company Acquisition Proposal, which notice shall include, if applicable, a complete, unredacted copy of such Company Acquisition Proposal, and (y) of any inquiries, proposals or offers received by the Company, any of its Subsidiaries or any of its or its Subsidiaries’ Representatives concerning a Company Acquisition Proposal or proposal that is reasonably likely to constitute or lead to or result in a Company Acquisition Proposal, and disclose the identity of the other party (or parties) and, if applicable, the material terms (including any amendments thereto) of such inquiry, offer or proposal (2) shall promptly (and in any case within forty-eight (48) hours) make available to Parent all information, including copies of all written materials, provided by the Company or any of its Subsidiaries or its or its Subsidiaries’ Representatives to such party but not previously made available to Parent and (3) shall keep Parent reasonably informed on a reasonably prompt basis (and, in any case, within forty-eight (48) hours) of any significant development, discussions or negotiations (including amendments and proposed amendments) relating to any such Company Acquisition Proposal or any material change to the financial or other material terms of any such Company Acquisition Proposal or such other inquiry, offer or proposal (including by providing copies of all required proposals related thereto that have not already been provided pursuant to clauses (1)(x) or (y) above, respectively).

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(c)            Except as expressly permitted by Section 5.5(d) or Section 5.5(e), neither the Company Board nor any committee thereof shall (i) withdraw, qualify or modify in a manner adverse to Parent, or publicly propose to withdraw, qualify or modify in a manner adverse to Parent, the Company Recommendation, (ii) approve, authorize, declare advisable, endorse or recommend (or publicly propose to approve, authorize, declare advisable, endorse or recommend) any Company Acquisition Proposal, (iii) fail to include in the Proxy Statement the Company Recommendation, (iv) fail to recommend against any Company Acquisition Proposal that is a tender or exchange offer subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender or exchange offer (any action described in clauses (i) through (iv) of this sentence being referred to as a “Company Adverse Recommendation Change”), or (v) adopt or approve, or propose to adopt or approve, or allow the Company or any of its Subsidiaries to execute or enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement permitted under Section 5.5(b)).

(d)           Notwithstanding anything in this Agreement to the contrary, if at any time prior to the receipt of the Company Stockholder Approval, the Company or the Company Board receives a Company Superior Proposal, the Company Board may authorize and cause the Company to (i) effect a Company Adverse Recommendation Change and/or (ii) terminate this Agreement pursuant to Section 7.1(c)(ii) and concurrently with such termination enter into a definitive agreement providing for such Company Superior Proposal (subject to the satisfaction of its obligations under Section 7.3) if (A) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law; (B) the Company has notified Parent in writing that it intends to take such action; (C) the Company has provided Parent a copy of the proposed definitive agreements (and any related agreements) relating to such Company Superior Proposal (and has informed Parent of the identity of the Person making such Company Superior Proposal); and (D) if prior to 11:59 p.m., New York City time, on the second (2nd) Business Day following the notice delivered pursuant to clause (B) of this Section 5.5(d), the Company and its Representatives shall have received a written proposal made by Parent to amend this Agreement or enter into an alternative transaction with the Company, the Company Board shall have determined in good faith (after consultation with the Company’s financial advisor and outside legal counsel), after considering and taking into account the terms of any proposed amendment or modification to this Agreement or a possible alternative transaction made by Parent in writing solely during such period, that (1) the Company Acquisition Proposal that is the subject of the notice described in clause (B) of this Section 5.5(d) still constitutes a Company Superior Proposal and (2) the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law.

(e)            Notwithstanding anything in this Agreement to the contrary, other than in connection with a Company Superior Proposal (which shall be subject to Section 5.5(d) and shall not be subject to this Section 5.5(e)), prior to obtaining the Company Stockholder Approval, the Company Board may, in response to a Company Intervening Event, effect a Company Adverse Recommendation Change if (i) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law; and (ii) the Company has notified Parent in writing that it intends to effect such Company Adverse Recommendation Change pursuant to this Section 5.5(e) (which notice shall reasonably specify the facts and circumstances providing the basis of the Company Intervening Event and for the Company Board’s determination to effect the Company Adverse Recommendation Change).

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(f)           Nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosure to its stockholders if the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Company Board to make such disclosure would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided, however, that (A) in no event shall this Section 5.5(f) permit the Company or the Company Board to make a Company Adverse Recommendation Change except as otherwise permitted pursuant to Section 5.5(d) or Section 5.5(e), (B) in no event shall this Section 5.5(f) affect, modify or supplement the definition of Company Adverse Recommendation Change herein (or to the consequences thereof in accordance with this Agreement) and (C) any such disclosure (other than issuance by the Company of a “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) that addresses or relates to the approval, recommendation or declaration of advisability by the Company Board with respect to this Agreement or a Company Acquisition Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Company Board in connection with such communication publicly states that its recommendation with respect to this Agreement has not changed or refers to the prior recommendation of the Company Board, without disclosing any Company Adverse Recommendation Change; provided further that any factually accurate public statement that describes the Company’s receipt of a Company Acquisition Proposal and the operation of this Agreement with respect thereto shall not be deemed to be a Company Adverse Recommendation Change. The Company shall provide Parent with a copy of the text of any disclosure proposed to be made pursuant to this Section 5.5(f) reasonably in advance of such disclosure.

Section 5.6        Directors’ and Officers’ Indemnification and Insurance.

(a)           From and after the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, Parent and the Surviving Corporation will jointly and severally indemnify and hold harmless each director and officer of the Company at or prior to the Effective Time (the “D&O Indemnified Parties”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any Proceeding, whenever asserted, based on or arising out of, in whole or in part, (i) the fact that a D&O Indemnified Party was a director, officer, employee or agent of the Company or any of its Subsidiaries, or (ii) acts or omissions by such D&O Indemnified Party in the D&O Indemnified Party’s capacity as a director, officer, employee or agent of the Company or a Subsidiary of the Company or taken at the request of the Company or a Subsidiary of the Company (including in connection with serving at the request of the Company or such Subsidiary as a director, officer, employee agent, trustee or fiduciary of another Person), in each case under (i) or (ii), at, or at any time before, the Effective Time (including any Proceeding relating in whole or in part to the Merger or the enforcement of this provision or any other indemnification or advancement right of any D&O Indemnified Party), to the fullest extent permitted or required by applicable Law. For the avoidance of doubt, in no event will Parent have any obligations or liabilities to D&O Indemnified Parties under this Section 5.6(a), other than those obligations or liabilities that the Surviving Corporation will have to D&O Indemnified Parties under this Section 5.6(a).

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(b)           Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time now existing in favor of the D&O Indemnified Parties as provided in the Certificate of Incorporation, the Bylaws, or any indemnification Contract between such D&O Indemnified Parties and the Company set forth on Section 5.6(b) of the Company Disclosure Letter and a copy of which was provided to Parent, (in each case, as in effect on the date of this Agreement) shall survive the Merger and shall continue in full force and effect. Without limiting the foregoing, for a period of six (6) years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the exculpation, indemnification and advancement of expenses provisions equivalent to the provisions of the Certificate of Incorporation and Bylaws as in effect immediately prior to the Effective Time solely with respect to acts or omissions occurring prior to the Effective Time and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Parties; provided, however, that all rights to indemnification in respect of any action pending or asserted or any claim made for indemnification within such period shall continue until the disposition of such action or resolution of such claim. From and after the Effective Time, Parent shall guarantee and stand surety for, and shall cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.6. In addition, from the Effective Time until six (6) years from the Effective Time, Parent will, and will cause the Surviving Corporation to, advance any expenses (including fees and expenses of legal counsel) of any D&O Indemnified Party under this Section 5.6 (including in connection with enforcing the indemnity and other obligations referred to this in this Section 5.6) as incurred to the fullest extent permitted under applicable Law, provided that the individual to whom expenses are advanced provides an undertaking to repay such advances if it is determined that such Person is not entitled to be indemnified pursuant to this Section 5.6(b).

(c)            Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of or after the Effective Time to, purchase a six (6)-year prepaid “tail” policy with reputable insurers, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time (including in connection with this Agreement and the transactions or actions contemplated by this Agreement), and Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party shall have any further obligation to purchase or pay for insurance hereunder; provided, however, that the Company shall not pay, and the Surviving Corporation shall not be required to pay, in excess of 300% of the last annual premium paid by the Company prior to the date of this Agreement in respect of such “tail” policy. If the Company or the Surviving Corporation for any reason fails to obtain such “tail” insurance policies prior to, as of or after the Effective Time, Parent shall, for a period of six (6) years from the Effective Time, cause the Surviving Corporation to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company with respect to matters arising on or before the Effective Time; provided, further, however, that after the Effective Time, Parent shall not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date of this Agreement in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount.

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(d)           The covenants contained in this Section 5.6 shall survive the consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties and their respective heirs and representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company’s constituent documents, by Contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 5.6 may not be terminated or modified in such a manner as to adversely affect the rights of any of the D&O Indemnified Parties to whom this Section 5.6 applies unless (i) such termination or modification is required by applicable Law or (ii) the affected D&O Indemnified Parties will have consented in writing to such termination or modification (it being expressly agreed that the D&O Indemnified Parties to whom this Section 5.6 applies will be third-party beneficiaries of this Section 5.6).

(e)            In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent and the Surviving Corporation shall cause proper provision to be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.6.

Section 5.7       Notification of Certain Matters. The Company shall give prompt notice to Parent of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, could reasonably be expected to cause any condition set forth in Section 6.1 or Section 6.2 not to be satisfied at any time from the date of this Agreement to the Effective Time; and (b) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement. Parent shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, could reasonably be expected to cause any condition set forth in Section 6.1 or Section 6.3 not to be satisfied at any time from the date of this Agreement to the Effective Time; and (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, no such notification shall affect the representations, warranties, covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto hereunder and any failure to give such notice with respect to clauses (b) or (c) above, or (ii) or (iii) above, as applicable, shall not constitute a breach of this Section 5.7 for purposes of Section 6.2(b) or Section 6.3(b).

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Section 5.8      Public Disclosure. Parent and the Company shall mutually agree on the initial press release or releases with respect to the execution of this Agreement. Thereafter, during the period that this Agreement remains in effect, except as otherwise expressly permitted by this Agreement, neither the Company nor Parent, nor any of their respective Affiliates, shall issue any press release or other announcement with respect to the Merger, the other transactions contemplated by this Agreement or this Agreement without the prior consent of the other party (such consent not to be unreasonably conditioned, withheld or delayed), except as such press release or other announcement may be required by Law or the rules of a national securities exchange or trading market on which such party’s Securities are listed, in which case the party required to make the release or announcement shall use its reasonable efforts to provide the other party with a reasonable opportunity to review and comment on such release or announcement in advance of its issuance. Notwithstanding the foregoing, (a) the restrictions set forth in this Section 5.8 shall not apply to any press release or other announcement (i) made by the Company with respect to or in connection with a Company Adverse Recommendation Change effected by the Company Board in accordance with this Agreement, (ii) made by the Company or Parent concerning this Agreement, the Merger or the other transactions contemplated hereby in connection with a determination by the Company or the Company Board in accordance with Section 5.5(b) or Section 5.5(d) that a Company Acquisition Proposal constitutes, or is reasonably likely to constitute, a Company Superior Proposal, or (iii) made by the Company or Parent in connection with any dispute between the parties regarding this Agreement, the Merger or the transactions contemplated hereby, provided, however, that in the case of the preceding clause (i) or (ii), to the extent not prohibited by applicable Law, the disclosing party gives the other party reasonable advance notice of (including the contents of) its intended press release or other announcement, and (b) to the extent the content of any press release or other announcement has been previously approved and made in accordance with this Section 5.8, no separate approval shall be required in respect of such content to the extent such content is substantially replicated in a subsequent press release or other announcement or substantially consistent with a previously approved press release or announcement.

Section 5.9      Intellectual Property Matters. The Company shall, prior to the Closing use reasonable best efforts to ensure that title in all Company Registered IP is recorded in the name of the Company or one or more of its Subsidiaries, as applicable, and to the extent that any such Company Registered IP is recorded in any governmental registry in the name of any Person other than the Company or any of its Subsidiaries, or there are outstanding encumbrances of any type against such Company Registered IP, use reasonable best efforts to obtain appropriate assignments, discharges or other documents intended to place record ownership in the name of the Company or any of its Subsidiaries or effect the discharge prior to the Closing, as applicable. The Company shall use reasonable efforts to ensure that all maintenance, annuity and other fees and all filings necessary to assure the continued enjoyment of any issued Company Registered IP, and all amendments, responses to office actions, issue fees and other fees and filings necessary to maintain the pendency of and pursue the prosecution of any pending applications have been and will be paid or filed on a timely basis through the Closing.

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Section 5.10     Employee Matters.

(a)          For the period commencing at the Effective Time and ending on the earlier of (i) the date that is twelve (12) months following the Effective Time and (ii) the date on which the employment of an employee of the Company or any of its Subsidiaries who continues his or her employment with Parent, the Surviving Corporation or any of their respective Affiliates following the Effective Time (each, a “Continuing Employee”) terminates, Parent, the Surviving Corporation or any of their respective Affiliates shall provide each Continuing Employee with (A) an annual base salary at least equal to the annual base salary provided to such Continuing Employee immediately prior to the Effective Time, (B) cash bonus and cash incentive opportunities that are no less favorable than the cash bonus and cash incentive opportunities provided to such Continuing Employee as of immediately prior to the Effective Time, (C) severance payments and benefits that are no less favorable than the severance payments and benefits to which such Continuing Employee would be entitled under the applicable Benefit Plan in effect as of immediately prior to the Effective Time, and (D) employee benefits that are no less favorable (in the aggregate) to the employee benefits (excluding for such purposes any defined benefit pension benefits and any equity based compensation plans) provided to such Continuing Employee as of immediately prior to the Effective Time.

(b)          If the Closing occurs (i) prior to the completion of the 2019 fiscal year or (ii) after the completion of the 2019 fiscal year but prior to the payment of bonuses with respect to such fiscal year, Parent or its Subsidiaries (including the Surviving Corporation) shall pay an annual bonus under the applicable bonus plans of the Company and its Subsidiaries in respect of the 2019 fiscal year to each eligible employee of the Company or any of its Subsidiaries based on actual performance levels as of the date of this Agreement, extrapolated through the last day of the 2019 fiscal year (if applicable), as calculated by the Company in good faith, which payment shall be made at the time such bonuses would ordinarily be paid to eligible employees by the Company and its Subsidiaries pursuant to the terms of such plans and in compliance with Section 409A of the Code. If the Closing occurs during the 2020 fiscal year, Parent or its Subsidiaries (including the Surviving Corporation) shall pay a pro-rated annual bonus under the applicable bonus plans of the Company and its Subsidiaries in respect of the portion of the 2020 fiscal year that occurs prior to the Closing Date to each eligible employee of the Company or any of its Subsidiaries based on target level performance through the Closing Date, which payment will be made within thirty (30) days following the Closing Date.

(c)          Parent agrees that each Continuing Employee shall, as of the Effective Time, receive full credit for service with the Company or any of its Subsidiaries prior to the Effective Time for purposes of determining eligibility to participate, vesting and benefit accrual under the employee benefit plans, programs and policies of Parent, the Surviving Corporation or any of their respective Affiliates in which such Continuing Employee becomes a participant (excluding, for the avoidance of doubt, with respect to any defined benefit pension plan or employer subsidized retiree medical benefits); provided, however, that nothing herein shall result in the duplication of any benefits for the same period of service. With respect to each health or welfare benefit plan maintained by Parent, the Surviving Corporation or any of their respective Affiliates for the benefit of Continuing Employees (including any medical, dental, pharmaceutical or vision benefit plans), Parent shall (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements or required physical examinations, actively-at-work requirements and the application of any pre-existing condition limitations under such plan to the extent such were waived or satisfied under the comparable health or welfare benefit plan of the Company or any of its Subsidiaries immediately prior to the Effective Time; and (ii) cause each Continuing Employee to be given credit under any such plans for all amounts paid (or otherwise deemed paid) by such Continuing Employee under any similar Benefit Plan for the plan year that includes the Effective Time for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the plans maintained by Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, for the plan year in which the Effective Time occurs; provided, however, that Parent’s obligations under this clause (ii) shall be subject to its receipt of all necessary information, from either the Company or such Continuing Employee, related to such amounts paid by such Continuing Employee.

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(d)          If directed in writing by Parent at least ten (10) Business Days prior to the Effective Time, the Company shall terminate, effective as of immediately prior to the Closing, any and all Benefit Plans intended to include a Code Section 401(k) arrangement (each, a “Company 401(k) Plan”). No later than five (5) Business Days prior to the Closing Date, the Company shall provide Parent with evidence that the Company has taken action to terminate each Company 401(k) Plan (effective as of immediately prior to the Closing) pursuant to resolutions of the Company Board, as the case may be. The form and substance of such resolutions shall be subject to review and approval of Parent (which shall not be unreasonably withheld or delayed). If the Company terminates each Company 401(k) Plan at the written direction of Parent as described in the immediately preceding sentence, Parent shall, or shall cause one of its Subsidiaries or Affiliates to, cause a Code Section 401(k) arrangement sponsored or maintained by the Parent or any such Subsidiary or Affiliate (each, a “Parent 401(k) Plan”) to permit each Continuing Employee participating in such a terminated Company 401(k) Plan as of immediately prior to the Closing Date to elect to rollover his or her account balances in such Company 401(k) Plan (including earnings through the date of transfer and promissory notes evidencing all outstanding loans) to an applicable Parent 401(k) Plan, in each case in accordance with the terms of the applicable Company 401(k) Plan and Parent 401(k) Plan. The Company and Parent shall use commercially reasonable efforts to cooperate to effectuate any such rollovers, including by exchanging any necessary participant records or engaging any recordkeepers, administrators, providers, insurers, or other third parties.

(e)          The provisions of this Section 5.10 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 5.10 shall create such rights in any such Persons. Nothing herein shall (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to terminate the employment of any Continuing Employee at any time and for any reason; (ii) require Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to continue any Benefit Plans, or other employee benefit plans or arrangements or prevent the amendment, modification or termination thereof after the Effective Time; or (iii) amend any Benefit Plans or other employee benefit plans or arrangements.

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Section 5.11     Merger Sub. Parent will take all actions necessary to cause Merger Sub to comply with and perform all of its obligations under or relating to this Agreement, including causing Merger Sub to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement.

Section 5.12     Rule 16b-3 Matters. Prior to the Effective Time, the Company shall use reasonable best efforts to take all such steps as may be reasonably necessary or advisable (to the extent permitted under applicable Law and no-action letters issued by the SEC) to cause any dispositions of Company Common Stock (including derivative Securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.13     Repayment and Termination of Existing Credit Agreement. The Company shall use its reasonable best efforts to deliver to Parent, at least two (2) Business Days prior to the Closing Date, a draft of, and on or prior to the Closing Date, an executed copy of, a customary payoff letter from the agents under the Existing Credit Agreement in form and substance reasonably satisfactory to Parent relating to the repayment in full of all obligations thereunder or secured thereby, the termination of all commitments in connection therewith and the release of all Liens securing the obligations thereunder (the “Payoff Letter“). The Company shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to deliver to Parent (or the agent under the Existing Credit Agreement, in the case of prepayment and termination notices) on or prior to the Closing, in form and substance reasonably satisfactory to Parent, all the documents, filings and notices required for the termination of commitments under the Existing Credit Agreement and the release of all Liens securing the obligations thereunder, including the filing of UCC termination statements, terminations of control agreements, terminations of Intellectual Property security agreements and delivery of possessory collateral, which shall in each case be subject to the occurrence of the Closing and the repayment in full of all obligations then outstanding under the Existing Credit Agreement. At the Closing, Parent shall pay or shall cause to be paid, in full and in immediately available funds, any and all amounts outstanding and then due and payable under the Existing Credit Agreement in accordance with the Payoff Letter.

Section 5.14     Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under Laws and the rules and policies of the NYSE American to cause the delisting of the Company and of the shares of Company Common Stock from the NYSE American as promptly as practicable after the Effective Time and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after such delisting. The Company shall not cause the Company Common Stock to be delisted from the NYSE American prior to the Effective Time.

Section 5.15     State Takeover Laws. If any state takeover statute becomes or is deemed to become applicable to the Company, the Voting and Support Agreement, the Merger or the other transactions contemplated by this Agreement, then the Company Board shall take any and all actions within its control as are necessary to render such statutes inapplicable to the foregoing.

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Section 5.16     Stockholder Litigation. The Company shall give Parent notice as soon as possible of, and the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense or settlement of, any stockholder litigation against the Company or its directors or executive officers relating to or in connection with this Agreement, the Merger or any other transactions contemplated by this Agreement, whether commenced prior to or after the execution and delivery of this Agreement. The Company agrees that it shall not settle or offer to compromise or settle any such litigation commenced prior to or after the date of this Agreement against the Company or any of its directors or executive officers relating to or in connection with this Agreement, the Merger or any other transaction contemplated by this Agreement, in each case, without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned). The Company shall promptly notify Parent of any such litigation and shall keep Parent reasonably and promptly informed with respect to the status thereof.

Section 5.17     Resignations. Prior to the Effective Time, upon Parent’s request, the Company shall use commercially reasonable efforts to cause any director of the Company and any director of a Subsidiary of the Company, to execute and deliver a letter effectuating his or her resignation as a director of such entity effective as of the Effective Time.

Section 5.18     Tax Returns. The Company shall file all Tax Returns that it is required to file prior to the Closing in the ordinary course of business, and all such Tax Returns shall be true, correct and complete in all material respects and prepared in accordance with the Company’s past practice unless otherwise required by applicable law. At the time that such Tax Returns are filed, the Company shall provide a copy to the Parent.

ARTICLE VI

CONDITIONS TO THE MERGER

Section 6.1     Conditions to the Obligations of Each Party. The respective obligations of each party hereto to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent, as the case may be, at or prior to the Effective Time of the following conditions:

(a)          the Company shall have obtained the Company Stockholder Approval;

(b)          any applicable waiting period (and any extension thereof) under the HSR Act relating to the consummation of the Merger shall have expired or termination thereof shall have been granted; and

(c)          no Governmental Authority of competent jurisdiction shall have issued or entered any Order after the date of this Agreement, and no Law shall have been enacted or promulgated after the date of this Agreement, in each case, that is then in effect and has the effect of restraining, enjoining or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement.

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Section 6.2     Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent at or prior to the Effective Time of the following additional conditions:

(a)          (i) the representations and warranties of the Company contained in Section 3.2(a), Section 3.2(c) and Section 3.7(b) shall be true and correct in all respects (except in the case of Section 3.2(a) and Section 3.2(c) for any de minimis inaccuracy) both as of the date of this Agreement and as of the Effective Time as if made at and as of such time (other than any such representation or warranty that is made as of a specified date, which representation or warranty shall be so true and correct as of such specified date), (ii) the representations and warranties of the Company contained in Section 3.1(a), Section 3.3, Section 3.5(a)(i)(A), Section 3.26, Section 3.27 and Section 3.28 (without giving effect to any materiality, Company Material Adverse Effect or similar qualifiers contained therein) shall be true and correct in all material respects both as of the date of this Agreement and as of the Effective Time as if made at and as of the Effective Time (other than any such representation or warranty that is made as of a specified date or time, which representation or warranty shall be so true and correct as of such specified date or time), and (iii) the other representations and warranties of the Company contained in Article III of this Agreement (without giving effect to any materiality, Company Material Adverse Effect or similar qualifiers contained therein) shall be true and correct both as of the date of this Agreement and as of the Effective Time as if made at and as of the Effective Time (other than any such representation or warranty that is made as of a specified date or time, which representation or warranty shall be so true and correct as of such specified date or time), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect;

(b)          the Company shall have performed or complied in all material respects with its covenants and agreements contained in this Agreement to be performed or complied with on or prior to the Effective Time;

(c)          since the date of this Agreement, there shall not have been any effect, change, development, event, circumstance, occurrence, condition, fact or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(d)          the Company shall have delivered executed Preferred Stockholder Letters from each holder of Company Preferred Stock; and

(e)          Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in Section 6.2(a), Section 6.2(b), and Section 6.2(c).

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Section 6.3     Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger and the other transactions contemplated by this Agreement is subject to the satisfaction or (to the extent permitted by Law) waiver by the Company at or prior to the Effective Time of the following additional conditions:

(a)          each of the representations and warranties of Parent and Merger Sub contained in Article IV of this Agreement (without giving effect to any materiality, Parent Material Adverse Effect or similar qualifiers contained therein) shall be true and correct both as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (other than any such representation or warranty that is made as of a specified date, which representation or warranty shall be so true and correct as of such specified date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect;

(b)          Parent and Merger Sub shall have performed or complied in all material respects with each of their respective covenants and agreements contained in this Agreement to be performed or complied with by it on or prior to the Effective Time; and

(c)          the Company shall have received a certificate signed by an executive officer of Parent certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

Section 6.4     Frustration of Closing Conditions. Neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied to excuse it from its obligation to effect the Merger if such failure was caused by such party’s failure to comply with its obligations to consummate the Merger and the other transactions contemplated by this Agreement to the extent required by this Agreement.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1     Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval is obtained (except as otherwise expressly noted), as follows:

(a)          by mutual written consent of each of Parent and the Company; or

(b)          by either Parent or the Company:

(i)           if the Merger shall not have been consummated on or before 5:00 P.M. (New York City time) on August 7, 2020 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party where the breach of or the failure to fulfill, perform or comply with any of its obligations under this Agreement in any material respect, has been the principal cause of, or principally resulted in, the failure of the Closing to have occurred on or before the Termination Date;

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(ii)          if any Governmental Authority of competent jurisdiction shall have issued or entered any Order after the date of this Agreement or any Law shall have been enacted or promulgated after the date of this Agreement that has the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or other transactions contemplated by this Agreement, and in the case of such an Order, such Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party where the breach of or failure to fulfill, perform or comply with any of its obligations under this Agreement, in any material respect, has been the principal cause of, or principally resulted in, the issuance of such Order; or

(iii)         if the Company Stockholder Approval shall not have been obtained in accordance with the Certificate of Incorporation and DGCL, whether (to the extent permitted) by written consent or at a duly convened Company Stockholders’ Meeting, or at any adjournment or postponement thereof, at which a vote on the adoption of this Agreement was taken.

(c)          by the Company:

(i)           if Parent or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (B) is not capable of being cured by Parent or Merger Sub, as applicable, by the Termination Date, or, if capable of being cured, shall not have been cured by Parent or Merger Sub on or before the earlier of (1) the Termination Date and (2) the date that is thirty (30) calendar days following the Company’s delivery of written notice to Parent of such breach or failure to perform; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if it is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement so as to result in the failure of a condition set forth in Section 6.2(a) or Section 6.2(b); or

(ii)          at any time prior to receipt of the Company Stockholder Approval, in order to enter into a definitive agreement with respect to a Company Superior Proposal, to the extent permitted by, and, subject to complying with the applicable terms and conditions of Section 5.5(d); provided, however, that immediately prior to or concurrently with such termination, the Company pays to Parent the Company Termination Fee (it being understood that the Company may enter into such definitive written agreement concurrently with the termination of this Agreement).

(d)          by Parent:

(i)           if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.2 and (B) is not capable of being cured by the Company by the Termination Date or, if capable of being cured, shall not have been cured by the Company on or before the earlier of (1) the Termination Date and (2) the date that is thirty (30) calendar days following Parent’s delivery of written notice to the Company of such breach or failure to perform; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement so as to result in the failure of a condition set forth in Section 6.3(a) or Section 6.3(b); or

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(ii)          on or prior to the date of the Company Stockholders’ Meeting, if (A) the Company Board shall have made a Company Adverse Recommendation Change or (B) the Company or the Company Board, as applicable, shall have materially breached any of its obligations under Section 5.5(a).

Section 7.2     Effect of Termination. In the event that this Agreement is terminated and the Merger abandoned pursuant to Section 7.1, written notice thereof shall be given by the terminating party to the other party, specifying the provisions hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no effect without liability on the part of any party hereto, and all rights and obligations of any party hereto shall cease; provided, however, that no such termination shall relieve (a) any party hereto of any liability or damages resulting from any material and intentional breach of this Agreement or fraud or (b) Parent or Merger Sub of any liability or damages resulting from not having, for any reason, sufficient cash available on the date that the Closing is required to occur pursuant to Section 1.2 hereof to consummate the transactions contemplated hereby in accordance with the terms of this Agreement, in which case, the aggrieved party shall be entitled to all remedies available at law or in equity; and provided, further, however, that the Confidentiality Agreement, this Section 7.2, Section 7.3, and Article VIII shall survive any termination of this Agreement pursuant to Section 7.1. For purposes of this Agreement, “material and intentional breach” shall mean an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and knows would, or knows would reasonably be expected to, cause a material breach of this Agreement.

Section 7.3     Termination Fees.

(a)          If this Agreement is terminated by:

(i)           (A) Parent pursuant to Section 7.1(d)(i) on the basis of a breach of a covenant or agreement contained in this Agreement or (B) either Parent or the Company pursuant to Section 7.1(b)(i) or Section 7.1(b)(iii) and in any such termination under clauses (A) or (B), (1) prior to such termination, a Company Acquisition Proposal made after the date of this Agreement has been publicly disclosed and not publicly withdrawn or otherwise abandoned at least three (3) Business Days prior to the Company Stockholders’ Meeting in the case of termination pursuant to Section 7.1(b)(iii) or is otherwise known to the Company Board and not withdrawn (publicly, if publicly disclosed) prior to such termination in the case of termination pursuant to either Section 7.1(b)(i) or Section 7.1(d)(i), and (2) within twelve (12) months after any such termination of this Agreement (pursuant to the foregoing clauses (A) or (B)) the Company consummates a Company Acquisition Proposal with the party that made such Company Acquisition Proposal (provided, however, that for purposes of this Section 7.3(a)(i), the references to “fifteen percent (15%)” in the definition of Company Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”);

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(ii)          the Company pursuant to Section 7.1(c)(ii); or

(iii)         Parent pursuant to Section 7.1(d)(ii);

then, in any such case, the Company shall pay to Parent the Company Termination Fee.

Any payments required to be made under this Section 7.3 shall be made by wire transfer of same-day funds to the account or accounts designated by Parent, (1) in the case of clause (i) above, within five (5) Business Days, following the consummation of the transaction contemplated therein, (2) in the case of clause (ii) above, immediately prior to or concurrently with such termination and (3) in the case of clause (iii) above, promptly, but in no event later than two (2) Business Days after the date of such termination.

(b)          Notwithstanding anything to the contrary set forth in this Agreement (i) the parties hereto agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion and (ii) following receipt by Parent of the Company Termination Fee in accordance with this Section 7.3 as a result of a termination by Parent, the Company shall have no further liability with respect to this Agreement or the transactions contemplated hereby to Parent or Merger Sub.

(c)          The Company acknowledges that (i) the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and (ii) without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to timely pay any amount due pursuant to this Section 7.3 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the payment of any amount set forth in this Section 7.3, the Company shall pay Parent its costs and expenses in connection with such suit (including reasonable attorneys’ fees), together with interest on such amount at an annual rate equal to the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

Section 7.4     Amendment. This Agreement may be amended by mutual agreement of the parties hereto in writing at any time before the Closing Date, whether before or after receipt of the Company Stockholder Approval; provided, however, that after the Company Stockholder Approval has been obtained, no amendment may be made that either by applicable Law or pursuant to the applicable rules of any applicable stock exchange requires further approval by the stockholders of the Company without such further approval of such stockholders having been obtained.

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Section 7.5     Extension; Waiver. At any time prior to the Effective Time, subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by any other party hereto with any agreement or condition of such party contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1     Non-Survival of Representations and Warranties. The representations and warranties in this Agreement and any certificate delivered pursuant hereto by any Person shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall so survive the Effective Time in accordance with their respective terms.

Section 8.2     Expenses. Except as expressly set forth herein (including Section 7.3), all fees, costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger and the transactions contemplated by this Agreement are consummated.

Section 8.3     Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed electronic mail, addressed as follows:

if to Parent or Merger Sub:

Siemens Medical Solutions USA, Inc.

Address: 40 Liberty Blvd., Malvern, PA 19355

Attention: General Counsel

Email: kevin.royer@siemens-healthineers.com

with a copy (which shall not constitute notice) to:

Blank Rome LLP
1271 Avenue of the Americas
New York, NY 10020
Attention: Gary Goldenberg; Alan Lieblich; Shaun Snitman

Email: goldenberg@blankrome.com; lieblich@blankrome.com; ssnitman@blankrome.com

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if to the Company:

Corindus Vascular Robotics
309 Waverley Oaks Road, Suite 105
Waltham, MA 02452
Attention: Mark J. Toland
Email: mark.toland@corindus.com

with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10281
Attention: Christopher Cox; William P. Mills; Gregory P. Patti
Email: chris.cox@cwt.com; william.mills@cwt.com; greg.patti@cwt.com or to such other address or electronic mail address for a party as shall be specified in a notice given in accordance with this Section 8.3; provided, however, that any notice received by electronic mail or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day; provided, further, however, that notice of any change to the address or any of the other details specified in or pursuant to this Section 8.3 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 8.3.

Section 8.4     Interpretation; Certain Definitions.

(a)          The parties hereto have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

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(b)          The words “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs, exhibits, annexes and schedules are to the articles, sections and paragraphs of, and exhibits, annexes and schedules to, this Agreement, unless otherwise specified, and the table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.” Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa, and references to a Person are also to its permitted successors and assigns. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to August 6, 2019, unless the context requires otherwise. References to any information or document being “made available” or “furnished” and words of similar import shall include such information or document having been posted to the “Corindus Financing” online data room hosted on behalf of the Company by Intralinks Inc. by 11:59 pm New York City time on the day prior to the date of this Agreement. Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided, however, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). All references to “dollars” or “$” refer to currency of the United States.

Section 8.5     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, all other terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

Section 8.6     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, except that Merger Sub may assign any or all of its rights, interests and obligations hereunder to (a) one or more direct or indirect wholly owned Subsidiaries of Parent, or a combination thereof, so long as such assignment would not have a Parent Material Adverse Effect and no such assignment shall release Parent or Merger Sub, as the case may be, from any of its obligations hereunder and (b) as collateral security to any lenders or financing sources (as agent or trustee therefor) to Parent or its Affiliates in connection with any bona fide financing arrangement (but no such assignment shall release Parent or Merger Sub, as the case may be, from any of its obligations hereunder). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 8.6 shall be null and void.

Section 8.7     Entire Agreement. This Agreement (including the exhibits, annexes and appendices hereto) constitutes, together with the Voting and Support Agreement, the Confidentiality Agreement and the Company Disclosure Letter, the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

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Section 8.8     No Third-Party Beneficiaries. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, that it is specifically intended that (a) the D&O Indemnified Parties (with respect to Section 5.6 and this Section 8.8 from and after the Effective Time) are intended third-party beneficiaries hereof and (b) from and after the Effective Time, the holders of Company Common Stock, Company Preferred Stock, Company Warrants and Company Equity Awards are intended third-party beneficiaries of Article II.

Section 8.9     Governing Law. This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 8.10     Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that any party hereto does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breaches such provisions. Accordingly, the parties hereto acknowledge and agree that, prior to any valid termination of this Agreement in accordance with Section 7.1, in the event of any breach or threatened breach by the Company, on the one hand, or Parent or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that, prior to any valid termination of this Agreement in accordance with Section 7.1, it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party hereto seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide, furnish or post any bond or other security in connection with any such order or injunction, and each party hereby irrevocably waives any right it may have to require the provision, furnishing or posting of any such bond or other security.

Section 8.11     Consent to Jurisdiction.

(a)          Each of the parties hereto hereby, with respect to any legal claim or Proceeding arising out of this Agreement or the transactions contemplated by this Agreement, (i) expressly and irrevocably submits, for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the Delaware Court of Chancery and any appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (iii) agrees that it will not bring any claim or Proceeding relating to this Agreement or the transactions contemplated by this Agreement except in such courts and (iv) irrevocably waives, to the fullest extent it may legally and effectively do so, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any objection which it may now or hereafter have to the laying of venue of any claim or Proceeding arising out of or relating to this Agreement. Notwithstanding the foregoing, each of Parent, Merger Sub and the Company agrees that a final and nonappealable judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

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(b)          Each party hereto irrevocably consents to the service of process in any claim or Proceeding with respect to this Agreement and the transactions contemplated by this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto made by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 8.3, and such service of process shall be sufficient to confer personal jurisdiction over such party in such claim or Proceeding and shall otherwise constitute effective and binding service in every respect.

Section 8.12     Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 8.13     WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) BETWEEN ANY OF THEM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

Section 8.14     Definitions.

(a)          As used in this Agreement, the following terms shall have the following meanings:

“Acceptable Confidentiality Agreement” shall mean any customary confidentiality agreement that (a) does not contain any provision prohibiting or otherwise restricting the Company’s ability to comply with any of the terms of this Agreement and (b) contains provisions that are no less favorable in the aggregate to the Company, or less restrictive to such third Person in the aggregate (in comparison to Parent), than those contained in the Confidentiality Agreement (provided, however, that such agreement need not contain any standstill agreement or similar obligation).

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“Affiliate” shall mean, with respect to any Person, any individual, partnership, corporation, entity or other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person specified.

“Aggregate Merger Consideration” shall mean the aggregate Merger Consideration to which all holders of Company Stock collectively become entitled pursuant to Section 2.1(a)(i) and Section 2.1(a)(ii).

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by Law or executive order to close.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Acquisition Proposal” shall mean a proposal or offer (whether or not in writing) from any Person (other than Parent or any of its Subsidiaries) relating to, or that would reasonably be expected to lead to (in one transaction or a series of transactions), any (a) merger, consolidation, share exchange, business combination, recapitalization, reorganization, dissolution, liquidation, joint venture or similar transaction involving the Company or any Subsidiary of the Company, pursuant to which any Person or group of related Persons would beneficially own or control, directly or indirectly, fifteen percent (15%) or more (on a non-diluted basis) of any class of equity or voting Securities of the Company or any resulting parent company of the Company, (b) sale, lease, license or other disposition, directly or indirectly, of assets of the Company (including capital stock or other equity interests of any of its Subsidiaries) or any Subsidiary of the Company, in each case, representing in the aggregate fifteen percent (15%) or more of the consolidated assets, net revenues or net income of the Company and its Subsidiaries taken as a whole, (c) issuance or sale or other disposition of capital stock or other equity interests representing fifteen percent (15%) or more (on a non-diluted basis) of any class of equity or voting Securities of the Company, (d) tender offer, exchange offer or any other transaction or series of transactions that, if consummated, would result in any Person or group of related Persons, directly or indirectly, beneficially owning or having the right to acquire beneficial ownership of capital stock or other equity interests representing fifteen percent (15%) or more (on a non-diluted basis) of any class of equity or voting Securities of the Company or (e) a combination of the foregoing.

“Company Certificate of Designation” shall mean the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock of the Company, as amended from time to time.

“Company Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

“Company Disclosure Letter” shall mean the disclosure letter delivered by the Company to Parent and Merger Sub simultaneously with the execution of this Agreement.

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“Company Equity Awards” shall mean the Company Options and the Company RSU Awards.

“Company Equity Plans” shall mean, collectively: the Company’s Amended and Restated 2014 Stock Award Plan and the Company’s 2018 Stock Award Plan, as amended from time to time.

“Company Intellectual Property” shall mean (a) any and all Intellectual Property owned by, or purported to be owned by, the Company or any of its Subsidiaries and (b) any and all Intellectual Property licensed to, or otherwise used by (with a valid right to use), the Company or any of its Subsidiaries, in each case of (a) and (b), whether registered or unregistered.

“Company Intervening Event” shall mean any effect, change, development, event, occurrence or circumstance that is material to the Company and its Subsidiaries, taken as a whole, that was not known to the Company Board on the date of this Agreement (or if known, the material consequences of which were not known to the Company Board as of the date of this Agreement), which effect, change, development, event, occurrence or circumstance, or any consequence thereof, becomes known to the Company Board prior to the Company Stockholder Approval and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by the Company (or to be refrained from being taken by the Company) pursuant to, this Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Company Acquisition Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Company Acquisition Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) any change in the price, or change in trading volume, of the Company Common Stock (provided, however, that the exception to this clause (b) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred).

“Company Licensed IP” shall mean all Company Intellectual Property that is licensed to, or otherwise used by (with a valid right to use), the Company or any of its Subsidiaries, whether registered or unregistered.

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“Company Material Adverse Effect” shall mean any effect, change, development, event, circumstance, occurrence, condition, fact or state of facts that has a material adverse effect, individually or in the aggregate, (a) on the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any effect, change, development, event, circumstance, occurrence, condition or state of facts directly resulting from, attributable to or arising out of the following will not be taken into account in determining whether a Company Material Adverse Effect has occurred: (i) changes in general United States or other national, regional or global economic, regulatory, legislative, credit, capital market or financial market conditions; (ii) changes in the economic, business and financial environment generally affecting the medical device industry; (iii) any change in the Company’s trading volume or stock price, (iv) in and of itself, any failure by the Company to meet any revenue, earnings or other similar projections (it being understood that the underlying effect, change, development, event, circumstance, occurrence, condition, fact or state of facts giving rise to or contributing to such change or failure may be taken into account in determining whether there has been a Company Material Adverse Effect to the extent not otherwise excluded by another exception herein); (v) an act of terrorism or sabotage or an outbreak or escalation of hostilities or war (whether or not declared) or any natural disasters, national emergencies or other force majeure events, including any escalation or worsening of such conditions threatened or existing as of the date of this Agreement; (vi) adoption, implementation, enforcement, promulgation, repeal, modification, amendment interpretation or other changes in applicable Law or GAAP or any regulatory environment or regulatory enforcement environment; (vii) the execution, public announcement or pendency of this Agreement and the anticipated consummation of the Merger or the other transactions contemplated hereby, including (A) the identity of Parent or the announcement by Parent or any of its Affiliates of its or their plans or intentions with respect to the Company, (B) any departure or termination of any officers, directors, employees or independent contractors of the Company or any of its Subsidiaries or (C) the termination or potential termination of (or the failure or potential failure to renew or enter into) any Contracts with, or any other adverse development (or potential adverse development) in the Company’s relationships with any of its customers, suppliers, distributors, partners or other business relationships of the Company, or any litigation arising from allegations of any breach of fiduciary duty or violation of Law relating to the Merger or this Agreement; (viii) any action expressly required to be taken pursuant to this Agreement; or (ix) any action taken at the express written direction of Parent given after the date hereof; provided, further, however, that if the effects, changes, developments, events, circumstances, occurrences, conditions, facts or states of facts set forth in clauses (i), (ii), (v) and (vi), have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to the other participants in the medical device industry, such effects, changes, developments, events, circumstances, occurrences, conditions, facts or states of facts may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent of such disproportionate impact or (b) on the ability of the Company to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.

“Company Option” shall mean each option to purchase shares of Company Common Stock, including any such option granted pursuant to a Company Equity Plan.

“Company Owned IP” shall mean all Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries, whether registered or unregistered.

“Company Recommendation” shall mean the recommendation of the Company Board that the stockholders of the Company adopt this Agreement and approve the transactions contemplated by this Agreement, including the Merger.

“Company Registered IP” shall mean all Company Owned IP that has been registered, filed, certified or otherwise perfected or recorded with or by any Governmental Authority or domain name registrar, including the United States Patent and Trademark Office, the United States Copyright Office, or in any like foreign or international office or agency, or any applications for any of the foregoing.

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“Company RSU Award” shall mean each award of restricted stock unit covering shares of Company Common Stock, including any such restricted stock unit granted pursuant to a Company Equity Plan.

“Company Stock” shall mean, collectively, Company Common Stock and Company Preferred Stock.

“Company Superior Proposal” shall mean a bona fide written Company Acquisition Proposal made after the date of this Agreement (provided, however, that for purposes of this definition, references to fifteen percent (15%) in the definition of “Company Acquisition Proposal” shall be deemed to be references to fifty percent (50%)) that did not result from a breach of Section 5.5 and is on terms that the Company Board determines in good faith, after consultation with the Company’s financial advisor and outside legal counsel, (a) to be reasonably likely to be consummated if accepted and (b) to be more favorable to the holders of Company Common Stock from a financial point of view than the Merger and the other transactions contemplated by this Agreement, in each case of clause (a) and (b), taking into account at the time of determination all legal, financial, regulatory and other aspects or conditions of such Company Acquisition Proposal as the Company Board (or a duly authorized committee thereof) considers to be relevant or appropriate (including any financing requirements and the ability of the Person making such proposal to consummate the transactions contemplated by such proposal) and of this Agreement and any proposed amendments or modifications to the terms of this Agreement offered by Parent in response to such Company Acquisition Proposal pursuant to Section 5.5(d).

“Company Termination Fee” shall mean $32,515,000.

“Company Warrants” shall mean all outstanding warrants to purchase shares of Company Common Stock.

“Confidentiality Agreement” shall mean that certain Mutual Non-Disclosure Agreement, dated July 5, 2018, between Parent and the Company, to the extent amended and modified by the applicable provisions of that certain letter, dated July 26, 2019, between Parent and the Company.

“Contract” shall mean, in each case, whether written or oral, any legally binding contract, agreement, assignment, subcontract, binding arrangement, lease, sublease, conditional sales contract, purchase order, sales order, license, indenture, note, bond, loan, understanding, undertaking, permit, concession, franchise, commitment, partnership, limited liability company or other agreement or other binding instrument.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities or partnership or other interests, by Contract or otherwise. For purposes of this definition, a general partner or managing member of a Person shall always be considered to Control such Person. The terms “Controlling” and “Controlled” shall have correlative meanings.

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“Copyrights” shall mean all rights in copyrightable works, mask works, works of authorship and moral rights, including copyrights in Software, and all other rights corresponding thereto throughout the world, whether published or unpublished, and any registrations or applications for any of the foregoing, including renewals and extensions.

“Customs & International Trade Authorizations” shall mean any and all licenses, registrations, and approvals required pursuant to the Customs & International Trade Laws for the lawful export, re-export, transfer or import of goods, software, technology, technical data, and services and international financial transactions.

“Customs & International Trade Laws” shall mean the applicable export control, sanctions, import, customs and trade, anti-bribery, and anti-boycott Laws of any jurisdiction in which the Company or any of its Subsidiaries is incorporated or does business, including the UK Bribery Act 2010, the Tariff Act of 1930, as amended, and other Laws, regulations, and programs administered or enforced by the U.S. Department of Commerce, U.S. International Trade Commission, U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement, and their predecessor agencies; the Export Control Reform Act of 2018; the Export Administration Regulations, including related restrictions with regard to transactions involving Persons on the U.S. Department of Commerce Denied Persons List, Unverified List or Entity List; the Arms Export Control Act, as amended; the International Traffic in Arms Regulations, including related restrictions with regard to transactions involving Persons on the Debarred List; the International Emergency Economic Powers Act, as amended; the Trading With the Enemy Act, as amended; the Iran Sanctions Act, as amended; the National Defense Authorization Act for Fiscal Years 2012 - 2018; and the embargoes and restrictions administered by OFAC; Executive Orders regarding embargoes and restrictions on transactions with designated countries and entities, including Persons designated on OFAC’s list of Specially Designated Nationals and Blocked Persons, and Persons designated on the U.S. Department of State sanctions lists; the anti-boycott Laws and regulations administered by the U.S. Department of Commerce; and the anti-boycott Laws and regulations administered by the U.S. Department of the Treasury.

“Delaware Secretary of State” shall mean the Secretary of State of the State of Delaware.

“Device Laws” shall mean all Laws related to health care or medical devices applicable to the operation of the Company’s and each of its Subsidiaries’ business, including (a) the Federal Food, Drug, and Cosmetic Act of 1938, as amended (21 U.S.C. § 321 et seq.); (b) the rules and regulations promulgated and enforced by the FDA, including those requirements relating to quality systems, good manufacturing practices, good laboratory practices, good clinical practices, good tissue practices, medical device reporting, corrections and removals, development, distribution, import, export, establishment registration, investigational use, labeling, promotion, security, and pre-market review; and (c) all comparable state, federal or foreign Laws relating to any of the foregoing.

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“Environmental Laws” shall mean all applicable and legally enforceable Laws relating to pollution or protection of the environment, natural resources, or human health and safety (as affected by exposure to Hazardous Materials), including Laws relating to Releases of or exposure to Hazardous Materials and the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials, including the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), the Safe Drinking Water Act (42 U.S.C. § 3000(f) et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. § 2701 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Endangered Species Act of 1973 (16 U.S.C. § 1531 et seq.), and other similar foreign, state and local statutes, in effect as of the date of this Agreement.

“ERISA Affiliate” shall mean each trade or business, whether or not incorporated, that, together with the Company or any of its Subsidiaries, would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA or Section 414 of the Code.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Credit Agreement” shall mean that certain Loan and Security Agreement (Revolving Line) dated as of March 16, 2018, among Silicon Valley Bank, the Company and Corindus, Inc. and that certain Loan and Security Agreement (Term Loan) dated as of March 16, 2018, among Silicon Valley Bank, Solar Capital Ltd., the Company, Corindus, Inc. and the lender parties thereto, as amended by the First Amendment to Loan and Security Agreement (Term Loan) dated as of March 14, 2019, among Silicon Valley Bank, Solar Capital Ltd., the Company, Corindus, Inc. and the lender parties thereto.

“FCPA” shall mean the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall mean the United States generally accepted accounting principles.

“Governmental Authority” shall mean any United States (federal, state or local) or foreign government, or any governmental, regulatory, judicial or administrative authority, agency or commission.

“Hazardous Materials” shall mean any material, substance, chemical or waste (or combination thereof) that (a) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil or words of similar meaning or effect under any Law relating to pollution, waste or protection of the environment or (b) can form the basis of any liability under any Law relating to pollution, waste or protection of the environment.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

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“Indebtedness” shall mean (a) any indebtedness or other obligation for borrowed money, whether current, short term or long term and whether secured or unsecured, (b) any indebtedness evidenced by a note, bond, debenture or other Security or similar instrument, (c) any liabilities or obligations with respect to interest rate swaps, collars, caps and similar hedging obligations, (d) any capitalized lease obligations, (e) any direct or contingent obligations under letters of credit, bankers’ acceptances, bank guarantees, surety bonds and similar instruments, each to the extent drawn upon and paid, (f) any obligation to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) and (g) guarantees in respect of clauses (a) through (f), including guarantees of another Person’s Indebtedness or any obligation of another Person which is secured by assets of the Company or any of its Subsidiaries.

“Intellectual Property” shall mean all intellectual property rights, intangible industrial property rights, invention and design rights, and all related priority rights protected, conceived, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all Patents, Trademarks, Copyrights, Trade Secrets, and Software, all copies of tangible embodiments of the foregoing (in whatever form or medium) and any rights equivalent to any of the foregoing anywhere in the world.

“Intellectual Property Agreement” shall mean any license-in, license-out, purchasing-in, purchasing-out, assignment, consent to use, covenant not to sue, non-assertion, coexistence, settlement or similar Contract concerning (a) Intellectual Property that is material to the Company or its Subsidiaries, (b) Company Owned IP, or (c) Software used by the Company or any of its Subsidiaries, other than commercially available, non-customized, off-the-shelf software subject to “shrink-wrap” or “click-through” type terms and available to the Company or any of its Subsidiaries, as applicable, at a cost of less than $100,000 per annum. Without limiting the generality of the foregoing, the following Contracts to which the Company or any of its Subsidiaries is a party, if any, shall be included in the definition of “Intellectual Property Agreement”: (i) each Contract pursuant to which any Intellectual Property has been or will be developed by a third Person, either solely by such third Person or jointly with the Company or any of its Subsidiaries, for the benefit of the Company or any of its Subsidiaries; (ii) each Contract pursuant to which the Company or any of its Subsidiaries purchased, sold, transferred, or acquired, or will purchase, sell, transfer, or acquire, any Intellectual Property; and (iii) each Contract pursuant to which any Company Owned IP is subject to a Lien or other restriction, other than a Permitted Lien.

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge” shall mean the actual knowledge of each of the officers and employees of the Company set forth on Section 8.14 of the Company Disclosure Letter.

“Law” shall mean any domestic, federal, state, municipal, local, national, supranational, foreign or other statute, law (whether statutory or common law), constitution, code, ordinance, rule, administrative interpretation, regulation, Order, writ, judgment, decree, directive (including those of any self-regulatory organization), arbitration award, agency requirement, license, permit or any other enforceable requirement of any Governmental Authority.

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“Lien” shall mean any liens, covenants, charges, security interests, options, claims, mortgages, pledges, encumbrances or other restrictions of any nature whatsoever.

“Merger Consideration” shall mean, as applicable, the Common Stock Consideration or the Preferred Stock Consideration.

“Notified Body” means an entity licensed, authorized or approved by the applicable Governmental Authority to assess and certify the conformity of a medical device with the requirements of Council Directive 93/42/EEC of 14 June 1993 concerning medical devices, as amended from time to time, and applicable harmonized standards.

“NYSE American” shall mean The NYSE American LLC or any successor that is a national securities exchange registered under Section 6 of the Exchange Act.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Order” shall mean any decree, order, settlement, consent, stipulation, judgment, injunction, writ, award, temporary restraining order or other order in any Proceeding by or with any Governmental Authority.

“Parent Common Stock” shall mean the common stock, par value $1.00 per share, of Parent.

“Parent Organizational Documents” shall mean the certificate of incorporation and bylaws, each as amended as of the date of this Agreement, of each of Parent and Merger Sub.

“Patents” shall mean all issued letters or design patents, reissued or reexamined patents, patents surviving inter partes review, revival of patents, utility models, registered community designs, registered industrial designs, certificates of invention, registrations of patents and extensions thereof, supplemental protection certificates regardless of country issued or formal name and all published or unpublished non-provisional and provisional patent applications, reissue applications, reexamination proceedings, invention disclosures and records of invention, continuation applications, continuation-in-part applications, requests for continued examination and divisions, divisional applications, patent term extension applications, applications for supplemental protection certificates, all rights in respect of utility models and certificates of invention, and all rights and priorities and all extensions and renewals thereof, regardless of the country filed or formal name.

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“Permitted Lien” shall mean (a) Liens for Taxes, utilities or governmental assessments, charges or claims of payment (i) not yet due and payable or (ii) that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (b) suppliers’, workers’, mechanics’, materialmen’s or other similar liens arising by operation of Law or otherwise incurred in the ordinary course of business consistent with past practice; (c) Liens arising under equipment leases with third Persons entered into in the ordinary course of business consistent with past practice; (d) any other Liens if the underlying obligations are non-monetary and do not, individually or in the aggregate, (A) materially impair the continued use and operation of the assets of the Company and its Subsidiaries to which they relate in the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted or (B) in the case of Liens with respect to Parent and its Subsidiaries, do not, individually or in the aggregate, materially impair the continued use and operation of the assets of Parent and its Subsidiaries to which they relate in the conduct of the business of Parent and its Subsidiaries, taken as a whole, as currently conducted; (e) Liens in favor of customs and revenue authorities arising as a matter of Law and in the ordinary course of business to secure payment of customs duties in connection with the importation of goods; (f) Liens resulting from securities Laws on Securities of the Company or its Subsidiaries; (g) Liens incurred in connection with the Existing Credit Agreement; (h) Liens created by Parent, Merger Sub or any of their respective Affiliates; and (i) with respect to real property and improvements, zoning regulations, building codes and other land use regulations or environmental regulations, ordinances or legal requirements or similar laws imposed by any Governmental Authority (excluding liens imposed by applicable Environmental Laws related to the investigation or remediation of contaminated real property), to the extent not violated by the Company’s or any of its Subsidiaries’ current use of such real property (or in the case of Liens with respect to Parent or any of its Subsidiaries, to the extent not violated by Parent’s or any of its Subsidiaries’ current use of such real property); and (j) in connection with any real property leased to the Company, all title exceptions, defects, easements, restrictions and other matters encumbering landlord’s interest in such real property, whether or not of record, which do not, individually or in the aggregate, materially affect the continued use and operation of the applicable property in the conduct of the business of the Company and its Subsidiaries as currently conducted.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

“Personal Information” means any information that (a) identifies or can reasonably be used by the intended recipient to identify an individual, (b) is regulated by any Data Protection Law, or (c) is considered identifiable under the Company’s or any of its Subsidiaries’ privacy or security policies or procedures, or written agreements to which the Company or any of its Subsidiaries is a party.

“Proceedings” shall mean legal, civil, criminal, administrative, regulatory, arbitral, enforcement, civil penalty, alternative dispute resolution, debarment, seizure or other proceedings, litigation, suits, actions, charges, complaints, subpoenas, prosecutions, claims, audits, assessments, inquiries or investigations (other than internal inquiries or investigations).

“Registrations” shall mean authorizations, approvals, clearances, consents, licenses, permits, certificates, exemptions or registrations issued or otherwise made available by any Regulatory Authority or Governmental Authority (including 510(k) pre-market notification clearances, de novo classifications, pre-market approvals, investigational device exemptions, product recertifications, manufacturing approvals and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent) that are required for the research, investigation, development, production, manufacture, labeling, distribution, marketing, storage, shipping, transportation, export, import, use or sale of the products or services of the Company and any of its Subsidiaries.

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“Regulatory Authority” shall mean the FDA and any other Governmental Authority that regulates the research, investigation, development, production, marketing, distribution, storage, shipping, transport, advertising, labeling, promotion, sale, export, import, use, handling and control, safety, efficacy, reliability or manufacturing of medical devices, and any Notified Body.

“Release” shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials, including the movement of Hazardous Materials through or into the air, soil, surface water, groundwater or real property.

“Representative” shall mean, with respect to any Person, such Person’s Affiliates and its and their respective officers, directors, managers, partners, employees, accountants, counsel, financial advisors, consultants and other advisors, agents or representatives.

“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” shall mean any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, Switzerland or any European Union member state, (b) any Person located, organized or resident in a Sanctioned Country, or (c) any Person 50% or more owned or otherwise controlled by any such Person or Persons described in the foregoing clauses (a) and (b).

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government through OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or Switzerland.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security” shall mean, with respect to any Person, any series of common stock, preferred stock and any other equity interest or capital stock of such Person (including interests or rights of any kind convertible into or exchangeable or exercisable for any equity interest in any such series of common stock, preferred stock or any other equity interest or capital stock of such Person), however described and whether voting or non-voting.

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“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, including program files, data files, computer-related data, field and data definitions and relationships, data definition specifications, data models, program and system logic, interfaces, program modules, routines, sub-routines, algorithms, program architecture, design concepts, system designs, program structure, sequence and organization, screen displays and report layouts, (c) descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (d) all documentation including user manuals and other training documentation related to any of the foregoing, and any improvements, updates, upgrades or derivative works of any of the foregoing.

“Subsidiary” of a Person shall mean any other Person with respect to which the first Person (a) has the right to elect a majority of the board of directors or other Persons performing similar functions or (b) beneficially owns more than fifty percent (50%) of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation), in each case, directly or indirectly through one or more other Persons.

“Tax” or “Taxes” shall mean any foreign, federal, state, provincial or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, value added, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, escheat, unclaimed property (regardless of whether such escheat or unclaimed property is considered a Tax under applicable law), payroll, withholding (including under Section 409A of the Code), unemployment compensation, social security, retirement, environmental (including any Taxes imposed under Section 59A of the Code) or other tax of any nature; or any deficiency, interest or penalty imposed with respect to any of the foregoing (or for the failure to file a Tax Return or a complete and accurate Tax Return).

“Tax Returns” shall mean any return, report, information statement, declaration, claim for refund or other similar filing, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed with a Governmental Authority with respect to Taxes.

“Trade Secrets” shall mean all trade secrets (protectable as such in any applicable jurisdiction), know-how and confidential or other proprietary information relating to technical, engineering, manufacturing, processing, marketing, financial, or business matters, including new developments, inventions and discoveries (whether patentable or not and whether or not reduced to practice and all improvements thereto), invention disclosures, processes, blueprints, manufacturing, engineering and other drawings and manuals, recipes, research data and results, flowcharts, diagrams, schematics, chemical compositions, formulae, diaries, notebooks, lab journals, design and engineering specifications and similar materials recording or evidencing expertise or information, designs, methods of manufacture, processing techniques, data processing techniques, compilation of information, customer, vendor and supplier lists, pricing and cost information, and business and marketing plans and proposals, all related documents thereof, and all claims and rights related thereto.

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“Trademarks” shall mean any and all registered or unregistered trademarks, service marks, trade dress, trade names, corporate names, assumed financial business names, logos, slogans, Internet domain names, and any other source or business identifiers, and all applications, registrations and renewals in connection therewith throughout the world, and all goodwill associated with any of the foregoing.

“Treasury Regulations” shall mean regulations promulgated by the IRS under the Code.

“2014 Warrant” shall mean the warrant to purchase shares of Company Common Stock, dated as of August 12, 2014.

(b)          The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Agreement	Preamble
AKS	Section 3.24(h)
Alternative Acquisition Agreement	Section 5.5(a)
Anti-Corruption Laws	Section 3.21(a)
Antitrust Laws	Section 3.5(b)
Benefit Plan	Section 3.12(a)
Book-Entry Shares	Section 2.1(b)
Bylaws	Section 3.1(a)
Canceled Shares	Section 2.1(a)(iii)
Capitalization Date	Section 3.2(a)
Certificate of Incorporation	Section 3.1(a)
Certificate of Merger	Section 1.3
Certificates	Section 2.1(b)
Closing	Section 1.2
Closing Date	Section 1.2
COBRA	Section 3.12(g)
Common Stock Consideration	Section 2.1(a)(i)
Company	Preamble
Company 401(k) Plan	Section 5.10(d)
Company Adverse Recommendation Change	Section 5.5(c)
Company Board	Recitals
Company Leased Property	Section 3.17(b)
Company Material Contract	Section 3.15(a)
Company Option Grant Date	Section 3.2(b)
Company Permits	Section 3.10(a)
Company Preferred Stock	Section 3.2(a)
Company SEC Documents	Section 3.6(a)
Company Stockholder Approval	Section 3.4
Company Stockholders’ Meeting	Section 5.2(d)
Consent	Section 3.5(b)
Continuing Employee	Section 5.10(a)

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D&O Indemnified Parties	Section 5.6(a)
Data Protection Laws	Section 3.16(q)
Demand Registration Rights Agreements	Section 3.2(f)
DGCL	Recitals
Dissenting Shares	Section 2.6
Divestiture Action	Section 5.3(d)
Effective Time	Section 1.3
Enforceability Exceptions	Section 3.3(a)
ERISA	Section 3.12(a)
FDA	Section 3.23(a)
Federal Health Care Program	Section 3.24(b)
Federal Health Care Program Laws	Section 3.24(c)
HIPAA	Section 3.24(c)
Labor Agreement	Section 3.13(a)(ii)
Lease	Section 3.17(b)
Material Supplier	Section 3.19(c)
Merger	Recitals
Merger Sub	Preamble
Option Consideration	Section 2.4(a)
Parent	Preamble
Parent 401(k) Plan	Section 5.10(d)
Parent Material Adverse Effect	Section 4.1
Paying Agent	Section 2.2(a)
Payment Fund	Section 2.2(a)
Payoff Letter	Section 5.13
Preferred Stock Consideration	Section 2.1(a)(ii)
Preferred Stockholder Letter	Section 2.4(d)
Privacy Requirements	Section 3.16(q)
Proxy Statement	Section 3.11
Restrictive Business Arrangement	Section 3.15(a)(xi)
RSU Consideration	Section 2.4(b)
Series A Preferred Stock	Section 3.2(a)
Series A-1 Preferred Stock	Section 3.2(a)
Siemens Healthineers	Section 4.7
SSA	Section 3.24(b)
Surviving Corporation	Section 1.1
Termination Date	Section 7.1(b)(i)
Voting and Support Agreement	Recitals
WARN Act	Section 3.13(b)
Warrant Consideration	Section 2.3

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SIEMENS MEDICAL SOLUTIONS USA, INC.

By:	/s/ David Pacitti
Name: David Pacitti
Title: President

By:	/s/ Ann Custin
Name: Ann Custin
Title: Executive Vice President, Treasurer & CFO Americas

CORPUS MERGER, INC.

By:	/s/ David Pacitii
Name: David Pacitti
Title: President

By:	/s/ Ann Custin
Name: Ann Custin
Title: Vice President & Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

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CORINDUS VASCULAR ROBOTICS, INC.

By:	/s/ Mark J. Toland
	Name:	Mark J. Toland
	Title:	Chief Executive Officer and President

[Signature Page to Agreement and Plan of Merger]

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Exhibit A

FORM OF VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of August 7, 2019, is entered into by and between Siemens Medical Solutions USA, Inc., a Delaware corporation (“Parent”), and the undersigned entities listed on the signature pages hereto (each such entity, “Stockholder”) of Corindus Vascular Robotics, Inc., a Delaware corporation (the “Company”). Parent and each Stockholder are referred to individually as a “Party” and collectively as the “Parties.”

WITNESSETH

WHEREAS, concurrently with the execution of this Agreement, Parent, the Company, and Corpus Merger, Inc., a Delaware corporation and a direct or indirect wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, among other things, Merger Sub will merge with and into the Company (the “Merger”) with the Company continuing as the surviving entity and a wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, each Stockholder Beneficially Owns (as defined below) and owns of record the number of shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) set forth opposite such Stockholder’s name on Schedule I hereto (the “Existing Securities”); and

WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1.                   Definitions.

1.1.             Defined Terms. The following terms, as used in this Agreement, shall have the meanings specified in this Section 1.1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

1.1.1.        “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act (without giving effect to the limiting phrase “within sixty days” set forth in Rule 13d-3(d)(1)(i)); provided, that Parent shall not be deemed to be the Beneficial Owner of the Covered Company Securities by virtue of this Agreement. The terms “Beneficially Own,” “Beneficially Owned,” and “Beneficial Ownership” shall have a correlative meaning.

1.1.2.        “Covered Company Securities” means, with respect to each Stockholder, (a) such Stockholder’s Existing Securities and (b) any shares of Company Common Stock, Company Preferred Stock, or other voting capital stock of the Company and any Securities convertible into or exercisable or exchangeable for shares of Company Common Stock, Company Preferred Stock, or other voting capital stock of the Company, in each case that such Stockholder has Beneficial Ownership of on or after the date hereof; it being understood that if such Stockholder acquires Securities (or rights with respect thereto) described in clause (b) above (to the extent such Securities are not timely reported, or required to be reported, in a filing by such Stockholder with the SEC), such Stockholder shall promptly notify Parent in writing, indicating the number of such Securities so acquired.

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1.1.3.        “Permitted Transfer” means a Transfer of Covered Company Securities by each Stockholder (a) in connection with the exercise, conversion, vesting or settlement of Company Equity Awards or Company Preferred Stock (including the net settlement of such equity or sale of underlying shares of Company Common Stock in order to pay any exercise price and any tax withholding obligations in connection therewith), or (b) to any Affiliate of such Stockholder; provided, however, that in the case of the foregoing clause (b), any such Transfer shall only be a Permitted Transfer if and to the extent that the transferee of such Covered Company Securities evidences in a writing in form and substance reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as the transferring Stockholder, and upon such transfer to be deemed a Stockholder hereunder.

1.1.4.        “Transfer” means any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), or entry into any contract, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or other Securities or interest (including voting interest) in any capital stock or other Securities (including any Covered Company Securities) (it being understood that no Transfer shall be deemed to be made by Stockholder solely as a result of transfers of limited partnership (or similar) interests in such Stockholder or any Person owning such Stockholder).

2.                   Voting Agreement.

2.1.             Agreement to Vote.

2.1.1.        Each Stockholder hereby irrevocably and unconditionally agrees that, during the term of this Agreement, at the Company Stockholders’ Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company (the date of the taking of any such action being an applicable “Determination Date”), such Stockholder shall, in each case to the extent that the Covered Company Securities are entitled to vote thereon or consent thereto: (a) appear at each such meeting or otherwise cause all of such Stockholder’s Covered Company Securities to be counted as present thereat for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of such Stockholder’s Covered Company Securities:

2.1.1.1.              in favor of the adoption of the Merger Agreement and approval of the Merger and the transactions contemplated thereby;

2.1.1.2.              in favor of any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the adoption of the Merger, the Merger Agreement, and the transactions contemplated thereby;

2.1.1.3.              against any Company Acquisition Proposal; and

2.1.1.4.              against any other action, agreement or transaction that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or the other transactions contemplated by the Merger Agreement (including the consummation in each case thereof) or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Stockholder of its obligations under this Agreement.

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2.1.1.5.              Each Stockholder is entering into this Agreement solely in its capacity as the owner of such Stockholder’s shares of Company Common Stock. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a designee of a Stockholder who is a director of the Company from acting in such capacity or fulfilling the obligations of such office, including by acting or voting in his capacity as a director of the Company. For the avoidance of doubt, any such designee is a Non-Recourse Party.

2.1.2.        Any vote required to be cast or consent required to be executed pursuant to Section 2.1.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent. Nothing contained in this Agreement shall require a Stockholder (or shall entitle any proxy of a Stockholder) to convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying shares of Company Common Stock.

2.2.             No Inconsistent Agreements. Each Stockholder represents, covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, nor shall it enter into at any time while this Agreement remains in effect, any voting agreement, voting trust or similar arrangement or understanding with respect to any Covered Company Securities, and (b) has not granted, nor shall it grant at any time while this Agreement remains in effect, a proxy (except in accordance with Section 2.1.1 hereof), consent or power of attorney with respect to any Covered Company Securities.

3.                   Other Covenants.

3.1.             Restrictions on Transfers. Each Stockholder hereby agrees that, during the Voting Period, (a) such Stockholder shall not, directly or indirectly, Transfer or consent to a Transfer of any Covered Company Securities or any Beneficial Ownership interest or any other interest therein unless such Transfer is a Permitted Transfer and (b) any Transfer in violation of this provision shall be void.

3.2.             Waiver of Appraisal Rights; Litigation. Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, assert or perfect (or attempt to exercise, assert or perfect), any rights of appraisal or rights to dissent from the Merger that it may at any time have under applicable Law. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or Representatives (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement or (c) otherwise relating to the Merger Agreement, this Agreement or the Merger or other transactions contemplated by the Merger Agreement or this Agreement; provided, however, that the foregoing shall not restrict such Stockholder from enforcing any of his, her or its rights under the Merger Agreement or this Agreement.

3.3.             Stock Dividends, Distributions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms “Existing Securities” and “Covered Company Securities” shall be deemed to refer to and include all such stock dividends and distributions and any Securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.                   Representations and Warranties.

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4.1.             Representations and Warranties of Each Stockholder. Each Stockholder hereby represents and warrants to Parent as follows:

4.1.1.        Organization. Such Stockholder is duly organized and validly existing under the Laws of the jurisdiction of its incorporation, formation or organization, as applicable.

4.1.2.        Authority; Execution and Delivery; Enforceability. Such Stockholder has all necessary corporate or other entity power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by such Stockholder of this Agreement and the compliance by such Stockholder with each of its obligations herein have been duly and validly authorized by all necessary corporate or other entity action on the part of such Stockholder. Such Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent of this Agreement, this Agreement constitutes such Stockholder’s legal, valid and binding obligation, enforceable against such Stockholder in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions.

4.1.3.        Ownership of Shares. As of the date hereof, except as described in Schedule I hereto, such Stockholder is the sole Beneficial Owner of the Existing Securities set forth opposite such Stockholder’s name on Schedule I hereto, free and clear of any Liens and free of any limitation or restriction on the right to vote, sell, transfer, convert, exercise or otherwise dispose of such Existing Securities (other than (a) this Agreement, (b) any limitations or restrictions imposed under applicable Laws, or (c) pursuant to the terms of any Company Equity Awards or any employee benefit plan of the Company), and such Existing Securities constitute all of the shares of Company Common Stock or other Securities of the Company Beneficially Owned or owned of record by such Stockholder. Except as set forth on Schedule I hereto, such Stockholder has and will have at all times through the Voting Period (except to the extent such Existing Securities are transferred after the date hereof pursuant to a Permitted Transfer) sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 2.1 hereof, sole power to convert or exercise and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Securities.

4.1.4.        No Conflicts. Neither the execution and delivery of this Agreement by such Stockholder nor compliance by such Stockholder with any of the terms or provisions hereof will (a) violate any provision of the certificate of incorporation, bylaws, or other organizational or governing documents of such Stockholder, (b) in any material respect, conflict with or violate any Law applicable to such Stockholder or by which such Stockholder’s properties or assets are bound or affected, (c) violate, conflict with, result in any breach of any provision of, or result in the loss of any benefit under, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation under, or require the consent of, notice to, or filing with any third party pursuant to any terms or provisions of any material Contract to which such Stockholder is a party or by which any property or asset of such Stockholder is bound or affected, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of such Stockholder (including any Company Covered Securities), except, in the case of the foregoing clauses (b) and (c), for such violations as, individually or in the aggregate, would not reasonably be expected to impair such Stockholder’s ability to perform its obligations under this Agreement on a timely basis.

4.1.5.        Consents and Approvals. The execution, delivery and performance by such Stockholder of this Agreement does not and will not require any Consent of, or filing with, any Governmental Authority (excluding filings with the SEC under applicable securities Law and applicable Antitrust Law).

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4.1.6.        Legal Proceedings. As of the date of this Agreement, there are no Proceedings pending or, to the knowledge of such Stockholder, threatened against such Stockholder or any of such Stockholder’s assets or properties that would reasonably be expected to impair such Stockholder’s ability to perform such Stockholder’s obligations under this Agreement on a timely basis. No Stockholder nor any of such Stockholder’s properties or assets is or are subject to any Order that would reasonably be expected to impair such Stockholder’s ability to perform its obligations under this Agreement on a timely basis.

4.1.7.        No Other Representations. Such Stockholder acknowledges and agrees that other than the representations expressly set forth in this Agreement, Parent has not made and is not making any representations or warranties to such Stockholder, including with respect to Parent, the Merger Agreement or any other matter. Such Stockholder hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

4.2.             Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:

4.2.1.        Organization. Parent is duly organized and validly existing under the Laws of the jurisdiction of its incorporation.

4.2.2.        Authority; Execution and Delivery; Enforceability. Parent has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by Parent of this Agreement and the compliance by Parent with each of its obligations herein have been duly and validly authorized by all necessary corporate action on the part of Parent. Parent has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by each Stockholder of this Agreement, this Agreement constitutes Parent’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions.

4.2.3.        No Conflicts. Neither the execution and delivery of this Agreement by Parent nor compliance by Parent with any of the terms or provisions hereof will (a) violate any provision of the organizational documents of Parent, (b) in any material respect, conflict with or violate any Law applicable to Parent or by which any of Parent’s properties or assets are bound or affected, (c) violate, conflict with or result in any breach of any provision of, or result in the loss of any benefit under, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation under, or require the consent of, notice to or filing with any third party pursuant to any of the terms or provisions of any material Contract to which Parent is a party or by which any property or asset of Parent is bound or affected, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of Parent, except, in the case of the foregoing clauses (b) and (c), for such violations as, individually or in the aggregate, would not reasonably be expected to impair Parent’s ability to perform its obligations under this Agreement on a timely basis.

4.2.4.        No Other Representations. Parent acknowledges and agrees that other than the representations expressly set forth in this Agreement, each Stockholder has not made and is not making any representations or warranties to Parent, including with respect to the Company, such Stockholder’s ownership of Company Common Stock, the Merger Agreement or any other matter. Parent hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

5.                   Termination.

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5.1.             Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of this Agreement by the mutual written consent of Parent and each Stockholder; (b) the termination of the Merger Agreement in accordance with its terms prior to the Effective Time; (c) the date on which the Company Board makes a Company Adverse Recommendation Change subject to the applicable terms and conditions of the Merger Agreement; (d) the Effective Time; (e) the Outside Date (as defined in the Merger Agreement in effect on the date hereof); and (f) any amendment, supplement, waiver or other modification, of any provision of the Merger Agreement without the prior written consent of each Stockholder that (i) decreases the amount or changes the form of the applicable Merger Consideration, (ii) imposes any additional restrictions on or additional conditions on the payment of the applicable Merger Consideration to stockholders of the Company, (iii) imposes any additional restrictions or obligations on the Stockholder, or (iv) otherwise adversely effects a Stockholder in any material respect.

5.2.             Effect of Termination. In the event of the termination of this Agreement in accordance with Section 5.1, this Agreement shall forthwith become void and have no effect, and there shall not be any liability or obligation on the part of any Party hereto, other than this Section 5.2 and Article VI, which provisions shall survive such termination.

6.                   Miscellaneous.

6.1.             No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Securities. All rights, ownership and economic benefits of and relating to the Covered Company Securities shall remain vested in and belong to each Stockholder, and Parent shall have no authority to direct such Stockholder in the voting or disposition of any of the Covered Company Securities, except as otherwise provided herein.

6.2.             Further Assurances. Each of the Parties agrees that, upon the reasonable request of the other Party, it shall use reasonable best efforts to take, or cause to be taken, such further actions as may be reasonably necessary, proper or advisable to comply with its obligations hereunder, including by executing and delivering additional documents.

6.3.             Amendment and Modification; Waiver. This Agreement may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of each of the Parties hereto. Any agreement on the part of a Party to any waiver of any obligation of the other Parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

6.4.             Notices. All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered or sent by confirmed telecopy (with hard copy to follow); (b) one (1) Business Day after being sent by reputable overnight express courier (charges prepaid); or (c) five (5) Business Days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, such notices shall be sent to the addresses indicated below:

if to Parent, to:

Siemens Medical Solutions USA, Inc.
40 Liberty Blvd.

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Malvern, PA 19355
Attention: General Counsel
Email: kevin.royer@siemens-healthineers.com

with a copy (which shall not constitute notice) to:

Blank Rome LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Gary Goldenberg; Alan Lieblich; Shaun Snitman

Email: goldenberg@blankrome.com; lieblich@blankrome.com; ssnitman@blankrome.com if to a Stockholder, to the address set forth under such Stockholder’s name on the signature page hereof.

6.5.             Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

6.6.             Entire Agreement; Third Party Beneficiaries. This Agreement (including the Schedules hereto and, to the extent referred to in this Agreement, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof and (b) is not intended to and shall not confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties hereto and their respective permitted successors and assigns.

6.7.             Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the intent of this Agreement and the transactions contemplated hereby be fulfilled as originally contemplated to the fullest extent possible.

6.8.             Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns.

6.9.             Headings; Interpretation. In this Agreement, unless expressly stated otherwise, (a) the singular includes the plural and vice versa; (b) reference to any Person includes such Person's legally permitted successors and assigns; (c) reference to any agreement, document or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with its terms; (d) reference to any Law means that Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment of such Law; (e) the terms “hereunder,” “hereof,” “hereto,” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other provision of this Agreement; (f) the term “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (g) the term “or” is used in the inclusive sense of “and/or”; (h) the term “any” means “any and all”; (i) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (j) a reference to a document, instrument or agreement also refers to all addenda, exhibits or schedules thereto; (k) references in any Section to any clause are references to such clause of such Section; (l) references to “dollars” or “$” refers to United States dollars; and (m) references in this Agreement to any Article, Section or Schedule are references to such Article, Section or Schedule of this Agreement. This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party as having been drafted by it will not apply to any construction or interpretation of this Agreement. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

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6.10.          Governing Law. This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent or each Stockholder in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

6.11.         Specific Performance. The Parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party hereto does not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties hereto acknowledge and agree that, prior to any termination of this Agreement in accordance with Section 5, in the event of any breach or threatened breach by Parent, on the one hand, or any Stockholder, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Parent, on the one hand, and such Stockholder, on the other hand, shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

6.12.         Consent to Jurisdiction.

6.12.1.    Each of the Parties hereto, with respect to any legal claim or Proceeding arising out of this Agreement or the transactions contemplated by this Agreement, (a) expressly and irrevocably submits, for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of the Delaware Court of Chancery and any appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (c) agrees that it will not bring any claim or Proceeding relating to this Agreement or the transactions contemplated by this Agreement except in such courts, and (d) irrevocably waives, to the fullest extent it may legally and effectively do so, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any objection which it may now or hereafter have to the laying of venue of any claim or Proceeding arising out of or relating to this Agreement. Notwithstanding the foregoing, Parent and each Stockholder agrees that a final and nonappealable judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

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6.12.2.    Each Party hereto irrevocably consents to the service of process in any claim or Proceeding with respect to this Agreement and the transactions contemplated by this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other Party hereto may be made by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 6.4, and such service of process shall be sufficient to confer personal jurisdiction over such party in such claim or Proceeding and shall otherwise constitute effective and binding service in every respect.

6.13.          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) BETWEEN ANY OF THEM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT THEREOF.

6.14.          Capacity as a Stockholder. Each Stockholder makes its agreements and understandings herein solely in its capacity as record holder and Beneficial Owner of the Covered Company Securities and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by such Stockholder or any Representative of such Stockholder solely in his or her capacity as a director or officer of the Company.

6.15.          Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses, whether or not the Merger or the transactions contemplated by the Merger Agreement are consummated.

6.16.          No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the Persons that are expressly identified as Parties hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any Party hereto or any former, current or future stockholder, controlling person director officer, employee, general or limited partner, member manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any Party against the other Parties hereto, in no event shall any Party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. Notwithstanding the foregoing, this Section 6.16 shall in no way be deemed to limit (a) the liability or obligations of any Party to the extent that such Party is required to cause it Subsidiaries or controlled Affiliates, or to use reasonable best efforts to cause its Representatives, to take any action or refrain from taking any action pursuant to this Agreement or (b) any remedy or rights available to Parent under the Merger Agreement.

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IN WITNESS WHEREOF, Parent and each Stockholder have duly executed this Agreement, all as of the date first written above.

SIEMENS MEDICAL SOLUTIONS USA, INC.

By:
Name:
Title:

By:
Name:
Title:

STOCKHOLDER:

By:
Name:

Address of Stockholder:

[Signature Page to Voting and Support Agreement]

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FORM OF SCHEDULE I TO VOTING AND SUPPORT AGREEMENT

Stockholder	Shares of Company Common Stock Beneficially Owned

[Schedule I to Voting and Support Agreement]

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Exhibit B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

[SURVIVING CORPORATION]

FIRST:       The name of the corporation is ________________ (the “Corporation”).

Siemens Aktiengesellschaft with registered offices in Berlin and Munich (“Siemens AG”) has granted the Corporation permission to use the “Siemens” name in its company name. Siemens AG, its legal successors or authorized representatives may revoke this permission at any time and for any reason or no reason by notifying the Corporation in writing. The permission shall expire without need of revocation immediately as soon as Siemens AG ceases to hold, directly or indirectly, more than fifty (50) percent of the issued and authorized share capital and voting rights and does not exercise control over the Corporation. Siemens AG shall be deemed to have an indirect holding of more than fifty (50) percent if more than fifty (50) percent of the shareholders' interests and the voting rights are held at each separate holding level. If the permission is revoked or expires, the Corporation and its members shall arrange for the name of the Corporation to be changed within a period of ninety (90) days following such revocation or expiration. The new name of the Corporation may contain neither the “Siemens” name nor a title that could be confused therewith or is otherwise similar thereto nor any reference to a purported link with the Siemens group or its organization. Neither the Corporation nor its stockholders shall have any entitlement to compensation in the event of the permission being revoked or expiring.

SECOND:       The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

FOURTH:       The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.0001 per share.

FIFTH:       Election of directors need not be by written ballot, unless the Amended and Restated Bylaws (“Bylaws”) of the Corporation shall so provide.

SIXTH:        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the Bylaws as set forth in the Bylaws, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw made by the Board of Directors of the Corporation.

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EIGHTH: No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article EIGHTH shall apply to or have any adverse effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Notwithstanding the foregoing, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Notwithstanding the foregoing, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty owed to the Corporation or its stockholders occurring at or prior to the effective time (the “Effective Time”) of the merger of Corpus Merger, Inc., a Delaware corporation (“Merger Sub”), with and into the Corporation (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of August 7, 2019, by and among Siemens Medical Solutions USA, Inc., Merger Sub and Corindus Vascular Robotics, Inc. (“Target”).

NINTH: For a period of six (6) years from the Effective Time, the exculpation, indemnification and advancement of expenses provisions of the Certificate of Incorporation and Bylaws of Target as in effect immediately prior to the Effective Time shall survive and continue to be in full force and effect solely with respect to acts or omissions of each of the directors and officers of Target occurring at or prior to the Effective Time.

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Exhibit C

AMENDED AND RESTATED BYLAWS

OF

[SURVIVING CORPORATION]

ARTICLE I

Offices

Section 1.01 Registered Office. The registered office of the Corporation shall be established and maintained at the office of The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, and said corporation shall be the Registered Agent of this Corporation in charge thereof.

Section 1.02 Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 2.01 Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of stockholders shall be held for the election of directors and for such other business as may be stated in the notice of the meeting. Such meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors, and they may transact such other corporate business as shall be stated in the notice of the meeting.

Section 2.02 Special Meetings. Meetings of stockholders for any purpose or purposes may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting. Special meetings of the stockholders may be called by the Chairman, the Senior Officer (as hereinafter defined) or the Secretary, or by resolution of the directors.

Section 2.03 Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven months from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by written ballot. All elections for directors and all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

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A complete list of the stockholders entitled to vote at any meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting at the principal business office of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.04 Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, ·a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.05 Notice of Meetings. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his or her address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

Section 2.06 Action Without Meeting. Except as otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of statute, the Certificate of Incorporation, or these Bylaws, the meeting and vote of stockholders may be dispensed with, if a consent in writing, setting forth the action taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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ARTICLE III

Directors

Section 3.01 Number and Term. The number of directors which shall constitute the entire Board of Directors of this Corporation shall be not less than two; the exact number shall be determined by resolution of the directors or the stockholders. Unless directors are elected by written consent in lieu of an annual meeting, the Board of Directors shall be elected at each annual meeting of the stockholders. Each director shall hold office until his or her successor shall be elected and shall qualify or until such director’s earlier resignation or removal. Directors need not be stockholders.

Section 3.02 Resignations. Any director or member of a committee may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman, the Senior Officer or by the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 3.03 Vacancies. If the office of any director or member of a committee becomes vacant, for any reason, the remaining directors in office, though less than a quorum, by a majority vote, or the sole remaining director, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until such director’s successor shall be elected and shall qualify or until such director’s earlier resignation or removal.

Section 3.04 Removal. Any director may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose, and the vacancies thus created may be filled at such meeting by the affirmative vote of a majority in interest of the stockholders entitled to vote.

Section 3.05 Increase of Number. The number of directors may be increased by the affirmative vote of a majority of the directors at any duly constituted Board Meeting or by the affirmative vote of a majority in interest of the stockholders at the Annual Meeting of Stockholders or at a Special Meeting of Stockholders called for that purpose, and by like vote the additional directors may be elected at such meetings to hold office until the election and qualification of their successors or until their earlier resignation or removal.

Section 3.06 Powers. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, the Certificate of Incorporation, or these Bylaws conferred upon or reserved to the stockholders.

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Section 3.07 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution designating such committee, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.08 Meetings. Unless directors were elected by written consent in lieu of an annual meeting, the newly elected directors shall hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors. This meeting (or Board action by consent in lieu of a meeting) shall be called the Annual Meeting of the Board. At each annual meeting, the Board shall elect a slate of officers, Board Committees, if any, and they may transact such other corporate business as shall be stated in the notice of the meeting. Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the Board of Directors. Special Meetings of the Board of Directors may be called by the Chairman, the Senior Officer, or the Secretary, or on the written request of any two directors on at least two days’ notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

Section 3.09 Quorum and Manner of Action. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. Action by the Board shall be effective when taken by majority vote of those present at a meeting at which a quorum is present, unless otherwise required by law, by the Certificate of Incorporation, or by these Bylaws.

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Section 3.10 Compensation. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 3.11 Attendance at Meetings by Electronic Means. Members of the Board of Directors or any committee thereof may participate in any regular or special meeting of the Board or such committee by means of conference telephone, videoconferencing or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by a director by such electronic means shall constitute presence in person at any such meeting of the Board or committee.

Section 3.12 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors, or such committee.

ARTICLE IV

Officers

Section 4.01 Officers. The officers of the Corporation shall include the following: (a) one or more of the following positions: (1) a Chairman, (2) a Chief Executive Officer and (3) a President, (b) a Treasurer and/or a Chief Financial Officer, and (c) a Secretary, each of whom shall be elected by the Board of Directors and who shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal. In addition, the Board of Directors may elect one or more Vice Presidents, a Controller, and such Assistant Secretaries, Assistant Treasurers and Assistant Controllers as they may deem proper. None of the officers of the Corporation other than the Chairman need be directors. More than one office may be held by the same person, except the offices of (i) Chief Executive Officer and/or President and (ii) Secretary.

Section 4.02 Resignation, Removal. Any officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman, the Senior Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective. Any officer may be removed, for or without cause, at any time, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office shall be filled for the unexpired portion of the term by the Board of Directors unless otherwise determined by the Board of Directors.

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Section 4.03 Chairman of the Board. The Chairman of the Board (the “Chairman”), if one shall be elected, shall preside, when present, at any meeting of (i) the Board of Directors or (ii) the stockholders. The Chairman shall act in a general advisory capacity to the Senior Officer, and, in the absence or disability of such Senior Officer, he or she may take upon the exercise of all of the powers and responsibilities of that officer. The Chairman shall have such further powers and duties as may be conferred upon him or her by the Board of Directors or contemplated by the Section of these Bylaws entitled “Vice Presidents”.

Section 4.04 Chief Executive Officer. The Chief Executive Officer, if one shall be elected, shall be the senior officer of the Corporation (“Senior Officer”) and shall, under the direction of the Board of Directors, have responsibility for the general direction of the business, policies and affairs of the Corporation. Without limiting the generality of the foregoing, the Chief Executive Officer shall, in the absence or disability of the Chairman of the Board, or if one shall not have been elected, preside at all meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. In addition, subject to the Joint Representation requirement set forth in Section 4.15 of these Bylaws, the Chief Executive Officer shall have the power to sign all contracts, powers of attorney and other instruments on behalf of the Corporation and to execute bonds, mortgages and other contracts of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer or officers of the Corporation.

Section 4.05 President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman or the Chief Executive Officer, the President, if one shall be elected (and in the absence of a Chief Executive Officer in office), shall be the Senior Officer and shall, subject to the control of the Board of Directors, have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the absence or disability of the Chief Executive Officer, or if one shall not have been elected, the President shall perform all the duties of the Chief Executive Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. In addition, subject to the Joint Representation requirement set forth in Section 4.15 of these Bylaws, the President shall have the power to sign all contracts, powers of attorney and other instruments on behalf of the Corporation and to execute bonds, mortgages and other contracts, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer or officers of the Corporation.

Section 4.06 Chief Financial Officer. The Chief Financial Officer, if one shall be elected, shall have overall supervision of the financial operations of the Corporation subject to the control of the Board of Directors. The Chief Financial Officer shall have such other general powers and duties usually vested in the office of chief financial officer of a corporation and shall have such additional or modified powers and duties as may be prescribed by the Board of Directors or these Bylaws.

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Section 4.07 Vice Presidents. Each Vice President (of any rank, e.g., Executive Vice President, Senior Vice President, Vice President, etc.), if any shall be elected or appointed, shall have such powers and responsibilities as may from time to time be prescribed in writing by the Board of Directors or by the Senior Officer. In the absence or disability of the Senior Officer and provided that the Chairman has not taken upon himself or herself the powers and responsibilities as interim Senior Officer (pursuant to Section 4.03 of these Bylaws), the duties of the Senior Officer shall be performed by, and his or her powers may be exercised by, such Vice President as shall be designated in writing by such Senior Officer or, failing such designation, the Chairman, if any, may appoint either himself or herself or another officer of the Corporation as the interim Senior Officer to exercise all powers and responsibilities of such position; subject in any case to review and superseding action by the Board of Directors.

Section 4.08 Secretary. The Secretary shall attend all meetings of the Board of Directors and the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board of Directors. The Secretary shall attend to the giving of notice of all meetings of the stockholders and special meetings of the Board of Directors and committees thereof. The Secretary shall have custody of the corporate seal, if one exists, and shall have authority to affix the same to any instrument and, when so affixed, it shall be attested by his or her signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable, and shall have authority to execute certificates with respect to the contents thereof. The Secretary shall have authority to sign stock certificates, and shall generally perform all the duties appertaining to the office of secretary of a corporation. In addition, any Assistant Secretary may perform the duties of the Secretary.

Section 4.09 Treasurer. The Treasurer, if one shall be elected, shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any other officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall, from time to time, direct or approve. The Treasurer shall keep a full and accurate account of all moneys received and paid on account of the Corporation, and shall render a statement of his accounts whenever the Board of Directors shall require. The Treasurer shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation, and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board of Directors, the Treasurer shall give bonds for the faithful, discharge of his or her duties in such sums and with such sureties as the Board of Directors shall approve. In addition, any Assistant Treasurer may perform the duties of the Treasurer.

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Section 4.10 Controller. The Controller, if one shall be elected, shall be the chief accounting officer of the Corporation, and shall have active control of and shall be responsible for all matters pertaining to the accounts of the Corporation and its subsidiaries. The Controller shall supervise the auditing of all payrolls and vouchers of the Corporation and its subsidiaries and shall direct the manner of certifying the same; the Controller shall supervise the manner of keeping all vouchers for payments by the Corporation and its subsidiaries and all other documents relating to such payments; the Controller shall receive, audit and consolidate all operating and financial statements of the Corporation, its various departments, divisions and subsidiaries; the Controller shall supervise the books of account of the Corporation and its subsidiaries, their arrangement and classification; and the Controller shall supervise the accounting and auditing practices of the Corporation and its subsidiaries. In addition, any Assistant Controller may perform the duties of the Controller.

Section 4.11 Assistant Secretaries, Assistant Treasurers, and Assistant Controllers. Assistant Secretaries, Assistant Treasurers, and Assistant Controllers, if any shall be elected, shall have such powers and responsibilities as shall be prescribed by the Board of Directors, and to the extent not inconsistent with the foregoing, by the officer of the Corporation to which such person reports (e.g., by the Treasurer with respect to an Assistant Treasurer).

Section 4.12 Other Officers and Agents. The Board of Directors may elect such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and responsibilities as shall be prescribed in writing from time to time by the Board of Directors and, to the extent not inconsistent with the foregoing, by the Senior Officer.

Section 4.13 Appointment of Officers. Notwithstanding anything contained in these Bylaws to the contrary, the Senior Officer shall have the authority to unilaterally appoint any person to hold any office contemplated by Article IV of these Bylaws, other than the offices of Chairman, Chief Executive Officer, President, Chief Financial Officer or Secretary. All such appointed officers shall have such powers and responsibilities applicable to such positions described in these Bylaws. If no Controller has been elected by the Board of Directors, such Senior Officer may also appoint the Controller.

Section 4.14 Governance Framework. By virtue of its place in the Siemens Healthineers AG group of affiliated companies (collectively, “Siemens Healthineers”), the Corporation has a fundamental interest in assuring well-functioning cooperation within Siemens. From time to time, as a prerequisite of such cooperation, Siemens Healthineers AG and certain of its authorized affiliates may take actions to promulgate certain policies, procedures, guidelines, circulars, reporting obligations and other matters (collectively, “Internal Regulations”) that should be implemented and applied within Siemens Healthineers to the fullest possible extent. Therefore, the Senior Officer - insofar as the Corporation has a Senior Officer or, in his or her absence or disability, the other person, if any, who shall be the Senior Officer, or perform his or her duties, each pursuant to these Bylaws, otherwise each of the President (the “President”) and the Chief Financial Officer (or the Treasurer if no CFO) (the “Treasurer”, together (“Executive Management”) of the Corporation is hereby entrusted with the responsibility to:

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(1)       keep up to date on all Internal Regulations and implement them to the extent possible under applicable law;

(2)       inform the unit centrally responsible for the implementation of the Internal Regulations (“Responsible Unit”) without undue delay about the implementation. (To the extent an implementation is not possible, the Responsible Unit has to be informed without undue delay with a proposal to implement a solution that reflects the intentions of the Internal Regulation as far as possible.);

(3)       annul (or cause to be annulled) existing regulations which conflict with Internal Regulations;

(4)       take (or cause to be taken) all required actions to safeguard compliance and periodic controls after implementation of Internal Regulations;

(5)       inform (or cause to be informed) the Responsible Unit without undue delay to the extent compliance with implemented Internal Regulations is no longer possible due to applicable law with a proposal to implement a solution that reflects the intentions of the Internal Regulation as far as possible;

(6)       appropriately document the process under (1) to (5) of information, control and implementation;

(7)       enforce the rules under (1) to (6) in Siemens Healthineers Group companies in which the Company has the majority of the votes by way of obliging all members of the respective executive management to comply with the rules under (1) to (6).

Section 4.15 Joint Representation/Authorized Signatories.

All contracts, powers of attorney, bonds, mortgages and other significant documents and instruments to be entered into or filed on behalf of the Corporation with a third party or governmental entity shall be subject to a joint representation (i.e., two-signatures) requirement as set forth herein. However, in the event only one officer has been appointed by the Board of Directors of the Corporation (or only one such officer is holding office at any such time), such officer shall be the Corporation’s sole necessary signatory for this joint representation requirement. The joint representation requirement shall be satisfied by the signature of two individuals in accordance with the signature delegation of authority guidelines (sometimes called “DoA”) of the Corporation. This joint representation requirement shall not supersede, and shall otherwise conform with, any other requirements applicable to the Corporation pursuant to the Certification of Incorporation, these Bylaws, any limitations of authority or other limitations or restrictions imposed by the Board of Directors from time to time, any applicable Siemens Healthineers Internal Regulations and any other internal policies or procedures applicable to the Corporation.

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ARTICLE V

Miscellaneous

Section 5.01 Certificates of Stock. The shares of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors and shall be signed by the President or a Vice President and the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer continued to hold such office at the date of issue.

Section 5.02 Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in such city or cities ·as the Board of Directors may deem advisable, from time to time, to act as Transfer Agents and Registrars of the shares of stock of the Corporation; and upon such appointments being made, no certificate representing shares of stock shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

Section 5.03 Lost Certificates. In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, or any officer or officers duly authorized by the Board of Directors or these Bylaws, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

Section 5.04 Transfer of Shares. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require, and new certificates shall thereupon be issued.

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Section 5.05 Stockholders Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.06 Dividends. Subject to the provisions of law and of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

Section 5.07 Fiscal Year. The fiscal year of the Corporation shall end on September 30th of each year.

Section 5.08 Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5.9 Notice and Waiver of Notice. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Notice to directors may also be given by electronic transmission. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

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Whenever any notice is required to be given under the provisions of any law, of the Certificate of Incorporation of the Corporation, or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VI

Indemnification

Section 6.01 Limitation on Liability. The liability of a director of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director shall be limited or eliminated to the fullest extent permitted by applicable law. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Section 6.02 Third Party Actions. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses ( including attorney’s fees), judgments, fines and amounts· paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

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Section 6.03 Actions by or in the Right of the Corporation. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 6.04 Successful Defense; Payment of Expenses. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the Sections of these Bylaws entitled “Third Party Actions” or “Actions by or in the Right of the Corporation”, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 6.05 Determination of Conduct. Any indemnification under the Sections of these Bylaws entitled “Third Party Actions” or “Actions by or in the Right of the Corporation” (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer or employee is proper in the circumstances because the person has met the applicable standard of conduct set forth in such Sections. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 6.06 Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

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Section 6.07 Indemnity Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

Section 6.08 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article VI.

Section 6.09 Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

Use of Name

Section 7.01 Siemens Name. Siemens Aktiengesellschaft (“Siemens AG”), the majority shareholder of Siemens Healthineers Aktiengesellschaft, which is the indirect parent of the Corporation, has granted the Corporation permission to use the “Siemens” name within the Corporation’s name. Upon written notice to the Corporation, Siemens AG and its legal successor or authorized agents may revoke such permission at any time and for any reason or no reason. In addition, the Corporation’s right to use the name “Siemens” within its name shall immediately terminate without need for Siemens AG to provide written notice in the event that Siemens AG ceases to hold (directly or indirectly) more than fifty (50) percent of the issued and outstanding share capital and voting rights of the Corporation. For purposes of the preceding sentence, Siemens AG shall be deemed to hold an indirect holding of more than fifty (50) percent if more than fifty (50) percent of the outstanding shares and voting rights are held at each separate holding level between Siemens AG and the Corporation (including by one or more Siemens entities).

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Section 7.02 If Permission to Use Name Is Revoked or Terminated. If the permission is revoked or otherwise terminated, the Corporation and the shareholders shall take all appropriate actions to cause the name of the Corporation to be changed within a period of ninety (90) days following such revocation or termination. No successor name of the Corporation may contain either the “Siemens” name or a title that could be confused therewith or that is otherwise similar thereto or any reference suggesting that the Corporation is associated with the Siemens group or its organization.

Section 7.03 No Compensation. Neither the Corporation nor any of its shareholders shall be entitled to any compensation in the event that the Corporation’s right to use the “Siemens” name is revoked or terminated.

ARTICLE VIII

Amendments

These Bylaws may be altered or repealed, and Bylaws may be made, (1) at any meeting of the stockholders by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat (or pursuant to an action taken pursuant to the Section of these Bylaws entitled “Action Without Meeting”), or (2) by the affirmative vote of a majority of the Board of Directors at any meeting of the Board of Directors; provided, however, that the Section of these Bylaws entitled (“Governance Framework”) may only be altered or repealed pursuant to subsection (1) of this Article VIII.

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Exhibit D

FORM OF PREFERRED STOCKHOLDER LETTER

[LETTERHEAD OF CORINDUS VASCULAR ROBOTICS, INC.]

[DATE]

SENT VIA: [METHOD OF DELIVERY]

[PREFERRED STOCKHOLDER NAME] [PREFERRED STOCKHOLDER ADDRESS]

RE: Disposition of Company Preferred Stock and 2018 Warrants pursuant to Merger Agreement

Dear [PREFERRED STOCKHOLDER NAME]:

This letter confirms your agreement with Corindus Vascular Robotics, Inc., a Delaware corporation (the “Company”), related to the disposition of Company Preferred Stock (as defined in the Merger Agreement) and 2018 Warrants (as defined below) in connection with the Agreement and Plan of Merger (the “Merger Agreement”) dated as of August 7, 2019 by and among the Company, Siemens Medical Solutions USA, Inc., a Delaware corporation (“Parent”), and Corpus Merger, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions thereof, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned Subsidiary of Parent. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

You are the sole record owner and Beneficial Owner (as defined below) of (a) shares of Series A Preferred Stock, (b) shares of Series A-1 Preferred Stock, or (c) warrants to purchase shares of the common stock of the Company, par value $0.0001 per share, dated March 16, 2018 (“2018 Warrants”), all of which ownership is as set forth on the table below. For the purposes of this agreement, “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act, without giving effect to the limiting phrase “within sixty days” set forth in Rule 13d-3(d)(1)(i).

You agree that (i) the Company Certificate of Designation provides that, in the Merger, all the holders of the Company Preferred Stock shall have only the right to receive the Preferred Stock Consideration (that is cash without interest) pursuant to Section 7(a) of the Company Certificate of Designation (and that, notwithstanding Section 7(f) of the Company Certificate of Designation, Section 8 of the Company Certificate of Designation shall not apply to the Merger), (ii) the amendment of the certificate of incorporation of the Company and the bylaws of the Company at the Effective Time of the Merger (and the agreement to do the same upon execution of the Merger Agreement) is hereby ratified, approved, and confirmed (assuming that in the Merger the holders of the Company Preferred Stock receive that to which they are entitled pursuant to Section 7(a) of the Company Certificate of Designation), and (iii) no provision of Section 11 of the Company Certificate of Designation requires the prior affirmative vote or written consent of the holders of a majority of the Company Preferred Stock, voting as a separate class, for the Company to enter into the Merger Agreement or effectuate the Merger. To the extent that you have any rights or options under Section 8 of the Company Certificate of Designation in connection with the Merger, you hereby irrevocably waive any such rights or options (assuming that in the Merger you receive that to which you are entitled pursuant to Section 7(a) of the Company Certificate of Designation).

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You further agree that, at the Effective Time of the Merger, as contemplated by the Merger Agreement, each of your 2018 Warrants will be cancelled and converted, by means of a “cashless exercise”, into the right to receive from the Company at the Effective Time a cash payment (without interest) equal to the product of (A) the excess, if any, of (1) the Common Stock Consideration over (2) the per share exercise price of such 2018 Warrant, and (B) the number of shares of Company Common Stock subject to such 2018 Warrant as of the Effective Time.

This agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms prior to the Effective Time or (b) any amendment to the Merger Agreement without your prior written consent that (i) decreases the amount or changes the form of the Preferred Stock Consideration or the Merger Consideration, (ii) imposes any additional material restrictions on or additional conditions on the payment of the Preferred Stock Consideration or the Merger Consideration, or (iii) otherwise amends the Merger Agreement in a manner materially adverse to you relative to the other stockholders of the Company. In the event of the termination of this agreement in accordance with this paragraph, this agreement shall become void and have no effect. You hereby agree that Parent is a third party beneficiary of the terms hereof.

This agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this agreement.

Please sign below to acknowledge your acceptance and agreement.

Sincerely,

[SIGNATORY NAME, TITLE]

Agreed to and Accepted:

[STOCKHOLDER]

Date:

By:	Name:

Title:

Shares of Series A Preferred Stock Owned by Stockholder
Shares of Series A-1 Preferred Stock Owned by Stockholder
2018 Warrants Owned by Stockholder

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Annex B

August 7, 2019

The Board of Directors

Corindus Vascular Robotics, Inc.

309 Waverly Oaks Road, Suite 105

Waltham, MA 02452

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Corindus Vascular Robotics, Inc., a Delaware corporation ("Corindus"), of the Merger Consideration (defined below) to be received by such holders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of August 7, 2019 (the "Merger Agreement"), by and among Siemens Medical Solutions USA, Inc., a Delaware corporation ("Siemens Medical"), Corpus Merger, Inc., a Delaware corporation and a wholly owned subsidiary of Siemens Medical ("Merger Sub"), and the Company. As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into Corindus (the "Merger") and (ii) each outstanding share of the common stock, par value $0.0001 per share, of Corindus ("Corindus Common Stock"), other than Cancelled Shares and Dissenting Shares (both as defined in the Merger Agreement), will be converted into the right to receive $4.28 in cash (the "Merger Consideration").

In arriving at our opinion, we reviewed an execution version of the Merger Agreement provided to us on August 7, 2019 and held discussions with certain senior officers, directors and other representatives and advisors of Corindus and certain senior officers and other representatives and advisors of Siemens Medical concerning the business, operations and prospects of Corindus. We examined certain publicly available business and financial information relating to Corindus as well as certain financial forecasts and other information and data relating to Corindus which were provided to or discussed with us by the management of Corindus. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Corindus Common Stock; the historical and projected earnings and other operating data of Corindus; and the capitalization and financial condition of Corindus. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Corindus. In connection with our engagement and at the direction of Corindus, we were requested to approach, and we held discussions with, selected third parties to solicit indications of interest in a possible development and commercialization partnership or collaborative venture with, and/or possible minority equity investment in, Corindus. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of Corindus that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to forecasts and other information and data relating to Corindus provided to or otherwise reviewed by or discussed with us, we have been advised by the management of Corindus and we have assumed, with your consent, that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Corindus as to, and are a reasonable basis upon which to evaluate, the future financial performance of Corindus and have assumed, with your consent, that the financial results reflected in the such forecasts will be realized in the amounts and at the times projected. We express no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which any such financial forecasts and other information or data are based) provided to or otherwise reviewed by or discussed with us.

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The Board of Directors
Corindus Vascular Robotics, Inc.
August 7, 2019

We have assumed, with your consent, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Corindus or the Merger that would be in any way meaningful to our analysis. Representatives of Corindus have advised us, and we further have assumed, that the final terms of the Merger Agreement will not vary in any material respect from those set forth in the execution version reviewed by us. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Corindus nor have we made any physical inspection of the properties or assets of Corindus. We were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all of Corindus, nor were we requested to consider, and our opinion does not address the underlying business decision of Corindus to effect the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Corindus or the effect of any other transaction in which Corindus might engage. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the consideration to be received by the holders of the Company Preferred Stock (as defined in the Merger Agreement) pursuant to the Merger Agreement or of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof. Although subsequent developments may affect our opinion, we have no obligation to update, revise or reaffirm our opinion.

Citigroup Global Markets Inc. has acted as financial advisor to Corindus in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger and the remainder of which is payable in connection with the rendering of this opinion. As you are aware, we and our affiliates in the past have provided and in the future may provide certain investment banking, commercial banking and other financial services to Siemens AG ("Siemens"), an indirect parent company of Siemens Medical, and affiliates of Siemens unrelated to the proposed Merger, for which services we and such affiliates have received compensation, including, without limitation, during the two year period prior to the date hereof, having acted or acting as joint bookrunner in connection with the initial public offering of Siemens Healthineers AG, a subsidiary of Siemens; and as lead arranger, administrative agent and/or bookrunner in connection with certain investment grade loans and investment grade bond issuances of Siemens. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Corindus, Siemens Medical, Siemens and their respective affiliates for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Corindus, Siemens Medical, Siemens and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Corindus in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Corindus Common Stock.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

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Annex C

Section 262 of the General Corporation Law of the State of Delaware

§ 262 Appraisal rights

(a)

Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)

Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title ), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)

Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)

Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.

Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.

Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

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c.

Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.

Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)

In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)

In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)

Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)

Appraisal rights shall be perfected as follows:

(1)

If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

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(2)

If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)

Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

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(f)

Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)

At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

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(h)

After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)

The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)

The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)

From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)

The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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